As filed with the U.S. Securities and Exchange Commission on August 16, 2018

Registration No. 333-[__]

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

HealthLynked Corp.

(Exact Name of Registrant as specified in its charter)

Nevada	7373	47-1634127
(State or other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

1726 Medical Blvd Suite 101

Naples, Florida 34110

Telephone: (239) 513-1992

Facsimile: (239) 513-9022

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Michael Dent, MD

Chief Executive Officer

1726 Medical Blvd Suite 101

Naples, Florida 34110

Telephone: (239) 513-1992

Facsimile: (239) 513-9022

 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

With copies to:

Andrea Cataneo, Esq.

Sheppard, Mullin, Richter & Hampton LLP

30 Rockefeller Plaza

New York, NY 10012

Telephone: (212) 653-8700

Facsimile: (212) 653-8701

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check One):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☑
		Emerging growth company	☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, par value $0.0001 per share	3,900,000	$0.41035	$1,600,365	$199
Common Stock, par value $0.0001 per share (3)	4,100,000	0.41035	1,682,435	2096
Common Stock, par value $0.0001 per share (4)	8,000,0000	0.41035	3,282,800	409
Common Stock, par value $0.0001 per share (5)	17,000,000	0.41035	6,975,950	869
Total	33,000,000		$13,541,550	$1,686

(1)	The shares of our common stock being registered hereunder are being registered for sale by the selling security holders named in the prospectus. Under Rule 416 of the Securities Act of 1933, as amended, the shares being registered include such indeterminate number of shares of common stock as may be issuable with respect to the shares being registered in this registration statement as a result of any stock splits, stock dividends or other similar event.

(2)	The proposed maximum offering price per share and the proposed maximum aggregate offering price have been estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, as amended, using the average of the high and low prices as reported on the OTC Market Group’s OTCQB marketplace on August 13, 2018.

(3)	Represents shares of common stock issuable upon exercise of outstanding Pre-Funded Warrants, as defined herein, to purchase shares of common stock offered by the selling stockholders.

(4)	Represents shares of common stock issuable upon exercise of outstanding Series A Warrants, as defined herein, to purchase shares of common stock offered by the selling stockholders.

(5)	Represents shares of common stock issuable upon exercise of outstanding Series B Warrants, as defined herein, to purchase shares of common stock offered by the selling stockholders.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE U.S. SECURITIES AN EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. The selling security holders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 16, 2018

PRELIMINARY PROSPECTUS

33,000,000 Shares

HEALTHLYNKED CORP.

Common Stock

This prospectus relates to the sale by the selling security holders identified in this prospectus of up to 33,000,000 shares of our common stock. All of these shares of our common stock are being offered for resale by the selling security holders. These shares include (i) 3,900,000 shares of common stock issued to the selling security holders pursuant to the securities purchase agreement among us and the selling security holders, dated July 16, 2018 (the “Securities Purchase Agreement”); (ii) 4,100,000 shares of common stock issuable to the selling security holders upon the exercise of the Pre-Funded Warrants, as defined in, and issued in connection with, the Securities Purchase Agreement; (iii) 8,000,000 shares of common stock issuable to the selling security holders upon the exercise the Series A Warrants, as defined in, and issued in connection with, the Securities Purchase Agreement; and (iv) 17,000,000 shares of common stock issuable to the selling security holders upon the exercise of the Series B Warrants, as defined in, and issued in connection with, the Securities Purchase Agreement.

Our common stock is traded on the on the OTC Market Group’s OTCQB marketplace under the symbol “HLYK.” The last reported sale price of our common stock on the OTCQB on August 13, 2018 was $0.429.

In addition, we qualify as an “emerging growth company” as defined in Section 2(a)(19) of the Securities Act of 1933 and, as such, are allowed to provide in this prospectus more limited disclosures than an issuer that would not so qualify. Furthermore, for so long as we remain an emerging growth company, we will qualify for certain limited exceptions from investor protection laws such as the Sarbanes Oxley Act of 2002 and the Investor Protection and Securities Reform Act of 2010. Please read “Risk Factors” and “Summary—Emerging Growth Company Status.”

Investing in our common stock is highly speculative and involves a high degree of risk. You should carefully consider the risks and uncertainties described under the heading “Risk Factors” beginning on page 10 of this prospectus before making a decision to purchase our common stock.

NEITHER THE U.S. SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The distribution of this prospectus and the offering of the securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus in any jurisdiction in which it would be unlawful for us to make such an offer or solicitation.

The date of this prospectus is        , 2018

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows the Company to “incorporate by reference” the information it has filed with the SEC, which means that the Company can disclose important information to you by referring you to those documents. The information that the Company incorporates by reference is an important part of this prospectus, and information that it files later with the SEC will automatically update and supersede this information. The documents the Company is incorporating by reference are:

●	Our Annual Report on Form 10-K for the year ended December 31, 2017, along with the financial statements and related notes thereto, filed with the SEC on April 2, 2018;

●	Our Quarterly Reports on Form 10-Q, filed with the SEC on August 14, 2018 and May 15, 2018;

●	Our Current Reports on Form 8-K, filed with the SEC on August 16, 2018, July 19, 2018, July 6, 2018, June 20, 2018, February 15, 2018 and February 6, 2018;

●	Our Definitive Information Statement on Schedule, 14C filed on January 16, 2018; and

●	The description of our common stock contained in our registration on Form 8-A12G (File No. 000-55768) filed with the SEC on April 14, 2017, including any amendment or report filed for the purpose of updating such description.

All documents the Company subsequently files with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, except as to any portion of any report or documents that is not deemed filed under such provisions, (1) on or after the date of filing of the registration statement containing this prospectus and prior to the effectiveness of the registration statement and (2) on or after the date of this prospectus until the earlier of the date on which all of the securities registered hereunder have been sold or the registration statement of which this prospectus is a part has been withdrawn, shall be deemed incorporated by reference in this prospectus and to be a part of this prospectus from the date of filing of those documents and will be automatically updated and, to the extent described above, supersede information contained or incorporated by reference in this prospectus and previously filed documents that are incorporated by reference in this prospectus. The public may read and copy any materials the Company files with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC and state the address of that site (http://www.sec.gov).

Nothing in this prospectus shall be deemed to incorporate information furnished but not filed with the SEC pursuant to Item 2.02, 7.01 or 9.01 of Form 8-K.

Upon written or oral request, we will provide without charge to each person to whom a copy of the prospectus is delivered a copy of the documents incorporated by reference herein (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference herein). You may request a copy of these filings, at no cost, by writing or telephoning us at the following address: George O’Leary, Chief Financial Officer at HealthLynked Corp., 1726 Medical Blvd Suite 101, Naples, FL 34110; Tel: (239) 513-1992. We maintain a website at http://www.healthlynked.com/investor.php. You may access our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not incorporated by reference in, and is not part of, this prospectus.

You should rely only on information contained in this prospectus or in any free writing prospectus we may authorize to be delivered or made available to you. Neither the delivery of this prospectus nor the sale of our securities means that the information contained in this prospectus or any free writing prospectus is correct after the date of this prospectus or such free writing prospectus. This prospectus is not an offer to sell or the solicitation of an offer to buy our securities in any circumstances under which the offer or solicitation is unlawful or in any state or other jurisdiction where the offer is not permitted. The information contained in this prospectus is accurate only as of its date regardless of the time of delivery of this prospectus or of any sale of common stock.

No person is authorized in connection with this prospectus to give any information or to make any representations about us, the securities offered hereby or any matter discussed in this prospectus, other than the information and representations contained in this prospectus. If any other information or representation is given or made, such information or representation may not be relied upon as having been authorized by us.

For investors outside the United States: We have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus.

Unless otherwise indicated, information contained in this prospectus concerning our industry and the markets in which we operate, including our general expectations and market position, market opportunity and market share, is based on information from our own management estimates and research, as well as from industry and general publications and research, surveys and studies conducted by third parties. Management estimates are derived from publicly available information, our knowledge of our industry and assumptions based on such information and knowledge, which we believe to be reasonable. Our management’s estimates have not been verified by any independent source, and we have not independently verified any third-party information. In addition, assumptions and estimates of our and our industry’s future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors.” These and other factors could cause our future performance to differ materially from our assumptions and estimates. See “Cautionary Note Regarding Forward-Looking Statements.”

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PROSPECTUS SUMMARY

The following summary highlights information contained elsewhere in this prospectus. This summary may not contain all of the information that may be important to you. You should read this entire prospectus carefully, including the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our historical financial statements and related notes included elsewhere in this prospectus. In this prospectus, unless the context provides otherwise, the terms “HealthLynked,” “HLKD,” the “Company,” “we,” “us,” and “our” refer to HealthLynked Corp. and its subsidiaries.

HealthLynked Corp. is an emerging growth stage company incorporated in the State of Nevada on August 6, 2014. We operate a cloud-based online personal medical information and record archiving system, referred to as the “HealthLynked Network,” which enables patients and doctors to keep track of medical information via the Internet in a cloud based system. Through our website, www.HealthLynked.com, patients are able to complete a detailed online personal medical history including past surgical history, medications, allergies, and family medical history. Once this information is entered, patients and their treating physicians are able to update the information as needed, to provide a comprehensive and up to date medical history.

We believe that the HealthLynked Network offers a number of advantages to patients and physicians not available in the market today. We provide a comprehensive marketing solution allowing physicians to market to both active and inactive patients, a way to connect on a regular basis with their patients through newsfeeds and groups, and also access to new patients. Our real-time appointment scheduling application allows for patients to book appointments online with participating healthcare providers in as soon as 30 minutes. Our database and record archives allow for seamless sharing of medical records between healthcare providers and keep patients in control of shared access. In the HealthLynked Network, parents are able to create accounts for their children that are linked to their family account, allowing them to provide access to healthcare providers, track vaccination records, allow access by hospitals and allow schools to access medical histories, drug allergies and other medical information in case of emergencies. The HealthLynked Network will be accessible 24 hours a day, 7 days a week, on web browsers and as a mobile phone application. We believe this type of accessibility is convenient for schools and during office visits, but most importantly, is crucial in times of a medical emergency.

Our system provides for 24-hour access to medical specialist healthcare providers who can answer medical questions and direct appropriate care to paying members. In addition to 24-hour access, patients may also schedule telemedicine consultations at set times with participating healthcare providers who have expertise in various specialized areas of medicine. Participating physicians can elect to allow patients to request online appointments either via our real-time app or by setting, in their administrator dashboard panel, times and days of the week that patients may request appointments. Appointment requests are then sent by our system to an email address specified by the physician’s office, who are then requested to follow up to confirm these appointment requests or automatically accept the appointment request.

Patient data is stored in conformity with the Health Insurance Portability and Accountability Act of 1996, as amended, or “HIPAA.” The network utilizes Amazon AWS infrastructure which uses Amazon “HIPPA” complaint servers along with Amazon RDS with LAMP, HTML5 and several JavaScript frameworks, including Angular and React. Recommendations for end users are 512 kbps+ internet connection speed and a web browser such as Google Chrome, Internet Explorer, Mozilla Firefox, Safari or handheld devices such as iOS devices, android phones or tablets. Our developers utilize third party controls for functionality and user interface where the use of those controls adds value to the system beyond custom creation of new tools. We intend to adjust forward compatibility for major browser version updates, new browsers, operating system updates or new operating system as needed. The HealthLynked Network is EMR agnostic, and is compatible with all electronic medical records systems, allowing for minimal barriers to participation and broader penetration of the market.

In August 2014, we acquired Naples Women’s Center, LLC, a Florida limited liability company (“NWC”), an OB/GYN practice in Naples, Florida that was established in 1996. This acquisition provided a foundation for ongoing development of the HealthLynked Network by allowing us to register NWC’s approximately 6,000 active patients and 6500 inactive patients and to utilize the expertise of our employed physicians to help in the design and strategy for deployment of the HealthLynked Network. It is anticipated that future medical practices may be acquired from time to time as we see fit to further develop, test and deploy the HealthLynked Network into new strategic regional areas throughout the country.

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Our system walks patients through a series of easy to use pages with point and click selections and drop down menus that allows them to enter their past medical history, past surgical history, allergies, medications, and family medical history. In addition, members are allowed to create accounts for children under the age of 18 and keep track of required visits and vaccines. Members select physicians, schools, hospitals and other parties to whom they wish to grant access to their records. This access can be either ongoing, or restricted by time and date, in accordance with the patient’s control settings.

We test-launched during the third quarter of 2017 under the domain name “www.HealthLynked.com.” In August 2017, we completed over 54,000 HealthLynked provider base profiles for physicians in Florida and 60,000 HealthLynked Provider base profiles for physicians in Texas. In September 2017, we completed HealthLynked provider base profiles covering physicians across the U.S totaling 880,000 physician base profiles. In December 2017, we added 12,926 patient profiles in our Florida market. In January 2018, we released our Medical Newsfeed Service. In April 2018, we announced a new feature allowing parents to create and manage profiles for their children under the age of 18 and also released our access control panel update allowing users to provide access control to other users, other than their existing physicians, who can access their personal medical information. In April 2018, we also expanded our sales team into South Carolina. In June 2018, we launched our mobile application for iPhone that connects patients with their healthcare providers and deployed a number of healthcare algorithms for members that evaluate healthcare data of members and provide medical recommendations based on each user’s specific healthcare information. In August 2018, we released a software upgrade that allows physicians to connect with other physicians across the country.

JULY 2018 PRIVATE PLACEMENT OF COMMON STOCK AND WARRANTS

On July 16, 2018, we entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with certain accredited investors (the “Investors”), who are the selling stockholders identified in this prospectus, pursuant to which we sold the following securities for aggregate gross proceeds of approximately $2,000,000 to us (the “July Private Placement”): (i) an aggregate of 3,900,000 shares of our common stock, par value $0.0001 per share (the “Common Stock”), (ii) Series A warrants to purchase up to an aggregate of 8,000,000 shares of Common Stock (the “Series A Warrants”), (iii) Series B warrants to purchase up to a maximum of 17,000,000 shares of Common Stock (of which, none are initially exercisable) (the “Series B Warrants”), and (iv) pre-funded warrants to purchase an aggregate of 4,100,000 shares of Common Stock (the “Pre-Funded Warrants” and, together with the Series A Warrants and Series B Warrants, the “Warrants”). The Common Stock and the Warrants are herein referred to as the “Securities.” On July 17, 2018 (the “Closing Date”), we and the Investors consummated the transactions contemplated by the Securities Purchase Agreement. All defined terms used in this discussion of the July Private Placement and not defined herein are used as defined in the Securities Purchase Agreement.

The Securities Purchase Agreement

The Securities Purchase Agreement contains customary representations and warranties concerning the Investors, including, but not limited to, representations regarding accredited investor status and the nature of the July Private Placement.

The Securities Purchase Agreement contains customary representations and warranties concerning us, including, but not limited to, the following categories of representations and warranties:

●	Our financial condition

●	Our status as a reporting company and other securities law compliance matters

●	Due authorization of the July Private Placement and lack of conflicts with other agreements and government agencies with which we are involved

●	Litigation

●	No integration with other transactions and other securities law matters

●	Equity capitalization, status of contracts and other matters involving instruments we have issued

●	Conduct of our business

●	Compliance with certain federal laws

●	Intellectual property, employee relations and environmental matters

●	Tax matters

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●	Dilutive effect of the Private Placement

●	Related party transactions

●	No disagreements with accountants and lawyers

Under the Securities Purchase Agreement, we have agreed to certain covenants including, but not limited to:

●	Compliance with Form D, blue sky, Current Report on Form 8-K and press release disclosures, timely SEC and financial disclosure, reservation of shares at all times for complete exercise of all warrants issued in the July Private Placement and conduct of our business.

●	From the date hereof until the date that is the early of (i) the registration statement described in the Registration Rights Agreement is effective; and (ii) all of the Securities become eligible for resale under Rule 144 (such date, the “Trigger Date”), we may not file any other registration statements and until 90 days after Trigger Date, we may not enter into a subsequent placement of our securities at a price which varies or may vary with the market price of the Common Stock, including by way of one or more reset(s) to any fixed price. We also may not enter into, or effect a transaction under, any agreement, including, but not limited to, an equity line of credit or “at-the-market” offering, whereby we issue securities at a future determined price.

●	Notwithstanding the foregoing, from the date hereof until the Trigger Date, we are not prohibited from the issuance of shares of Common Stock or any “put” or similar transaction made pursuant to the Investment Agreement, as amended (the “Investment Agreement”), by and between the Company and Iconic Holdings, LLC (“Iconic”); provided, that if the Weighed Average Price (as defined in the Warrants) of the Common Stock is equal to or less than $0.15 at any time after the date hereof until the Trigger Date, the transactions described above involving the Investment Agreement will be prohibited until the Trigger Date.

●	From the date which is 90 days after the date of effectiveness of this registration statement until the two year anniversary of the Closing Date, we must comply with participation rights by the Investors for up to 35% of any securities offered in any subsequent placement.

●	While any Securities remain outstanding, without the prior written consent of the required Investors, we will neither change the date on which any payments are due under any of the Related Party Loans to a date prior to December 31, 2019 nor make any payments under any of the Related Party Loans prior to December 31, 2019.

The Securities Purchase Agreement also contains certain closing conditions and certain “miscellaneous” provisions including, but not limited to, governing law and jurisdiction in New York and indemnification of the Investors by us for certain matters under the Securities Purchase Agreement.

Terms of the Series A Warrants

The material terms of the Series A Warrants are as follows:

●	The Series A Warrants are exercisable at a price of $0.25 per share subject to certain adjustments, and the term of these warrants is five (5) years from the date of issuance.

●	Upon receipt of an exercise notice, we must deliver unlegended shares to the Investor within two (2) trading days or pay penalties equal to 1.0% of the product of (A) the sum of the number of shares of Common Stock not issued to the Investor on or prior to the Share Delivery Date and to which the Investor is entitled, and (B) any trading price of the Common Stock selected by the Investor in writing as in effect at any time during the period beginning on the applicable date of delivery of an Exercise Notice and ending on the applicable Share Delivery Date, along with the cost of any buy-in.

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●	If Rule 144 under the Securities Act (“Rule 144”) is available, under certain circumstances, we may exercise these warrants pursuant to a standard cashless exercise provision.

●	If at any time while a warrant is outstanding, we do not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance upon exercise of a warrant at least a number of shares of Common Stock equal to 100% of the number of shares of Common Stock as shall from time to time be necessary to effect the exercise of all of a warrant then outstanding without regard to any limitation on exercise included herein and assuming that the Maximum Eligibility Number is being determined based on a Reset Price equal to $0.08 (as adjusted for stock splits and the like), then the Company shall immediately take all action necessary to increase the Company’s authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount for this Warrant then outstanding.

●	Until we are listed on a Qualified Exchange (as such term is defined in the Series A Warrant), subject to exceptions, if securities are listed lower than the exercise price, the exercise price resets to that lower price and the number of shares issuable increases by the same ratio.

●	If there is a fundamental transaction, we have rights to be paid out in cash and securities as described in the warrants.

●	The warrants contain a standard 4.99% beneficial ownership limitation which may be increased to 9.99% upon certain conditions being met.

Terms of the Series B Warrants

The Series B Warrants contain the following terms (except as set forth below, the Series B Warrants contain terms similar to the terms of the Series A Warrants):

●	The exercise price per share is equal to $0.0001 (based upon the difference between the 8,000,000 shares of Common Stock and Pre-Funded Warrants issued pursuant to the Securities Purchase Agreement based on a purchase price per share of $0.25, and the number of shares of Common Stock and Pre-Funded Warrants that would have been issued pursuant to the Securities Purchase Agreement based on a reset purchase price equal to the greater of (i) $0.08 per share and (ii) a 10% discount to the market price of the Common Stock at and around the time when the Registration Statement (as defined below) is declared effective (and, if certain conditions are not satisfied, at other specified times).

●	The number of shares into which these warrants may be exercisable increases on three different reset dates.

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●	On the twenty first (21st) Trading Day after the date that is the earliest of (i) the date that all Registrable Securities have become registered pursuant to an effective Registration Statement that is available for the resale of all Registrable Securities, provided, however, if less than all Registrable Securities have become registered for resale on the date that a Registration Statement is declared effective, the Investor with respect to itself only, shall have the right in its sole and absolute discretion to deem such condition satisfied, (ii) the date that the Investor can sell all Registrable Securities pursuant to Rule 144 without restriction or limitation and (iii) the date that is six (6) month immediately following the Issuance Date, the number of shares exercisable increases to the number of shares of Common Stock equal to the number (if positive) obtained by subtracting (I) the sum of (x) the number of Common Shares purchased by the Investor on the Closing Date pursuant to the Securities Purchase Agreement (as adjusted for stock splits, stock dividends, recapitalizations, reorganizations, reclassification, combinations, reverse stock splits or other similar events occurring after the Subscription Date) and (y) the number of shares of Common Stock issuable upon exercise in full of all Pre-funded Warrants (as defined in the Securities Purchase Agreement) purchased by the Investor on the Closing Date pursuant to the Securities Purchase Agreement, from (II) the quotient determined by dividing (x) the sum of (i) the aggregate Purchase Price paid by the Investor on the Closing Date and (ii) the aggregate of all exercise prices paid or payable by the Investor upon exercise in full of the Pre-Funded Warrants, by (y) the applicable Reset Price determined as of the First Reset Date.

●	On the date after the First Reset Date that is the twenty first (21st) Trading Day immediately following the date that is (i) in case the First Reset Date was triggered by clause (i) of such definition, the earlier of (x) the date that the Investor can sell all Registrable Securities without restriction or limitation pursuant to Rule 144 and (y) the date that is the one (1) year anniversary of the Issuance Date and (ii) in case the First Reset Date was triggered by clause (ii) or (iii) of such definition, the earliest of (x) the date that all Registrable Securities are registered pursuant to an effective Registration Statement that is available for the resale of all Registrable Securities, the number of shares exercisable increases to the number of shares of Common Stock equal to the number (if positive) obtained by subtracting (I) the sum of (x) the sum of (i) the number of Common Shares purchased by the Investor on the Closing Date pursuant to the Securities Purchase Agreement (as adjusted for stock splits, stock dividends, recapitalizations, reorganizations, reclassification, combinations, reverse stock splits or other similar events occurring after the Subscription Date) and (ii) the number of shares of Common Stock issuable upon exercise in full of the Pre-funded Warrants (as defined in the Securities Purchase Agreement) (as adjusted for stock splits, stock dividends, recapitalizations, reorganizations, reclassification, combinations, reverse stock splits or other similar events occurring after the Subscription Date) and (y) the First Reset Share Amount (as adjusted for stock splits, stock dividends, recapitalizations, reorganizations, reclassification, combinations, reverse stock splits or other similar events occurring after the First Reset Date), from (II) the quotient determined by dividing (x) the sum of (i) the aggregate Purchase Price paid by the Investor on the Closing Date and (ii) the aggregate of all exercise prices paid or payable by the Investor upon exercise in full of the Pre-Funded Warrants, by (y) the applicable Reset Price determined as of the Second Reset Date.

●	On the date after the Second Reset Date that is the twenty first (21th) Trading Day immediately following the date that is the earlier of (i) the date that the Investor can sell all Registrable Securities pursuant to Rule 144 without restriction or limitation and without the requirement to be in compliance with Rule 144(c)(1) and (ii) the one (1) year anniversary of the Issuance Date, the number of shares exercisable increases to the number of shares of Common Stock equal to the number (if positive) obtained by subtracting (I) the sum of (x) the sum of (i) the number of Common Shares purchased by the Investor on the Closing Date pursuant to the Securities Purchase Agreement (as adjusted for stock splits, stock dividends, recapitalizations, reorganizations, reclassification, combinations, reverse stock splits or other similar events occurring after the Subscription Date) and (ii) the number of shares of Common Stock issuable upon exercise in full of the Pre-funded Warrants (as defined in the Securities Purchase Agreement) (as adjusted for stock splits, stock dividends, recapitalizations, reorganizations, reclassification, combinations, reverse stock splits or other similar events occurring after the Subscription Date) (y) the First Reset Share Amount (as adjusted for stock splits, stock dividends, recapitalizations, reorganizations, reclassification, combinations, reverse stock splits or other similar events occurring after the First Reset Date) and (z) the Second Reset Share Amount (as adjusted for stock splits, stock dividends, recapitalizations, reorganizations, reclassification, combinations, reverse stock splits or other similar events occurring after the Second Reset Date) from (II) the quotient determined by dividing (x) the sum of (i) the aggregate Purchase Price paid by the Investor on the Closing Date and (ii) the aggregate of all exercise prices paid or payable by the Investor upon exercise in full of the Pre-Funded Warrants, by (y) the applicable Reset Price determined as of the Third Reset Date.

●	The “Reset Price” is determined by means the greater of (i) the lower of (x) ninety percent (90%) of the arithmetic average of the two (2) lowest Weighted Average Prices of the Common Stock during the twenty (20) Trading Days immediately preceding the applicable Reset Date (as adjusted for stock splits, stock dividends, recapitalizations, reorganizations, reclassification, combinations, reverse stock splits or other similar events during such period) and (y) the lowest price per share at which any share of Common Stock was issued or “put” pursuant to the Investment Agreement from the period beginning on the Subscription Date and ending on the Trigger Date (as defined in the Securities Purchase Agreement), and (ii) $0.08.

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Terms of the Pre-Funded Warrants

The terms of the Pre-Funded Warrants are (except as set forth below, the terms of the Pre-Funded Warrants are substantially the same as the terms of the Series A Warrants):

●	The exercise price is $0.0001 per share. The aggregate exercise price of this Warrant, except for a nominal exercise price of $0.0001 per Warrant Share, was pre-funded to the Company on or prior to the Issuance Date and, consequently, no additional consideration (other than the nominal exercise price of $0.0001 per Warrant Share) shall be required to be paid.

●	The only price reset and change in number of shares exercisable is pro rata for stock splits and the like.

The Registration Rights Agreement

In connection with the Securities Purchase Agreement, we also entered into a Registration Rights Agreement with the Investors (the “Registration Rights Agreement”), pursuant to which we are required to file a Registration Statement on Form S-1 (a “Registration Statement”) covering the resale of the Securities with thirty (30) days of the Closing Date. We are further required to use our best efforts to have the Registration Statement declared effective by the SEC as soon as practicable, but in no event later than the earlier of: (x) (i) in the event that the Registration Statement is not subject to a full review by the SEC, ninety (90) calendar days after the Closing Date or (ii) in the event that the Registration Statement is subject to a full review by the SEC, one hundred twenty (120) calendar days after the Closing Date; and (y) the fifth (5th) Business Day (as such term is defined in the Registration Rights Agreement) after the date we are notified (orally or in writing, whichever is earlier) by the SEC that such Registration Statement will not be reviewed or will not be subject to further review. If we fail to (i) file the Registration Statement when required, (ii) have the Registration Statement declared effective when required or (iii) maintain the effectiveness of the Registration Statement, we will be required to pay certain liquidated damages to the Investors.

Under the terms of the Registration Rights Agreement, subject to certain limited exceptions, if the registration statement of which this prospectus forms a part has not been declared effective within the time periods specified in the Registration Rights Agreement or we otherwise fail to comply with certain provisions set forth in the Registration Rights Agreement, we will be required to pay the selling stockholders, as liquidated damages, 2.0% of the amount invested upon such failure to comply and for each 30-day period (or a pro rata portion thereof) during which such failure continues until the shares are sold or can be sold without restriction under Rule 144.

The Lock-Up Agreements

On the Closing Date, Dr. Michael Dent, our Chief Executive Officer, and Mr. George O’Leary, our Chief Financial Officer, entered into lock-up agreements with us pursuant to which they have agreed to not sell shares of our common stock until the date that is ninety (90) calendar days after the earlier of the date that (i) such time one or more Registration Statement(s) covering the resale of all Securities has been effective and available for the re-sale of all such Securities and (ii) such time as all of the Securities may be sold without restriction or limitation pursuant to Rule 144.

Placement Agency Agreement

In connection with the Private Placement, we entered into a Placement Agency Agreement with ThinkEquity, a division of Fordham Financial Management, Inc. (the “Placement Agent”), pursuant to which the Corporation paid a cash fee of $160,000 to the Placement Agent and agreed to issue to certain designees of the Placement Agent two (2) series of warrants to purchase, in the aggregate, shares of Common Stock equal to 8.0% of the aggregate number of: (i) shares sold to the Investors, (ii) shares underlying the Pre-Funded Warrants, and (iii) shares which ultimately become issuable upon exercise of the Series B Warrants, if any.

The Securities discussed above were offered and issued to the Investors in reliance on the exemption from registration under the Securities Act afforded by Section 4(a)(2) thereof and Rule 506 of Regulation D promulgated thereunder.

Simultaneously with the execution of the Securities Purchase Agreement, the Corporation and Naples Women’s Center LLC, one of the Corporation’s subsidiaries, each entered into agreements (the “Note Amendments”) with a related party to amend the terms of each of the notes issued to such related party such that no payments will be, or required to be, made under any of those notes prior to December 31, 2019.

The foregoing descriptions of the Securities Purchase Agreement, the Registration Rights Agreement, the Warrants and the Note Amendments do not purport to be complete and are qualified in their entirety by reference to the full text of the Securities Purchase Agreement, the Registration Rights Agreement, and the Warrants, which are attached as exhibits to our Current Report on Form 8-K, filed on July 19, 2018, and are incorporated herein by reference.

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Emerging Growth Company Status

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, or “JOBS Act.” For as long as we are an emerging growth company, unlike other public companies, we will not be required to:

●	provide an auditor’s attestation report on management’s assessment of the effectiveness of our system of internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002;

●	comply with any new requirements adopted by the Public Company Accounting Oversight Board, or the PCAOB, requiring mandatory audit firm rotation or a supplement to the auditor’s report in which the auditor would be required to provide additional information about the audit and the financial statements of the issuer;

●	comply with any new audit rules adopted by the PCAOB after April 5, 2012, unless the Securities and Exchange Commission determines otherwise;

●	provide certain disclosure regarding executive compensation required of larger public companies; or

●	obtain shareholder approval of any golden parachute payments not previously approved or hold a nonbinding advisory vote on executive compensation.

We will cease to be an “emerging growth company” upon the earliest of:

●	when we have $1 billion or more in annual revenues;

●	when we have at least $700 million in market value of our common stock held by non-affiliates;

●	when we issue more than $1 billion of non-convertible debt over a three-year period; or

●	the last day of the fiscal year following the fifth anniversary of our initial public offering.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1), which will allow us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

STOCKHOLDER DILUTION TABLE

The following tables illustrate the increase in the number of shares issuable upon exercise of the Warrants at various stock prices:

	Stock Price at Reset Date(1)
	$0.429(2)	$0.15	$0.08
Shares issuable upon exercise of Series A Warrants	8,000,000	8,000,000	8,000,000
Shares issuable upon exercise of Series B Warrants	---	6,814,815	17,000,000
Shares issuable upon exercise of Pre-Funded Warrants	4,100,000	4,100,000	4,100,000
Total	12,100,000	18,914,815	29,100,000

(1)	This Stockholder Dilution Table reflects the total number of new shares issuable upon exercise of the Series A, Series B and Pre-Funded Warrants at various stock prices. The number of shares issuable upon exercise of the Series A and Pre-Funded Warrants does not fluctuate with the Company’ stock price. The number of shares issuable upon exercise of the Series B Warrants is calculated pursuant to the provisions of the Series B Warrant Agreement, assuming that the reset stock price could occur during any of the three reset dates contemplated in the Series B Warrant Agreement.

(2)	Closing price on August 13, 2018.

Corporate Information

Our address is 1726 Medical Blvd Suite 101, Naples, FL 34110, and our telephone number is: (800) 938-7144. We maintain a website at http://www.healthlynked.com. The information contained in, or that can be accessed through, our website is not incorporated by reference in, and is not part of, this prospectus.

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THE OFFERING

Common stock offered by selling security holders	33,000,000 shares of our common stock. These shares include (i) 3,900,000 shares of common stock issued to the selling security holders; (ii) 4,100,000 shares of common stock issuable to the selling security holders upon the exercise of the Pre-Funded Warrants; (iii) 8,000,000 shares of common stock issuable to the selling security holders upon the exercise the Series A Warrants; and (iv) 17,000,000 shares of common stock issuable to the selling security holders upon the exercise of the Series B Warrants.

Offering price	The prevailing market price for the shares or in privately negotiated transactions.

Common stock outstanding before the offering	81,975,927 shares(1)

Common stock outstanding after the offering	94,075,927 shares(2)

Use of proceeds	We will not receive any proceeds from the sale of the common stock by the selling security holders.

Risk Factors	Investing in our securities is highly speculative and involves a significant degree of risk. You should carefully consider the information set forth in this prospectus and, in particular, the specific factors set forth in the “Risk Factors” section beginning on page 10 of this prospectus before deciding whether or not to invest in our common stock.

(1)	Represents the number of shares of our common stock outstanding as of August 13, 2018. Excludes (i) shares issuable under the Investment Agreement with Iconic Holdings, LLC, dated July 11, 2016, as amended (the “Investment Agreement”), (ii) 692,143 shares of common stock issuable upon conversion of the convertible notes payable to Iconic Holdings LLC issued in July 2016 and May 2017 with an aggregate face value of $711,000 (the “Iconic Convertible Notes”), (iii) 11,197,381 shares issuable upon conversion of other outstanding convertible notes, with variable conversion rates (the “Variable Convertible Notes”), (iv) 3,707,996 shares of common stock issuable upon exercise of outstanding options, and (v) 43,436,790 shares of common stock issuable upon exercise of outstanding warrants.

(2)	Includes (i) 81,975,927 shares of common stock and (ii) 12,100,000 shares of common stock initially issuable upon exercise of warrants held by the selling security holders, with an additional 17,000,000 shares issuable if certain reset features are triggered. Excludes (i) shares issuable under the Investment Agreement, (ii) 7,692,143 shares of common stock issuable upon conversion of the Iconic Convertible Notes, (iii) 11,197,381 shares issuable upon conversion of the Variable Convertible Notes, (iv) 3,707,996 shares of common stock issuable upon exercise of outstanding options and (v) 31,336,790 shares of common stock issuable upon exercise of outstanding warrants.

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SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

This prospectus contains “forward-looking statements,” which include information relating to future events, future financial performance, financial projections, strategies, expectations, competitive environment and regulation. Words such as “may,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates,” and similar expressions, as well as statements in future tense, identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results and may not be accurate indications of when such performance or results will be achieved. Forward-looking statements are based on information we have when those statements are made or management’s good faith belief as of that time with respect to future events and are subject to significant risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to:

●	Our limited operating history;

●	our ability to manufacture, market and sell our products;

●	our ability to maintain or protect the validity of our U.S. and other patents and other intellectual property;

●	our ability to launch and penetrate markets;

●	our ability to retain key executive members;

●	our ability to internally develop new inventions and intellectual property;

●	interpretations of current laws and the passages of future laws; and

●	acceptance of our business model by investors and the commercial market.

The foregoing does not represent an exhaustive list of matters that may be covered by the forward-looking statements contained herein or risk factors that we are faced with that may cause our actual results to differ from those anticipate in our forward-looking statements. Please see “Risk Factors” for additional risks which could adversely impact our business and financial performance.

Moreover, new risks regularly emerge, and it is not possible for our management to predict or articulate all risks we face, nor can we assess the impact of all risks on our business or the extent to which any risk, or combination of risks, may cause actual results to differ from those contained in any forward-looking statements. All forward-looking statements included in this prospectus are based on information available to us on the date of this prospectus. Except to the extent required by applicable laws or rules, we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained above and throughout this prospectus.

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RISK FACTORS

An investment in our securities involves a high degree of risk. This prospectus contains a discussion of the risks applicable to an investment in our securities. You should carefully consider the specific factors discussed under this “Risk Factors” heading in this prospectus, together with all of the other information contained or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under Item 1A, “Risk Factors,” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 and any updates described in our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2018 and June 30, 2018, all of which are incorporated herein by reference, and may be amended, supplemented or superseded from time to time by other reports we file with the SEC. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations.

RISKS RELATED TO OUR BUSINESS AND FINANCIAL CONDITION

Our subsidiary, the Naples Women’s Center, currently our only source of income, has incurred losses in the past and may not be able to achieve profitability in the future.

Even though our subsidiary, NWC, was established in 1996, it is subject to many of the risks inherent in the practice of medicine. We cannot give any assurance that NWC’s operations will continue as currently intended, and no assurance can be given that we can continue to receive reimbursement from third party payers. Further, changes in healthcare regulations in the coming years may negatively impact our operations. NWC realized segment loss from operations for the year ended December 31, 2017 and 2016. We expect to hire approximately five additional new physicians over the next two to five years, which will result in increased costs and expenses, which may result in future operating losses.

The HealthLynked Network, our online personal medical information and archiving system, is in the early stage of use, development, and distribution, and as such, an investment in us at this stage of our business is extremely risky.

The HealthLynked Network was test launched during 2017. Since the test launch, we have announced numerous upgrades and feature releases. We cannot guarantee how long it will take us to fully develop all aspects of our envisioned technology. In addition, we cannot predict whether physicians and patients will adopt our technology, or even if they do, the timing of such adoption. Further, it is possible that other competitors will greater resources could enter the market and make it more difficult for us to attract or keep customers. Consequently, at this phase of our development, our future is speculative and depends on the proper execution of our business model.

No assurance can be given that we will be able to timely repay the amounts due on convertible notes outstanding.

No assurance can be given that we will earn sufficient revenues or secure the necessary financing, if needed, to timely pay the amounts owed under Iconic Convertible Notes and the Variable Convertible Notes. The Iconic Convertible Notes are secured by substantially all of our assets, including, but not limited to, receivables of NWC, machinery, equipment, contracts rights, and letters of credits. If we fail to timely repay the amounts owed under the Iconic Convertible Notes, a default may allow the lender under the relevant instruments to accelerate the related debt and to exercise their remedies under these agreements, which will typically include the right to declare the principal amount of that debt, together with accrued and unpaid interest and other related amounts, immediately due and payable, to exercise any remedies the lender may have to foreclose on assets that are subject to liens securing that debt. As of June 30, 2018, the face value payable was $711,000 with respect to the Iconic Convertible Notes and $1,040,750 with respect to the Variable Convertible Notes. We expect to repay these obligations from outside funding sources, including but not limited to amounts available upon the exercise of the Put Right granted to us under the Investment Agreement, sales of our equity, loans from related parties and others, or to satisfy convertible notes payable through the issuance of shares upon conversion pursuant to the terms of the respective convertible notes payable. No assurances can be given that we will be able to access sufficient outside capital in a timely fashion in order to repay the convertible notes payable before they mature. In order to access cash available under the Investment Agreement or satisfy the convertible notes payable through the issuance of shares upon conversion, our common stock must be listed on a recognized stock exchange or market and the shares underlying the arrangement must be subject to an effective registration statement. If we are unable to meet these requirements, we will not have access to funds under this arrangement.

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We have substantial future capital needs and our ability to continue as a going concern depends upon our ability to raise additional capital and achieve profitable operations.

As of June 30, 2018 and December 31, 2017, we had a working capital deficit of $1,886,656 and $2,102,923, respectively, and accumulated deficit $7,096,587 and $4,705,230, respectively. For the six months ended June 30, 2018, we had a net loss of $2,391,357 and net cash used by operating activities of $1,222,947. For the year ended December 31, 2017, we had a net loss of $2,581,011 and net cash used by operating activities of $1,619,269. In July 2018, we completed the July Private Placement to help with the proper execution of our business strategy and to service our debt that matures in 2018. We anticipate that approximately 50% of this amount will be used for sales and marketing related costs and the remainder for executive compensation, information technology expenses and legal and accounting expenses related to being a public company. We plan on raising additional capital to fund our recently disclosed acquisition strategy. In addition, we have extended a significant portion of our outstanding debt until December 31, 2019. However, we anticipate that we will need an additional $2.4 million in 2018 to properly execute our business plan and service debt maturing in 2018. We may also need to raise additional funds in order to support more rapid expansion, develop new or enhanced services and products, hire employees, respond to competitive pressures, acquire technologies or respond to unanticipated requirements. Management’s plans include attempting to improve our profitability and our ability to generate sufficient cash flow from operations to meet our operating needs on a timely basis, obtaining additional working capital funds through equity and debt financing arrangements, and restructuring on-going operations to eliminate inefficiencies to increase our cash balances. However, there can be no assurance that these plans and arrangements will be sufficient to fund our ongoing capital expenditures, working capital, and other requirements. Management intends to make every effort to identify and develop sources of funds. The outcome of these matters cannot be predicted at this time. There can be no assurance that any additional financings will be available to the Company on satisfactory terms and conditions, if at all. If adequate funds are not available on acceptable terms, we may be unable to develop or enhance our services and products, take advantage of future opportunities or respond to competitive pressures or unanticipated requirements, which could have a material adverse effect on our business, financial condition and operating results. Further, we may seek to raise additional funds through the issuance of equity securities, in which case, the percentage ownership of our shareholders will be reduced and holders may experience additional dilution in net book value per share.

We may not have access to, or may otherwise be limited in, our financing options due to existing contractual obligations.

From time to time we may need or desire to engage in equity and/or debt financings in order to obtain working capital. The Company’s access to, and the availability of, such financings on acceptable terms and conditions in the future may be impacted by existing contractual obligations with third parties (e.g. rights of participation, antidilution rights, market “stand-off” covenants, etc.) There can be no assurance that we will have access to such financings on terms acceptable to us, or at all.

Our future success depends on our ability to execute our business plan by fully developing our online medical records platform and recruiting physicians and patients to adopt and use the system. However, there is no guarantee that we will be able to successfully implement our business plan.

We have not yet demonstrated our ability to successfully market our online medical records platform through the HealthLynked Network. As of the date of this prospectus, we have not entered into any agreements with third party doctors or patients to use our system for their medical records and there is no assurance that we will be able to enter into such agreements in the future.

We may not be able to effectively control and manage our growth.

Our strategy envisions a period of potentially rapid growth in our physician network over the next five years based on aggressively increasing our marketing efforts. We intend to rely on the efforts of our newly engaged Chief Commercial Officer to attempt to enroll over 2,000 new physicians by December 2018 with that level of growth doubling every year over the next five years. We currently maintain a small in house programming, IT, administrative and sales personnel. The capacity to service the online medical records platform and our expected growth may impose a significant burden on our future planned administrative and operational resources. The growth of our business may require significant investments of capital and increased demands on our management, workforce and facilities. We will be required to substantially expand our administrative and operational resources and attract, train, manage and retain qualified employees, management and other personnel. Failure to do so, or to satisfy such increased demands would interrupt or have a material adverse effect on our business and results of operations.

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The departure or loss of Dr. Michael Dent, our Chief Executive Officer, could disrupt our business.

We depend heavily on the continued efforts of Dr. Michael Dent, Chief Executive Officer and Chairman of the Board, who has provided us with a total of $101,450 in working capital during the six months ended June 30, 2018 and $338,470 during the year ended December 31, 2017. Dr. Dent is essential to our strategic vision and day-to-day operations and would be difficult to replace. While we have entered into a four-year written employment contract with Dr. Dent effective July 1, 2016, we cannot be certain that Dr. Dent will continue with us for any particular period of time. The departure or loss of Dr. Dent, or the inability to hire and retain a qualified replacement, could negatively impact our ability to manage our business.

The departure or loss of Robert Horel, our Chief Commercial Officer, could disrupt our business.

We depend heavily on the continued efforts of Robert Horel, our Chief Commercial Officer. Mr. Horel’s expertise and contacts are essential to our sales strategy and would be difficult to replace. While we have entered into a written employment contract with Mr. Horel effective November 28, 2016, we cannot be certain that Mr. Horel will continue with us for any particular period of time. The departure or loss of Mr. Horel, or the inability to hire and retain a qualified replacement, could negatively impact our ability to manage our business.

The healthcare industry is highly regulated, and government authorities may determine that we have failed to comply with applicable laws, rules or regulations.

The healthcare industry, healthcare information technology, the online medical records platform services that we provide and the physicians’ medical practices we engage in through NWC are subject to extensive and complex federal, state and local laws, rules and regulations, compliance with which imposes substantial costs on us. Of particular importance are the provisions summarized as follows:

●	federal laws (including the federal False Claims Act) that prohibit entities and individuals from knowingly or recklessly making claims to Medicaid, Medicare and other government-funded programs that contain false or fraudulent information or from improperly retaining known overpayments;

●	a provision of the Social Security Act, commonly referred to as the “anti-kickback” statute, that prohibits the knowing and willful offer, payment, solicitation or receipt of any bribe, kickback, rebate or other remuneration, in cash or in kind, in return for the referral or recommendation of patients for items and services covered, in whole or in part, by federal healthcare programs, such as Medicaid and Medicare;

●	a provision of the Social Security Act, commonly referred to as the Stark Law, that, subject to limited exceptions, applies when physicians refer Medicare patients to an entity for the provision of certain “designated health services” if the physician or a member of such physician’s immediate family has a direct or indirect financial relationship (including a compensation arrangement) with the entity;

●	similar state law provisions pertaining to anti-kickback, fee splitting, self-referral and false claims issues, which typically are not limited to relationships involving government-funded programs;

●	provisions of the federal Health Insurance Portability and Accountability Act of 1996, as amended (“HIPAA”) that prohibit knowingly and willfully executing a scheme or artifice to defraud a healthcare benefit program or falsifying, concealing or covering up a material fact or making any material false, fictitious or fraudulent statement in connection with the delivery of or payment for healthcare benefits, items or services;

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●	state laws that prohibit general business corporations from practicing medicine, controlling physicians’ medical decisions or engaging in certain practices, such as splitting fees with physicians;

●	federal and state healthcare programs may deny our application to become a participating provider that could in turn cause us to not be able to treat those patients or prohibit us from billing for the treatment services provided to such patients;

●	federal and state laws that prohibit providers from billing and receiving payment from Medicaid or Medicare for services unless the services are medically necessary, adequately and accurately documented and billed using codes that accurately reflect the type and level of services rendered;

●	federal and state laws pertaining to the provision of services by non-physician practitioners, such as advanced nurse practitioners, physician assistants and other clinical professionals, physician supervision of such services and reimbursement requirements that may be dependent on the manner in which the services are provided and documented; and

●	federal laws that impose civil administrative sanctions for, among other violations, inappropriate billing of services to federally funded healthcare programs, inappropriately reducing hospital care lengths of stay for such patients, or employing individuals who are excluded from participation in federally funded healthcare programs.

In addition, we believe that our business, including the business conducted through NWC, will continue to be subject to increasing regulation, the scope and effect of which we cannot predict.

We may in the future become the subject of regulatory or other investigations or proceedings, and our interpretations of applicable laws, rules and regulations may be challenged. For example, regulatory authorities or other parties may assert that our arrangements with the physicians using the HealthLynked Network constitute fee splitting and seek to invalidate these arrangements, which could have a material adverse effect on our business, financial condition, results of operations, cash flows and the trading price of our common stock. Regulatory authorities or other parties also could assert that our relationships violate the anti-kickback, fee splitting or self-referral laws and regulations. Such investigations, proceedings and challenges could result in substantial defense costs to us and a diversion of management’s time and attention. In addition, violations of these laws are punishable by monetary fines, civil and criminal penalties, exclusion from participation in government-sponsored healthcare programs, and forfeiture of amounts collected in violation of such laws and regulations, any of which could have a material adverse effect on our overall business, financial condition, results of operations, cash flows and the trading price of our common stock.

Federal and state laws that protect the privacy and security of protected health information may increase our costs and limit our ability to collect and use that information and subject us to penalties if we are unable to fully comply with such laws.

Numerous federal and state laws and regulations govern the collection, dissemination, use, security and confidentiality of individually identifiable health information. These laws include:

●	Provisions of HIPAA that limit how healthcare providers may use and disclose individually identifiable health information, provide certain rights to individuals with respect to that information and impose certain security requirements;

●	The Health Information Technology for Economic and Clinical Health Act (“HITECH”), which strengthens and expands the HIPAA Privacy Standards and Security Standards and imposes data breach notification obligations;

●	Other federal and state laws restricting the use and protecting the privacy and security of protected health information, many of which are not preempted by HIPAA;

●	Federal and state consumer protection laws; and

●	Federal and state laws regulating the conduct of research with human subjects.

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Through the HealthLynked Network, we collect and maintain protected health information in paper and electronic format. New protected health information standards, whether implemented pursuant to HIPAA, HITECH, congressional action or otherwise, could have a significant effect on the manner in which we handle healthcare-related data and communicate with third parties, and compliance with these standards could impose significant costs on us, or limit our ability to offer certain services, thereby negatively impacting the business opportunities available to us.

In addition, if we do not comply with existing or new laws and regulations related to protected health information, we could be subject to remedies that include monetary fines, civil or administrative penalties, civil damage awards or criminal sanctions.

RISKS RELATED TO THE HEALTHLYNKED NETWORK

The market for Internet-based personal medical information and record archiving systems may not develop substantially further or develop more slowly than we expect, harming the growth of our business.

It is uncertain whether personal medical information and record archiving systems will achieve and sustain the high levels of demand and market acceptance we anticipate. Further, even though we expect NWC patients and physicians to use the HealthLynked Network, our success will depend, to a substantial extent, on the willingness of unaffiliated patients, physicians and hospitals to use our services. Some patients, physicians and hospitals may be reluctant or unwilling to use our services, because they may have concerns regarding the risks associated with the security and reliability, among other things, of the technology model associated with these services. If our target users do not believe our systems are secure and reliable, then the market for these services may not expand as much or develop as quickly as we expect, either of which would significantly adversely affect our business, financial condition, or operating results.

If we do not continue to innovate and provide services that are useful to our target users, we may not remain competitive, and our revenues and operating results could suffer.

Our success depends on our ability to keep pace with technological developments, satisfy increasingly sophisticated client requirements, and obtain market acceptance. Our competitors are constantly developing products and services that may become more efficient or appealing to our clients and users. As a result, we will be required to invest significant resources in research and development in order to enhance our existing services and introduce new high-quality services that clients and users will want, while offering these services at competitive prices.

If we are unable to predict user preferences or industry changes, or if we are unable to modify our services on a timely or cost-effective basis, we may lose clients and target users. Our operating results would also suffer if our innovations are not responsive to the needs of our clients and users, are not appropriately timed with market opportunity, or are not effectively brought to market. As technology continues to develop, our competitors may be able to offer results that are, or that are perceived to be, substantially similar to or better than those generated by our services. This may force us to compete on additional service attributes and to expend significant resources in order to remain competitive.

Failure to manage our rapid growth effectively could increase our expenses, decrease our revenue, and prevent us from implementing our business strategy.

To manage our anticipated future growth effectively, we will need to enhance our information technology infrastructure and financial and accounting systems and controls, as well as manage expanded operations in geographically distributed locations. We also must engage and retain a significant number of qualified professional services personnel, software engineers, technical personnel, and management personnel. Failure to manage our rapid growth effectively could lead us to over-invest or under-invest in technology and operations; result in weaknesses in our infrastructure, systems, or controls; give rise to operational mistakes, losses, or loss of productivity or business opportunities; reduce client or user satisfaction; limit our ability to respond to competitive pressures; and could also result in loss of employees and reduced productivity of remaining employees. Our growth could require significant capital expenditures and may divert financial resources and management attention from other projects, such as the development of new or enhanced services. If our management is unable to effectively manage our growth, our expenses may increase more than expected, our revenue could decline or may grow more slowly than expected, and we may be unable to implement our business strategy

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We may be unable to adequately protect, and we may incur significant costs in enforcing, our intellectual property and other proprietary rights.

Our success depends in part on our ability to enforce our intellectual property and other proprietary rights. We expect to rely upon a combination of copyright, trademark, trade secret, and unfair competition laws, as well as license and access agreements and other contractual provisions, to protect these rights.

Our attempts to protect our intellectual property through copyright, patent, and trademark registration may be challenged by others or invalidated through administrative process or litigation. While we intend to submit patent applications covering our integrated technology beginning in 2018, the scope of issued patents, if any, may be insufficient to prevent competitors from providing products and services similar to ours, our patents may be successfully challenged, and we may not be able to obtain additional meaningful patent protection in the future. There can be no assurance that our patent registration efforts will be successful.

Our expected agreements with clients, users, vendors and strategic partners will limit their use of, and allow us to retain our rights in, our intellectual property and proprietary information. Further, we anticipate that these agreements will grant us ownership of intellectual property created in the performance of those agreements to the extent that it relates to the provision of our services. In addition, we require certain of our employees and consultants to enter into confidentiality, non-competition, and assignment of inventions agreements. We also require certain of our vendors and strategic partners to agree to contract provisions regarding confidentiality and non-competition. However, no assurance can be given that these agreements will not be breached, and we may not have adequate remedies for any such breach. Further, no assurance can be given that these agreements will be effective in preventing the unauthorized access to, or use of, our proprietary information or the reverse engineering of our technology. Agreement terms that address non-competition are difficult to enforce in many jurisdictions and may not be enforceable in any particular case. In any event, these agreements do not prevent our competitors from independently developing technology or authoring clinical information that is substantially equivalent or superior to our technology or the information we distribute.

To the extent that our intellectual property and other proprietary rights are not adequately protected, third parties might gain access to our proprietary information, develop and market products or services similar to ours, or use trademarks similar to ours, each of which could materially harm our business. Existing U.S. federal and state intellectual property laws offer only limited protection. In addition, if we resort to legal proceedings to enforce our intellectual property rights or to determine the validity and scope of the intellectual property or other proprietary rights of others, the proceedings could be burdensome and expensive, even if we were to prevail. Any litigation that may be necessary in the future could result in substantial costs and diversion of resources and could have a material adverse effect on our business, operating results, or financial condition.

In addition, our platforms incorporate “open source” software components that are licensed to us under various public domain licenses. While we believe that we have complied with our obligations under the various applicable licenses for open source software that we use, open source license terms are often ambiguous, and there is little or no legal precedent governing the interpretation of many of the terms of certain of these licenses. Therefore, the potential impact of such terms on our business is somewhat unknown. For example, some open source licenses require that those using the associated code disclose modifications made to that code and such modifications be licensed to third parties at no cost. We monitor our use of open source software in an effort to avoid uses in a manner that would require us to disclose or grant licenses under our proprietary source code. However, there can be no assurance that such efforts will be successful, and such use could inadvertently occur.

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RISKS RELATED TO OUR INTELLECTUAL PROPERTY AND SECURITY CONCERNS

We may be sued by third parties for alleged infringement of their proprietary rights.

The software and Internet industries are characterized by the existence of a large number of patents, trademarks, and copyrights and by frequent litigation based on allegations of infringement or other violations of intellectual property rights. We may receive in the future communications from third parties claiming that we, our technology, or components thereof, infringe on the intellectual property rights of others. We may not be able to withstand such third-party claims against our technology, and we could lose the right to use third-party technologies that are the subject of such claims. Any intellectual property claims, whether with or without merit, could be time-consuming and expensive to resolve, divert management attention from executing our business plan, and require us to pay monetary damages or enter into royalty or licensing agreements. Although we intend that many of our third-party service providers will be obligated to indemnify us if their products infringe the rights of others, such indemnification may not be effective or adequate to protect us or the indemnifying party may be unable to uphold its contractual obligations.

Moreover, any settlement or adverse judgment resulting from such a claim could require us to pay substantial amounts of money or obtain a license to continue to use the technology or information that is the subject of the claim, or otherwise restrict or prohibit our use of the technology or information. There can be no assurance that we would be able to obtain a license on commercially reasonable terms, if at all, from third parties asserting an infringement claim; that we would be able to develop alternative technology on a timely basis, if at all; that we would be able to obtain a license to use a suitable alternative technology or information to permit us to continue offering, and our clients to continue using, our affected services; or that we would not need to change our product and design plans, which could require us to redesign affected products or services or delay new offerings. Accordingly, an adverse determination could prevent us from implementing our strategy or offering our services and products, as currently contemplated.

We may not be able to properly safeguard the information on the HealthLynked Network.

Information security risks have generally increased in recent years because of new technologies and the increased activities of perpetrators of cyber-attacks resulting in the theft of protected health, business or financial information. A failure in, or a breach of our information systems as a result of cyber-attacks could disrupt our business, result in the release or misuse of confidential or proprietary information, damage our reputation, and increase our administrative expenses. Although we plan to have robust information security procedures and other safeguards in place, as cyber threats continue to evolve, we may be required to expend additional resources to continue to enhance our information security measures or to investigate and remediate any information security vulnerabilities. Any of these disruptions or breaches of security could have a material adverse effect on our business, financial condition and results of operations.

Our employees may not take all appropriate measures to secure and protect confidential information in their possession.

Each of our employees is advised that they are responsible for the security of the information in our systems and to ensure that private information is kept confidential. Should an employee not follow appropriate security measures, including those that have been put in place to prevent cyber threats or attacks, the improper release of protected health information could result. The release of such information could have a material adverse effect our reputation and our business, financial condition, results of operations and cash flows.

RISKS RELATED TO THE PROVISION OF MEDICAL SERVICES BY NWC

Any state budgetary constraints could have an adverse effect on our reimbursement from Medicaid programs.

As a result of slow economic growth and volatile economic conditions, many states are continuing to collect less revenue than they did in prior years and as a consequence are facing budget shortfalls and underfunded pension and other obligations. Although the shortfalls for the more recent budgetary years have declined, they are still significant by historical standards. The financial condition in Florida or other states in which we may in the future could lead to reduced or delayed funding for Medicaid programs and, in turn, reduced or delayed reimbursement for physician services, which could adversely affect our results of operations, cash flows and financial condition.

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The Affordable Care Act may have a significant effect on our business.

The Affordable Care Act contains a number of provisions that could affect us over the next several years. These provisions include the establishment of health insurance exchanges to facilitate the purchase of qualified health plans, expanding Medicaid eligibility, subsidizing insurance premiums and creating requirements and incentives for businesses to provide healthcare benefits. Other provisions contain changes to healthcare fraud and abuse laws and expand the scope of the FCA.

The Affordable Care Act contains numerous other measures that could affect us. For example, payment modifiers are being developed that will differentiate payments to physicians under federal healthcare programs based on quality and cost of care. In addition, other provisions authorize voluntary demonstration projects relating to the bundling of payments for episodes of hospital care and the sharing of cost savings achieved under the Medicare program.

The Centers for Medicare and Medicaid Services (“CMS”) issued a final rule under the Affordable Care Act that is intended to allow physicians, hospitals and other health care providers to coordinate care for Medicare beneficiaries through Accountable Care Organizations (“ACOs”). ACOs are entities consisting of healthcare providers and suppliers organized to deliver services to Medicare beneficiaries and eligible to receive a share of any cost savings the entity can achieve by delivering services to those beneficiaries at a cost below a set baseline and based upon established quality of care standards. We will continue to evaluate the impact of the ACO regulations on our business and operations.

Many of the Affordable Care Act’s most significant reforms, such as the establishment of state-based and federally facilitated insurance exchanges that provide a marketplace for eligible individuals and small employers to purchase health care insurance, became effective relatively recently. On October 1, 2013, individuals began enrolling in health care insurance plans offered under these state-based and federally-facilitated insurance exchanges, notwithstanding significant technical issues in accessing and enrolling in the federal online exchange. Such issues may have delayed or reduced the purchase of health care insurance by uninsured persons. In order to be covered on the effective date of January 1, 2014 individuals were required to enroll and pay their first premium by December 24, 2013, however, extensions have been, and may continue to be granted on a case by case basis depending on specific circumstances. Uninsured persons who do not enroll in health care insurance plans by March 31, 2014 will be required to pay a penalty to the Internal Revenue Service, unless a hardship exception applies. The patient responsibility costs related to health care plans obtained through the insurance exchanges may be high, and we may experience increased bad debt due to NWC’s patients’ inability to pay for certain services.

The Affordable Care Act also allows states to expand their Medicaid programs through an increase in the Medicaid eligibility income limit from a state’s current eligibility levels to 133% of the federal poverty level. It remains unclear to what extent states will expand their Medicaid programs by raising the income limit to 133% of the federal poverty level. As a result of these and other uncertainties, we cannot predict whether there will be more uninsured patients in 2014 than anticipated when the Affordable Care Act was enacted.

The Affordable Care Act also remains subject to continuing legislative scrutiny, including efforts by Congress to amend or repeal a number of its provisions as well as administrative actions delaying the effectiveness of key provisions. As a result, we cannot predict with any assurance the ultimate effect of the Affordable Care Act on our Company, nor can we provide any assurance that its provisions will not have a material adverse effect on our business, financial condition, results of operations or cash flows.

Government-funded programs or private insurers may limit, reduce or make retroactive adjustments to reimbursement amounts or rates.

A portion of the net patient service revenue derived from services rendered through NWC is from payments made by Medicare and Medicaid and other government-sponsored or funded healthcare programs (the “GHC Programs”). These government-funded programs, as well as private insurers, have taken and may continue to take steps, including a movement toward increased use of managed care organizations, value-based purchasing, and new patient care models to control the cost, eligibility for, use and delivery of healthcare services as a result of budgetary constraints and cost containment pressures due to unfavorable economic conditions, rising healthcare costs and for other reasons. These government-funded programs and private insurers may attempt other measures to control costs, including bundling of services and denial of, or reduction in, reimbursement for certain services and treatments. As a result, payments from government programs or private payors may decrease significantly. Also, any adjustment in Medicare reimbursement rates may have a detrimental impact on our reimbursement rates not only for Medicare patients, but also because Medicaid and other third-party payors often base their reimbursement rates on a percentage of Medicare rates. Our business may also be materially affected by limitations on, or reductions in, reimbursement amounts or rates or elimination of coverage for certain individuals or treatments. Moreover, because government-funded programs generally provide for reimbursements on a fee-schedule basis rather than on a charge-related basis, we generally cannot increase our revenues from these programs by increasing the amount we charge for services rendered by NWC’s physicians. To the extent our costs increase, we may not be able to recover our increased costs from these programs, and cost containment measures and market changes in non-government-funded insurance plans have generally restricted our ability to recover, or shift to non-governmental payors, these increased costs. In addition, funds we receive from third-party payors are subject to audit with respect to the proper billing for physician and ancillary services and, accordingly, our revenue from these programs may be adjusted retroactively. Any retroactive adjustments to our reimbursement amounts could have a material effect on our financial condition, results of operations, cash flows and the trading price of our common stock.

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We may become subject to billing investigations by federal and state government authorities.

Federal and state laws, rules and regulations impose substantial penalties, including criminal and civil fines, exclusion from participation in government healthcare programs and imprisonment, on entities or individuals (including any individual corporate officers or physicians deemed responsible) that fraudulently or wrongfully bill government-funded programs or other third-party payors for healthcare services. CMS issued a final rule requiring states to implement a Medicaid Recovery Audit Contractor (“RAC”) program effective January 1, 2012. States are required to contract with one or more eligible Medicaid RACs to review Medicaid claims for any overpayments or underpayments, and to recoup overpayments from providers on behalf of the state. In addition, federal laws, along with a growing number of state laws, allow a private person to bring a civil action in the name of the government for false billing violations. We believe that audits, inquiries and investigations from government agencies will occur from time to time in the ordinary course of NWC’s operations, which could result in substantial defense costs to us and a diversion of management’s time and attention. We cannot predict whether any future audits, inquiries or investigations, or the public disclosure of such matters, would have a material adverse effect on our business, financial condition, results of operations, cash flows and the trading price of our common stock.

We may not appropriately record or document the services provided by our physicians.

We must appropriately record and document the services our doctors provide to seek reimbursement for their services from third-party payors. If our physicians do not appropriately document, or where applicable, code for their services, we could be subjected to administrative, regulatory, civil, or criminal investigations or sanctions and our business, financial condition, results of operations and cash flows could be adversely affected.

We may not be able to successfully recruit and retain qualified physicians, who are key to NWC’s revenues and billing.

As part of our business plan, we may acquire other medical practices as we see fit to further develop, test and deploy the HealthLynked Network into new strategic regional areas throughout the country. We compete with many types of healthcare providers, including teaching, research and government institutions, hospitals and health systems and other practice groups, for the services of qualified doctors. We may not be able to continue to recruit new physicians or renew contracts with existing physicians on acceptable terms. If we do not do so, our ability to service execute our business plan may be adversely affected. Our founder, Dr. Michael Dent, retired in 2016 from seeing patients. We are in the process of replacing him with an experienced physician who is qualified to perform surgeries. If we are unable to replace Dr. Dent, or to find a physician who can perform the same types of procedures, including surgeries, it could have a material adverse effect on the operations of NWC.

A significant number of NWC physicians could leave our practice and we may be unable to enforce the non-competition covenants of departed employees.

We have entered into employment agreements with the current NWC physicians. Certain of our employment agreements can be terminated without cause by any party upon prior written notice. In addition, substantially all of our physicians have agreed not to compete with us within a specified geographic area for a certain period after termination of employment. The law governing non-compete agreements and other forms of restrictive covenants varies from state to state. Although we believe that the non-competition and other restrictive covenants applicable to our affiliated physicians are reasonable in scope and duration and therefore enforceable under applicable state law, courts and arbitrators in some states are reluctant to strictly enforce non-compete agreements and restrictive covenants against physicians. Our physicians may leave our practices for a variety of reasons, including providing services for other types of healthcare providers, such as teaching, research and government institutions, hospitals and health systems and other practice groups. If a substantial number of our physicians leave our practices or we are unable to enforce the non-competition covenants in the employment agreements, our business, financial condition, results of operations and cash flows could be materially, and adversely affected. We cannot predict whether a court or arbitration panel would enforce these covenants in any particular case.

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We may be subject to medical malpractice and other lawsuits not covered by insurance.

Our business entails an inherent risk of claims of medical malpractice against our affiliated physicians and us. We may also be subject to other lawsuits which may involve large claims and significant defense costs. Although we currently maintain liability insurance coverage intended to cover professional liability and other claims, there can be no assurance that our insurance coverage will be adequate to cover liabilities arising out of claims asserted against us. Liabilities in excess of our insurance coverage, including coverage for professional liability and other claims, could have a material adverse effect on our business, financial condition, results of operations, cash flows and the trading price of our common stock. See “Business-Professional and General Liability Coverage.”

We may not be able to collect reimbursements for our services from third-party payors in a timely manner.

A significant portion of our net patient service revenue is derived from reimbursements from various third-party payors, including GHC Programs, private insurance plans and managed care plans, for services provided by NWC physicians. We are responsible for submitting reimbursement requests to these payors and collecting the reimbursements, and we assume the financial risks relating to uncollectible and delayed reimbursements. In the current healthcare environment, payors continue their efforts to control expenditures for healthcare, including revisions to coverage and reimbursement policies. Due to the nature of our business and our participation in government-funded and private reimbursement programs, we are involved from time to time in inquiries, reviews, audits and investigations by governmental agencies and private payors of our business practices, including assessments of our compliance with coding, billing and documentation requirements. We may be required to repay these agencies or private payors if a finding is made that we were incorrectly reimbursed, or we may be subjected to pre-payment reviews, which can be time-consuming and result in non-payment or delayed payment for the services we provide. We may also experience difficulties in collecting reimbursements because third-party payors may seek to reduce or delay reimbursements to which we are entitled for services that our affiliated physicians have provided. In addition, GHC Programs may deny our application to become a participating provider that could prevent us from providing services to patients or prohibit us from billing for such services. If we are not reimbursed fully and in a timely manner for such services or there is a finding that we were incorrectly reimbursed, our revenue, cash flows and financial condition could be materially, adversely affected.

Certain federal and state laws may limit our effectiveness at collecting monies owed to us from patients.

We utilize third parties to collect from patients any co-payments and other payments for services that are provided by NWC physicians. The federal Fair Debt Collection Practices Act restricts the methods that third-party collection companies may use to contact and seek payment from consumer debtors regarding past due accounts. State laws vary with respect to debt collection practices, although most state requirements are similar to those under the Fair Debt Collection Practices Act. The Florida Consumer Collection Practices Act, is broader than the federal legislation, applying the regulations to “creditors” as well as “collectors,” whereas the Fair Debt Collection Practices Act is applicable only to collectors. This prohibits creditors who are attempting to collect their own debts from engaging in behavior prohibited by the Fair Debt Collection Practices Act and Florida Consumer Collection Practices Act. The Act has very specific guidelines regarding which actions debt collectors and creditors may engage in to collect unpaid debt. If our collection practices or those of our collection agencies are inconsistent with these standards, we may be subject to actual damages and penalties. These factors and events could have a material adverse effect on our business, financial condition and results of operations.

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We may not be able to maintain effective and efficient information systems.

The profitability of our business, including the services provided by NWC, is dependent on uninterrupted performance of our information systems. Failure to maintain reliable information systems, disruptions in our existing information systems or the implementation of new systems could cause disruptions in our business operations, including errors and delays in billings and collections, disputes with patients and payors, violations of patient privacy and confidentiality requirements and other regulatory requirements, increased administrative expenses and other adverse consequences.

RISKS RELATING TO OUR ORGANIZATION

Our articles of incorporation authorize our board to create a new series of preferred stock without further approval by our stockholders, which could adversely affect the rights of the holders of our common stock.

Our board of directors has the authority to fix and determine the relative rights and preferences of preferred stock. Our board of directors also has the authority to issue preferred stock without further stockholder approval. As a result, our board of directors could authorize the issuance of a series of preferred stock that would grant to holders the preferred right to our assets upon liquidation, the right to receive dividend payments before dividends are distributed to the holders of common stock and the right to the redemption of the shares, together with a premium, prior to the redemption of our common stock. In addition, our board of directors could authorize the issuance of a series of preferred stock that has greater voting power than our common stock or that is convertible into our common stock, which could decrease the relative voting power of our common stock or result in dilution to our existing stockholders.

Stockholders’ ability to influence corporate decisions may be limited because Michael Dent, our Chief Executive Officer and Chairman of the Board, currently owns a controlling percentage of our common stock.

Currently, Dr. Dent, our Chief Executive Officer and Chairman of the Board, beneficially owns approximately 65% of our outstanding common stock. As a result of this stock ownership, Dr. Dent can control all matters submitted to our stockholders for approval, including the election of directors and approval of any merger, consolidation or sale of all or substantially all of our assets. This concentration of voting power could delay or prevent an acquisition of our company on terms that other stockholders may desire. In addition, as the interests of Dr. Dent and our minority stockholders may not always be the same, this large concentration of voting power may lead to stockholder votes that are inconsistent with the best interests of our minority stockholders or the best interest of the Company as a whole.

Minority stockholders’ ability to influence corporate decisions may be limited because our Board is made up entirely of non-independent officers of the Company.

Currently, Dr. Dent, our Chief Executive Officer and Chairman of the Board, and Mr. George O’Leary, our Chief Financial Officer, comprise our Board of Directors. This concentration of non-independent power could delay or prevent an acquisition of our company on terms that stockholders may desire. In addition, as the interests of Dr. Dent, Mr. O’Leary, and our minority stockholders may not always be aligned, this large concentration of corporate power may lead to Board votes that are inconsistent with the best interests of our stockholders or the best interest of the Company as a whole.

If we fail to establish and maintain an effective system of internal control, we may not be able to report our financial results accurately or to prevent fraud. Any inability to report and file our financial results accurately and timely could harm our reputation and adversely impact the trading price of our common stock.

Effective internal control is necessary for us to provide reliable financial reports and prevent fraud. If we cannot provide reliable financial reports or prevent fraud, we may not be able to manage our business as effectively as we would if an effective control environment existed, and our business and reputation with investors may be harmed. As a result, our small size and any current internal control deficiencies may adversely affect our financial condition, results of operation and access to capital. We have not performed an in-depth analysis to determine if historical un-discovered failures of internal controls exist, and may in the future discover areas of our internal control that need improvement.

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We are required to comply with the SEC’s rules implementing Section 302 of the Sarbanes-Oxley Act of 2002, which require our management to certify financial and other information in our quarterly and annual reports and provide an annual management report on the effectiveness of our internal control over financial reporting. However, we will not be required to make our first assessment of our internal control over financial reporting until the year following our first annual report required to be filed with the SEC. To comply with the requirements of being a public company, we will need to implement additional financial and management controls, reporting systems and procedures and hire accounting, finance and legal staff.

Further, our independent registered public accounting firm is not yet required to formally attest to the effectiveness of our internal controls over financial reporting, and will not be required to do so for as long as we are an “emerging growth company” pursuant to the provisions of the JOBS Act.

Public company compliance may make it more difficult to attract and retain officers and directors.

The Sarbanes-Oxley Act and new rules subsequently implemented by the SEC have required changes in corporate governance practices of public companies. As a public company, we expect these new rules and regulations to increase our compliance costs and to make certain activities more time consuming and costly. As a public company, we also expect that these new rules and regulations may make it more difficult and expensive for us to obtain director and officer liability insurance in the future and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified persons to serve on our board of directors or as executive officers.

The public market for our common stock is new and limited.  Failure to develop or maintain a trading market could negatively affect its value and make it difficult or impossible for you to sell your shares.

Our common stock has traded on the OTCQB under the symbol “HLYK” since May 10, 2017.  There is a limited public market for our common stock and a more active public market for our common stock may not develop.  Failure to develop or maintain an active trading market could make it difficult to sell shares or recover any part of an investment in our common shares.  Even if a market for our common stock does develop, the market price of our common stock may be highly volatile.  In addition to the uncertainties relating to future operating performance and the profitability of operations, factors such as variations in interim financial results or various, as yet unpredictable, factors, many of which are beyond our control, may have a negative effect on the market price of our common stock.

Our common stock is subject to the “penny stock” rules of the SEC and the trading market in the securities is limited, which makes transactions in our common stock cumbersome and may reduce the value of an investment in our common stock.

Rule 15g-9 under the Exchange Act establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions.  For any transaction involving a penny stock, unless exempt, the rules require: (a) that a broker or dealer approve a person’s account for transactions in penny stocks; and (b) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must: (a) obtain financial information and investment experience objectives of the person and (b) make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form: (a) sets forth the basis on which the broker or dealer made the suitability determination; and (b) confirms that the broker or dealer received a signed, written agreement from the investor prior to the transaction.  Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules.  This may make it more difficult for investors to dispose of our Common Stock and cause a decline in the market value of our Common Stock.

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Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker or dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions.  Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Drawdowns under the Investment Agreement may cause dilution to existing shareholders.

Iconic has committed to purchase up to $3,000,000 worth of shares of our common stock. From time to time during the term of the Investment Agreement, and at our sole discretion, we may present Iconic with a put notice requiring Iconic to purchase shares of our common stock. The purchase price to be paid by Iconic will be 80% of the lowest volume weighted average price of our common stock during the five consecutive trading days prior to the date on which written notice is sent by us to the investor stating the number of shares that the Company is selling to the investor, subject to certain adjustments. As a result, our existing shareholders will experience immediate dilution upon the purchase of any of the shares by Iconic. The issue and sale of the shares under the Investment Agreement may also have an adverse effect on the market price of the common shares. Iconic may resell some, if not all, of the shares that we issue to it under the Investment Agreement and such sales could cause the market price of the common stock to decline significantly. To the extent of any such decline, any subsequent puts would require us to issue and sell a greater number of shares to Iconic in exchange for each dollar of the put amount. Under these circumstances, the existing shareholders of our company will experience greater dilution. The effect of this dilution may, in turn, cause the price of our common stock to decrease further, both because of the downward pressure on the stock price that would be caused by a large number of sales of our shares into the public market by Iconic, and because our existing stockholders may disagree with a decision to sell shares to Iconic at a time when our stock price is low, and may in response decide to sell additional shares, further decreasing our stock price. If we draw down amounts under the Investment Agreement when our share price is decreasing, we will need to issue more shares to raise the same amount of funding. During the six months ended June 30, 2018 and year ended December 31, 2017, we issued 1,856,480 shares of our common stock for proceeds of $328,003 and 222,588 shares for proceeds of $27,618, respectively, pursuant to draws under the Investment Agreement.

There is no guarantee that we will be able to fully utilize the Investment Agreement, if at all.

The purchase price and amount of shares we can sell to Iconic under the Investment Agreement shall depend on our stock price and stock volume, and we cannot guarantee that our stock price and trading volume will be adequate to allow us to raise sufficient funds under the agreement. The purchase price for shares sold to Iconic shall be 80% of the lowest volume weighted average price of our common stock during the five consecutive trading days prior to the date on which written notice is sent by us to the investor, subject to certain discounts and adjustments. The maximum Put Amount that the Company shall be entitled to put to Iconic per any applicable put notice is an amount of shares of common stock up to or equal to 100% of the average of the daily trading volume for the ten consecutive trading days immediately prior to the applicable put notice date, so long as such amount is at least $5,000 and does not exceed $150,000, as calculated by multiplying the Put Amount by the average daily weighted average price of our common stock for the ten consecutive trading days immediately prior to the applicable put notice date. In order to access cash available under the Investment Agreement, our common stock must be listed on a recognized stock exchange or market and the shares underlying the arrangement must be subject to an effective registration statement. We must also have complied with our obligations and otherwise not be in material breach or default of the Convertible Notes and warrants issued to Iconic. If we are unable to meet these requirements, we will not have access to funds under this arrangement. There can be no assurances that we will be able to meet these requirements.

Certain restrictions on the extent of puts and the delivery of advance notices may have little, if any, effect on the adverse impact of our issuance of shares in connection with the Investment Agreement and as such, Iconic may sell a large number of shares, resulting in substantial dilution to the value of shares held by existing stockholders.

Iconic has agreed, subject to certain exceptions listed in the investment agreement with Iconic, to refrain from holding an amount of shares which would result in Iconic or its affiliates owning more than 9.99% of the then-outstanding shares of our common stock at any one time. These restrictions, however, do not prevent Iconic from selling shares of our common stock received in connection with a put, and then receiving additional shares of our common stock in connection with a subsequent put. In this way, Iconic could sell more than 9.99% of the outstanding common stock in a relatively short time frame while never holding more than 9.99% at one time.

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We may not be able to refinance, extend or repay our substantial indebtedness owed to Iconic, which would have a material adverse effect on our financial condition and ability to continue as a going concern.

We anticipate that we will need to raise a significant amount of debt or equity capital in the near future in order to repay our outstanding debt obligations owed to Iconic when they mature. As of August 15, 2018, we owed Iconic an aggregate of $804,745. If we are unable to raise sufficient capital to repay these obligations at maturity and we are otherwise unable to extend the maturity dates or refinance these obligations, we would be in default. We cannot provide any assurances that we will be able to raise the necessary amount of capital to repay these obligations or that we will be able to extend the maturity dates or otherwise refinance these obligations. Upon a default, Iconic would have the right to exercise its rights and remedies to collect, which would include foreclosing on our assets. If we are in default of the Investment Agreement, this may cause cross-defaults with other agreements to which we are a party, which could cause ramifications including the acceleration of other outstanding debt. Accordingly, a default would have a material adverse effect on our business and, if our senior secured lender exercises its rights and remedies, we would likely be forced to seek bankruptcy protection.

As an “emerging growth company” under applicable law, we will be subject to lessened disclosure requirements, which could leave our shareholders without information or rights available to shareholders of more mature companies.

For as long as we remain an “emerging growth company” as defined in the JOBS Act, we have elected to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to:

●	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act;

●	being permitted to provide only two years of audited financial statements, in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;

●	taking advantage of an extension of time to comply with new or revised financial accounting standards;

●	reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements and registration statements; and

●	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

We expect to take advantage of these reporting exemptions until we are no longer an “emerging growth company.” Because of these lessened regulatory requirements, our shareholders would be left without information or rights available to shareholders of more mature companies. We cannot predict whether investors will find our common stock less attractive if we rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

We are also a “smaller reporting company” as defined in Rule 12b-2 of the Exchange Act and have elected to follow certain scaled disclosure requirements available to smaller reporting companies.

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Because we have elected to use the extended transition period for complying with new or revised accounting standards for an “emerging growth company” our financial statements may not be comparable to companies that comply with public company effective dates.

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act. This election allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. While we are not currently delaying the implementation of any relevant accounting standards, in the future we may avail ourselves of this right, and as a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates. Because our financial statements may not be comparable to companies that comply with public company effective dates, investors may have difficulty evaluating or comparing our business, performance or prospects in comparison to other public companies, which may have a negative impact on the value and liquidity of our common stock.

Our stockholders are subject to significant dilution upon the occurrence of certain events which could result in a decrease in our stock price.

As of August 13, 2018, we had approximately 58,200,000 shares of our common stock reserved or designated for future issuance upon the exercise of outstanding options and warrants, and conversion of outstanding convertible debt, including debt owed to Iconic and others. Future sales of substantial amounts of our common stock into the public and the issuance of the shares reserved for future issuance, in payment of our debt, and/or upon exercise of outstanding options and warrants, will be dilutive to our existing stockholders and could result in a decrease in our stock price.

RISKS RELATED TO OFFERING

Sales of shares issued in the July Private Placement and issuable upon the exercise of the warrants may cause the market price of our shares to decline.

On July 17, 2018, we closed the July Private Placement and issued 3,900,000 shares of common stock and warrants to purchase up to 29,100,000 shares of common stock. We have agreed to register with the SEC the shares of common stock issued in the July Private Placement and issuable upon exercise of the warrants for resale by the selling stockholders identified in this prospectus up to 29,100,000 shares. The registration statement of which this prospectus forms a part has been filed to satisfy this obligation. Upon the effectiveness of the registration statement, an aggregate of 33,000,000 shares of common stock issued in the July Private Placement and issuable upon exercise of the warrants may be freely sold in the open market. The sale of a significant amount of these shares of common stock in the open market, or the perception that these sales may occur, could cause the market price of shares of our common stock to decline or become highly volatile.

We may have to pay liquidated damages to the selling stockholders, which would increase our expenses and reduce our cash resources.

In connection with the July Private Placement, we entered into the Registration Rights Agreement and issued the Warrants. Under the terms of the Registration Rights Agreement, subject to certain limited exceptions, if the registration statement of which this prospectus forms a part has not been declared effective within the time periods specified in the Registration Rights Agreement, or we otherwise fail to comply with certain provisions set forth in the Registration Rights Agreement, we will be required to pay the selling stockholders, as liquidated damages, 2.0% of the amount invested upon such failure to comply and for each 30-day period (or a pro rata portion thereof) during which such failure continues until the shares are sold or can be sold without restriction under Rule 144 promulgated under the Securities Act. Under the terms of the Warrants, if we fail to timely deliver the shares underlying the Warrants without any restrictive legend to the warrant holders, we will owe liquidated damages to the warrant holders. There can be no assurance that the registration statement of which this prospectus forms a part will be declared effective by the SEC or will remain effective for the time periods necessary to avoid payment of liquidated damages. Any payment of liquidated damages would increase our expenses, reduce our cash resources and may limit or preclude us from advancing our product candidates through clinical trials or otherwise growing our business.

Our stockholders are subject to significant dilution upon the occurrence of certain events which could result in a decrease in our stock price.

As of August 13, 2018, we had approximately 58,200,000 shares of our common stock reserved or designated for future issuance upon the exercise of outstanding options and warrants (including those in this offering), and conversion of convertible instruments. Further, we may from time to time make an offer to our warrant holders to exchange their outstanding warrants for shares of our common stock, a fewer number of warrants with more favorable terms, or a combination thereof.

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Included in the shares of common stock designated for future issuance discussed above are 29,100,000 shares that are subject to warrants issued in the July Private Placement. These warrants contain provisions that, subject to certain exceptions, reset the exercise price of such warrants if at any time while such warrants are outstanding we sell or issue (or are deemed to sell or issue) shares of our common stock or rights, warrants, options or other securities or debt convertible, exercisable or exchangeable for shares of our common stock at a price below the then current exercise price per share for such warrants. In the event of future price resets, the number of shares of our common stock that are subject to such warrants increase so that the aggregate purchase price payable applicable to the exercise of the warrants after the reset of the exercise price is the same as the aggregate purchase price payable immediately prior to the reset. Any future resets to the exercise price of those warrants will have a further dilutive effect on our existing stockholders and could result in a decrease in our stock price.

The accounting treatment of the warrants issued in the July Private Placement could have a material adverse impact on our financial statements.

Various provisions of these warrants, including, but not limited to, various price reset and antidilution provisions will cause these instruments to be treated as derivative liabilities. As a result, we will be forced to value these warrants at the end of each fiscal quarter based upon complex accounting methods for the treatment of derivative liabilities such as Monte Carlo or other similar valuation models, which will calculate the value of these warrants based upon a variety of factors, including price volatility in the market price of our common stock. We cannot predict the financial impact of the issuance of these warrants on our financial statements, specifically our balance sheet, and the deviation in the impact from quarter to quarter.

The Securities Purchase Agreement for the July Private Placement includes various covenants, with which if we do not comply, we may suffer potential monetary and other penalties.

The Securities Purchase Agreement contains covenants, including, but not limited to, rights of participation in future financings by us, current reporting under all Exchange Act requirements, and reservation of shares for warrants issued in conjunction with the July Private Placement. If we do not comply with these covenants, we will be in breach of our obligations under this Agreement, which may lead to exercise by the investors of the remedies available to them under this Agreement, which may cause a material impact upon our financial condition.

Our warrants contain provisions regarding delivery of shares upon exercise thereof, and any failure to meet those requirements will cause us to suffer significant financial penalties.

If we fail to meet our obligations to deliver shares upon exercise of any of the three (3) series of warrants issued in the July Private Placement, then, in addition to all other remedies available to the holders thereof, we will be obligated to pay, in cash, to such holders on each day after a share delivery date and during any period when we do not have sufficient authorized shares to honor any such exercises, an amount equal to 1.0% of the product of (A) the sum of the number of shares of Common Stock not issued to such holder on or prior to the Share Delivery Date (as such is defined in each of the Warrants) and to which the Holder is entitled, and (B) any trading price of the Common Stock selected by such holder in writing as in effect at any time during the period beginning on the applicable date of delivery of an exercise notice and ending on the applicable Share Delivery Date. There is also a buy-in penalty on any shares not delivered. These penalties, especially if not cured immediately, can cause significant monetary damages to us which may materially impact our cash flow and ability to operate.

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USE OF PROCEEDS

The selling stockholders will receive all of the proceeds from the sale of the shares offered by them under this prospectus. We will not receive any proceeds from the sale of the shares of Common Stock by the selling stockholders covered by this prospectus.

MARKET FOR OUR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock was initially eligible for quotation and trades on OTCPink on May 5, 2017 under the symbol “HLYK.” Since May 10, 2017, our common stock has been eligible for quotation and trades on the OTCQB under the symbol “HLYK.”

The following table reflects the high and low sale prices of our common stock for each quarter since our common stock began trading on May 5, 2017. The share prices presented in the table represent prices between broker-dealers and do not include retail mark-ups and markdowns or any commission to the dealer.

Quarter Ended	High	Low
Quarter Ended September, 2018 (through August 13, 2018)	$0.62	$0.20
Quarter Ended June 30, 2018 (through March 12, 2018)	$0.65	$0.07
Quarter Ended March 31, 2018	$0.19	$0.03
Quarter Ended December 31, 2017	$0.23	$0.03
Quarter Ended September 30, 2017	$0.56	$0.21
Quarter Ended June 30, 2017 (from May 5, 2017)	$0.90	$0.30

The last reported sales price of our common stock on the OTCQB on June 29, 2018 (the last trading day of our second fiscal quarter) was $0.305 and on August 13, 2018, the last reported sales price was $0.429.

Holders

As of August 13, 2018, we had 84 record holders of our common stock.

Equity Compensation Plan Information

The following table summarizes the total number of outstanding options and shares available for other future issuances of options under the 2016 Equity Incentive Plan (the “EIP”) as of June 30, 2018. All of the outstanding awards listed below were granted under the EIP.

	Number of Shares to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Shares Remaining Available for Future Issuance Under the Equity Compensation Plan (Excluding Shares in First Column)
Equity compensation plans approved by stockholders	---	---	---
Equity compensation plans not approved by stockholders	2,947,996	$0.10	11,496,934

On January 1, 2016, the Company instituted the EIP for the purpose of having equity awards available to allow for equity participation by its employees. The EIP allows for the issuance of up to 15,503,680 shares of the Company’s common stock to employees, which may be issued in the form of stock options, stock appreciation rights, or restricted shares. The EIP is governed by the Company’s board, or a committee that may be appointed by the board in the future. During the years ended December 31, 2017 and 2016, the Company made grants totaling 175,000 and 1,552,500 shares of restricted common stock pursuant to the EIP. No restricted common stock grants were made during the six months ended June 30, 2018. The grants are subject to time-based vesting requirements and generally vest a portion upon grant and the balance on a straight-line basis over a period of four years.

DIVIDEND POLICY

We have not declared nor paid any cash dividend on our common stock, and we currently intend to retain future earnings, if any, to finance the expansion of our business, and we do not expect to pay any cash dividends in the foreseeable future. The decision whether to pay cash dividends on our common stock will be made by our board of directors, in their discretion, and will depend on our financial condition, results of operations, capital requirements and other factors that our board of directors considers significant.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

All statements contained in this prospectus, other than statements of historical facts, that address future activities, events or developments, are forward-looking statements, including, but not limited to, statements containing the word “believe,” “anticipate,” “expect” and word of similar import. These statements are based on certain assumptions and analyses made by us in light of our experience and our assessment of historical trends, current conditions and expected future developments as well as other factors we believe are appropriate under the circumstances. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, forward-looking statements are subject to risks and uncertainties that could cause actual results to differ from those projected. The Company cautions investors that any forward-looking statements made by the Company are not guarantees of future performance and that actual results may differ materially from those in the forward-looking statements. Such risks and uncertainties include, without limitation: established competitors who have substantially greater financial resources and operating histories, regulatory delays or denials, ability to compete as a start-up company in a highly competitive market, and access to sources of capital.

The following discussion and analysis should be read in conjunction with our financial statements and notes thereto included elsewhere in this prospectus. Except for the historical information contained herein, the discussion in this prospectus contains certain forward-looking statements that involve risks and uncertainties, such as statements of our plans, objectives, expectations and intentions. The cautionary statements made in this prospectus should be read as being applicable to all related forward-looking statements wherever they appear in this prospectus. The Company’s actual results could differ materially from those discussed here.

Overview

The Company filed its Articles of Incorporation on August 4, 2014 in Nevada. On September 3, 2014, the Company filed Amended Articles of Incorporation setting forth the total authorized shares of 250,000,000 shares, 230,000,000 of which are designated as common shares and 20,000,000 as “blank check” preferred stock. On February 5, 2018, the Company filed an amendment to its Articles of Incorporation with the Secretary of State of Nevada to increase the amount of authorized shares of common stock to 500,000,000 shares. The Company also had 2,953,840 designated shares of Series A Preferred Stock which were converted to common shares in 2016.

On September 5, 2014, the Company entered into the Share Exchange Agreement with NWC, acquiring 100% of the LLC membership units of NWC through the issuance of an aggregate of 50,000,000 shares of the Company’s common stock to the members of NWC.

NWC is a multi-specialty medical group including OB/GYN (both Obstetrics and Gynecology), and general practice located in Naples, Florida.

The Company operates online personal medical information and record archive system, the “HealthLynked Network”, which enables patients and doctors to keep track of medical information via the Internet in a cloud based system. Patients complete a detailed online personal medical history including past surgical history, medications, allergies, and family history. Once this information is entered patients and their treating physicians are able to update the information as needed to provide a comprehensive medical history.

The Company was formed for the purpose of acquiring NWC, and eventually developing its own online medical information system business as described above. Prior to the share exchange, NWC was an ongoing operation that had been in existence since 1996. NWC generated revenues in the prior years.

JOBS Act

On April 5, 2012, the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, was enacted. Section 107 of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended, or the Securities Act, for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have irrevocably elected not to avail ourselves of this extended transition period and, as a result, we will adopt new or revised accounting standards on the relevant dates on which adoption of such standards is required for other public companies.

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We are in the process of evaluating the benefits of relying on other exemptions and reduced reporting requirements provided by the JOBS Act. Subject to certain conditions set forth in the JOBS Act, as an “emerging growth company,” we intend to rely on certain of these exemptions from, without limitation, (i) providing an auditor’s attestation report on our system of internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act and (ii) complying with any requirement that may be adopted by the Public Company Accounting Oversight Board (PCAOB) regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements, known as the auditor discussion and analysis. We will remain an “emerging growth company” until the earliest of (a) the last day of our fiscal year following the fifth anniversary of the closing of this offering, (b) the last day of the first fiscal year in which our annual gross revenues exceed $1.07 billion, (c) the last day of our fiscal year in which we are deemed to be a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, or Exchange Act (which would occur if the market value of our equity securities that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter), or (d) the date on which we have issued more than $1 billion in nonconvertible debt during the preceding three-year period.

Critical accounting policies and significant judgments and estimates

This management’s discussion and analysis of the Company’s financial condition and results of operations is based on the Company’s condensed consolidated financial statements, which have been prepared in accordance with generally accepted accounting principles in the United States, or GAAP. The preparation of these condensed consolidated financial statements requires the Company to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the condensed consolidated financial statements, as well as the reported expenses incurred during the reporting periods. The Company’s estimates are based on historical experience and on various other factors that the Company believes are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. The Company believes that the accounting policies discussed below are critical to understanding the Company’s historical and future performance, as these policies relate to the more significant areas involving management’s judgments and estimates.

Patient Service Revenue

Patient service revenue is reported at the amount that reflects the consideration to which the Company expects to be entitled in exchange for providing patient care. These amounts are due from patients and third-party payors (including health insurers and government programs) and includes variable consideration for retroactive revenue adjustments due to settlement of audits, reviews, and investigations. Generally, the Company bills patients and third-party payors within days after the services are performed and/or the patient is discharged from the facility. Revenue is recognized as performance obligations are satisfied.

Performance obligations are determined based on the nature of the services provided by the Company. Revenue for performance obligations satisfied over time is recognized based on actual charges incurred in relation to total expected charges. The Company believes that this method provides a faithful depiction of the transfer of services over the term of the performance obligation based on the inputs needed to satisfy the obligation. Revenue for performance obligations satisfied at a point in time is recognized when goods or services are provided and the Company does not believe it is required to provide additional goods or services to the patient.

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The Company determines the transaction price based on standard charges for goods and services provided, reduced by contractual adjustments provided to third-party payors, discounts provided to uninsured patients in accordance with the Company’s policy, and/or implicit price concessions provided to uninsured patients. The Company determines its estimates of contractual adjustments and discounts based on contractual agreements, its discount policies, and historical experience. The Company determines its estimate of implicit price concessions based on its historical collection experience with this class of patients.

Agreements with third-party payors typically provide for payments at amounts less than established charges. A summary of the payment arrangements with major third-party payors follows:

●	Medicare: Certain inpatient acute care services are paid at prospectively determined rates per discharge based on clinical, diagnostic and other factors. Certain services are paid based on cost-reimbursement methodologies subject to certain limits. Physician services are paid based upon established fee schedules. Outpatient services are paid using prospectively determined rates.

●	Medicaid: Reimbursements for Medicaid services are generally paid at prospectively determined rates per discharge, per occasion of service, or per covered member.

●	Other: Payment agreements with certain commercial insurance carriers, health maintenance organizations, and preferred provider organizations provide for payment using prospectively determined rates per discharge, discounts from established charges, and prospectively determined daily rates.

Laws and regulations concerning government programs, including Medicare and Medicaid, are complex and subject to varying interpretation. As a result of investigations by governmental agencies, various health care organizations have received requests for information and notices regarding alleged noncompliance with those laws and regulations, which, in some instances, have resulted in organizations entering into significant settlement agreements. Compliance with such laws and regulations may also be subject to future government review and interpretation as well as significant regulatory action, including fines, penalties, and potential exclusion from the related programs. There can be no assurance that regulatory authorities will not challenge the Company’s compliance with these laws and regulations, and it is not possible to determine the impact, if any, such claims or penalties would have upon the Company. In addition, the contracts the Company has with commercial payors also provide for retroactive audit and review of claims.

Settlements with third-party payors for retroactive adjustments due to audits, reviews or investigations are considered variable consideration and are included in the determination of the estimated transaction price for providing patient care. These settlements are estimated based on the terms of the payment agreement with the payor, correspondence from the payor and the Company’s historical settlement activity, including an assessment to ensure that it is probable that a significant reversal in the amount of cumulative revenue recognized will not occur when the uncertainty associated with the retroactive adjustment is subsequently resolved. Estimated settlements are adjusted in future periods as adjustments become known, or as years are settled or are no longer subject to such audits, reviews, and investigations.

The Company also provides services to uninsured patients, and offers those uninsured patients a discount, either by policy or law, from standard charges. The Company estimates the transaction price for patients with deductibles and coinsurance and from those who are uninsured based on historical experience and current market conditions. The initial estimate of the transaction price is determined by reducing the standard charge by any contractual adjustments, discounts, and implicit price concessions. Subsequent changes to the estimate of the transaction price are generally recorded as adjustments to patient service revenue in the period of the change.

 Cash and Cash Equivalents

For financial statement purposes, the Company considers all highly-liquid investments with original maturities of three months or less to be cash and cash equivalents.

Accounts Receivable

Trade receivables are carried at their estimated collectible amounts. Trade credit is generally extended on a short-term basis; thus trade receivables do not bear interest. Trade accounts receivable are periodically evaluated for collectability based on past collectability of the insurance companies, government agencies, and customers’ accounts receivable during the related period which generally approximates 45% of total billings. Trade accounts receivable are recorded at this net amount.

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Capital Leases

Costs associated with capitalized leases are capitalized and depreciated ratably over the term of the related useful life of the asset and/or the capital lease term.

Concentrations of Credit Risk

The Company’s financial instruments that are exposed to a concentration of credit risk are cash and accounts receivable. There are no patients/customers that represent 10% or more of the Company’s revenue or accounts receivable. Generally, the Company’s cash and cash equivalents are in checking accounts.

Property and Equipment

Property and equipment are stated at cost. When retired or otherwise disposed, the related carrying value and accumulated depreciation are removed from the respective accounts and the net difference less any amount realized from disposition, is reflected in earnings. For consolidated financial statement purposes, property and equipment are recorded at cost and depreciated using the straight-line method over their estimated useful lives of 5 to 7 years. The cost of repairs and maintenance is expensed as incurred; major replacements and improvements are capitalized.

The Company examines the possibility of decreases in the value of fixed assets when events or changes in circumstances reflect the fact that their recorded value may not be recoverable. The Company recognizes an impairment loss when the sum of expected undiscounted future cash flows is less than the carrying amount of the asset. The amount of impairment is measured as the difference between the asset’s estimated fair value and its book value.

Convertible Notes

Convertible notes are regarded as compound instruments, consisting of a liability component and an equity component. The component parts of compound instruments are classified separately as financial liabilities and equity in accordance with the substance of the contractual arrangement. At the date of issue, the fair value of the liability component is estimated using the prevailing market interest rate for a similar non-convertible instrument. This amount is recorded as a liability on an amortized cost basis until extinguished upon conversion or at the instrument’s maturity date. The equity component is determined by deducting the amount of the liability component from the fair value of the compound instrument as a whole. This is recognized as additional paid-in capital and included in equity, net of income tax effects, and is not subsequently remeasured. After initial measurement, they are carried at amortized cost using the effective interest method. Convertible notes for which the maturity date has been extended and that qualify for debt extinguishment treatment are recorded at fair value on the extinguishment date and then revalue at the end of each reporting period, with the change recorded to the statement of operations under “Change in Fair Value of Debt.”

Derivative Financial Instruments

The Company reviews the terms of convertible debt, equity instruments and other financing arrangements to determine whether there are embedded derivative instruments, including embedded conversion options that are required to be bifurcated and accounted for separately as a derivative financial instrument. Also, in connection with the issuance of financing instruments, the Company may issue freestanding options or warrants that may, depending on their terms, be accounted for as derivative instrument liabilities, rather than as equity. Derivative financial instruments are initially measured at their fair value. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-valued at each reporting date, with changes in the fair value reported as charges or credits to income. To the extent that the initial fair values of the freestanding and/or bifurcated derivative instrument liabilities exceed the total proceeds received, an immediate charge to income is recognized, in order to initially record the derivative instrument liabilities at their fair value. The discount from the face value of convertible debt instruments resulting from allocating some or all of the proceeds to the derivative instruments is amortized over the life of the instrument through periodic charges to income.

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The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is reassessed at the end of each reporting period. If reclassification is required, the fair value of the derivative instrument, as of the determination date, is reclassified. Any previous charges or credits to income for changes in the fair value of the derivative instrument are not reversed. Derivative instrument liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement of the derivative instrument could be required within twelve months of the balance sheet date. The Company does not use derivative instruments to hedge exposures to cash flow, market, or foreign currency risks.

Fair Value of Assets and Liabilities

Fair value is the price that would be received from the sale of an asset or paid to transfer a liability (i.e. an exit price) in the principal or most advantageous market in an orderly transaction between market participants. In determining fair value, the accounting standards have established a three-level hierarchy that distinguishes between (i) market data obtained or developed from independent sources (i.e., observable data inputs) and (ii) a reporting entity’s own data and assumptions that market participants would use in pricing an asset or liability (i.e., unobservable data inputs). Financial assets and financial liabilities measured and reported at fair value are classified in one of the following categories, in order of priority of observability and objectivity of pricing inputs:

●	Level 1 – Fair value based on quoted prices in active markets for identical assets or liabilities

●	Level 2 – Fair value based on significant directly observable data (other than Level 1 quoted prices) or significant indirectly observable data through corroboration with observable market data. Inputs would normally be (i) quoted prices in active markets for similar assets or liabilities, (ii) quoted prices in inactive markets for identical or similar assets or liabilities or (iii) information derived from or corroborated by observable market data.

●	Level 3 – Fair value based on prices or valuation techniques that require significant unobservable data inputs. Inputs would normally be a reporting entity’s own data and judgments about assumptions that market participants would use in pricing the asset or liability

The fair value measurement level for an asset or liability is based on the lowest level of any input that is significant to the fair value measurement. Valuation techniques should maximize the use of observable inputs and minimize the use of unobservable inputs.

Stock-Based Compensation

The Company accounts for our stock based compensation under ASC 718 “Compensation – Stock Compensation” using the fair value based method. Under this method, compensation cost is measured at the grant date based on the value of the award and is recognized over the service period, which is usually the vesting period. This guidance establishes standards for the accounting for transactions in which an entity exchanges it equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity’s equity instruments or that may be settled by the issuance of those equity instruments.

The Company uses the fair value method for equity instruments granted to non-employees and use the Black-Scholes model for measuring the fair value of options. The stock based fair value compensation is determined as of the date of the grant or the date at which the performance of the services is completed (measurement date) and is recognized over the vesting periods.

Income Taxes

The Company follows Accounting Standards Codification subtopic 740-10, Income Taxes (“ASC 740-10”) for recording the provision for income taxes. Deferred tax assets and liabilities are computed based upon the difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal tax rate applicable when the related asset or liability is expected to be realized or settled. Deferred income tax expenses or benefits are based on the changes in the asset or liability during each period. If available evidence suggests that it is more likely than not that some portion or all of the deferred tax assets will not be realized, a valuation allowance is required to reduce the deferred tax assets to the amount that is more likely than not to be realized. Future changes in such valuation allowance are included in the provision for deferred income taxes in the period of change. Deferred income taxes may arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods. Deferred taxes are classified as current or non-current, depending on the classification of assets and liabilities to which they relate. Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse and are considered immaterial.

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Recurring Fair Value Measurements

The carrying value of the Company’s financial assets and financial liabilities is their cost, which may differ from fair value. The carrying value of cash held as demand deposits, money market and certificates of deposit, marketable investments, accounts receivable, short-term borrowings, accounts payable and accrued liabilities approximated their fair value.

Net Income (Loss) per Share

Basic net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the period. Outstanding stock options, warrants and other dilutive securities are excluded from the calculation of diluted net loss per common share if inclusion of these securities would be anti-dilutive.

Common stock awards

The Company grants common stock awards to non-employees in exchange for services provided. The Company measures the fair value of these awards using the fair value of the services provided or the fair value of the awards granted, whichever is more reliably measurable. The fair value measurement date of these awards is generally the date the performance of services is complete. The fair value of the awards is recognized on a straight-line basis as services are rendered. The share-based payments related to common stock awards for the settlement of services provided by non-employees is recorded on the consolidated statement of comprehensive loss in the same manner and charged to the same account as if such settlements had been made in cash.

Warrants

In connection with certain financing, consulting and collaboration arrangements, the Company has issued warrants to purchase shares of its common stock. The outstanding warrants are standalone instruments that are not puttable or mandatorily redeemable by the holder and are classified as equity awards. The Company measures the fair value of the awards using the Black-Scholes option pricing model as of the measurement date. Warrants issued in conjunction with the issuance of common stock are initially recorded at fair value as a reduction in additional paid-in capital of the common stock issued. All other warrants are recorded at fair value as expense over the requisite service period or at the date of issuance, if there is not a service period. Warrants granted in connection with ongoing arrangements are more fully described in Note 11, Shareholders’ Deficit.

Business Segments

The Company uses the "management approach" to identify its reportable segments. The management approach designates the internal organization used by management for making operating decisions and assessing performance as the basis for identifying the Company's reportable segments. Using the management approach, the Company determined that it has one operating segment due to business similarities and similar economic characteristics.

Recent Accounting Pronouncements

In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers — Topic 606, which supersedes the revenue recognition requirements in FASB ASC 605. The new guidance primarily states that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods and services. In January 2017 and September 2017, the FASB issued several amendments to ASU 2014-09, including updates stemming from SEC Accounting Staff Announcement in July 2017. The amendments and updates included clarification on accounting for principal versus agent considerations (i.e., reporting gross versus net), licenses of intellectual property and identification of performance obligations. These amendments and updates do not change the core principle of the standard, but provide clarity and implementation guidance. The Company adopted this standard on January 1, 2018 and selected the modified retrospective transition method. The Company has modified its accounting policies to reflect the requirements of this standard, however, the planned adoption did not materially impact the Company’s financial statements and related disclosures.

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In January 2016, the FASB issued ASU No. 2016-01, Financial Instruments — Overall: Recognition and Measurement of Financial Assets and Financial Liabilities. The guidance affects the accounting for equity investments, financial liabilities under the fair value option and the presentation and disclosure requirements of financial instruments. The guidance is effective in the first quarter of fiscal 2019. Early adoption is permitted for the accounting guidance on financial liabilities under the fair value option. The Company is currently evaluating the impact of the new guidance on its financial statements.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842) and subsequently amended the guidance relating largely to transition considerations under the standard in January 2017. The objective of this update is to increase transparency and comparability among organizations by recognizing lease assets and lease liabilities on the balance sheet and disclosing key information about leasing arrangements. This ASU is effective for fiscal years beginning after December 15, 2018, including interim periods within those annual periods and is to be applied utilizing a modified retrospective approach. The Company is currently evaluating the new guidance to determine the impact it may have on its financial statements.

In August 2016, the FASB issued ASC Update No. 2016-15, (Topic 230) Classification of Certain Cash Receipts and Cash Payments. This ASC update provides specific guidance on the presentation of certain cash flow items where there is currently diversity in practice, including, but not limited to, debt prepayment or debt extinguishment costs, contingent consideration payments made after a business combination, proceeds from the settlement of insurance claims, and distributions received from equity method investees. The updated guidance is effective for interim and annual periods beginning after December 15, 2017, and should be applied retrospectively unless impracticable. The Company implemented this guidance effective January 1, 2018. The adoption of ASC Update No. 2016-15 did not have a significant impact on the Company’s statement of cash flows.

In November 2016, the FASB issued ASU No. 2016-18, Statement of Cash Flows (Topic 230): Restricted Cash. The objective of this ASU is to eliminate the diversity in practice related to the classification of restricted cash or restricted cash equivalents in the statement of cash flows. For public business entities, this ASU is effective for annual and interim reporting periods beginning after December 15, 2017, with early adoption permitted. The amendments in this update should be applied retrospectively to all periods presented. The Company will adopt this standard on January 1, 2018 and will not have a material impact on the Company’s financial statements.

In January 2017, the FASB issued ASC Update No. 2017-01, (Topic 805) Business Combinations – Clarifying the Definition of a Business. The amendments in this update provide a more robust framework to use in determining when a set of assets and activities constitute a business. This guidance narrows the definition of a business by providing specific requirements that contribute to the creation of outputs that must be present to be considered a business. The guidance further clarifies the appropriate accounting when substantially all of the fair value of the gross assets acquired (or disposed of) is concentrated in a single identifiable asset or a group of similar identifiable assets is that of an acquisition (disposition) of assets, not a business. This framework will reduce the number of transactions that an entity must further evaluate to determine whether transactions are business combinations or asset acquisitions. The updated guidance is effective for interim and annual periods beginning after December 15, 2017, and should be applied on a prospective basis. Early adoption is permitted only for transactions that have not been reported in financial statements that have been issued. The Company implemented this guidance effective January 1, 2018. The implementation of this guidance did not have an effect on the Company’s financial position or results of operations.

In July 2017, the FASB issued ASU No. 2017-11, Earnings Per Share, Distinguishing Liabilities from Equity and Derivatives and Hedging, which changes the accounting and earnings per share for certain instruments with down round features. The amendments in this ASU should be applied using a cumulative-effect adjustment as of the beginning of the fiscal year or retrospective adjustment to each period presented and is effective for annual periods beginning after December 15, 2018, and interim periods within those periods. The Company is currently evaluating the requirements of this new guidance and has not yet determined its impact on the Company’s financial statements.

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On December 22, 2017 the SEC staff issued Staff Accounting Bulletin 118 (SAB 118), which provides guidance on accounting for the tax effects of the Tax Cuts and Jobs Act (the TCJA).  SAB 118 provides a measurement period that should not extend beyond one year from the enactment date for companies to complete the accounting under ASC 740. In accordance with SAB 118, a company must reflect the income tax effects of those aspects of the TCJA for which the accounting under ASC 740 is complete. To the extent that a company’s accounting for certain income tax effects of the TCJA is incomplete but for which they are able to determine a reasonable estimate, it must record a provisional amount in the financial statements. Provisional treatment is proper in light of anticipated additional guidance from various taxing authorities, the SEC, the FASB, and even the Joint Committee on Taxation. If a company cannot determine a provisional amount to be included in the financial statements, it should continue to apply ASC 740 on the basis of the provisions of the tax laws that were in effect immediately before the enactment of the TCJA. The Company has applied this guidance to its financial statements.

In February 2018, the Financial Accounting Standards Board (“FASB”) issued ASC Update No 2018-02 (Topic 220) Income Statement – Reporting Comprehensive Income: Reclassification of Certain Tax Effects from Accumulated Other Comprehensive Income.  This ASC update allows for a reclassification into retained earnings of the stranded tax effects in accumulated other comprehensive income (“AOCI”) resulting from the enactment of the Tax Cuts and Jobs Act (“TCJA”). The updated guidance is effective for interim and annual periods beginning after December 15, 2018.  The Company is evaluating the impact ASU 2018-09 may have on its condensed consolidated financial statements.

In March 2018, the FASB issued ASU 2018-05, Income Taxes (Topic 740) - Amendments to SEC Paragraphs Pursuant to SEC Staff Accounting Bulletin No. 118. This standard amends Accounting Standards Codification 740, Income Taxes (ASC 740) to provide guidance on accounting for the tax effects of the Tax Cuts and Jobs Act (the Tax Reform Act) pursuant to Staff Accounting Bulletin No. 118, which allows companies to complete the accounting under ASC 740 within a one-year measurement period from the Tax Act enactment date. This standard did not materially impact the Company’s financial statements and related disclosures.

In June 2018, the FASB issued ASU 2018-07, Compensation - Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting, to expand the scope of Topic 718 to include share-based payment transactions for acquiring goods and services from nonemployees and supersedes the guidance in Subtopic 505-50, Equity - Equity-Based Payments to Non-Employees. Under ASU 2018-07, equity-classified nonemployee share-based payment awards are measured at the grant date fair value on the grant date The probability of satisfying performance conditions must be considered for equity-classified nonemployee share-based payment awards with such conditions. ASU 2018-07 is effective for fiscal years beginning after December 15, 2018, with early adoption permitted. The Company is currently evaluating the impact of the new standard on the Company's Condensed Consolidated Financial Statements.

In July 2018, the FASB issued ASU 2018-09 to provide clarification and correction of errors to the Codification. The amendments in this update cover multiple Accounting Standards Updates. Some topics in the update may require transition guidance with effective dates for annual periods beginning after December 15, 2018. The Company is evaluating the impact ASU 2018-09 may have on its condensed consolidated financial statements.

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RESULTS OF OPERATIONS: YEARS ENDED DECEMBER 31, 2017 AND 2016

The following table summarizes the changes in our results of operations for the year ended December 31, 2017 compared with the year ended December 31, 2016:

	Year Ended December 31,		Change
	2017	2016	Increase (Decrease) in $	Increase (Decrease) in %
Patient service revenue, net	$2,103,579	$1,945,664	$157,915	8%

Salaries and benefits	2,022,445	1,559,725	462,720	30%
General and administrative	1,848,866	1,543,866	305,000	20%
Depreciation and amortization	23,606	16,461	7,145	43%
(Loss) income from operations	(1,791,338)	(1,174,388)	616,950	53%

Loss on extinguishment of debt	(290,581)	---	290,581	100%
Financing cost	(72,956)	---	72,956	100%
Amortization of original issue and debt discounts on notes payable and convertible notes	(330,435)	(208,626)	121,809	58%
Proceeds from settlement of lawsuit	---	43,236	(43,236)	-100%
Change in fair value of derivative financial instruments	3,967	---	3,967	100%
Interest expense	(99,668)	(36,628)	63,040	172%
Total other expenses	(789,673)	(202,018)	587,655	291%

Net loss	$(2,581,011)	$(1,376,406)	$1,204,605	88%

Patient service revenue increased by $157,915, or 8%, from 2016 to 2017, primarily as a result of increased collections on similar gross billing and improved pay or mix, offset by the impact from office closure during Hurricane Irma in September 2017.

Salaries and benefits increased by $462,720, or 30%, in 2017 primarily as a result of increased salary expense associated with HLYK’s overhead and formation of the HLYK sales team.

General and administrative costs increased by $305,000, or 20%, in 2017 primarily due to higher legal and professional costs in 2017 associated with the Company’s public listing, higher costs associated with the rollout of the HealthLynked Network, and increased costs associated with office space and overhead for HLYK employees.

Depreciation and amortization increased by $7,145, or 43%, in 2017 primarily as a result of new property and equipment acquisitions in the 2017.

Loss from operations increased by $616,950, or 53%, in 2017 primarily as a result of increased salaries, benefits and overhead costs associated with preparing for product launch and initial public listing, as well as higher legal and professional fees associated with the Company’s public listing and the rollout of the HealthLynked Network.

Loss on extinguishment of debt in 2017 arose from the issuance of a warrant to purchase 1,000,000 shares of our common stock at an exercise price of $0.30 per share issued to the holder of the 6% fixed convertible secured promissory note with a face value of $550,000 issued on July 7, 2016 (the “550k Note”) in exchange for the extension of the maturity date of the note. Because the fair value of the warrants was greater than 10% of the present value of the remaining cash flows under the $550k Note and the 10% fixed convertible commitment fee promissory note with an investor with a face value of $50,000 maturing on July 11, 2017, the transaction was treated as a debt extinguishment and reissuance of a new debt instrument, with the fair value of the warrants of $290,581 recorded as a loss on debt

Financing cost arose from the issuance of five convertible promissory notes in the third quarter of 2017 that reflected a floating conversion rate that gave rise to an ECF derivative instrument with a fair value greater than the face value of the notes. As a result, the excess of the fair value of the ECF derivative instrument over the face value of the notes totaling $72,956 was recognized as a financing cost at the time of inception of the respective notes.

Amortization of original issue and debt discounts increased by $121,809, or 58%, in 2017 as a result of the amortization of eight convertible notes payable in 2017 compared with only two in 2016.

Proceeds from settlement of lawsuit were $43,236 in 2016, resulting from a one-time settlement of an employment dispute.

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Change in fair value of derivative financial instruments was $3,967 in 2017 resulting from the change in fair value of derivative financial instruments embedded in convertible promissory notes between inception of such derivative instruments and the end of the period.

Interest expense increased by $63,040, or 172%, in 2017 as a result of increased interest on new convertible notes issued in 2017, as well as on notes issued to Dr. Dent.

Total other expenses increased by $587,655, or 291%, in 2017 primarily as a result of a loss on extinguishment of debt in 2017 in the amount of $290,581 in 2017 stemming from warrants issued to extend the maturity debt on outstanding convertible promissory notes, higher amortization of discounts on outstanding convertible promissory notes of $121,809, financing cost related to convertible notes issued in 2017 in the amount of $72,956, higher interest expense of $63,040 due to higher balances on convertible notes payable, as well as income of $43,236 from the settlement of a lawsuit in 2016.

Net loss increased by $1,204,605, or 88%, in 2017 primarily as a result of increased salaries, benefits and overhead costs associated with preparing for product launch and public listing in 2017, loss on extinguishment of debt in 2017, financing costs related to convertible notes payable, as well as higher amortization of debt discounts and interest expense on higher convertible notes payable balances in 2017.

Historical Cash Flows

	Year Ended December 31,
	2017	2016
Net cash (used in) provided by:
Operating activities	$(1,619,269)	$(756,339)
Investing Activities	(16,147)	(12,611)
Financing activities	1,626,706	797,887
Net increase (decrease) in cash	$(8,710)	$28,937

Operating Activities – During the year ended December 31, 2017, we used cash from operating activities of $1,619,269, as compared with $756,339 in the same period of 2016. The increased cash usage results from higher losses resulting primarily from increased salaries and benefits, as well an increase in sales, legal, accounting and other overhead costs associated with preparing for product launch and public listing in 2017.

Investing Activities – Our business is not capital intensive, and as such cash flows from investing activities are minimal in each period. Capital expenditures of $16,147 in the year ended December 31, 2017 and $12,611 in the year ended December 31, 2016 are comprised solely of computer equipment and furniture.

Financing Activities – During the year ended December 31, 2017, we realized $848,639 proceeds from sales of our common stock, $429,500 from the issuance of convertible notes payable, $338,470 from related party loans, and $148,510 from the issuance of notes payable. We also made repayments on loans from related party loans in the amount of $11,192, paid capital lease obligations of $18,348, and repaid notes payable in the amount of $108,873. During the year ended December 31, 2016, we received proceeds of $475,000 from issuance of convertible promissory notes, $374,000 from the sale of common stock and $201,500 from related party loans. We also made repayments of $149,285 against related party loans, $84,980 against bank loans payable, and $18,348 against capital lease obligations.

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Exercise of Warrants and Options

There were no proceeds generated from the exercise of warrants or options during the year ended December 31, 2017.

Other Outstanding Obligations at December 31, 2017

Warrants

As of December 31, 2017, 20,526,389 shares of our Common Stock are issuable pursuant to the exercise of warrants with exercise prices ranging from $0.05 to $1.00.

Options

As of December 31, 2017, 2,349,996 shares of our Common Stock are issuable pursuant to the exercise of options with exercise prices ranging from $0.08 to $0.20.

Off Balance Sheet Arrangements

We did not have, during the periods presented, and we do not currently have, any off-balance sheet arrangements, as defined under applicable Securities and Exchange Commission rules.

Contractual Obligations

Our contractual obligations as of December 31, 2017 were as follows:

	Operating	Capital	Total
	Leases	Leases	Commitments
2018	$281,460	$18,348	$299,808
2019	273,856	18,348	292,204
2020	162,055	3,058	165,113
2021	---	---	---
2022	---	---	---

Total	$717,371	$39,754	$757,125

Operating lease commitments relate to three leases in Naples, Florida. First, the Company entered into an operating lease for its main office in Naples, Florida. The lease commenced on August 1, 2013 and expires July 31, 2020. The lease is for a 6901 square-foot space. The base rent for the first full year of the lease term is $251,287 per annum with increases during the period. Second, the Company entered into another operating lease in the same building for an additional 361 square feet space for use of the medical equipment for the same period. The base rent for the first full year of the lease term is $13,140 per annum. Third, the Company entered into an agreement with MOD pursuant to which the Company will pay rent to MOD in the amount of $2,040 per month for office space in MOD’s facility used by the Company and its employees. The agreement is effective from January 1, 2017 through July 31, 2018.

Capital lease commitments are comprised of a capital equipment finance lease for Ultra Sound equipment with Everbank. There was no interest on this lease. The monthly payment is $1,529 for 60 months ending in March 2020.

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RESULTS OF OPERATIONS: SIXTH MONTHS ENDED JUNE 30, 2018 AND 2017

Comparison of Three Months Ended June 30, 2018 and 2017

The following table summarizes the changes in our results of operations for the three months ended June 30, 2018 compared with the three months ended June 30, 2017:

	Three Months Ended June 30,		Change
	2018	2017	Increase (Decrease) in $	Increase (Decrease) in %
Patient service revenue, net	$566,320	$516,798	$49,522	10%

Salaries and benefits	618,143	495,131	123,012	25%
General and administrative	552,583	498,378	54,205	11%
Depreciation and amortization	6,029	5,859	170	3%
(Loss) income from operations	(610,435)	(482,570)	127,865	-26%

Gain on extinguishment of debt	16,864	---	(16,864)	100%
Change in fair value of debt	(25,452)	---	25,452	100%
Financing cost	(248,443)	---	248,443	100%
Amortization of original issue and debt discounts on notes payable and convertible notes	(244,563)	(58,524)	186,039	-318%
Change in fair value of derivative financial instruments	52,786	---	(52,786)	100%
Interest expense	(51,006)	(20,210)	30,796	-152%
Total other expenses	(499,814)	(78,734)	421,080	-535%

Net loss	$(1,110,249)	$(561,304)	$548,945	-98%

Patient service revenue increased by $49,522, or 10%, from three months ended June 30, 2017 to 2018, primarily as a result of an 8% increase in gross billing from existing physicians.

Salaries and benefits increased by $123,012, or 25%, in 2018 primarily as a result of increased salary expense associated with NWC production pay, HLYK’s overhead and formation of the HLYK sales team.

General and administrative costs increased by $54,205, or 11%, in 2018 primarily due to higher professional costs in 2018, as well as higher information technology, sales and promotional costs associated with the rollout of the HealthLynked Network.

Depreciation and amortization increased by $170, or 3%, in 2018 primarily as a result of new property and equipment acquisitions in 2017.

Loss from operations increased by $127,865, or 26%, in 2018 primarily as a result of increased HLYK headcount, professional fees and costs associated with the rollout of the HealthLynked Network, offset by higher revenue from the NWC practice.

Gain on extinguishment of debt in the three months ended June 30, 2018 arose from the repayment of the $53k Note II in April 2018, which gave rise to a gain primarily as a result of derivative liabilities associated with this note that were written off in connection with the repayment.

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Change in fair value of debt of $24,452 in 2018 arose from the treatment of the extensions of the $550k Note, the $50k Note, the $111k Note and certain notes issued to Dr. Michael Dent as extinguishment and reissuance transactions, resulting these notes being carried at fair value. The change in fair value at the end of each reporting period is recorded as “Change in fair value of debt.”

Financing cost arose from the issuance of eight new convertible promissory notes in the three months ended June 30, 2018, each of which reflected a floating conversion rate that gave rise to an ECF derivative instrument with a fair value greater than the face value of the notes. As a result, the excess of the fair value of the ECF derivative instrument over the face value of the notes totaling $248,443 was recognized as a financing cost at the time of inception of the respective notes.

Amortization of original issue and debt discounts increased by $186,039, or 318%, in 2018 as a result of the amortization of more convertible notes with larger discounts being amortized in 2018.

Change in fair value of derivative financial instruments was $52,786 in 2018 resulting from the change in fair value of derivative financial instruments embedded in convertible promissory notes.

Interest expense increased by $30,796, or 152%, in 2018 as a result of increased interest on new convertible notes issued in 2018, as well as on new notes issued to Dr. Dent during the second half of 2017 and the first quarter of 2018.

Total other expenses increased by $421,080, or 535%, in 2018 primarily as a result of financing cost related to convertible notes issued in 2018 in the amount of $248,443, higher amortization of discounts on outstanding convertible promissory notes of $244,563, and higher interest expense of $22,760 due to higher balances on convertible notes payable.

Net loss increased by $549,945, or 98%, in 2018 primarily as a result of financing costs and higher amortization of debt discounts, as well as increased salaries, benefits and overhead costs associated with preparing for the HealthLynked Network product launch and public company costs. These increases were offset by an increase in revenue of $49,522, or 10%.

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Comparison of Six Months Ended June 30, 2018 and 2017

The following table summarizes the changes in our results of operations for the six months ended June 30, 2018 compared with the three months ended June 30, 2017:

	Six Months Ended June 30,		Change
	2018	2017	Increase (Decrease) in $	Increase (Decrease) in %
Patient service revenue, net	$1,211,959	$992,916	$219,043	22%

Salaries and benefits	1,178,999	963,005	215,994	22%
General and administrative	1,127,411	888,404	239,007	27%
Depreciation and amortization	12,058	11,567	491	4%
(Loss) income from operations	(1,106,509)	(870,060)	236,449	-27%

Loss on extinguishment of debt	(308,359)	---	308,359	100%
Change in fair value of debt	(83,398)	---	83,398	100%
Financing cost	(440,505)	---	440,505	100%
Amortization of original issue and debt discounts on notes payable and convertible notes	(399,398)	(130,568)	268,830	-206%
Change in fair value of derivative financial instruments	38,165	---	(38,165)	100%
Interest expense	(91,353)	(37,797)	53,556	-142%
Total other expenses	(1,284,848)	(168,365)	1,116,483	-663%

Net loss	$(2,391,357)	$(1,038,425)	$1,352,932	-130%

Patient service revenue increased by $219,043, or 22%, from six months ended June 30, 2017 to 2018, primarily as a result of a 18% increase in gross billing from existing physicians.

Salaries and benefits increased by $215,994, or 22%, in 2018 primarily as a result of increased salary expense associated with NWC production pay, HLYK’s overhead and formation of the HLYK sales team.

General and administrative costs increased by $239,007, or 27%, in 2018 primarily due to higher professional costs in 2018, as well as higher information technology, sales and promotional costs associated with the rollout of the HealthLynked Network.

Depreciation and amortization increased by $491, or 4%, in 2018 primarily as a result of new property and equipment acquisitions in 2017.

Loss from operations increased by $236,449, or 27%, in 2018 primarily as a result of increased HLYK headcount, professional fees and costs associated with the rollout of the HealthLynked Network, offset by higher revenue from the NWC practice.

Loss on extinguishment of debt in the six months ended June 30, 2018 arose from an extinguishment loss in the amount of $348,938 related to the extension of debt issued to Dr. Michael Dent, an extinguishment loss in the amount of $19,014 related to the extension of the $111k Note, and gains of $59,593 related to the write-off of derivative liabilities associated with convertible notes repaid during the period.

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Change in fair value of debt of $83,398 in 2018 arose from the treatment of the extensions of the $550k Note, the $50k Note, the $111k Note and certain notes issued to Dr. Michael Dent as extinguishment and reissuance transactions, resulting these notes being carried at fair value. The change in fair value at the end of each reporting period is recorded as “Change in fair value of debt.”

Financing cost arose from the issuance of 12 new convertible promissory notes in the six months ended June 30, 2018, each of which reflected a floating conversion rate that gave rise to an ECF derivative instrument with a fair value greater than the face value of the notes. As a result, the excess of the fair value of the ECF derivative instrument over the face value of the notes totaling $440,505 was recognized as a financing cost at the time of inception of the respective notes.

Amortization of original issue and debt discounts increased by $268,830, or 206%, in 2018 as a result of the amortization of more convertible notes with larger discounts being amortized in 2018.

Change in fair value of derivative financial instruments was $38,165 in 2018 resulting from the change in fair value of derivative financial instruments embedded in convertible promissory notes.

Interest expense increased by $53,556, or 142%, in 2018 as a result of increased interest on new convertible notes issued in 2018, as well as on new notes issued to Dr. Dent during the second half of 2017 and the first quarter of 2018.

Total other expenses increased by $1,116,483, or 663%, in 2018 primarily as a result of financing cost related to convertible notes issued in 2018 in the amount of $440,505, higher amortization of discounts on outstanding convertible promissory notes of $399,398, higher loss on extinguishment of debt by $268,830 in 2018, and higher interest expense of $91,355 due to higher balances on convertible notes payable.

Net loss increased by $1,352,932, or 130%, in 2018 primarily as a result of financing costs, higher amortization of debt discounts, and losses on extinguishment of debt, as well as increased salaries, benefits and overhead costs associated with preparing for the HealthLynked Network product launch and public company costs. These increases were offset by an increase in revenue of $219,043, or 22%.

Liquidity and Capital Resources

Going Concern

As of December 31, 2017, we had a working capital deficit of $2,102,923 and accumulated deficit $4,705,230. For the year ended December 31, 2017, we had a net loss of $2,581,011 and net cash used by operating activities of $1,619,269. Net cash used in investing activities was $16,147. Net cash provided by financing activities was $1,626,706, resulting principally from $848,639 from the proceeds of the sale of common stock, $429,500 net proceeds from the issuance of convertible notes, $338,470 proceeds from related party loans, and $148,510 proceeds from issuance of notes payable.

As of June 30, 2018, we had a working capital deficit of $1,883,656 and accumulated deficit $7,096,587. For the six months ended June 30, 2018, we had a net loss of $2,391,357 and net cash used by operating activities of $1,222,947. Net cash used in investing activities was $201. Net cash provided by financing activities was $1,211,369, resulting principally from $805,500 net proceeds from the issuance of convertible notes, $645,503 from the proceeds of the sale of 631,204 shares of common stock and $101,450 proceeds from related party loans. Subsequent to June 30, 2018, the Company completed a $2,000,000 private placement of common stock and warrants with certain institutional investors on July 18, 2018. The Company issued 3,900,000 shares of common stock, pre-funded warrants to purchase 4,100,000 shares of common stock, and warrants to purchase 8,000,000 shares of common stock, plus additional warrants to purchase shares of common stock that may become exercisable following the registration of the securities issued in the private placement.

Our cash balance and revenues generated are not currently sufficient and cannot be projected to cover our operating expenses for the next twelve months from the date of this report. These matters raise substantial doubt about our ability to continue as a going concern. Management’s plans include attempting to improve its business profitability and its ability to generate sufficient cash flow from its operations to meet its needs on a timely basis, obtaining additional working capital funds through equity and debt financing arrangements, and restructuring on-going operations to eliminate inefficiencies to raise cash balance in order to meet our anticipated cash requirements for the next twelve months from the date of this report. However, there can be no assurance that these plans and arrangements will be sufficient to fund our ongoing capital expenditures, working capital, and other requirements. Management intends to make every effort to identify and develop sources of funds. The outcome of these matters cannot be predicted at this time. There can be no assurance that any additional financings will be available to us on satisfactory terms and conditions, if at all.

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Our ability to continue as a going concern is dependent upon our ability to raise additional capital and achieve profitable operations. The accompanying consolidated financial statements do not include any adjustments related to the recoverability or classification of asset-carrying amounts or the amounts and classification of liabilities that may result should we be unable to continue as a going concern.

As further discussed below in “Significant Liquidity Events,” in July 2016, we entered into an Investment Agreement (the “Investment Agreement”) pursuant to which the investor has agreed to purchase up to $3,000,000 of our common stock over a three-year period starting upon registration of the underlying shares, with such shares put to the investor by us pursuant to a specified formula that limits the number of shares able to be put to the investor to the number equal to the average trading volume of our common shares for the ten consecutive trading days prior to the put notice being issued. During the six months ended June 30, 2018, we received $327,818 from the proceeds of the sale of 1,856,480 shares pursuant to the Investment Agreement.

We intend that the cost of implementing our development and sales efforts related to the HealthLynked Network, as well as maintaining our existing and expanding overhead and administrative costs, will be funded principally by cash received from the put rights associated with the Investment Agreement and supplemented by other funding mechanisms, including sales of our common stock, loans from related parties and convertible notes. We expect to repay our outstanding convertible notes, which have an aggregate face value of $1,751,750 as of June 30, 2018, from outside funding sources, including but not limited to new convertible notes payable, amounts available upon the exercise of the put rights granted to us under the Investment Agreement, sales of equity, loans from related parties and others or through the conversion of the convertible notes into equity. No assurances can be given that we will be able to access sufficient outside capital in a timely fashion in order to repay the convertible notes before they mature. If necessary funds are not available, our business and operations would be materially adversely affected and in such event, we would attempt to reduce costs and adjust its business plan.

Significant Liquidity Events

Through June 30, 2018, we have funded our operations principally through a combination of convertible promissory notes, promissory notes, related party debt and private placements of our common stock, as described below.

Investment Agreement

On July 7, 2016, we entered into the Investment Agreement with an accredited investor pursuant to which an accredited investor agreed to invest up to $3,000,000 to purchase the Company’s common stock, par value of $.0001 per share. The purchase price for such shares shall be 80% of the lowest volume weighted average price of our common stock during the five consecutive trading days prior to the date on which written notice is sent by us to the investor stating the number of shares that the Company is selling to the investor, subject to certain discounts and adjustments. Further, pursuant to an Amended Investment Agreement dated March 22, 2017, we granted to the investor warrants to purchase an aggregate of seven (7) million shares of common stock with the following fixed exercise prices: (i) four million shares at $0.25 per share; (ii) two million shares at $0.50 per share; and (iii) one million shares at $1.00 per share. The warrants also contain a “cashless exercise” provision and the shares underlying the warrants will not be registered. During the six months ended June 30, 2018, we received $327,818 from the proceeds of the sale of 1,856,480 shares pursuant to the Investment Agreement.

Sales of Common Stock

During 2017, we sold 5,873,609 shares of common stock in private placement transactions to 18 investors and received $821,000 in proceeds from the sales. The shares were issued at a share price between $0.10 and $0.30 per share.

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During the six months ended June 30, 2018, we sold 3,249,177 shares of common stock in private placement transactions and received $317,175 in proceeds. The shares were issued at a share price between $0.085 and $0.25 per share.

On July 18, 2018, we completed a $2,000,000 private placement of common stock and warrants with an institutional investor. We issued 3,900,000 shares of common stock, pre-funded warrants to purchase 4,100,000 shares of common stock, and warrants to purchase 8,000,000 shares of common stock, plus additional warrants to purchase shares of common stock that may become exercisable following the registration of the securities issued in the private placement.

Convertible Notes Payable

As of June 30, 2018, we had outstanding convertible notes payable with aggregate face value of $1,751,750 maturing between July and October 2018:

			Conversion
	Face Value	Interest Rate	Price/ Discount*	Term

$550k Note - July 2016	$550,000	6%	$0.08	July 7, 2018
$50k Note - July 2016	50,000	10%	$0.10	July 11, 2018
$111k Note - May 2017	111,000	10%	$0.35	July 11, 2018
$171.5k Note - October 2017	171,500	10%	35%	October 26, 2018
$57.8k Note - January 2018	57,750	10%	40%	January 2, 2019
$112.8k Note - February 2018	112,750	10%	40%	February 2, 2019
$83k Note - February 2018	83,000	10%	40%	February 13, 2019
$105k Note - March 2018	105,000	10%	40%	March 5, 2019
$63k Note - April 2018	63,000	10%	39%	January 15, 2019
$57.8k Note - April 2018	57,750	10%	28%	April 17, 2018
$90k Note - April 2018	90,000	10%	40%	April 18, 2019
$53k Note II - April 2018	53,000	10%	39%	January 30, 2019
$68.3k Note - May 2018	68,250	10%	40%	May 3, 2019
$37k Note May 2018	37,000	10%	40%	May 7, 2019
$63k Note II - May 2018	63,000	10%	39%	February 28, 2019
$78.8k Note - May 2018	78,750	10%	40%	May 24, 2019
	$1,751,750

* Discount reflects prescribed discount to then-current market price at time of conversion.

During the six months ended June 30, 2018, we repaid four notes with aggregate face value of $196,000 and entered into the following new convertible notes payable.

Plan of operation and future funding requirements

Our plan of operations is to operate NWC and continue to invest in our cloud-based online personal medical information and record archiving system, the “HealthLynked Network,” which enables patients and doctors to keep track of medical information via the Internet in a cloud based system.

During June 2017, we began a test-launch of the HealthLynked Network in three test markets in Florida, which continued through the third quarter of 2017. We intend to market the HealthLynked Network via direct sales force targeting physicians’ offices, direct to patient marketing, affiliated marketing campaigns, co-marketing with online medical supplies retailer MedOffice Direct, and expanded southeast regional sales efforts. We intend that our initial primary sales strategy will be direct physician sales through the use of regional sales representatives whom we will hire as access to capital allows. In combination with our direct sales, we intend to also utilize Internet based marketing to increase penetration to targeted geographical areas. These campaigns will be focused on both physician providers and patient members.

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If we fail to complete the development of, or successfully market, the HealthLynked Network, our ability to realize future increases in revenue and operating profits could be impacted, and our results of operations and financial position would be materially adversely affected.

On July 17, 2018, we completed a $2,000,000 private placement of common stock and warrants with an institutional investor. We issued 3,900,000 shares of common stock, pre-funded warrants to purchase 4,100,000 shares of common stock, and warrants to purchase 8,000,000 shares of common stock, plus additional warrants to purchase shares of common stock that may become exercisable following the registration of the securities issued in the private placement. The capital was raised for the purpose of technology enhancement, sales and marketing initiatives and for our planned acquisition strategy. Beginning in the second half of 2018, we plan to acquire health service businesses and offer physician owners cash, stock, and deferred compensation. We expect to initially target practices in Florida with at least $1 million in annual revenue and that demonstrate at least three current consecutive years of strong profitability.

In July 2018, we completed an equity financing of $2 million to help in properly executing our business plan and servicing our debt that matures in 2018. We anticipate that approximately 50% of this amount will be used for sales and marketing related costs and the remainder for executive compensation, IT expenses and legal and accounting expenses related to being a public company. We plan on raising additional capital to fund our recently disclosed acquisition strategy. In addition, we have extended a significant portion of our outstanding debt until December 31, 2019. Specifically, all of Dr. Michael Dent’s notes payable with an with an aggregate face value of $646,000 and all of Iconic Holdings LLC convertible notes payable with an aggregate face value of $1,751,750 have been extended until December 31, 2019.

We intend that the cost of implementing our development and sales efforts related to the HealthLynked Network, as well as maintaining our existing and expanding overhead and administrative costs, will be funded principally by our recent equity financing for $2 million in addition to the cash received by us from the put rights associated with the Investment Agreement. We expect to repay outstanding convertible notes from outside funding sources, including but not limited to amounts available upon the exercise of the put rights granted to us under the Investment Agreement, sales of our equity, loans from outside parties and the conversion of such related party notes to equity. No assurances can be given that we will be able to access sufficient outside capital in a timely fashion in order to repay the convertible notes before they mature. In order to access cash available under the Investment Agreement, our common stock must be listed on a recognized stock exchange or market and the shares underlying the arrangement must be subject to an effective registration statement. On May 10, 2017, our stock began trading on the OTCQB, which qualifies as a recognized stock exchange or market pursuant to the terms of the Investment Agreement, under the symbol “HLYK.” Although we have met the requirements to utilize the funds available under the Investment Agreement, there can be no assurances that we will be able to continue to meet these requirements. Additionally, the amount available to us upon the exercise of the put rights granted to us under the Investment Agreement is dependent upon the trading volume of our stock. Between May 22, 2017 and June 30, 2018, our daily trading volume averaged approximately 68,000 shares per day. Based upon increases in our volume since the end of 2017, Iconic Holdings has increased our maximum amount to access on the equity line from $150,000 maximum to $300,000 maximum. We project that amounts available to us upon the exercise of the put rights granted to us under the Investment Agreement will be sufficient to meet our capital requirements.

Historical Cash Flows

	Six Months Ended June 30,
	2018	2017
Net cash (used in) provided by:
Operating activities	$(1,222,947)	$(809,636)
Investing Activities	(201)	(7,046)
Financing activities	1,211,369	777,104
Net increase (decrease) in cash	$(11,779)	$(39,578)

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Operating Activities – During the six months ended June 30, 2018, we used cash from operating activities of $1,222,947, as compared with $809,636 in the same period of 2017. The increased cash usage results from higher losses resulting primarily from increased salaries and benefits, as well an increase in professional and other overhead costs associated with preparing for product launch and operating as a public company in 2018.

Investing Activities – Our business is not capital intensive, and as such cash flows from investing activities are minimal in each period. Capital expenditures of $201 in the six months ended June 30, 2018 and $7,046 in the six months ended June 30, 2017 are comprised of computer equipment and furniture.

Financing Activities – During the six months ended June 30, 2018, we realized $805,500 net proceeds from the issuance of convertible notes, $645,503 from the proceeds of the sale of shares of common stock to investors and pursuant to the Investment Agreement, $101,450 proceeds from related party loans, and $73,500 from notes payable. We also made repayments of $284,682 against convertible notes, $113,257 against notes payable, $9,000 against related party loans and $7,645 on capital lease obligations.

Exercise of Warrants and Options

There were no proceeds generated from the exercise of warrants or options during the six months ended June 30, 2018.

Other Outstanding Obligations

Warrants

As of June 30, 2018, 30,486,790 shares of our Common Stock were issuable pursuant to the exercise of warrants with exercise prices ranging from $0.05 to $1.00.

Options

As of June 30, 2018, 2,507,996 shares of our Common Stock were issuable pursuant to the exercise of options with exercise prices ranging from $0.08 to $0.20.

Off Balance Sheet Arrangements

We did not have, during the periods presented, and we do not currently have, any off-balance sheet arrangements, as defined under applicable Securities and Exchange Commission rules.

Contractual Obligations

Our contractual obligations as of June 30, 2018 were as follows:

	Operating	Capital	Total
	Leases	Leases	Commitments
2018 (July to December)	$137,006	$10,703	$147,709
2019	273,856	18,348	292,204
2020	162,055	3,058	165,113
2021	---	---	---
2022	---	---	---

Total	$572,917	$32,109	$605,026

Operating lease commitments relate to three leases in Naples, Florida. First, the Company entered into an operating lease for its main office in Naples, Florida. The lease commenced on August 1, 2013 and expires July 31, 2020. The lease is for a 6901 square-foot space. The base rent for the first full year of the lease term is $251,287 per annum with increases during the period. Second, the Company entered into another operating lease in the same building for an additional 361 square feet space for use of the medical equipment for the same period. The base rent for the first full year of the lease term is $13,140 per annum. Third, the Company entered into an agreement with MOD pursuant to which the Company will pay rent to MOD in the amount of $2,040 per month for office space in MOD’s facility used by the Company and its employees. The agreement is effective from January 1, 2017 through July 31, 2018.

Capital lease commitments are comprised of a capital equipment finance lease for Ultra Sound equipment with Everbank. There was no interest on this lease. The monthly payment is $1,529 for 60 months ending in March 2020.

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BUSINESS

HealthLynked Corp. is a growth stage company incorporated in the State of Nevada on August 6, 2014. We operate a cloud-based online personal medical information and record archiving system, referred to as the “HealthLynked Network”, which enables patients and doctors to keep track of medical information via the Internet in a cloud based system. Through our website, www.HealthLynked.com, Patients are able to complete a detailed online personal medical history including past surgical history, medications, allergies, and family medical history. Once this information is entered, patients and their treating physicians are able to update the information as needed, to provide a comprehensive and up to date medical history.

We believe that the HealthLynked Network offers a number of advantages to patients and physicians not available in the market today. We provide a comprehensive marketing solution allowing physicians to market to both active and inactive patients, a way to connect on a regular basis with their patients through newsfeeds and groups, and also access to new patients. Our real-time appointment scheduling application allows for patients to book appointments online with participating healthcare providers in as soon as 30 minutes from the time of booking. Our database and record archives allow for seamless sharing of medical records between healthcare providers and keep patients in control of shared access. In the HealthLynked Network, parents are able to create accounts for their children that are linked to their family account, allowing them to provide access to healthcare providers, track vaccination records, allow access by hospitals and allow schools to access medical histories, drug allergies and other medical information in case of emergencies. The HealthLynked Network will be accessible 24 hours a day, 7 days a week, on web browsers and as a mobile phone application. We believe this type of accessibility is convenient for schools and during office visits, but most importantly, is crucial in times of a medical emergency.

Our system provides for 24-hour access to medical specialist healthcare providers who can answer medical questions and direct appropriate care to paying members. In addition to 24-hour access, patients may also schedule telemedicine consultations at set times with participating healthcare providers who have expertise in various specialized areas of medicine. Participating physicians can elect to allow patients to request online appointments either via our real-time app or by setting, in their administrator dashboard panel, times and days of the week that patients may request appointments. Appointment requests are then sent by our system to an email address specified by the physician’s office, who are then requested to follow up to confirm these appointment requests or automatically accept the appointment request.

HealthLynked has created 880,000 physician base profiles of almost all physicians in the United States. Physicians HealthLynked profiles are searchable on the Internet. Physicians claim their profiles confirming the accuracy of the information free of charge. There are three levels of profiles; “Base,” “Standard” and “Premium”. Base profiles are created at no charge to the physician. Standard profiles allow a physician to add additional features and marketing services. Premium profiles allow for the addition of videos and other marketing services. HealthLynked provider profiles enable participating physicians to market directly to patients by providing complete profiles, with their areas of specialization, hours of operation, participating insurance plans, phone numbers and office addresses linked to Google maps. Physician practices generate more income the more patients they treat, so maximizing efficiency and patient turnover is critical to increasing total revenues and profitability. As such, we believe that our system will enable physicians to reduce the amount of time required to process patient intake forms, as patients will no longer be required to spend ten to thirty minutes filling out forms at each visit, and the practices’ staffs will not need to input this information multiple times into their electronic medical records systems. Patients complete their online profiles once and thereafter, they and their physicians are able to update their profiles as needed. Physicians’ participation in the HealthLynked Network is required to update the patient records within 24 hours of seeing the patient. The information is organized in an easy to read format in order that a physician be able to review the necessary information quickly during and prior to patient visits, which, in turn, facilitates a more comprehensive and effective patient encounter.

Patient data is stored in conformity with the Health Insurance Portability and Accountability Act of 1996, or “HIPAA”. The network utilizes Amazon AWS infrastructure which uses Amazon “HIPPA” complaint servers along with Amazon RDS with LAMP, HTML5 and several JavaScript frameworks, including Angular and React. Recommendations for end users are 512 kbps+ internet connection speed and a web browser such as Google Chrome, Internet Explorer, Mozilla Firefox, Safari or handheld devices such as iOS devices, android phones or tablets. Our developers utilize third party controls for functionality and user interface where the use of those controls adds value to the system beyond custom creation of new tools. We intend to adjust forward compatibility for major browser version updates, new browsers, operating system updates or new operating system as needed. The HealthLynked Network is EMR agnostic, and is compatible with all electronic medical records systems, allowing for minimal barriers to participation and broader penetration of the market.

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Acquisition of NWC

In August 2014, we acquired the NWC, an OB/GYN practice in Naples, Florida that was established in 1996.

This acquisition provided a foundation for ongoing development of the HealthLynked Network by allowing us to register NWC’s approximately 6,000 active patients and 6500 inactive patients and to utilize the expertise of our employed physicians to help in the design and strategy for deployment of the HealthLynked Network. It is anticipated that future medical practices may be acquired from time to time as we see fit to further develop, test and deploy the HealthLynked Network into new strategic regional areas throughout the country.

Through NWC, we also provide Obstetrical and Gynecological medical services to patients in the South West Florida region. NWC currently employs four OB/GYN physicians and one ARNP nurse practitioner. The services offered include obstetrical services for high and low risk patients, in office ultrasonography, and prenatal testing. Gynecological services include general physical exams, surgical procedures such as hysterectomy, bladder incontinence procedures, pelvic reconstruction, sterilization, endometrial ablation, advanced robotic surgery, contraceptive management and infertility testing and treatment.

The HealthLynked Network- How It Works

Our system walks patients through a series of easy to use pages with point and click selections and drop down menus that allow them to enter their past medical history, past surgical history, allergies, medications, and family medical history. In addition, members are allowed to create accounts for children under the age of 18 and keep track of required visits and vaccines. Members select physicians, schools, hospitals and other parties to whom they wish to grant access to their records. This access can be either ongoing, or restricted by time and date, in accordance with the patient’s control settings.

Physicians are required to have a claimed active account in order to access patients’ online records and receive referrals for new patients. Once a patient has granted their physician access to their medical charts, office intake paperwork can be downloaded by the physician without the need for the patient to fill out lengthy and repetitive paperwork. Upon completion of the office visit, providers are required to upload the medical record into the online patients’ file within 24 hours via eFax, APIs with select EMRs or through the HealthLynked Portal. Each patient’s account has a unique bar code that when faxed into our system is recognized for that patient and archived in the patient’s chart, by date and provider. The HealthLynked Network is independent of any EMR system and physicians only require a fax machine or computer to participate, allowing for minimal barriers to participation and broader penetration of the market.

In addition to serving as a complete medical record archive, we believe that the HealthLynked Network allows for shorter wait times at doctors’ offices by giving doctors immediate access to patients’ complete medical information, insurance information and required treatment consent forms. Patients only need to verify their treating physician’s access to their files upon or prior to their next doctor’s visit. Patients are also able to coordinate multiple physician visits and keep an updated and complete personal medical record archive. These files may also be shared among a patient’s different specialty physicians, a function that we believe is especially helpful for patients who travel and may need to access their records or obtain physician referrals in multiple localities. We also believe that the HealthLynked Network is especially useful in medical emergencies when patients are unable to provide a medical history on their own because our system allows patients the option to grant healthcare providers, in advance, special access in emergency situations.

The HealthLynked Network also provides an online scheduling function for patients to book appointments with participating providers. Healthcare provider profiles feature physicians’ biographies, office locations, hours and available appointment times. In addition, the platform will provide patients with a list of recommended health screenings tailored to each patient’s unique medical history and demographics. Recommended screenings could include, but is not limited to, annual mammograms for women over the age of 40, colonoscopy every 10 years after the age of 50, recommended pap smear screenings, routine blood tests, and prostate exams. This base service will be free for patients. However, we plan to charge additional fees for real-time schedule booking, access to telemedicine service and access to a 24-hour nurse’s hotline and to charge physicians for upgraded physician profiles and SEO marketing.

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Benefits for Multiple Constituencies

We believe that the HealthLynked Network provides numerous benefits for patients, medical providers, hospitals, emergency rooms and schools.

Benefits for patients:

●	Base service, which includes all of the below benefits other than telemedicine and the nurse hotline, will be free

●	Easy online scheduling of appointments

●	Real-time booking for appointments available in the next 4 hours

●	Keep track of co-pays and deductibles on insurance plans

●	More accurate and detailed personal medical history

●	Complete medication lists with dosing and warnings of potential drug interactions

●	Ability to create accounts for children, and track recommended health screenings and vaccines

●	When traveling, patients will have the ability to access their medical records online 24 hours a day, 7 days a week even in the case of an emergency

●	Shortened wait times at physicians’ offices by reducing the need to fill out redundant paper work

●	Access to a referral network of physicians across the United States who participate in the HealthLynked Network

●	Telemedicine online nurse/ physician triage to help patients get appropriate medical care for fee paying members

●	Patients can access family members’ records in the event of illness or accident

●	Access to telemedicine for medical consultations and appointments for fee paying members

●	24 hour nurse hotline available for fee paying members

Benefits for physicians and providers:

●	More accurate patient medical history including past medical records

●	“EMR Agnostic” and compatible with all electronic medical records systems

●	A detailed and accurate medications list from patients

●	Shortened time for patients to complete necessary paperwork translating into improved efficiency, shorter wait times, greater patient satisfaction and higher revenues

●	Referral source for new patients

●	Online marketing profiles

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●	Comprehensive Marketing to active and inactive patients

●	SEO and marketing options

●	Co-pay and deductible information on patients insurance plans will be readily available

●	Additional revenue stream from signing up new patients

●	Online and real-time patient scheduling to control gaps in scheduling due to last minute cancelations by existing patients

●	Low membership fees of $300 - $400 per month per provider during the first year

●	No new equipment required

Benefits for hospitals and emergency rooms:

●	Information on patients who present that are not conscious to provide a complete medical history

●	Information on traveling patients who present to a hospital in an emergency situation

●	Online access to patient information 24 hours a day, 7 days a week

●	“EMR Agnostic” and compatible with all electronic medical records systems

●	No new equipment required

Benefits for schools:

●	Access by authorized school officials to students’ medical histories

●	Linked access to students’ primary care physicians

●	Access to vaccination records

●	Allergy and medication tracking

●	Emergency contact information of family members

Benefits for parents:

●	Complete children profiles

●	Access given to schools in case of medical emergences

●	List of allergies available to those granted access

●	Vaccine records available to those granted access

●	Recommended health screenings

●	Journal for health log and milestones through news feeds and groups

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Our Strategy

Our strategy is focused on market penetration and recruiting physicians and patients to use our system for archiving patient medical records, comprehensive marketing to active and inactive patients, a way to connect on a regular basis utilizing news feeds and groups, accessing new patients, and for on-line “real-time” scheduling physician appointments.

We currently charge physicians $300 - $400 per month to participate in the network. Physicians upload their patients into a secure patient portal to market to their active and inactive patients. They initially send to all their patients an email inviting them to claim their HLYK profile free of charge, update their profiles and bring it with them to their next visit to the physician’s office.

We also anticipate charging certain healthcare facilities either an annual or monthly fee that will vary per facility based upon number of professionals per facility. Currently, it is anticipated that hospitals and emergency rooms would be charged a higher fee for our services once our patient network has been expanded.

The base services of our network are free for patients, and they may also upgrade their service should they wish to receive telemedicine services and access to a 24-hour nurse hotline.

Pursuant to our business strategy, we acquired NWC to begin deployment of the HealthLynked Network and register NWC’s approximately 6,000 active patients and 6,500 inactive patients into the HealthLynked system. While we expect to generate minimal revenues from physician fees related to such deployment in fiscal 2018, we anticipate that establishing the patient database will be a valuable marketing tool for our sales team in marketing to new physicians in the marketplace. We plan to further expand NWC by engaging five additional physicians and project, although no assurance can be given, that by 2020 NWC will generate annual aggregate net revenues of approximately $5,000,000. We believe that targeting women’s practices to market HealthLynked is one of the best approaches as women generally make most of the healthcare decisions for their families. We intend to begin expanding our sales force and marketing outside of Florida to include Alabama, Georgia and South Carolina and establish a footprint within the southeastern United States by the end of 2018.

Sales Strategy

We intend to execute the following strategies during the third and fourth quarters of 2018:

●	Direct sales force targeting physicians’ offices

- Jacksonville and Orlando

- Signed 6 HealthLynked Advisory Board Members

- Starting with physicians claiming their existing base profiles confirming accuracy

- Focusing on comprehensive marketing to physicians active and inactive patients to improve retention

- Physicians upload patients in secured HLYK portal and send email to all patients to claim their HLYK profile and update it to bring into the office for their next visit.

- Use of HLYK network for on-line appointment scheduling for patients

●	Direct to patient marketing:

●	SEO/SEM campaigns direct to patients

●	Affiliated marketing campaigns

●	Co-marketing with MedOfficeDirect (a virtual distributor of medical supplies to physicians’ offices that is affiliated with our management team)

●	Expanded southeast regional sales efforts

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We intend that our initial primary sales strategy will be direct physician sales through the use of regional sales representatives whom we have hired on a reasonable cost basis. We have targeted two key metropolitan areas, Orlando and Jacksonville Florida and deployed a sales representative in each location who reports to our Chief Commercial Officer, Robert Horel.

Rapid growth is expected over the next five years, due in large part to our engagement of our Mr. Horel, a seasoned sales professional. Mr. Horel is responsible for our overall sales and marketing efforts. However, we do not consider Mr. Horel to be a “named executive officer” under Item 402 of Regulation S-K.

Mr. Horel was formerly a sales executive at NeoGenomics, Inc. We believe that with his expertise and contacts, HealthLynked will be able to sign over 500 physicians in the next twelve months, with this level of growth doubling every year over the next five years. Under Mr. Horel’s leadership, our sales team is projected to grow from 10 sales representatives to over 100 sales representatives during this five-year period. Mr. Horel and Company management will decide on new markets after Orlando and Jacksonville have proven successful.

We intend to use our client relationship management system Salesforce.com to track sales calls and market penetration. Our marketing efforts towards physicians will emphasize how our systems can increase physician practice revenues, improve office efficiencies, and improve the accuracy of recorded patients’ medical histories.

Once a physician agrees to participate, they will put all their patients in a secured portal in the cloud, and email them to claim their profile, update it and bring it in for their next office visit. As mentioned above, access to the HealthLynked Network is free for patients. The physicians will then market to their active and inactive patients and it is anticipated that physicians will generate up to $100k in incremental annual revenue for an investment of $4,800 per year.

In combination with our direct sales, we intend to also utilize internet based search engine marketing an optimization (SEM/SEO) to increase our presence in certain targeted geographical areas. These campaigns will be focused on both physicians and patients. We believe that direct to consumer marketing through email campaigns will be an effective way to build interest and drive patient and physician demand for our services. We anticipate that we will be able to foster faster market penetration and increase demand for our services by marketing to “both sides”, the consumer and the practitioner once the direct sales model is solidified.

Our campaigns will direct patients to look for physicians in the HealthLynked Network to ensure that they maintain the accuracy and completeness of their medical records. Our system will further allow patients to search for in-network physician providers and schedule online “real-time” appointments via our system. We believe that physicians in the HealthLynked Network will see an increase in new patients as a result of their participation and as more patients claim their profiles from the physicians’ initial emails to patients, the value to physicians of joining our network will increase from not only existing patient marketing, but also for acquisition of new patients in the Network.

We believe that affiliated marketing campaigns will be very helpful in attracting new users and increasing market awareness. We intend to partner with pharmaceutical companies, medical distributors, insurance companies; medical societies and others to cross market our products. We have already partnered with MedOfficeDirect, LLC, an online medical supply distributor affiliated with our management, to co-market our respective services and share advertising on our web sites.

Intellectual Property

We have reserved the domain www.HealthLynked.com and have registered “HealthLynked” and our corporate logo as a service mark with the United States Patent and Trademark Office. We plan to file patent applications as needed to protect our technology, which is currently anticipated to be during the fourth quarter of 2018.

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Research and Development

Our research and development efforts consist of building, developing, and enhancing the HealthLynked Network, including comprehensive marketing to active and inactive patients, the real time scheduling of appointments through our new mobile application, regular appointment scheduling, telemedicine appointment scheduling, sharing of secured documents between physicians and patients, and devise independent access mobile, tablet and web browser. Further, we are developing our systems to provide for secured date storage, drug interaction alerts, and the barcoding of documents for retrieval and storage.

Professional and General Liability Coverage

We maintain professional and general liability insurance policies with third-party insurers generally on a claims-made basis, subject to deductibles, policy aggregates, exclusions, and other restrictions, in accordance with standard industry practice. We believe that our insurance coverage is appropriate based upon our claims experience and the nature and risks of our business. However, no assurance can be given that any pending or future claim against us will not be successful or if successful will not exceed the limits of available insurance coverage. Our business entails an inherent risk of claims of medical malpractice against our affiliated physicians and us. We contract and pay premiums for professional liability insurance that indemnifies us and our affiliated healthcare professionals generally on a claims-made basis for losses incurred related to medical malpractice litigation. Professional liability coverage is required in order for our physicians to maintain hospital privileges.

Employees

As of August 13, 2018, we had 31 employees. None of our employees are covered by a collective bargaining agreement. We consider our relationship with our employees to be excellent.

Competition

The markets for our products and services are highly competitive, and are characterized by rapidly evolving technology and product standards, as well as frequent introduction of new products and services. All of our competitors are more established, benefit from greater name recognition, and have substantially greater financial, technical, and marketing resources than we do.

Our principal existing competitors include but are not limited to ZocDoc, Inc., AthenaHealth Inc., All scripts Healthcare Solutions, Inc., Cerner Corporation and Epic Systems Corporation. In addition, we expect that major software information systems companies, large information technology consulting service providers, start-up companies, managed care companies and others specializing in the health care industry may offer competitive products and services.

We believe that we differ from our competitors in that we are not practice management software or an EMR provider. Companies like AthenaHealth Inc., All scripts Healthcare Solutions, Inc., Cerner and Epic Systems Corporation offer software solutions to operate and manage a medical practice. Functions of these systems include patient billing, monitoring patient account balances and payments, tracking of appointments and creating encounter visits for each patient seen. HealthLynked works in conjunction with these practice management software systems and does not seek to replace them. Patients’ medical encounters created by these systems are uploaded to the patient’s profile in the HealthLynked Network. The HealthLynked Network can incorporate any physical or digital documents into a patient’s medical record history and thus allow it to be utilized across all healthcare platforms. HealthLynked provides an online appointment scheduling application that is similar to ZocDoc, Inc.’s offering, but in addition offers telemedicine appointments through our own patient interface.

The advantage of having a healthcare network independent of any one practice management or EMR software allows the HealthLynked system to be fully utilized across the entire medical community. Integration and participation by both patients and healthcare providers in a unified platform offers significant advantages in the quality and nature of healthcare delivery in the future. To our knowledge a unified healthcare network like HealthLynked currently does not exist in the market.

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Government Regulation

The healthcare industry is governed by a framework of federal and state laws, rules and regulations that are extensive and complex and for which, in many cases, the industry has the benefit of only limited judicial and regulatory interpretation. If we are found to have violated these laws, rules or regulations, our business, financial condition and results of operations could be materially, adversely affected. Moreover, the Affordable Care Act contains numerous provisions that are reshaping the United States healthcare delivery system, and healthcare reform continues to attract significant legislative interest, regulatory activity, new approaches, legal challenges and public attention that create uncertainty and the potential for additional changes. Healthcare reform implementation, additional legislation or regulations, and other changes in government policy or regulation may affect our reimbursement, restrict our existing operations, limit the expansion of our business or impose additional compliance requirements and costs, any of which could have a material adverse effect on our business, financial condition, results of operations, cash flows and the trading price of our common stock. See Risk Factors—“The Affordable Care Act may have a significant effect on our business.”

Licensing and Certification

Florida imposes licensing requirements on individual physicians and clinical professionals, and on facilities operated or utilized by healthcare practices. We may have to obtain regulatory approval, including certificates of need, before establishing certain types of healthcare facilities, offering certain services or expending amounts in excess of statutory thresholds for healthcare equipment, facilities or programs. We are also required to meet applicable Medicaid provider requirements under state laws and regulations and Medicare provider requirements under federal laws, rules and regulations.

Fraud and Abuse Provisions

Existing federal laws, as well as similar state laws, relating to government-sponsored or funded healthcare programs, or GHC Programs, impose a variety of fraud and abuse prohibitions on healthcare companies like us. These laws are interpreted broadly and enforced aggressively by multiple government agencies, including the Office of Inspector General of the Department of Health and Human Services, the Department of Justice (the “DOJ”) and various state agencies. In addition, in the Deficit Reduction Act of 2005, Congress established a Medicaid Integrity Program to enhance federal and state efforts to detect Medicaid fraud, waste and abuse and provide financial incentives for states to enact their own false claims legislation as an additional enforcement tool against Medicaid fraud and abuse. Since then, a growing number of states have enacted or expanded healthcare fraud and abuse laws.

The fraud and abuse provisions include extensive federal and state laws, rules and regulations applicable to us, particularly on the services offered through NWC. In particular, the federal anti-kickback statute has criminal provisions relating to the offer, payment, solicitation or receipt of any remuneration in return for either referring Medicaid, Medicare or other GHC Program business, or purchasing, leasing, ordering, or arranging for or recommending any service or item for which payment may be made by GHC Programs. In addition, the federal physician self-referral law, commonly known as the “Stark Law,” applies to physician ordering of certain designated health services reimbursable by Medicare from an entity with which the physician has a prohibited financial relationship. These laws are broadly worded and have been broadly interpreted by federal courts, and potentially subject many healthcare business arrangements to government investigation and prosecution, which can be costly and time consuming. Violations of these laws are punishable by substantial penalties, including monetary fines, civil penalties, administrative remedies, criminal sanctions (in the case of the anti-kickback statute), exclusion from participation in GHC Programs and forfeiture of amounts collected in violation of such laws, any of which could have an adverse effect on our business and results of operations.

There are a variety of other types of federal and state fraud and abuse laws, including laws authorizing the imposition of criminal, civil and administrative penalties for filing false or fraudulent claims for reimbursement with government healthcare programs. These laws include the civil False Claims Act (“FCA”), which prohibits the submission of, or causing to be submitted, false claims to GHC Programs, including Medicaid, Medicare, TRICARE (the program for military dependents and retirees), the Federal Employees Health Benefits Program, and insurance plans purchased through the recently established Affordable Care Act exchanges. Substantial civil fines and multiple damages, along with other remedies, can be imposed for violating the FCA. Furthermore, proving a violation of the FCA requires only that the government show that the individual or company that submitted or caused to be submitted an allegedly false claim acted in “reckless disregard” or in “deliberate ignorance” of the truth or falsity of the claim or with “willful disregard,” notwithstanding that there may have been no specific intent to defraud the government program and no actual knowledge that the claim was false (which typically are required to be shown to sustain a criminal conviction). The FCA also applies to the improper retention of known overpayments and includes “whistleblower” provisions that permit private citizens to sue a claimant on behalf of the government and thereby share in the amounts recovered under the law and to receive additional remedies. In recent years, many cases have been brought against healthcare companies by such “whistleblowers,” which have resulted in judgments or, more often, settlements involving substantial payments to the government by the companies involved. It is anticipated that the number of such actions against healthcare companies will continue to increase with the enactment or enhancement of a growing number of state false claims acts, certain amendments to the FCA and enhanced government enforcement.

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In addition, federal and state agencies that administer healthcare programs have at their disposal statutes, commonly known as “civil money penalty laws,” that authorize substantial administrative fines and exclusion from government programs in cases where an individual or company that filed a false claim, or caused a false claim to be filed, knew or should have known that the claim was false or fraudulent. As under the FCA, it often is not necessary for the agency to show that the claimant had actual knowledge that the claim was false or fraudulent in order to impose these penalties.

The civil and administrative false claims statutes are being applied in an increasingly broader range of circumstances. For example, government authorities have asserted that claiming reimbursement for services that fail to meet applicable quality standards may, under certain circumstances, violate these statutes. Government authorities also often take the position, now with support in the FCA, that claims for services that were induced by kickbacks, Stark Law violations or other illicit marketing schemes are fraudulent and, therefore, violate the false claims statutes. Many of the laws and regulations referenced above can be used in conjunction with each other.

If we were excluded from participation in any government-sponsored healthcare programs, not only would we be prohibited from submitting claims for reimbursement under such programs, but we also would be unable to contract with other healthcare providers, such as hospitals, to provide services to them. It could also adversely affect our ability to contract with, or to obtain payment from, non-governmental payors.

Although we intend to conduct our business in compliance with all applicable federal and state fraud and abuse laws, many of the laws, rules and regulations applicable to us, including those relating to billing and those relating to financial relationships with physicians and hospitals, are broadly worded and may be interpreted or applied by prosecutorial, regulatory or judicial authorities in ways that we cannot predict. Accordingly, we cannot assure you that our arrangements or business practices will not be subject to government scrutiny or be alleged or found to violate applicable fraud and abuse laws. Moreover, the standards of business conduct expected of healthcare companies under these laws and regulations have become more stringent in recent years, even in instances where there has been no change in statutory or regulatory language. If there is a determination by government authorities that we have not complied with any of these laws, rules and regulations, our business, financial condition and results of operations could be materially, adversely affected.

Government Reimbursement Requirements

In order to participate in the various state Medicaid programs and in the Medicare program, we must comply with stringent and often complex enrollment and reimbursement requirements. Moreover, different states impose differing standards for their Medicaid programs. While we believe that we adhere to the laws, rules and regulations applicable to the government programs in which we participate, any failure to comply with these laws, rules and regulations could negatively affect our business, financial condition and results of operations.

In addition, GHC Programs are subject to statutory and regulatory changes, administrative rulings, interpretations and determinations, requirements for utilization review and new governmental funding restrictions, all of which may materially increase or decrease program payments, as well as affect the cost of providing services and the timing of payments to providers. Moreover, because these programs generally provide for reimbursement on a fee-schedule basis rather than on a charge-related basis, we generally cannot increase our revenue by increasing the amount we charge for our services. To the extent our costs increase, we may not be able to recover our increased costs from these programs, and cost containment measures and market changes in non-governmental insurance plans have generally restricted our ability to recover, or shift to non-governmental payors, these increased costs. In attempts to limit federal and state spending, there have been, and we expect that there will continue to be, a number of proposals to limit or reduce Medicaid and Medicare reimbursement for various services. Our business may be significantly and adversely affected by any such changes in reimbursement policies and other legislative initiatives aimed at reducing healthcare costs associated with Medicaid, Medicare and other government healthcare programs.

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Our business also could be adversely affected by reductions in or limitations of reimbursement amounts or rates under these government programs, reductions in funding of these programs or elimination of coverage for certain individuals or treatments under these programs.

HIPAA and Other Privacy Laws

Numerous federal and state laws, rules and regulations govern the collection, dissemination, use and confidentiality of protected health information, including the HIPAA, and its implementing regulations, violations of which are punishable by monetary fines, civil penalties and, in some cases, criminal sanctions. As part of the HealthLynked Network and our medical record keeping, third-party billing and other services, we collect and maintain protected health information on the patients that we serve.

Pursuant to HIPAA, the U.S. Department of Health and Human Services (“HHS”) has adopted standards to protect the privacy and security of individually identifiable health information, known as the Privacy Standards and Security Standards. HHS’ Privacy Standards apply to medical records and other individually identifiable health information in any form, whether electronic, paper or oral, that is used or disclosed by healthcare providers, hospitals, health plans and healthcare clearinghouses, which are known as “Covered Entities.” We have implemented privacy policies and procedures, including training programs, designed to be compliant with the HIPAA Privacy Standards.

HHS’ Security Standards require healthcare providers to implement administrative, physical and technical safeguards to protect the integrity, confidentiality and availability of individually identifiable health information that is electronically received, maintained or transmitted (including between us and our affiliated practices). We have implemented security policies, procedures and systems designed to facilitate compliance with the HIPAA Security Standards.

In February 2009, Congress enacted the HITECH as part of the ARRA. Among other changes to the law governing protected health information, HITECH strengthened and expanded HIPAA, increased penalties for violations, gave patients new rights to restrict uses and disclosures of their health information, and imposed a number of privacy and security requirements directly on third-parties that perform functions or services for us or on our behalf. Specifically, HITECH requires that Covered entities report any unauthorized use or disclosure of protected health information that meets the definition of a breach, to the affected individuals, HHS and, depending on the number of affected individuals, the media for the affected market. In addition, HITECH requires that business associates report breaches to their Covered Entity customers. HITECH also authorizes state Attorneys General to bring civil actions in response to violations of HIPAA that threaten the privacy of state residents. Final regulations implementing the HITECH requirements were issued in January 2013. We have privacy policies and procedures aimed at ensuring compliance with HITECH requirements. In addition to the federal HIPAA and HITECH requirements, numerous other state and certain other federal laws protect the confidentiality of patient information, including state medical privacy laws, state social security number protection laws, state genetic privacy laws, human subjects research laws and federal and state consumer protection laws.

Environmental Regulations

Our healthcare operations generate medical waste that must be disposed of in compliance with federal, state and local environmental laws, rules and regulations. Our office-based operations are subject to compliance with various other environmental laws, rules and regulations. Such compliance does not, and we anticipate that such compliance will not, materially affect our capital expenditures, financial position or results of operations.

Fair Debt Collection Practices Act

Some of our operations may be subject to compliance with certain provisions of the Fair Debt Collection Practices Act and comparable state laws. Under the Fair Debt Collection Practices Act, a third-party collection company is restricted in the methods it uses to contact consumer debtors and elicit payments with respect to placed accounts. Requirements under state collection agency statutes vary, with most requiring compliance similar to that required under the Fair Debt Collection Practices Act. Florida’s Consumer Collection Practices Act is broader than the federal legislation, applying the regulations to “creditors” as well as “collectors,” whereas the Fair Debt Collection Practices Act is applicable only to collectors. This prohibits creditors who are attempting to collect their own debts from engaging in behavior prohibited by the Fair Debt Collection Practices Act and Consumer Collection Practices Act. The Consumer Collection Practices Act has very specific guidelines regarding which actions debt collectors and creditors may engage in to collect unpaid debt.

Government Investigations

We expect that audits, inquiries and investigations from government authorities, agencies, contractors and payors will occur in the ordinary course of business. Such audits, inquiries and investigations and their ultimate resolutions, individually or in the aggregate, could have a material adverse effect on our business, financial condition, results of operations, cash flows and the trading price of our common stock.

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MANAGEMENT

The following table sets forth information regarding our executive officers and directors. All directors hold office for one-year terms until the election and qualification of their successors. Officers are elected by the board of directors and serve at the discretion of the board.

Name	Age	Positions with the Company
Michael Dent, MD	54	Chief Executive Officer and Chairman of the Board of Directors
George O’Leary	55	Chief Financial Officer, and Director
Robert H. Horel	53	Chief Commercial Officer

Michael T. Dent, MD, Founder, Chief Executive Officer and Chairman of the Board of Directors. Dr. Dent founded the Naples Women’s Center in 1996 where he served as its principal executive from formation through February 2016. He is also Co-Founder and Managing Director of InLight Capital Partners LLC since January 2014 and is responsible for its healthcare, information technology and life science investments. He has held key leadership positions in business development, operations, corporate development, and strategy in the healthcare and technology industries since the mid-90s. Prior to founding InLight Capital Partners, Dr. Dent was Founder, Chairman and Chief Executive Officer of NeoGenomics Laboratories (Nasdaq: NEO) where he was on the Board of Directors from 1998 until July 2015. As a retired physician, Dr. Dent is uniquely qualified to understand the challenges and opportunities in healthcare and emerging technologies. Dr. Dent received his Bachelor’s Degree from Davidson College, where he majored in both Biology and Pre-Med, and went on to earn his medical degree from The University of South Carolina in Charleston, South Carolina. Dr. Dent also attended Florida Gulf Coast University’s Business Executive Education program. Dr. Dent’s holds board affiliations with NeoGenomics Laboratories (Director), MedOfficeDirect (Founder), and The Naples Women’s Center. We believe Dr. Dent is qualified to serve on our board of directors because of his medical expertise and business understandings of a physician’s practice.

George G. O’Leary, Chief Financial Officer and Member of the Board of Directors. Mr. O’Leary has served as our Chief Financial Officer since August 6, 2014. Mr. O’Leary is also Co-Founder and Managing Director of InLight Capital Partners LLC since January 2014. He is a financially trained senior executive specializing in innovative strategic problem solving across functional and industry boundaries. Mr. O’Leary is currently the Chairman of the Board of Directors of Timios Holdings Corp. since March 2014 and on the Board of Directors of MedOfficeDirect since October 2013. From June 2009 to May 2013 Mr. O’Leary was Chairman of the Board and Chief Financial Officer of Protection Plus Securities Corporation until it was sold to Universal Protection Services. From February 2007 to June 2015, Mr. O’Leary was a member of the Board of Directors of NeoMedia Technologies. Mr. O’Leary is founder and President of SKS Consulting of South Florida Corp. (“SKS”) since June 2006 where he works with public and private companies in board representation and/or under consulting agreements providing executive level management expertise, as well as helping the implementation and execution of their companies’ strategic & operational plans. Mr. O’Leary started SKS with the mission to help companies focus on high growth initiatives and execution of their core business while shedding non-core business assets. From 1996 to 2000, Mr. O’Leary was Chief Executive Officer and President of Communication Resources Incorporated (“CRI”), where annual revenues grew from $5 million to $40 million during his tenure. Prior to CRI, Mr. O’Leary was Vice President of Operations of Cablevision Industries, where he ran $125 million of business until it was sold to Time Warner. Mr. O’Leary started his professional career as a senior accountant with Peat Marwick and Mitchell (KPMG). Mr. O’Leary holds a B.B.A. degree in Accounting with honors from Siena College. We believe Mr. O’Leary is qualified to serve on our board of directors because of his finance and capital markets expertise.

Robert H. Horel, JR, Chief Commercial Officer.  Mr. Horel has served as our Chief Commercial Officer since December of 2016.  He brings with him significant corporate strategic leadership success with a commercial concentration and an advanced acumen in personnel and team development for focused achievement and execution that spans industries and functions. Prior to joining HealthLynked, Mr. Horel served as the Vice President of Sales for ViraCor, a Eurofins corporation (EPA: ERF, US OTC), and  before that, the Vice President and General Manager of PathLogic, a division of NeoGenomics (Nasdaq: NEO). Mr. Horel also served as Vice President of Sales and Marketing at NeoGenomics (NASDAQ: NEO) from May 2011 to October 2015 – a period of unequalled commercial performance for that company. He joined NeoGenomics in December 2006 as the Regional Director for its Southeastern Region.  Prior to NeoGenomics, Mr. Horel held commercial positions of increasing prominence with Ventana Medical Systems (now a division of Roche), US Labs (now a division of LabCorp), and Radiometer America, a division of Danaher (NYSE: DHR).  Mr. Horel graduated from the United States Naval Academy in 1987, earning a Bachelor of Science Degree with Distinction in Mechanical Engineering, and he served as a combat seasoned pilot in the US Navy before beginning his business career in 1998.

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Family Relationships

No family relationships exist between any of our current or former directors or executive officers.

Involvement is Certain Legal Proceedings

No director, executive officer or control person of the Company has been involved in any legal proceeding listed in Item 401(f) of Regulation S-K in the past 10 years.

Limitation of Liability of Directors

Our Amended and Restated Articles of Incorporation state that directors and officers shall be indemnified and held harmless to the fullest extend legally permissible under the laws of the State of Nevada, from time to time, against all expenses, liability and loss (including attorney’s fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him/her in connection with acts performed in such capacity. Such right of indemnification shall be a contract right, which may be enforced in a nay manner desired by such person. The expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the Company as they are incurred and in advance of the final disposition of the action, suit or proceeding.

Directors’ and Officers’ Liability Insurance

We have obtained directors’ and officers’ liability insurance insuring our directors against liability for acts or omissions in their capacity as directors or officers. Such insurance also insures us against losses, which we may incur in indemnifying our officers and directors. Our officers and directors shall have indemnification rights under applicable laws, our standard indemnification agreement, and our articles of incorporation and bylaws.

Board Independence

We are not an issuer listed on a national stock exchange (as that term is defined in the Securities Exchange Act of 1934, as amended) and, as such, are not subject to any director independence standards. Using the definition of independence set forth in the rules of the Nasdaq Stock Market, however, none of our directors would be considered independent directors of the Company.

Board Committees

We expect our board of directors, in the future, to appoint an audit committee, nominating committee and compensation committee, and to adopt charters relative to each such committee. We intend to appoint such persons to committees of the board of directors that meet the required corporate governance requirements imposed by a national securities exchange, although we are not required to comply in the future, with such requirements until we elect to seek a listing on a national securities exchange. In addition, we intend that a majority of our directors will be independent directors, of which at least one director will qualify as an “audit committee financial expert,” within the meaning of Item 407(d)(5) of Regulation S-K, as promulgated by the SEC. As our Board of Directors is solely comprised of those individuals who are the same individuals who prepare and sign our Forms 10-K and 10-Q, there is no possibility of oversight from our Board of Directors as to these filings and our financial statements. While Mr. O’Leary qualifies as an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K, neither Mr. O’Leary nor Dr. Dent qualifies as “independent” as the term is used in Item 7(d)(3)(iv)(B) of Schedule 14A under the Securities Exchange Act of 1934, as amended, and as defined by Rule 4200(a)(14) of the NASD Rules. We believe that our board of directors is capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. Our board of directors does not believe that it is necessary to have an audit committee because management believes that the functions of an audit committees can be adequately performed by the board of directors. In addition, we believe that retaining an independent director who would qualify as an “audit committee financial expert” would be overly costly and burdensome and is not warranted in our circumstances given the stage of our development and the fact that we have not generated positive cash flow to date. If and when we generate increased revenue and positive cash flow in the future, we intend to appoint independent directors so that we can form a standing audit committee and identify and appoint an independent financial expert to serve on our audit committee.

Except as may be provided in our bylaws, we do not currently have specified procedures in place pursuant to which security holders may recommend nominees to the Board of Directors.

Code of Ethics

We have not yet adopted a Code of Ethics although we expect to as we develop our infrastructure and business.

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EXECUTIVE COMPENSATION

We are providing compensation disclosure that satisfies the requirements applicable to emerging growth companies, as defined in the JOBS Act.

Summary Compensation Table

The following table sets forth information regarding compensation paid to our principal executive officer, principal financial officer, and our highest paid executive officer, for the years ended December 31, 2017 and 2016:

							Change in
							Pension
							Value and
						Non-	Non-
						Equity	Qualified
						Incentive	Deferred	All
						Plan	Compen-	Other
				Stock	Option	Compen-	sation	Compen-
		Salary	Bonus	Awards	Awards	sation	Earnings	sation	Total
Name and Position	Year	($)	($)	($)(1)	($)	($)	($)	($)	($)

Michael Dent	2017	70,000	---	---	---	---	---	---	70,000
(Chief Executive Officer)	2016	51,731	---	---	31,950	---	---	---	83,681

George O’Leary	2017	95,400	---	---	---	---	---	---	95,400
(Chief Financial Officer)	2016	65,995	---	---	19,170	---	---	---	85,165

Robert Horel	2017	232,145	---	---	---	---	---	---	232,145
(Chief Commercial Officer)	2016	15,926	---	---	8,581	---	---	---	24,507

(1)	Reflects the grant date fair values of stock options and restricted stock awards calculated in accordance with FASB Accounting Standards Codification Topic 718.

Employment Agreements

Dr. Michael Dent

On July 1, 2016, we entered into an employment agreement with Dr. Michael Dent, Chief Executive Officer and a member of our Board of Directors. Dr. Dent’s employment agreement continues until terminated by Dr. Dent, or us and provides for an initial annual base salary of $70,000. Dr. Dent is eligible to receive performance-based incentives, pro-rated for the number of months of service in any given year. Annual bonuses are awarded based on set annual target incentives for executives and other senior ranking employees that are to be determined by the to-be-established Compensation Committee of the Board of Directors. In addition, Mr. Dent is also entitled to receive 500,000 time-based options, as well as 500,000 performance based options, all of which vest in accordance with the schedule set forth in the employment agreement. If Dr. Dent’s employment is terminated by us (unless such termination is “For Cause” (as defined in his employment agreement)), then upon signing a general waiver and release, Dr. Dent will be entitled to severance in an amount equal to 12 months of his then-current annual base salary, as well as the pro-rata portion of any bonus that would be due and payable to him. In the event that Dr. Dent terminates the employment agreement, he shall be entitled to any accrued but unpaid salary and other benefits up to and including the date of termination, and the pro-rata portion of any unvested time-based options up until the date of separation.

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George O’Leary

On July 1, 2016, we entered into an agreement with Mr. George O’Leary, our Chief Financial Officer and a member of our Board of Directors, extending his prior agreement with the Company. Mr. O’Leary’s employment agreement continues until terminated by Mr. O’Leary, or us and provides for an initial annual base salary of $90,000 a year and shall increase to $100,000 per year in year two. Mr. O’Leary is also eligible to receive performance-based incentives. In addition, Mr. O’Leary is also entitled to receive stock options to purchase up to 600,000 shares of common stock of the Company at an exercise price equivalent to the closing price per share at which the stock is quoted on the day prior to his start date. The grant of such options will be made pursuant to the Company’s stock option plan then in effect, shall have a ten-year term from the grant date and shall vest in accordance with the schedule set forth in the agreement. In addition, Mr. O’Leary shall receive healthcare allowance of $750 per month and a car allowance of $650 per month to be paid at the beginning of each month. If Mr. O’Leary employment is terminated by us (unless such termination is “For Cause” (as defined in his employment agreement), then upon signing a general waiver and release, Mr. O’Leary will be entitled to receive his base salary and the Company shall maintain his employee benefits for a period of twelve (12) months beginning on the date of termination. In the event that Mr. O’Leary terminates the agreement, he shall be entitled to any accrued by unpaid salary and other benefits up to and including the date of termination.

On July 1, 2018, we entered into an Extension Letter Agreement (the “Extension”) to Mr. O’Leary’s Employment Agreement, originally dated July 1, 2016, by and between the Corporation and Mr. George O’Leary, the Corporation’s Chief Financial Officer. In the extension, among other things, Mr. O’Leary agreed to increase to full time employment (previously half-time) and agreed to extend the term of his employment to June 30, 2022. In addition to a base salary, the Extension provides Mr. O’Leary with certain performance-based cash bonuses, stock grants, and stock option grants.

Robert Horel

On October 26, 2016, we entered into an employment letter agreement (the “Horel Letter Agreement”) with Mr. Robert Horel, our Chief Commercial Officer. The Horel Letter Agreement provides for a base salary of $215,000, as well as both time and performance based equity bonuses (with such time-based equity grants vesting over a three (3) year period). The Horel Letter Agreement also provides for cash bonuses contingent on certain performance goals and metrics.

Grants of Plan Based Awards and Outstanding Equity Awards at Fiscal Year-End

The following table contains information concerning unexercised options that have not vested as of December 31, 2017 with respect to the executive officers named in the Summary Compensation Table:

			Number of
			Securities
	Number of Securities		Underlying
	Underlying		Unexercised	Option
	Unexercised Options		Unearned	Exercise	Option
	Exercisable	Unexercisable	Options	Price	Expiration
	(#)	(#)	(#)	($)	Date
Michael Dent	275,000	725,000	725,000	$0.08	6/30/2026
(Chief Executive Officer)

George O’Leary	250,000	350,000	350,000	$0.08	6/30/2026
(Chief Financial Officer)

Robert Horel	50,000	699,996	699,996	$0.20	11/27/2026
(Chief Commercial Officer)

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On January 1, 2016, the Company instituted the 2016 Equity Incentive Plan (the “EIP”) for the purpose of having equity awards available to allow for equity participation by its employees. The EIP allows for the issuance of up to 15,503,680 shares of the Company’s common stock to employees, which may be issued in the form of stock options, stock appreciation rights, or restricted shares. The EIP is governed by the Company’s board, or a committee that may be appointed by the board in the future. During the years ended December 31, 2017 and 2016, the Company made grants totaling 175,000 and 1,552,500 shares of restricted common stock pursuant to the EIP. The grants are subject to time-based vesting requirements and generally vest a portion upon grant and the balance on a straight-line basis over a period of four years.

In June 2016, we issued 900,000 shares of common stock outside of the EIP to our Chief Financial Officer for services rendered in 2015. The shares of common stock were valued at $45,000, or $0.05 per share based on concurrent sales of Company common stock to third parties at that price.

As of December 31, 2017, we had outstanding 1,600,000 stock options with an exercise price of $0.08 per share held by our executive officers, of which 1,000,000 were issued to our Chief Executive Officer and 600,000 were issued to our Chief Financial Officer. Of the 1,600,000 issued options, 700,000 (500,000 held by our Chief Executive Officer and 200,000 held by our Chief Financial Officer) have time-based vesting and 900,000 (500,000 held by our Chief Executive Officer and 400,000 held by our Chief Financial Officer) vest based on Company performance measures. The grant date fair value of the options was $51,120. The options have a term of 10 years. As of December 31, 2017, 525,000 of these options were vested.

As of December 31, 2017, we also had 749,996 outstanding stock options held by an employee with an exercise price of $0.20 per share and a term of 10 years. Of the total grant, 299,996 options shall vest over a three-year period, and 450,000 shall vest based on future Company and individual performance measures. As of December 31, 2017, 50,000 of these options were vested.

Director Compensation

Our directors did not receive any compensation for their services for the years ending December 31, 2017 and 2016 except as set forth above.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Prior to August 2014, NWC was owned and controlled by the Company’s Chief Executive Officer, Dr. Michael Dent (“DMD”). DMD first provided an up to $175,000 unsecured note payable to the Company with a 0% interest rate. During 2013 the limit on the unsecured Note Payable was increased up to $500,000 and during 2014 it was increased to $750,000 with a maturity date of December 31, 2017 (the “$750k DMD Note”). During January 2017, the $750k DMD Note was again amended to extend the maturity date until December 31, 2018, to accrue interest on outstanding balances after January 1, 2017 at a rate of 10% per annum, and to fix interest accrued on balances between January 1, 2015 and December 31, 2016 at an amount equal to $22,108. During July 2018, the note was further extend to December 31, 2019. All principal and interest is due at maturity of the $750k DMD Note. Interest accrued on the $750k DMD Note as of June 30, 2018 and December 31, 2017 was $55,665 and $43,963, respectively.

During the year ended December 31, 2017 and six months ended June 30, 2018, the Company borrowed from Dr. Dent under additional unsecured promissory notes as follows:

Inception Date	Maturity Date	Borrower	Interest Rate	Face Value
January 12, 2017	December 31, 2019	HLYK	10%	$35,000
January 18, 2017	December 31, 2019	HLYK	10%	20,000
January 24, 2017	December 31, 2019	HLYK	10%	50,000
February 9, 2017	December 31, 2019	HLYK	10%	30,000
April 20, 2017	December 31, 2019	HLYK	10%	10,000
June 15, 2017	December 31, 2019	HLYK	10%	32,500
August 17, 2017	December 31, 2019	HLYK	10%	20,000
August 24, 2017	December 31, 2019	HLYK	10%	37,500
September 7, 2017	December 31, 2019	HLYK	10%	35,000
September 21, 2017	December 31, 2019	HLYK	10%	26,500
September 29, 2017	December 31, 2019	HLYK	10%	12,000
December 21, 2017	December 31, 2019	HLYK	10%	14,000
January 8, 2018	December 31, 2019	HLYK	10%	75,000
January 11, 2018	December 31, 2019	HLYK	10%	9,000
January 26, 2018	December 31, 2019	HLYK	10%	17,450
January 3, 2014	December 31, 2019	NWC	10%	222,050

				$646,000

The interest accrued on such notes as of June 30, 2018 and December 31, 2017 and 2016 was $40,218, $19,350 and -0-, respectively.

During 2016, MedOffice Direct L.L.C. (“MOD”), a Florida limited liability company that is majority-owned by the Company’s CEO and largest shareholder, Dr. Michael Dent, paid a direct obligation of the Company in the amount of $25,000. The Company also paid direct obligations of MOD totaling $13,808 in 2016, resulting in an amount payable to MOD of $11,192 as of December 31, 2016. This amount was paid in full in January 2017. During 2017, the Company entered into an agreement with MOD, pursuant to which the Company agreed to pay rent to MOD in the amount of $2,040 per month for office space in MOD’s facility used by the Company and its employees for the period from January 1, 2017 through July 31, 2018. During the six months ended June 30, 2018 and year ended December 31, 2017, the Company recognized rent expense to MOD in the amount of $12,240 and $24,480, respectively. The Company had prepaid an additional $18,217 toward future rent as of June 30, 2018.

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During 2017, the Company entered into a separate Marketing Agreement with MOD pursuant to which MOD agreed to market the HealthLynked Network to its physician practice clients, in exchange for a semi-annual fee of $25,000. This agreement was terminated effective April 1, 2018. During the three months ended June 30, 2018 and 2017, the Company recognized general and administrative expense in the amount of $-0- and $25,000, respectively, pursuant to this agreement. During the six months ended June 30, 2018 and 2017, the Company recognized general and administrative expense in the amount of $12,500 and $25,000, respectively, pursuant to this agreement. On July 1, 2018 HLYK and MOD signed a marketing and service agreement where HLYK will include MOD offering as part of its product offering to Physicians and HLYK will receive 8% of revenue for new sales related to MOD products sold by the HLYK sales team. The revenue percentage will be split between HLYK and the HLYK sales representative.

During the year ended December 31, 2017, the Company entered into an agreement with MOD pursuant to which the Company will pay rent to MOD in the amount of $2,040 per month for office space in MOD’s facility used by the Company and its employees for the period from January 1, 2017 through July 31, 2018. During the years ended December 31, 2017 and 2016, the Company recognized rent expense related to the marketing agreement in the amount of $24,480 and $-0-, respectively, pursuant to this agreement and had prepaid an additional $24,459 toward future rent as of December 31, 2017. Dr. Dent is the majority owner of MOD.

On February 12, 2018, the Company issued a warrant to purchase 6,678,462 shares of common stock to Dr. Dent as an inducement to (i) extend the maturity dates of up to $439,450 loaned by Dr. Dent to the Company in 2017 and 2018 in the form of unsecured promissory notes, including $75,000 loaned from Dr. Dent to the Company in January 2018 to allow the Company to retire an existing convertible promissory note payable to Power-up Lending Group Ltd. before such convertible promissory note became eligible for conversion, and (ii) provide continued loans to the Company. The warrant is immediately exercisable at an exercise price of $0.065 per share, subject to adjustment, and expires five years after the date of issuance.

On July 16, 2018, simultaneously with the execution of the Securities Purchase Agreement, the Company and NWC each entered into agreements (the “Note Amendments”) with a Dr. Michael Dent, our Chief Executive Officer, to amend the terms of each of the notes issued to Dr. Dent such that no payments will be, or required to be, made under any of those notes prior to December 31, 2019.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of our common stock as of August 13, 2018 by (i) each person known by us to beneficially own more than 5% of our common stock, (ii) each of our directors, (iii) each of the named executive officers, and (iv) all of our directors and executive officers as a group. The percentages of common stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or to direct the voting of the security, or investment power, which includes the power to dispose of or to direct the disposition of the security. Except as indicated in the footnotes to this table, each beneficial owner named in the table below has sole voting and sole investment power with respect to all shares beneficially owned and each person’s address is c/o HealthLynked Corp., 726 Medical Blvd Suite 101, Naples, Florida 34110. As of August 13, 2018, we had 81,975,927 shares issued and outstanding.

	Shares of Common Stock Beneficially Owned (1)	Percentage of Shares of Common Stock Beneficially Owned (2)
Dr. Michael Dent, Chief Executive Officer and Chairman (3)	59,090,435	64.78%
George O’Leary, Interim Chief Financial Officer, Chief Operating Officer and Director (4)	2,500,000	3.03%
All officers and directors as a group (2 persons)	61,590,435	67.94%
5% Stockholders:
Urania Holdings LLC (5)	5,620,000	6.75%
Iconic Holdings, LLC (6)	8,189,395	9.99%

(1)	Under Rule 13d-3 of the Exchange Act of 1934, as amended (the “Exchange Act”), a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares: (i) voting power, which includes the power to vote or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights.

(2)	Based on 81,975,927 shares of common stock issued and outstanding as of August 13, 2018.

(3)	Includes 2,953,640 shares of common stock held by Dr. Dent directly, 46,900,000 shares of common stock held in the name of Mary S. Dent Gifting Trust Common, 8,678,462 shares of common stock issuable upon exercise of warrants, and 558,333 vested employee stock options. Excludes 441,667 employee stock options which are subject to future vesting requirements and are not expected to vest within 60 days of August 13, 2018.

(4)	Includes 2,100,000 shares of common stock held by SKS Consulting of South Florida Corp., a corporation directly controlled by George O’Leary, and 400,000 vested employee stock options. Excludes 1,800,000 employee stock options which are subject to future vesting requirements and are not expected to vest within 60 days of August 13, 2018.

(5)	The address of this beneficial owner is 1405 Estuary Trail, Delray Beach, Florida 33483. Chris Salamone, as Chief Executive Officer of Urania Holdings LLC, holds voting and dispositive power over the securities of the Company held by Urania Holdings LLC. Includes 4,370,000 shares of common stock and 1,250,000 shares of common stock issuable upon exercise of warrants.

(6)	The address of this beneficial owner is 2251 San Diego Ave, #B150, San Diego CA 92110. Michael Sobeck as the Managing Member of Iconic Holdings, LLC holds voting and dispositive power over the securities of the Company held by Iconic Holdings, LLC. Includes (i) 7,692,143 shares of common stock issuable upon conversion of the Iconic Convertible Notes, each of which are subject to a 9.99% beneficial ownership limitation, and (ii) up to 497,252 shares issuable under warrants with 9.99% beneficial ownership limitation. Does not include (i) 15,122,192 shares of common stock issuable under warrants with 9.99% beneficial ownership limitation and (ii) up to 18,920,932 shares of common stock issuable under the Investment Agreement, which are subject to a 9.99% beneficial ownership limitation.

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SELLING STOCKHOLDERS

The shares of common stock being offered by the selling stockholders are those previously issued to the selling stockholders, and those issuable to the selling stockholders, upon exercise of the warrants. For additional information regarding the issuances of those shares of common stock and the warrants, see “Prospectus Summary – July Private Placement of Common Shares and Warrants” above. We are registering the Common Stock in order to permit the selling stockholders to offer the shares for resale from time to time. Except for the ownership of the shares of Common Stock and the Warrants, the selling stockholders have not had any material relationship with us within the past three years.

The table below lists the selling stockholders and other information regarding the beneficial ownership of the shares of Common Stock by each of the selling stockholders. The second column lists the number of shares of Common Stock beneficially owned by each selling stockholder, based on its ownership of the shares of Common Stock and the Warrants, as of August 13, 2018, assuming exercise of the Warrants held by the selling stockholders on that date, without regard to any limitations on exercises.

The third column lists the shares of Common Stock being offered by this prospectus by the selling stockholders.

In accordance with the terms of the Registration Rights Agreement with the selling stockholders, this prospectus generally covers the resale of at least the sum of (i) the maximum number of shares of Common Stock issued and (ii) the maximum number of shares of Common Stock issuable upon exercise of the related Warrants, determined as if the outstanding Warrants were exercised in full as of the trading day immediately preceding the date this registration statement was initially filed with the SEC, each as of the trading day immediately preceding the applicable date of determination and all subject to adjustment as provided in the Registration Rights Agreement, without regard to any limitations on the exercise of the Warrants. The fourth column assumes the sale of all of the shares offered by the selling stockholders pursuant to this prospectus.

Under the terms of the Warrants, a selling stockholder may not exercise the warrants to the extent such exercise would cause such selling stockholder, together with its affiliates, to beneficially own a number of shares of Common Stock which would exceed 4.99% of our then outstanding Common Stock following such exercise, excluding for purposes of such determination Common Stock issuable upon exercise of the Warrants which have not been exercised. The number of shares in the second column does not reflect this limitation. The selling stockholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

Name of Selling Stockholder	Number of Shares of Common Stock Owned Prior to Offering	Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus		Number of Shares of Common Stock Owned After Offering
Empery Asset Master, Ltd. (1)	6,692,062	13,802,378	(4)	0
Empery Tax Efficient, LP (2)	1,529,692	3,154,990	(5)	0
Empery Tax Efficient II, LP (3)	7,778,246	16,042,633	(6)	0

(1)	Empery Asset Management LP, the authorized agent of Empery Asset Master Ltd (“EAM”), has discretionary authority to vote and dispose of the shares held by EAM and may be deemed to be the beneficial owner of these shares. Martin Hoe and Ryan Lane, in their capacity as investment managers of Empery Asset Management LP, may also be deemed to have investment discretion and voting power over the shares held by EAM. EAM, Mr. Hoe and Mr. Lane each disclaim any beneficial ownership of these shares. The business address for each of EAM, Empery Asset Management LP and Messrs. Hoe and Lane is c/o Empery Asset Management, LP, 1 Rockefeller Plaza, Suite 1205, New York, NY 10020.

(2)	Empery Asset Management LP, the authorized agent of Empery Tax Efficient, LP (“ETE”), has discretionary authority to vote and dispose of the shares held by ETE and may be deemed to be the beneficial owner of these shares. Martin Hoe and Ryan Lane, in their capacity as investment managers of Empery Asset Management LP, may also be deemed to have investment discretion and voting power over the shares held by ETE. ETE, Mr. Hoe and Mr. Lane each disclaim any beneficial ownership of these shares. The business address for each of ETE, Empery Asset Management LP and Messrs. Hoe and Lane is c/o Empery Asset Management, LP, 1 Rockefeller Plaza, Suite 1205, New York, NY 10020.

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(3) Empery Asset Management LP, the authorized agent of Empery Tax Efficient II, LP (“ETE II”), has discretionary authority to vote and dispose of the shares held by ETE II and may be deemed to be the beneficial owner of these shares. Martin Hoe and Ryan Lane, in their capacity as investment managers of Empery Asset Management LP, may also be deemed to have investment discretion and voting power over the shares held by ETE II. ETE II, Mr. Hoe and Mr. Lane each disclaim any beneficial ownership of these shares. The business address for each of ETE II, Empery Asset Management LP and Messrs. Hoe and Lane is c/o Empery Asset Management, LP, 1 Rockefeller Plaza, Suite 1205, New York, NY 10020.

(4) Includes (i) 1,631,190 shares of Common Stock held by the Selling Stockholder, (ii) 1,714,841 shares of Common Stock issuable upon exercise of Pre-Funded Warrants held by the Selling Stockholder, (iii) 3,346,031 shares of Common Stock issuable upon exercise of the Series A Warrants held by the Selling Stockholder and (iv) a maximum of 7,110,316 shares of Common Stock issuable upon exercise of the Series B Warrants held by the Selling Stockholder, assuming that the Maximum Eligibility Number in the Series B Warrants is determined based on an assumed Reset Price of $0.08 per share.

(5) Includes (i) 372,862 shares of Common Stock held by the Selling Stockholder, (ii) 391,984 shares of Common Stock issuable upon exercise of Pre-Funded Warrants held by the Selling Stockholder, (iii) 764,846 shares of Common Stock issuable upon exercise of the Series A Warrants held by the Selling Stockholder and (iv) a maximum of 1,625,298 shares of Common Stock issuable upon exercise of the Series B Warrants held by the Selling Stockholder, assuming that the Maximum Eligibility Number in the Series B Warrants is determined based on an assumed Reset Price of $0.08 per share.

(6) Includes (i) 1,895,948 shares of Common Stock held by the Selling Stockholder, (ii) 1,993,175 shares of Common Stock issuable upon exercise of Pre-Funded Warrants held by the Selling Stockholder, (iii) 3,889,123 shares of Common Stock issuable upon exercise of the Series A Warrants held by the Selling Stockholder and (iv) a maximum of 8,264,386 shares of Common Stock issuable upon exercise of the Series B Warrants held by the Selling Stockholder, assuming that the Maximum Eligibility Number in the Series B Warrants is determined based on an assumed Reset Price of $0.08 per share.

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DESCRIPTION OF SECURITIES

Authorized and Outstanding Capital Stock

We have authorized 500,000,000 shares of common stock, par value $0.0001, 81,975,927 of which are currently issued and outstanding. Additionally, we have 20,000,000 shares of “blank check” preferred stock authorized; however, there are no such shares of preferred stock currently outstanding.

Common Stock

The holders of our common stock are entitled to one vote per share. In addition, the holders of our common stock will be entitled to receive ratably dividends, if any, declared by our board of directors out of legally available funds; however, the current policy of our board of directors is to retain earnings, if any, for operations and growth. Upon liquidation, dissolution or winding-up, the holders of our common stock will be entitled to share ratably in all assets that are legally available for distribution. The holders of our common stock will have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of our common stock will be subject to, and may be adversely affected by, the rights of the holders of any series of preferred stock, which may be designated solely by action of our board of directors and issued in the future.

Blank Check Preferred Stock

Our board of directors will be authorized, subject to any limitations prescribed by law, without further vote or action by our stockholders, to issue from time to time shares of preferred stock in one or more series. Each series of preferred stock will have the number of shares, designations, preferences, voting powers, qualifications and special or relative rights or privileges as shall be determined by our board of directors, which may include, among others, dividend rights, voting rights, liquidation preferences, conversion rights and preemptive rights.

Warrants

On March 22, 2017, the Company entered into an Amended Investment Agreement whereby the parties agreed to modify the terms of Investment Agreement by providing that in lieu of granting the investor warrants for each $50,000 that the investor tenders to the Company, the Company shall grant, and has granted, to the investor warrants to purchase an aggregate of seven million shares of common stock, regardless of whether or not the investors tender further cash to the Company. The warrants shall have the following fixed exercise prices: (i) four million shares at $0.25 per share; (ii) two million shares at $0.50 per share; and (iii) one million shares at $1.00 per share. The warrants also contain a “cashless exercise” provision and the shares underlying the warrants will not be registered.

In connection with the Investment Agreement, we also issued to Iconic a warrant to purchase up to 6,111,111 shares of our common stock, at an exercise price of $0.09 per share. The warrant shall expire on July 11, 2021 and also has a “cashless” exercise provision. The warrant has a 4.99% beneficial ownership limitation which may be adjusted at the holder’s request to a 9.99% beneficial ownership limitation upon 61 days’ prior notice.

On January 2, 2015, NWC agreed to issue to Dr. Dent 2,000,000 ten-year warrants to purchase common shares at an exercise price of $0.05 per share as compensation for interest accrued on loans made by Dr. Dent to NWC.

In July 2016, we issued to investors five-year warrants to purchase up to 2,187,500 shares of common stock at an exercise price of $0.10 per share.

In July 2016 we issued Delaney Equity Group, LLC (“Delaney”) five year warrants to purchase 277,778 shares of commons stock at an exercise price of $0.09, in exchange for services provided.

In February 2017, pursuant to the Investment Agreement, we issued Iconic Holdings, LLC a warrant to purchase up to 500,000 shares of our common stock, at an exercise price of $0.15 per share. The warrant shall expire on February 10, 2020 and shall have a “cashless” exercise provision. The warrant has a 9.99% beneficial ownership limitation.

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On March 22, 2017, we granted to Iconic five-year warrants to purchase an aggregate of 7,000,000 shares of common stock. The warrants have the following fixed exercise prices: (i) 4,000,000 shares at $0.25 per share; (ii) 2,000,000 shares at $0.50 per share; and (iii) 1,000,000 shares at $1.00 per share. The warrants also contain a “cashless exercise” provision and the shares underlying the warrants will not be registered. We also issued to a third party five-year fee warrants to purchase 200,000 shares of our common stock at an exercise price of $0.25 per share, 100,000 shares of our common stock at an exercise price of $0.50 per share, and 50,000 shares of our common stock at an exercise price of $1.00 per share.

On May 22, 2017, in connection with the issuance of the $111k Note, we issued to Iconic a five-year warrant to purchase 133,333 shares of our common stock at an exercise price of $0.75 per share. We also issued to a third party a five-year fee warrant to purchase 6,667 shares of our common stock at an exercise price of $0.75 per share.

On August 8, 2017, in exchange for a five-year warrant to purchase 1,000,000 shares of common stock at an exercise price of $0.30 per share, Iconic agreed to (i) extend the maturity date of the $550k Note until July 7, 2018, and (ii) extend the maturity date of the $50k Note until July 11, 2018.

During October 2017, we sold 1,461,111 shares of common stock in private placement transactions to 3 investors at a share price between $0.18 and $0.20 per share. In connection with the stock sales, we also issued 959,998 five-year warrants to purchase shares of common stock at an exercise price of $0.30 per share.

On January 11, 2018, we sold 588,235 shares of common stock in a private placement transaction to an investor and received $50,000 in proceeds from the sale. The shares were issued at a share price of $0.085 per share. In connection with the stock sale, we also issued 588,235 five-year warrants to purchase shares of common stock at an exercise price of $0.15 per share.

On February 12, 2018, we issued a warrant to purchase 6,678,462 shares of common stock to a related party, Dr. Michael Dent, our Chief Executive Officer and Chairman of the Board, as an inducement to (i) extend the maturity dates of up to $439,450 loaned by Dr. Dent to us in 2017 and 2018 in the form of unsecured promissory notes, including $75,000 loaned from Dr. Dent to us in January 2018 to allow us to retire an existing convertible promissory note payable before such convertible promissory note became eligible for conversion, and (ii) provide continued loans to us. The warrant is immediately exercisable at an exercise price of $0.065 per share, subject to adjustment, and expires five years after the date of issuance.

On February 28, 2018, we sold 2,352,942 shares of common stock in private placement transactions to two investors and received $200,000 in proceeds from the sale. The shares were issued at a share price of $0.085 per share. In connection with the stock sales, we also issued to the investors 1,764,706 five-year warrants to purchase shares of common stock at an exercise price of $0.15 per share.

On March 28, 2018, in exchange for a five-year warrant to purchase 125,000 shares of our common stock at an exercise price of $0.05 per share, Iconic agreed to extend the maturity date of the $111k Note until July 11, 2018.

On May 10, 2018, we sold 100,000 shares of common stock in private placement transactions to an investor and received $15,500 in proceeds from the sale. The shares were issued at a share price of $0.155 per share. In connection with the stock sales, we also issued to the investor 50,000 five-year warrants to purchase shares of common stock at an exercise price of $0.25 per share.

On June 6, 2018, the Company issued 600,000 five-year warrants with an exercise price of $0.15 to two individuals for consulting services to be performed between June 6 and December 6, 2018.

On June 14, 2018, we sold 208,000 shares of common stock in private placement transactions to an investor and received $52,000 in proceeds from the sale. The shares were issued at a share price of $0.25 per share. In connection with the stock sales, we also issued to the investor 104,000 five-year warrants to purchase shares of common stock at an exercise price of $0.35 per share.

On July 11, 2018, in exchange for a three-year warrant to purchase 200,000 shares of our common stock at an exercise price of $0.25 per share and a three-year warrant to purchase 300,000 shares of our common stock at an exercise price of $0.50 per share, Iconic agreed to extend the maturity date of the Convertible Notes until July 31, 2019.

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On July 13, 2018, in exchange for a three-year warrant to purchase 175,000 shares of our common stock at an exercise price of $0.25 per share and a three-year warrant to purchase 75,000 shares of our common stock at an exercise price of $0.50 per share, Iconic agreed to extend the maturity date of the Convertible Notes until December 31, 2019.

On July 16, 2018 we issued: (ii) warrants to purchase up to an aggregate of 8,000,000 shares of our common stock with an exercise price of $0.25 per share, subject to anti-dilution adjustments, and a term of five years (the “Series A Warrants”), (iii) warrants to purchase up to a maximum of 17,000,000 shares of our common stock (of which, none are initially exercisable) for a nominal exercise price , and (ii) a 10% discount to the market price of our common stock at and around the time when this Registration Statement is declared effective by the SEC (and, if certain conditions are not satisfied, at other specified times) (the “Series B Warrants”), and (iv) pre-funded warrants to purchase an aggregate of 4,100,000 shares of our common stock (the “Pre-Funded Warrants”).

On August 9, 2018 warrants to purchase up to an aggregate of 100,000 shares of our common stock with an exercise price of $0.25 per share, subject to anti-dilution adjustments, and a term of three (3) years.

Convertible Notes

The sales of the securities referenced below were exempt from registration under the Securities Act in reliance upon Section 4(a)(2) of the Securities Act, and/or Regulation D as promulgated thereunder, as transactions by an issuer not involving any public offering. The recipients of the securities in each of these transactions represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were placed upon the stock certificates issued in these transactions.

Investment Agreement Convertible Notes

In connection with the Investment Agreement, we issued the $550k Note. At any time and from time to time, the holder of the $550k Note may convert, in whole or in part, the outstanding and unpaid principal amount under the $550k Note into shares of the Company’s common stock at a conversion price of $0.08 per share.

In addition, we also concurrently issued the $50k Note. Iconic, as the holder of the $50k Note, also has the right to, at its sole option, at any time and from time to time, to convert in whole or in part the outstanding and unpaid principal amount under the $50k Note into shares of the Company’s common stock at a conversion price of $0.10 per share. The $550k Note and $50k Note have a 9.99% beneficial ownership limitation. The $550k Note was originally scheduled to mature on April 11, 2017, but the maturity date was extended to July 7, 2018 during August 2017 and to December 31, 2019 during July 2018. The $50k Note was originally scheduled to mature on April 11, 2017, but the maturity date was extended to July 11, 2018 during August 2017 and to December 31, 2019 during July 2018.

On May 22, 2017, we entered into the $111k Note. The $111k Note is convertible into shares of our common stock at the discretion of the note holder at a fixed price of $0.35 per share, and is secured by all of our assets. The $121k Note was originally scheduled to mature on January 22, 2018, but the maturity date was extended to July 11, 2018 during March 2018 and to December 31, 2019 during July 2018.

Other Convertible Notes

On July 10, 2017, we entered into a securities purchase agreement for the sale of a $53,000 convertible note to PULG. The note included a $3,000 original issue discount, for net proceeds of $50,000. The note has an interest rate of 10% and a default interest rate of 22% and matures on April 15, 2018. The note may be converted into common stock by the holder at any time following 180 days after the issuance date, subject to a 4.99% beneficial ownership limitation, at a conversion price per share equal to a 39% discount to the average of the three (3) lowest closing bid prices during the fifteen (15) trading days prior to the conversion date. On January 8, 2018, the Company prepaid the balance on the $53k Note, including accrued interest, for a one-time cash payment of $74,922.

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On September 7, 2017, we entered into a securities purchase agreement for the sale of a $35,000 convertible note to PULG. The note included a $3,000 original issue discount, for net proceeds of $32,000. The note has an interest rate of 10% and a default interest rate of 20% and matures on June 15, 2018. The note may be converted into common stock by the holder at any time following 180 days after the issuance date, subject to a 4.99% beneficial ownership limitation, at a conversion price per share equal to a 39% discount to the average of the three (3) lowest closing bid prices during the fifteen (15) trading days prior to the conversion date. On March 5, 2018, the Company prepaid the balance on the note, including accrued interest, for a one-time cash payment of $49,502.

On September 11, 2017, we entered into a securities purchase agreement for the sale of a $55,000 convertible note to Crown Bridge Partners LLC. The note included a $7,500 original issue discount, for net proceeds of $47,500. The note has an interest rate of 10% and a default interest rate of 12% and matures on September 11, 2018. The note may be converted into common stock by the holder at any time after the issuance date, subject to a 4.99% beneficial ownership limitation, at a conversion price per share equal to 60% multiplied by the lowest one (1) trading price for the Common Stock during the twenty (20) trading day period ending on the last complete trading day prior to the date of conversion. On March 13, 2018, the Company prepaid the balance on the note, including accrued interest, for a one-time cash payment of $85,258.

On October 23, 2017, we entered into a securities purchase agreement for the sale of a $53,000 convertible note to PULG. The note included a $3,000 original issue discount, for net proceeds of $50,000. The note has an interest rate of 10% and a default interest rate of 20% and matures on July 30, 2018. The note may be converted into common stock by the holder at any time after the issuance date, subject to a 4.99% beneficial ownership limitation, at a conversion price per share equal to 39% discount to the average of the three (3) lowest closing bid prices during the fifteen (15) trading days prior to the conversion date. On April 18, 2018, the Company prepaid the balance on the note, including accrued interest, for the amount of $75,000.

On October 27, 2017, we entered into a securities purchase agreement for the sale of a $171,500 convertible note to an individual lender. The note included a $21,500 original issue discount, for net proceeds of $150,000. The note has an interest rate of 10% and a default interest rate of 22% and matures on October 26, 2018. The note may be converted into common stock by the holder at any time following 180 days after the issuance date, subject to a 4.99% beneficial ownership limitation, at a conversion price per share equal to a 35% discount to the lowest closing bid price during the twenty (20) trading days prior to the conversion date.

On January 2, 2018, we entered into a securities purchase agreement for the sale of a $57,750 convertible note. The transaction closed on January 3, 2018. The note included a $5,250 original issue discount and $2,500 fee for net proceeds of $50,000. The note has an interest rate of 10% and a default interest rate of 18% and matures on January 2, 2019. The note may be converted into our common stock by the holder at any time after the issuance date, subject to a 4.99% beneficial our common stock during the twenty (20) trading days prior to the conversion date. Upon an event of default caused by our failure to deliver shares upon a conversion pursuant to the terms of the Note, 200% of the outstanding principal and any interest due amount shall be immediately due. Upon an event of default caused by our breach of any other events of default specified in the Note, 150% of the outstanding principal and any interest due amount shall be immediately due.

On February 2, 2018, we entered into a securities purchase agreement for the sale of a $112,750 convertible note. The transaction closed on February 8, 2018. The note included $12,750 fees for net proceeds of $100,000. The note has an interest rate of 10% and a default interest rate of 24% and matures on February 2, 2019. The note may be converted into our common stock by the holder at any time after the issuance date, subject to a 4.99% beneficial ownership limitation, at a conversion price per share equal to 40% discount to the lowest bid or trading price of our common stock during the twenty (20) trading days prior to the conversion date. Upon an event of default caused by our failure to deliver shares upon a conversion pursuant to the terms of the Note, 200% of the outstanding principal and any interest due amount shall be immediately due. Upon an event of default caused by our breach of any other events of default specified in the Note, 150% of the outstanding principal and any interest due amount shall be immediately due. This note was repaid in August 2018.

69

On February 13, 2018, we entered into a securities purchase agreement for the sale of a $83,000 convertible note. The transaction closed on February 21, 2018. The note included $8,000 fees for net proceeds of $75,000. The note has an interest rate of 10% and a default interest rate of 24% and matures on February 13, 2019. The note may be converted into our common stock of by the holder at any time after the issuance date, subject to a 4.99% beneficial ownership limitation, at a conversion price per share equal to 40% discount to the lowest bid or trading price of our common stock during the twenty (20) trading days prior to the conversion date. Upon an event of default, 200% of the outstanding principal and any interest due amount shall be immediately due.

On March 5, 2018, we entered into a securities purchase agreement for the sale of a $105,000 convertible note. The transaction closed on March 12, 2018. The note included $5,000 fees for net proceeds of $100,000. The note has an interest rate of 10% and a default interest rate of 24% and matures on March 5, 2019. The note may be converted into our common stock of by the holder at any time after the 6-month anniversary of the issuance date, subject to a 9.9% beneficial ownership limitation, at a conversion price per share equal to 40% discount to the lowest bid or trading price of our common stock during the twenty (20) trading days prior to the conversion date. Upon an event of default, 110-150% of the outstanding principal and any interest due amount shall be immediately due, depending on the nature of the breach.

On April 2, 2018, we entered into a securities purchase agreement for the sale of a $63,000 convertible note. The transaction closed on April 3, 2018. The note included $3,000 fees for net proceeds of $60,000. The note has an interest rate of 10% and a default interest rate of 22% and matures on January 15, 2019. The note may be converted into common stock by the holder at any time after the 6-month anniversary of the issuance date, subject to a 4.99% beneficial ownership limitation, at a conversion price per share equal to a 39% discount to the lowest bid or trading price of our common stock during the fifteen (15) trading days prior to the conversion date. Upon an event of default caused by our failure to deliver shares upon a conversion pursuant to the terms of the Note, 300% of the outstanding principal and any interest due amount shall be immediately due. Upon an event of default caused by our breach of any other events of default specified in the Note, 150% of the outstanding principal and any interest due amount shall be immediately due.

On April 16, 2018, we entered into a securities purchase agreement for the sale of a $57,750 convertible note. The transaction closed on April 17, 2018. The note included $7,750 fees for net proceeds of $50,000. The note has an interest rate of 10% and a default interest rate of 18% and matures on April 16, 2019. The note may be converted into common stock of by the holder at any time after the issuance date, subject to a 4.99% beneficial ownership limitation, at a conversion price per share equal to a 40% discount to the lowest bid or trading price of our common stock during the twenty (20) trading days prior to the conversion date. Upon an event of default caused by our failure to deliver shares upon a conversion pursuant to the terms of the Note, 200% of the outstanding principal and any interest due amount shall be immediately due. Upon an event of default caused by our breach of any other events of default specified in the Note, 150% of the outstanding principal and any interest due amount shall be immediately due.

On April 18, 2018, we entered into a securities purchase agreement for the sale of a $90,000 convertible note. The transaction closed on April 18, 2018. The $90k Note included $4,500 fees for net proceeds of $85,500. The note has an interest rate of 10% and a default interest rate of 24% and matures on April 18, 2019. The note may be converted into common stock of by the holder at any time after the issuance date, subject to a 4.99% beneficial ownership limitation, at a conversion price per share equal to a 40% discount to the lowest bid or trading price of our common stock during the twenty (20) trading days prior to the conversion date. Upon an event of default caused by our failure to deliver shares upon a conversion pursuant to the terms of the Note, we would incur a penalty of $250 per day beginning on the fourth day after the conversion notice, increasing to $500 per day beginning on the tenth day. Upon an event of default caused by our breach of any other events of default specified in the Note, 150% of the outstanding principal and any interest due amount shall be immediately

On April 18 2018, we entered into a securities purchase agreement for the sale of a $53,000 convertible note. The transaction closed on April 23, 2018. The note included $3,000 fees for net proceeds of $50,000. The note has an interest rate of 10% and a default interest rate of 22% and matures on January 30, 2019. The note may be converted into common stock by the holder at any time after the 6-month anniversary of the issuance date, subject to a 4.99% beneficial ownership limitation, at a conversion price per share equal to a 39% discount to the lowest bid or trading price of our common stock during the fifteen (15) trading days prior to the conversion date. Upon an event of default caused by our failure to deliver shares upon a conversion pursuant to the terms of the Note, 300% of the outstanding principal and any interest due amount shall be immediately due. Upon an event of default caused by our breach of any other events of default specified in the Note, 150% of the outstanding principal and any interest due amount shall be immediately due.

70

The transaction closed on May 4, 2018. The note included $3,250 fees for net proceeds of $60,000. The note has an interest rate of 10% and a default interest rate of 24% and matures on May 3, 2019. The note may be converted into common stock by the holder at any time after the 6-month anniversary of the issuance date, subject to a 4.99% beneficial ownership limitation, at a conversion price per share equal to a 40% discount to the lowest bid or trading price of our common stock during the twenty (20) trading days prior to the conversion date. Upon an event of default caused by our failure to deliver shares upon a conversion pursuant to the terms of the Note, we would incur a penalty of $250 per day beginning on the fourth day after the conversion notice, increasing to $500 per day beginning on the tenth day. Upon an event of default caused by our failure to maintain a listing for our common stock, the outstanding principal shall increase by 50%. Upon an event of default caused by our failure to maintain a bid price for our common stock, the outstanding principal shall increase by 20%.

On May 7, 2018, we entered into a securities purchase agreement for the sale of a $37,000 convertible note (the “$37k Note”). The transaction closed on May 9, 2018. The note included $2,000 fees for net proceeds of $35,000. The note has an interest rate of 10% and a default interest rate of 24% and matures on May 7, 2019. The note may be converted into common stock of by the holder at any time after the 6-month anniversary of the issuance date, subject to a 4.99% beneficial ownership limitation, at a conversion price per share equal to a 40% discount to the lowest bid or trading price of our common stock during the twenty (20) trading days prior to the conversion date. Upon an event of default caused by our failure to deliver shares upon a conversion pursuant to the terms of the note, we would incur a penalty of $250 per day beginning on the fourth day after the conversion notice, increasing to $500 per day beginning on the tenth day. Upon an event of default caused by our failure to maintain a listing for its common stock, the outstanding principal shall increase by 50%. Upon an event of default caused by our failure to maintain a bid price for its common stock, the outstanding principal shall increase by 20%.

On May 9, 2018, we entered into a securities purchase agreement for the sale of a $63,000 convertible note. The transaction closed on May 12, 2018. The note included $3,000 fees for net proceeds of $60,000. The note has an interest rate of 10% and a default interest rate of 22% and matures on May 7, 2019. The note may be converted into common stock by the holder at any time after the 6-month anniversary of the issuance date, subject to a 4.99% beneficial ownership limitation, at a conversion price per share equal to a 39% discount to the lowest bid or trading price of our common stock during the fifteen (15) trading days prior to the conversion date. Upon an event of default caused by our failure to deliver shares upon a conversion pursuant to the terms of the Note, 300% of the outstanding principal and any interest due amount shall be immediately due. Upon an event of default caused by our breach of any other events of default specified in the Note, 150% of the outstanding principal and any interest due is immediately due and payable.

On May 24, 2018, the Company entered into a securities purchase agreement for the sale of a $78,750 convertible note. The note included $3,750 fees for net proceeds of $75,000. The note has an interest rate of 10% and a default interest rate of 24% and matures on May 24, 2019. The note may be converted into common stock of the Company by the holder at any time after the 6-month anniversary of the issuance date, subject to a 4.99% beneficial ownership limitation, at a conversion price per share equal to a 40% discount to the lowest bid or trading price of the Company’s common stock during the twenty (20) trading days prior to the conversion date. Upon an event of default caused by the Company’s failure to deliver shares upon a conversion pursuant to the terms of the Note, the Company would incur a penalty of $250 per day beginning on the fourth day after the conversion notice, increasing to $500 per day beginning on the tenth day. Upon an event of default caused by the Company’s failure to maintain a listing for its common stock, the outstanding principal shall increase by 50%. Upon an event of default caused by the Company’s failure to maintain a bid price for its common stock, the outstanding principal shall increase by 20%. If not paid at maturity, the amount due under the note increases by 10%.

71

PLAN OF DISTRIBUTION

We are registering the shares of Common Stock previously issued and upon exercise of the Warrants to permit the resale of these shares of Common Stock by the holders thereof and holders of the Warrants from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling stockholders of the shares of Common Stock. We will bear all fees and expenses incident to our obligation to register the shares of Common Stock.

The selling stockholders may sell all or a portion of the shares of Common Stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of Common Stock are sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of Common Stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions,

●	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

●	in the over-the-counter market;

●	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

●	through the writing of options, whether such options are listed on an options exchange or otherwise;

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	short sales;

●	sales pursuant to Rule 144;

●	broker-dealers may agree with the selling security holders to sell a specified number of such shares at a stipulated price per share;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

If the selling stockholders effect such transactions by selling shares of Common Stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of Common Stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of Common Stock in the course of hedging in positions they assume. The selling stockholders may also sell shares of Common Stock short and deliver shares of Common Stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholders may also loan or pledge shares of Common Stock to broker-dealers that in turn may sell such shares.

72

The selling stockholders may pledge or grant a security interest in some or all of the Warrants or shares of Common Stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of Common Stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933, as amended, amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer and donate the shares of Common Stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling stockholders and any broker-dealer participating in the distribution of the shares of Common Stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of Common Stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of Common Stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

Under the securities laws of some states, the shares of Common Stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of Common Stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling stockholder will sell any or all of the shares of Common Stock registered pursuant to the registration statement, of which this prospectus forms a part.

The selling stockholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of Common Stock by the selling stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of Common Stock to engage in market-making activities with respect to the shares of Common Stock. All of the foregoing may affect the marketability of the shares of Common Stock and the ability of any person or entity to engage in market-making activities with respect to the shares of Common Stock.

We will pay all expenses of the registration of the shares of Common Stock pursuant to the Registration Rights Agreement, estimated to be $57,686 in total, including, without limitation, U.S. Securities and Exchange Commission filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that a selling stockholder will pay all underwriting discounts and selling commissions, if any. We will indemnify the selling stockholders against liabilities, including some liabilities under the Securities Act, in accordance with the Registration Rights Agreement, or the selling stockholders will be entitled to contribution. We may be indemnified by the selling stockholders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling stockholder specifically for use in this prospectus, in accordance with the related Registration Rights Agreement, or we may be entitled to contribution.

Once sold under the registration statement, of which this prospectus forms a part, the shares of Common Stock will be freely tradable in the hands of persons other than our affiliates.

73

LEGAL MATTERS

Sheppard, Mullin, Richter & Hampton LLP, New York, New York, will pass upon the validity of the shares of our common stock in this offering.

EXPERTS

Our audited financial statements as of December 31, 2017 and 2016 have been included in this prospectus in reliance on the report of RBSM LLP, an independent registered public accounting firm appearing elsewhere herein given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly, and special reports, along with other information with the SEC. Our SEC filings are available to the public over the internet on the SEC’s website at http://www.sec.gov. You may also read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room.

This prospectus is part of a Registration Statement on Form S-1 that we filed with the SEC to register the securities offered hereby under the Securities Act of 1933, as amended. This prospectus does not contain all of the information included in the registration statement, including certain exhibits and schedules. You may obtain the registration statement and exhibits to the registration statement from the SEC at the address listed above or from the SEC’s internet site.

74

F-1

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders of

HealthLynked Corporation

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of HealthLynked Corporation (the “Company”), as of December 31, 2017 and 2016, and the related consolidated statements of operations, stockholders’ equity and cash flows for each of the two years in the period ended December 31, 2017 and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2017 and 2016, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2017, in conformity with accounting principles generally accepted in the United States of America.

The Company's Ability to Continue as a Going Concern

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 3 to the accompanying consolidated financial statements, the Company has suffered recurring losses from operations, generated negative cash flows from operating activities, has an accumulated deficit and has stated that substantial doubt exists about Company’s ability to continue as a going concern. Management's evaluation of the events and conditions and management’s plans in regarding these matters are also described in Note 3. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The company is not required to have, nor were we engaged to perform, an audit of the Company’s internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ RBSM LLP

We have served as the Company’s auditor since 2014

New York, New York

April 2, 2018

F-2

HEALTHLYNKED CORPORATION

CONSOLIDATED BALANCE SHEETS

	December 31,
	2017	2016
ASSETS
Current Assets
Cash	$50,006	$58,716
Accounts receivable, net	113,349	146,874
Prepaid expenses	81,892	43,545
Deferred offering costs	121,620	---
Total Current Assets	366,867	249,135

Property, plant and equipment, net of accumulated depreciation of $728,391 and $704,785 as of December 31, 2017 and 2016, respectively	63,376	70,836
Deposits	9,540	9,540

Total Assets	$439,783	$329,511

LIABILITIES AND SHAREHOLDERS' DEFICIT

Current Liabilities
Accounts payable and accrued expenses	$253,514	$148,474
Capital lease, current portion	18,348	18,348
Due to related party, current portion	917,395	311,792
Notes payable, net of original issue discount and debt discount of $26,881 and $-0- as of December 31, 2017 and 2016, respectively	70,186	---
Convertible notes payable, net of original issue discount and debt discount of $266,642 and $114,332 as of December 31, 2017 and 2016, respectively	811,858	485,668
Derivative financial instruments	398,489	---
Total Current Liabilities	2,469,790	964,282

Long-Term Liabilities
Capital leases, long-term portion	21,406	39,754
Due to related party, long-term portion	---	237,157

Total Liabilities	2,491,196	1,241,193

Shareholders' Deficit
Common stock, par value $0.0001 per share, 230,000,000 shares authorized, 72,302,937 and 65,753,640 shares issued and outstanding as of December 31, 2017 and 2016, respectively	7,230	6,575
Common stock issuable, $0.0001 par value; 122,101 and 80,643 shares as of December 31, 2017 and 2016, respectively	8,276	6,451
Additional paid-in capital	2,638,311	1,199,511
Accumulated deficit	(4,705,230)	(2,124,219)
Total Shareholders' Deficit	(2,051,413)	(911,682)

Total Liabilities and Shareholders' Deficit	$439,783	$329,511

See the accompanying notes to these Consolidated Financial Statements

F-3

HEALTHLYNKED CORPORATION

CONSOLIDATED STATEMENT OF OPERATIONS

	Year Ended December 31,
	2017	2016
Revenue
Patient service revenue, net	$2,103,579	$1,945,664

Operating Expenses
Salaries and benefits	2,022,445	1,559,725
General and administrative	1,848,866	1,543,866
Depreciation and amortization	23,606	16,461
Total Operating Expenses	3,894,917	3,120,052

(Loss) income from operations	(1,791,338)	(1,174,388)

Other Income (Expenses)
Loss on extinguishment of debt	(290,581)	---
Financing cost	(72,956)	---
Amortization of original issue and debt discounts on notes payable and convertible notes	(330,435)	(208,626)
Proceeds from settlement of lawsuit		43,236
Change in fair value of derivative financial instrument	3,967	---
Interest expense	(99,668)	(36,628)
Total other expenses	(789,673)	(202,018)

Net loss before provision for income taxes	(2,581,011)	(1,376,406)

Provision for income taxes	---	---

Net loss	$(2,581,011)	$(1,376,406)

Net loss per share, basic and diluted:
Basic	$(0.04)	$(0.02)
Fully diluted	$(0.04)	$(0.02)

Weighted average number of common shares:
Basic	69,560,481	60,034,482
Fully diluted	69,560,481	60,034,482

See the accompanying notes to these Consolidated Financial Statements

F-4

HEALTHLYNKED CORPORATION

CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS’ DEFICIT

YEARS ENDED DECEMBER 31, 2017 AND 2016

	Number of Shares				Common	Additional		Total
	Common	Preferred	Common	Preferred	Stock	Paid-in	Accumulated	Shareholders'
	Stock	Stock	Stock	Stock	Issuable	Capital	Deficit	Deficit
	(#)	(#)	($)	($)	($)	($)	($)	($)
Balance at December 31, 2015	54,120,000	2,953,640	5,412	295	45,000	400,832	(747,813)	(296,274)

Sale of common stock	6,167,500	---	617	---	---	373,383	---	374,000
Consultant fees payable with common shares	---	---	---	---	6,451	---	---	6,451
Consultant fees paid with common shares and warrants	1,900,000	---	190	---	(45,000)	131,983	---	87,173
Fair value of warrants and beneficial conversion feature allocated to proceeds of convertible notes payable	---	---	---	---	---	272,957	---	272,957
Shares and options issued pursuant to employee equity incentive plan	612,500	---	61	---	---	20,356	---	20,417
Conversion of preferred shares to common shares	2,953,640	(2,953,640)	295	(295)	---	---	---	---
Net loss	---	---	---	---	---	---	(1,376,406)	(1,376,406)

Balance at December 31, 2016	65,753,640	---	6,575	---	6,451	1,199,511	(2,124,219)	(911,682)

Sale of common stock	6,096,197	---	610	---	---	758,654	---	759,264
Fair value of warrants allocated to proceeds of common stock	---	---	---	---	---	89,376	---	89,376
Fair value of warrants allocated to proceeds of convertible notes payable	---	---	---	---	---	73,696	---	73,696
Fair value of warrants issued pursuant to Amended Investment Agreement	---	---	---	---	---	153,625	---	153,625
Fair value of warrants issued to extend convertible notes payable	---	---	---	---	---	290,581	---	290,581
Consultant fees payable with common shares and warrants	276,850	---	28	---	1,817	52,083	---	53,928
Shares and options issued pursuant to employee equity incentive plan	176,250	---	17	---	8	20,785	---	20,810
Net loss	---	---	---	---	---	---	(2,581,011)	(2,581,011)

Balance at December 31, 2017	72,302,937	---	7,230	---	8,276	2,638,311	(4,705,230)	(2,051,413)

See the accompanying notes to these Consolidated Financial Statements

F-5

HEALTHLYNKED CORPORATION

CONSOLIDATED STATEMENT OF CASH FLOWS

	Year Ended December 31,
	2017		2016
Cash Flows from Operating Activities
Net loss		$(2,581,011)		$(1,376,406)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation		23,606		16,461
Stock based compensation, including amortization of prepaid fees		106,743		146,208
Amortization of original issue discount and debt discount on convertible notes		330,435		208,626
Financing cost		72,956		75,000
Change in fair value of derivative financial instrument		(3,967)		---
Loss on extinguishment of debt		290,581		---
Changes in operating assets and liabilities:
Accounts receivable		33,525		153,252
Prepaid expenses and deposits		(38,347)		3,042
Accounts payable and accrued expenses		105,042		3,207
Due to related party, current portion		41,168		14,271
Net cash used in operating activities		(1,619,269)		(756,339)

Cash Flows from Investing Activities
Acquisition of property and equipment		(16,147)		(12,611)
Net cash used in investing activities		(16,147)		(12,611)

Cash Flows from Financing Activities
Proceeds from sale of common stock		848,639		374,000
Proceeds from issuance of convertible notes		429,500		475,000
Proceeds from related party loans		338,470		201,500
Repayment of related party loans		(11,192)		(149,285)
Proceeds from issuance of notes payable		148,510		---
Repayment of notes payable and bank loans		(108,873)		(84,980)
Payments on capital leases		(18,348)		(18,348)
Net cash provided by financing activities		1,626,706		797,887

Net increase (decrease) in cash		(8,710)		28,937
Cash, beginning of period		58,716		29,779

Cash, end of period		$50,006		$58,716

Supplemental disclosure of cash flow information:
Cash paid during the period for interest		$1,002		$3,813
Cash paid during the period for income tax	$	---	$	---
Schedule of non-cash investing and financing activities:
Fair value of warrants issued to extend maturity date of convertible notes payable, recognized as discount against convertible notes payable		$7,506	$	---
Fair value of warrants issued pursuant to Amended Investment Agreement		$153,625	$	---
Fair value of warrants, beneficial conversion feature and original issue discount allocated to proceeds of convertible notes payable		$66,190		$272,957
Fair value of warrants allocated to proceeds of common stock		$89,376		---
Initial derivative liabilities, beneficial conversion features and original issue discounts allocated to proceeds of convertible notes payable		$329,500		---
Common stock issuable issued during period		$6,451		$45,000
Common stock issued for preferred stock conversion	$	---		$295

See the accompanying notes to these Consolidated Financial Statements

F-6

HEALTHLYNKED CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2017 AND 2016

NOTE 1 - BUSINESS AND BUSINESS PRESENTATION

HealthLynked Corporation, a Nevada corporation (the “Company” or “HLYK”) filed its Articles of Incorporation on August 4, 2014. On September 3, 2014 HLYK filed Amended Articles of Incorporation clarifying that the total authorized shares of 250,000,000 shares are broken up between 230,000,000 common shares and 20,000,000 preferred shares. On February 5, 2018, the Company filed the amendment with the Secretary of State of Nevada to increase the amount of authorized shares of common stock to 500,000,000 shares.

On September 5, 2014, HLYK entered into a share exchange agreement (the “Share Exchange Agreement”) with Naples Women’s Center LLC (“NWC”), a Florida Limited Liability Company (“LLC”), acquiring 100% of the LLC membership units of NWC through the issuance of 50,000,000 shares of HLYK common stock to the members of NWC (the “Restructuring”).

NWC is a multi-specialty medical group including OB/GYN (both Obstetrics and Gynecology), and General Practice located in Naples, Florida.

HLYK operates an online personal medical information and record archive system, the “HealthLynked Network”, which enables patients and doctors to keep track of medical information via the Internet in a cloud based system. Patients complete a detailed online personal medical history including past surgical history, medications, allergies, and family history. Once this information is entered patients and their treating physicians are able to update the information as needed to provide a comprehensive medical history.

These consolidated financial statements reflect all adjustments including normal recurring adjustments, which, in the opinion of management, are necessary to present fairly the financial position, results of operations and cash flows for the periods presented in accordance with the GAAP.

All significant intercompany transactions and balances have been eliminated upon consolidation. In addition, certain amounts in the prior periods’ consolidated financial statements have been reclassified to conform to the current period presentation.

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES

A summary of the significant accounting policies applied in the presentation of the accompanying consolidated financial statements follows:

Basis of Presentation

The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“US GAAP”).

All amounts referred to in the notes to the consolidated financial statements are in United States Dollars ($) unless stated otherwise.

Use of Estimates

The preparation of the consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period. Accordingly, actual results could differ from those estimates. Significant estimates include assumptions about collection of accounts receivable, the valuation and recognition of stock-based compensation expense, valuation allowance for deferred tax assets and useful life of fixed assets.

Revenue Recognition

The Company recognizes revenue in accordance with Accounting Standards Codification subtopic 605-10, Revenue Recognition (“ASC 605-10”) which requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the selling price is fixed and determinable; and (4) collectability is reasonably assured. Determination of criteria (3) and (4) are based on management’s judgments regarding the fixed nature of the selling prices of the products delivered and the collectability of those amounts. Patient service revenues are recognized at the time of service for the net amount expected to be collected. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments

F-7

HEALTHLYNKED CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2017 AND 2016

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Cash and Cash Equivalents

For financial statement purposes, the Company considers all highly-liquid investments with original maturities of three months or less to be cash and cash equivalents.

Accounts Receivable

Trade receivables are carried at their estimated collectible amounts. Trade credit is generally extended on a short-term basis; thus trade receivables do not bear interest. Trade accounts receivable are periodically evaluated for collectability based on past collectability of the insurance companies, government agencies, and customers’ accounts receivable during the related period which generally approximates 45% of total billings. Trade accounts receivable are recorded at this net amount. As of December 31, 2017 and December 31, 2016, the Company’s gross accounts receivable were $256,446 and $333,804, respectively, and net accounts receivable were $113,349 and $146,874, respectively, based upon net reporting of accounts receivable.

Capital Leases

Costs associated with capitalized leases are capitalized and depreciated ratably over the term of the related useful life of the asset and/or the capital lease term. The related depreciation for the years ended December 31, 2017 and 2016 was $18,348 and $18,348, respectively. Accumulated depreciation of capitalized leases was $303,738 and $285,390 at December 31, 2017 and 2016, respectively.

Concentrations of Credit Risk

The Company’s financial instruments that are exposed to a concentration of credit risk are cash and accounts receivable. There are no patients/customers that represent 10% or more of the Company’s revenue or accounts receivable. Generally, the Company’s cash and cash equivalents are in checking accounts.

Property and Equipment

Property and equipment are stated at cost. When retired or otherwise disposed, the related carrying value and accumulated depreciation are removed from the respective accounts and the net difference less any amount realized from disposition, is reflected in earnings. For consolidated financial statement purposes, property and equipment are recorded at cost and depreciated using the straight-line method over their estimated useful lives of 5 to 7 years. The cost of repairs and maintenance is expensed as incurred; major replacements and improvements are capitalized.

The Company examines the possibility of decreases in the value of fixed assets when events or changes in circumstances reflect the fact that their recorded value may not be recoverable. The Company recognizes an impairment loss when the sum of expected undiscounted future cash flows is less than the carrying amount of the asset. The amount of impairment is measured as the difference between the asset’s estimated fair value and its book value. There was no impairment as of December 31, 2017 and 2016.

Convertible Notes

Convertible notes are regarded as compound instruments, consisting of a liability component and an equity component. The component parts of compound instruments are classified separately as financial liabilities and equity in accordance with the substance of the contractual arrangement. At the date of issue, the fair value of the liability component is estimated using the prevailing market interest rate for a similar non-convertible instrument. This amount is recorded as a liability on an amortized cost basis until extinguished upon conversion or at the instrument’s maturity date. The equity component is determined by deducting the amount of the liability component from the fair value of the compound instrument as a whole. This is recognized as additional paid-in capital and included in equity, net of income tax effects, and is not subsequently remeasured. After initial measurement, they are carried at amortized cost using the effective interest method.

F-8

HEALTHLYNKED CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2017 AND 2016

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Derivative Financial Instruments

The Company reviews the terms of convertible debt, equity instruments and other financing arrangements to determine whether there are embedded derivative instruments, including embedded conversion options that are required to be bifurcated and accounted for separately as a derivative financial instrument. Also, in connection with the issuance of financing instruments, the Company may issue freestanding options or warrants that may, depending on their terms, be accounted for as derivative instrument liabilities, rather than as equity. Derivative financial instruments are initially measured at their fair value. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-valued at each reporting date, with changes in the fair value reported as charges or credits to income. To the extent that the initial fair values of the freestanding and/or bifurcated derivative instrument liabilities exceed the total proceeds received, an immediate charge to income is recognized, in order to initially record the derivative instrument liabilities at their fair value. The discount from the face value of convertible debt instruments resulting from allocating some or all of the proceeds to the derivative instruments is amortized over the life of the instrument through periodic charges to income.

The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is reassessed at the end of each reporting period. If reclassification is required, the fair value of the derivative instrument, as of the determination date, is reclassified. Any previous charges or credits to income for changes in the fair value of the derivative instrument are not reversed. Derivative instrument liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement of the derivative instrument could be required within twelve months of the balance sheet date. The Company does not use derivative instruments to hedge exposures to cash flow, market, or foreign currency risks.

Fair Value of Assets and Liabilities

Fair value is the price that would be received from the sale of an asset or paid to transfer a liability (i.e. an exit price) in the principal or most advantageous market in an orderly transaction between market participants. In determining fair value, the accounting standards have established a three-level hierarchy that distinguishes between (i) market data obtained or developed from independent sources (i.e., observable data inputs) and (ii) a reporting entity’s own data and assumptions that market participants would use in pricing an asset or liability (i.e., unobservable data inputs). Financial assets and financial liabilities measured and reported at fair value are classified in one of the following categories, in order of priority of observability and objectivity of pricing inputs:

●	Level 1 – Fair value based on quoted prices in active markets for identical assets or liabilities

●	Level 2 – Fair value based on significant directly observable data (other than Level 1 quoted prices) or significant indirectly observable data through corroboration with observable market data. Inputs would normally be (i) quoted prices in active markets for similar assets or liabilities, (ii) quoted prices in inactive markets for identical or similar assets or liabilities or (iii) information derived from or corroborated by observable market data.

●	Level 3 – Fair value based on prices or valuation techniques that require significant unobservable data inputs. Inputs would normally be a reporting entity’s own data and judgments about assumptions that market participants would use in pricing the asset or liability

The fair value measurement level for an asset or liability is based on the lowest level of any input that is significant to the fair value measurement. Valuation techniques should maximize the use of observable inputs and minimize the use of unobservable inputs.

Stock-Based Compensation

The Company accounts for stock based compensation under ASC 718 “Compensation – Stock Compensation” using the fair value based method. Under this method, compensation cost is measured at the grant date based on the value of the award and is recognized over the service period, which is usually the vesting period. This guidance establishes standards for the accounting for transactions in which an entity exchanges it equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity’s equity instruments or that may be settled by the issuance of those equity instruments.

F-9

HEALTHLYNKED CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2017 AND 2016

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

The Company uses the fair value method for equity instruments granted to non-employees and use the Black-Scholes model for measuring the fair value of options. The stock based fair value compensation is determined as of the date of the grant or the date at which the performance of the services is completed (measurement date) and is recognized over the vesting periods.

Income Taxes

The Company follows Accounting Standards Codification subtopic 740-10, Income Taxes (“ASC 740-10”) for recording the provision for income taxes. Deferred tax assets and liabilities are computed based upon the difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal tax rate applicable when the related asset or liability is expected to be realized or settled. Deferred income tax expenses or benefits are based on the changes in the asset or liability during each period. If available evidence suggests that it is more likely than not that some portion or all of the deferred tax assets will not be realized, a valuation allowance is required to reduce the deferred tax assets to the amount that is more likely than not to be realized. Future changes in such valuation allowance are included in the provision for deferred income taxes in the period of change. Deferred income taxes may arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods. Deferred taxes are classified as current or non-current, depending on the classification of assets and liabilities to which they relate. Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse and are considered immaterial.

Recurring Fair Value Measurements

The carrying value of the Company’s financial assets and financial liabilities is their cost, which may differ from fair value. The carrying value of cash held as demand deposits, money market and certificates of deposit, marketable investments, accounts receivable, short-term borrowings, accounts payable, accrued liabilities, and derivative financial instruments approximated their fair value.

Net Income (Loss) per Share

Basic net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the period. During the years ended December 31, 2017 and 2016, the Company reported a net loss and excluded all outstanding stock options, warrants and other dilutive securities from the calculation of diluted net loss per common share because inclusion of these securities would have been anti-dilutive. As of December 31, 2017 and 2016, potentially dilutive securities were comprised of (i) 20,526,387 and 10,576,389 warrants outstanding, respectively, (ii) 2,349,996 and 1,600,000 stock options outstanding, respectively, (iii) 20,022,021 and 7,375,000 shares issuable upon conversion of convertible notes, respectively, and (iv) 628,750 and 940,000 unissued shares subject to future vesting requirements granted pursuant to the Company’s Employee Incentive Plan.

Recent Accounting Pronouncements

In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers — Topic 606, which supersedes the revenue recognition requirements in FASB ASC 605. The new guidance primarily states that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods and services. In January 2017 and September 2017, the FASB issued several amendments to ASU 2014-09, including updates stemming from SEC Accounting Staff Announcement in July 2017. The amendments and updates included clarification on accounting for principal versus agent considerations (i.e., reporting gross versus net), licenses of intellectual property and identification of performance obligations. These amendments and updates do not change the core principle of the standard, but provide clarity and implementation guidance. The Company will adopt this standard on January 1, 2018 and selected the modified retrospective transition method. The Company will modify its accounting policies to reflect the requirements of this standard, however, the planned adoption is not expected to impact the Company’s financial statements and related disclosures.

In January 2016, the FASB issued ASU No. 2016-01, Financial Instruments — Overall: Recognition and Measurement of Financial Assets and Financial Liabilities. The guidance affects the accounting for equity investments, financial liabilities under the fair value option and the presentation and disclosure requirements of financial instruments. The guidance is effective in the first quarter of fiscal 2019. Early adoption is permitted for the accounting guidance on financial liabilities under the fair value option. The Company is currently evaluating the impact of the new guidance on its financial statements.

F-10

HEALTHLYNKED CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2017 AND 2016

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842) and subsequently amended the guidance relating largely to transition considerations under the standard in January 2017. The objective of this update is to increase transparency and comparability among organizations by recognizing lease assets and lease liabilities on the balance sheet and disclosing key information about leasing arrangements. This ASU is effective for fiscal years beginning after December 15, 2018, including interim periods within those annual periods and is to be applied utilizing a modified retrospective approach. The Company is currently evaluating the new guidance to determine the impact it may have on its financial statements.

In November 2016, the FASB issued ASU No. 2016-18, Statement of Cash Flows (Topic 230): Restricted Cash. The objective of this ASU is to eliminate the diversity in practice related to the classification of restricted cash or restricted cash equivalents in the statement of cash flows. For public business entities, this ASU is effective for annual and interim reporting periods beginning after December 15, 2017, with early adoption permitted. The amendments in this update should be applied retrospectively to all periods presented. The Company will adopt this standard on January 1, 2018 and will not have a material impact on the Company’s financial statements.

In May 2017, the FASB issued ASU 2017-09, Compensation - Stock Compensation (Topic 718): Scope of Modification Accounting (ASU 2016-09), which provides guidance about which changes to the terms or conditions of a share-based payment award require an entity to apply modification accounting in Topic 718. This pronouncement is effective for annual reporting periods beginning after December 15, 2017. The Company will adopt this standard on January 1, 2018 and will not have a material impact on the Company’s financial statements.

In July 2017, the FASB issued ASU No. 2017-11, Earnings Per Share, Distinguishing Liabilities from Equity and Derivatives and Hedging, which changes the accounting and earnings per share for certain instruments with down round features. The amendments in this ASU should be applied using a cumulative-effect adjustment as of the beginning of the fiscal year or retrospective adjustment to each period presented and is effective for annual periods beginning after December 15, 2018, and interim periods within those periods. The Company is currently evaluating the requirements of this new guidance and has not yet determined its impact on the Company’s financial statements.

On December 22, 2017 the SEC staff issued Staff Accounting Bulletin 118 (SAB 118), which provides guidance on accounting for the tax effects of the Tax Cuts and Jobs Act (the TCJA).  SAB 118 provides a measurement period that should not extend beyond one year from the enactment date for companies to complete the accounting under ASC 740. In accordance with SAB 118, a company must reflect the income tax effects of those aspects of the TCJA for which the accounting under ASC 740 is complete. To the extent that a company’s accounting for certain income tax effects of the TCJA is incomplete but for which they are able to determine a reasonable estimate, it must record a provisional amount in the financial statements. Provisional treatment is proper in light of anticipated additional guidance from various taxing authorities, the SEC, the FASB, and even the Joint Committee on Taxation. If a company cannot determine a provisional amount to be included in the financial statements, it should continue to apply ASC 740 on the basis of the provisions of the tax laws that were in effect immediately before the enactment of the TCJA. The Company has applied this guidance to its financial statements.

NOTE 3 – GOING CONCERN MATTERS AND LIQUIDITY

As of December 31, 2017, we had a working capital deficit of $2,102,923 and accumulated deficit $4,705,230. For the year ended December 31, 2017, we had a net loss of $2,581,011 and net cash used by operating activities of $1,619,269. Net cash used in investing activities was $16,147. Net cash provided by financing activities was $1,626,706, resulting principally from $848,639 from the proceeds of the sale of common stock, $429,500 net proceeds from the issuance of convertible notes, $338,470 proceeds from related party loans, and $148,510 proceeds from issuance of notes payable. Subsequent to December 31, 2017, we received additional $400,000 net proceeds from the sale of common stock and $120,000 from the issuance of convertible notes payable. We used a portion of the proceeds to retire convertible notes payable with a face value of $143,000.

F-11

HEALTHLYNKED CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2017 AND 2016

NOTE 3 – GOING CONCERN MATTERS AND LIQUIDITY (CONTINUED)

The Company’s cash balance and revenues generated are not currently sufficient and cannot be projected to cover its operating expenses for the next twelve months from the date of this report. These matters raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans include attempting to improve its business profitability and its ability to generate sufficient cash flow from its operations to meet its needs on a timely basis, obtaining additional working capital funds through equity and debt financing arrangements, and restructuring on-going operations to eliminate inefficiencies to raise cash balance in order to meet its anticipated cash requirements for the next twelve months from the date of this report. However, there can be no assurance that these plans and arrangements will be sufficient to fund the Company’s ongoing capital expenditures, working capital, and other requirements. Management intends to make every effort to identify and develop sources of funds. The outcome of these matters cannot be predicted at this time. There can be no assurance that any additional financings will be available to the Company on satisfactory terms and conditions, if at all.

The ability of the Company to continue as a going concern is dependent upon its ability to raise additional capital and achieve profitable operations. The accompanying consolidated financial statements do not include any adjustments related to the recoverability or classification of asset-carrying amounts or the amounts and classification of liabilities that may result should the Company be unable to continue as a going concern.

During July 2016, HLYK entered into an Investment Agreement (the “Investment Agreement”) pursuant to which the investor has agreed to purchase up to $3,000,000 of HLYK common stock over a three-year period starting upon registration of the underlying shares, with such shares put to the investor by the Company pursuant to a specified formula that limits the number of shares able to be put to the investor to the number equal to the average trading volume of the Company’s common shares for the ten consecutive trading days prior to the put notice being issued. During the year ended December 31, 2017, the Company received $27,640 from the proceeds of the sale of 222,588/ shares pursuant to the Investment Agreement.

The Company intends that the cost of implementing its development and sales efforts related to the HealthLynked Network, as well as maintaining its existing and expanding overhead and administrative costs, will be funded principally by cash received by the Company from the put rights associated with the Investment Agreement and supplemented by other funding mechanisms, including sales of the Company’s common stock, loans from related parties and convertible notes. The Company expects to repay its outstanding convertible notes, which have an aggregate face value of $1,078,500 as of December 31, 2017, from outside funding sources, including but not limited to amounts available upon the exercise of the put rights granted to the Company under the Investment Agreement, sales of equity, loans from related parties and others or through the conversion of the notes into equity. No assurances can be given that the Company will be able to access sufficient outside capital in a timely fashion in order to repay the convertible notes before they mature. If necessary funds are not available, the Company’s business and operations would be materially adversely affected and in such event, the Company would attempt to reduce costs and adjust its business plan.

NOTE 4 – DEFERRED OFFERING COSTS

On July 7, 2016, the Company entered into the Investment Agreement with an accredited investor, pursuant to which an accredited investor agreed to invest up to $3,000,000 to purchase the Company’s common stock, par value of $.0001 per share. The purchase price for such shares shall be 80% of the lowest volume weighted average price of the Company’s common stock during the five consecutive trading days prior to the date on which written notice is sent by the Company to the investor stating the number of shares that the Company is selling to the investor, subject to certain discounts and adjustments. Further, for each $50,000 that the investor tenders to the Company for the purchase of shares of common stock, the investor was to be granted warrants for the purchase of an equivalent number of shares of common stock. The warrants were to expire five (5) years from their respective grant dates and have an exercise price equal to 130% of the weighted average purchase price for the respective “$50,000 increment.”

On March 22, 2017, the Company and the investor entered into an Amended Investment Agreement (the “Amended Investment Agreement”) whereby the parties agreed to modify the terms of the Investment Agreement by providing that in lieu of granting the investor warrants for each $50,000 that the investor tenders to the Company, the Company granted to the investor warrants to purchase an aggregate of 7,000,000 shares of common stock. The warrants have the following fixed exercise prices: (i) 4,000,000 shares at $0.25 per share; (ii) 2,000,000 shares at $0.50 per share; and (iii) 1,000,000 shares at $1.00 per share. The warrants also contain a “cashless exercise” provision and the shares underlying the warrants will not be registered. The fair value of the warrants was calculated using the Black-Scholes pricing model at $56,635, with the following assumptions: risk-free interest rate of 1.95%, expected life of 5 years, volatility of 40%, and expected dividend yield of zero.

F-12

HEALTHLYNKED CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2017 AND 2016

NOTE 4 – DEFERRED OFFERING COSTS (CONTINUED)

On June 7, 2017, the Company also granted warrants to purchase 200,000 shares at $0.25 per share, 100,000 shares at $0.50 per share and 50,000 shares at $1.00 per share to an advisor as a fee in connection with the Amended Investment Agreement. The fair value of the warrants was calculated using the Black-Scholes pricing model at $96,990, with the following assumptions: risk-free interest rate of 1.74%, expected life of 5 years, volatility of 40%, and expected dividend yield of zero.

This fair value of the warrants was recorded as a deferred offering cost and will be amortized over the period during which the Company can access the financing, which begins the day after a registration statement registering shares underlying the Investment Agreement is declared effective by the United States Securities and Exchange Commission (the “SEC”), and ends 3 years from that date. On May 15, 2017, the SEC declared effective a registration statement registering shares underlying the Investment Agreement. During the year ended December 31, 2017, the Company recognized $32,005 in general and administrative expense related to the cost of the warrants.

NOTE 5 – PROPERTY, PLANT, AND EQUIPMENT

Property, plant and equipment at December 31, 2017 and 2016 are as follows:

	December 31,
	2017	2016

Capital Lease equipment	$343,492	$343,492
Telephone equipment	12,308	12,308
Furniture, Transport and Office equipment	435,967	419,821

Total Property, plant and equipment	791,767	775,621
Less: accumulated depreciation	(728,391)	(704,785)

Property, plant and equipment, net	$63,376	$70,836

Depreciation expense during the years ended December 31, 2017 and 2016 was $23,606 and $16,461, respectively.

NOTE 6 – DUE TO RELATED PARTY

Amounts due to related parties as of December 31, 2017 and 2016 were comprised of the following:

	December 31,
	2017	2016
Current portion:
Due to Dr. Michael Dent	$616,795	$	---
Deferred compensation, Dr. Michael Dent	300,600		300,600
Due to MedOffice Direct	---		11,192
Total current portion	917,395		311,792

Long term portion:
Due to Dr. Michael Dent	---		237,157

Total due to related parties	$917,395		$548,949

F-13

HEALTHLYNKED CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2017 AND 2016

NOTE 6 – DUE TO RELATED PARTY (CONTINUED)

Dr. Michael Dent

Prior to August 2014, NWC was owned and controlled by the Company’s Chief Executive Officer, Dr. Michael Dent (“DMD”). DMD first provided an up to $175,000 unsecured note payable to the Company with a 0% interest rate. During 2013 the limit on the unsecured Note Payable was increased up to $500,000 and during 2014 it was increased to $750,000 with a maturity date of December 31, 2017. During January 2017, the note was again amended to extend the maturity date until December 31, 2018, to accrue interest on outstanding balances after January 1, 2017 at a rate of 10% per annum, and to fix interest accrued on balances between January 1, 2015 and December 31, 2016 at an amount equal to $22,108 (the “$750k DMD Note”). All principal and interest is due at maturity of the $750k DMD Note. Interest accrued on the $750k DMD Note as of December 31, 2017 and 2016 was $43,963 and $22,108, respectively.

During the year ended December 31, 2017, the Company borrowed $322,500 from Dr. Dent under unsecured promissory notes as follows:

Inception Date	Maturity Date	Interest Rate	Amount
January 12, 2017	January 13, 2018	10%	$35,000
January 18, 2017	January 19, 2018	10%	20,000
January 24, 2017	January 15, 2018	10%	50,000
February 9, 2017	February 10, 2018	10%	30,000
April 20, 2017	April 21, 2018	10%	10,000
June 15, 2017	June 16, 2018	10%	32,500
August 17, 2017	August 18, 2018	10%	20,000
August 24, 2017	August 25, 2018	10%	37,500
September 7, 2017	September 8, 2018	10%	35,000
September 21, 2017	September 22, 2018	10%	26,500
September 29, 2017	September 30, 2018	10%	12,000
December 21, 2017	December 22, 2018	10%	14,000

			$322,500

Interest accrued on the 2017 DMD Notes as of December 31, 2017 and 2016 was $19,350 and -0-, respectively. During March 2018, the maturity date on notes payable to DMD maturing on April 21, 2108 or earlier were extended by one year.

MedOffice Direct

During 2016, MedOffice Direct (“MOD”), a company majority-owned by the Company’s CEO and largest shareholder, Dr. Michael Dent, paid a direct obligation of the Company in the amount of $25,000. The Company also paid direct obligations of MOD totaling $13,808 in 2016, resulting in an amount payable to MOD of $11,192 as of December 31, 2016. This amount was paid in full in January 2017.

During the year ended December 31, 2017, the Company entered into an agreement with MOD pursuant to which the Company will pay rent to MOD in the amount of $2,040 per month for office space in MOD’s facility used by the Company and its employees for the period from January 1, 2017 through July 31, 2018. During the years ended December 31, 2017 and 2016, the Company recognized rent expense related to the marketing agreement in the amount of $24,480 and $-0-, respectively, pursuant to this agreement and had prepaid an additional $24,459 toward future rent as of December 31, 2017.

F-14

HEALTHLYNKED CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2017 AND 2016

NOTE 7 – CAPITAL LEASE

Capital lease obligations as of December 31, 2017 and 2016 are comprised of the following:

	December 31,
	2017	2016

Note payable, New Everbank Lease	$39,754	$58,102
Less: note payable, New Everbank Lease (Capital leases), current portion	(18,348)	(18,348)

Notes payable, bank loans and capital leases, long-term portion	$21,406	$39,754

In March 2015, the Company entered into a capital equipment finance lease for Ultra Sound equipment with Everbank. There was no interest on this lease. The monthly payment is $1,529 for 60 months ending in March 2020. As of December 31, 2017, the Company owed Everbank $39,754 pursuant to this capital lease. During the years ended December 31, 2017 and 2016, the Company made payments on this capital lease of $18,348 and $18,348, respectively.

F-15

HEALTHLYNKED CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2017 AND 2016

NOTE 7 – CAPITAL LEASE (CONTINUED)

Future minimum payments to which the Company is obligated pursuant to the capital leases as of December 31, 2017 are as follows:

2018	$18,348
2019	18,348
2020	3,058
2021	---
2022	---

Total	$39,754

NOTE 8 – NOTES PAYABLE

On July 11, 2017, the Company entered into a Merchant Cash Advance Factoring Agreement (“MCA”) with Power Up Lending Group, Ltd. (the “PULG”) pursuant to which the Company received an advance of $26,000 before closing fees (the “July MCA”). The Company was required to repay the July MCA, which acted like an ordinary note payable, at the rate of $1,372 per week until the balance of $34,580 was repaid. At inception, the Company recognized a note payable in the amount of $34,580 and a discount against the note payable of $9,550. The discount was being amortized over the life of the instrument. The July MCA was repaid in full on December 20, 2017. During the year ended December 31, 2017, the Company recognized amortization of the discount in the amount of $9,550, including $1,096 recognized to amortize the remaining discount at retirement.

On August 9, 2017, the Company entered into a second MCA with PULG pursuant to which the Company received an advance of $51,000 before closing fees (the “August MCA”). The Company was required to repay the advance, which acted like an ordinary note payable, at the rate of $2,752 per week until the balance of $69,360 was repaid. At inception, the Company recognized a note payable in the amount of $69,360 and a discount against the note payable of $19,380. The discount was being amortized over the life of the instrument. The August MCA was repaid in full on December 20, 2017. During the year ended December 31, 2017, the Company recognized amortization of the discount in the amount of $19,380, including $5,161 recognized to amortize the remaining discount at retirement.

On December 20, 2017, the Company entered into a third MCA with PULG pursuant to which the Company received an advance of $75,000 before closing fees (the “December MCA”). The Company is required to repay the advance, which acts like an ordinary note payable, at the rate of $4,048 per week until the balance of $102,000 has been repaid in June 2018. At inception, the Company recognized a note payable in the amount of $102,000 and a discount against the note payable of $28,500. The discount is being amortized over the life of the instrument. During the year ended December 31, 2017, the Company recognized amortization of the discount in the amount of $1,619. As of December 31, 2017, the net carrying value of the instrument was $70,186.

F-16

HEALTHLYNKED CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2017 AND 2016

NOTE 9 – CONVERTIBLE NOTES PAYABLE

Convertible notes payable as of December 31, 2017 and 2016 are comprised of the following:

	December 31,
	2017		2016
Face Value
$550k Note - July 2016		$550,000	$550,000
$50k Note - July 2016		50,000	50,000
$111k Note - May 2017		111,000	---
$53k Note - July 2017		53,000	---
$35k Note - September 2017		35,000	---
$55k Note - September 2017		55,000	---
$53k Note II - October 2017		53,000	---
$171.5k Note - October 2017		171,500	---
		1,078,500	600,000
Unamortized Discount
$550k Note - July 2016	$	---	$(96,631)
$50k Note - July 2016		---	(17,701)
$111k Note - May 2017		(6,931)	---
$53k Note - July 2017		(19,946)	---
$35k Note - September 2017		(20,676)	---
$55k Note - September 2017		(38,274)	---
$53k Note II - October 2017		(39,939)	---
$171.5k Note - October 2017		(140,876)	---
		(266,642)	(114,332)
Net Book Value
$550k Note - July 2016		$550,000	$453,369
$50k Note - July 2016		50,000	32,299
$111k Note - May 2017		104,069	---
$53k Note - July 2017		33,054	---
$35k Note - September 2017		14,324	---
$55k Note - September 2017		16,726	---
$53k Note II - October 2017		13,061	---
$171.5k Note - October 2017		30,624	---

Convertible notes payable, net of original issue discount and debt discount		$811,858	$485,668

Convertible Note Payable ($550,000) – July 2016

On July 7, 2016, the Company entered into a 6% fixed convertible secured promissory note with an investor with a face value of $550,000 (the “$550k Note”). The $550k Note is convertible into shares of the Company’s common stock at the discretion of the note holder at a fixed price of $0.08 per share, and is secured by all of the Company’s assets. The Company received $500,000 net proceeds from the note after a $50,000 original issue discount. At inception, the investors were also granted a five-year warrant to purchase 6,111,111 shares of the Company’s common stock at an exercise price of $0.09 per share. The fair value of the warrants was calculated using the Black-Scholes pricing model at $157,812, with the following assumptions: risk-free interest rate of 0.97%, expected life of 5 years, volatility of 40%, and expected dividend yield of zero. The net proceeds from the issuance of the $550k Note, being $500,000 after the original issue discount, were then allocated to the warrants and the convertible note instrument based on their relative fair values, of which $111,479 was allocated to the warrants and $388,521 to the convertible note. The intrinsic value of the embedded conversion feature of the $550k Note was then calculated as $161,479. The original issue discount, warrants and embedded conversion feature were then allocated and recorded as discounts against the carrying value of the $550k Note.

F-17

HEALTHLYNKED CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2017 AND 2016

NOTE 9 – CONVERTIBLE NOTES PAYABLE (CONTINUED)

The final allocation of the proceeds at inception was as follows:

Original issue discount	$50,000
Warrants	111,479
Embedded conversion feature	161,479
Convertible note	227,042

Face value of convertible note	$550,000

The $550k Note was originally schedule to mature on April 11, 2017. During February 2017, the holder of the $550k Note agreed to extend the maturity date until July 7, 2017 in exchange for a five-year warrant to purchase 500,000 shares of HLYK common stock at an exercise price of $0.15 per share. The fair value of the warrants of $7,506 was recorded as an additional discount against the $550k Note and was amortized over the new remaining life of the $550k Note. The fair value of the warrant was calculated using the Black-Scholes pricing model at $7,506, with the following assumptions: risk-free interest rate of 1.89%, expected life of 5 years, volatility of 40%, and expected dividend yield of zero. The issuance of the warrants in exchange for the maturity extension was treated as a modification of existing debt pursuant to the guidance of ASC 470-50 “Debt – Modifications and Extinguishments” (“ASC 470-50”).

On August 8, 2017, in exchange for a five-year warrant to purchase 1,000,000 shares of HLYK common stock at an exercise price of $0.30 per share, the holder of the $550k Note agreed to (i) further extend the maturity date of the $550k Note until July 7, 2018, and (ii) further extend the maturity date of the $50k Note (as defined herein) until July 11, 2018. The fair value of the warrant was calculated using the Black-Scholes pricing model at $290,581, with the following assumptions: risk-free interest rate of 1.81%, expected life of 5 years, volatility of 190.86%, and expected dividend yield of zero. The issuance of the warrants in exchange for the maturity extension was treated as a modification of existing debt pursuant to the guidance of ASC 470-50. Because the fair value of the warrants was greater than 10% of the present value of the remaining cash flows under the $550k Note and $50k Note, the transaction was treated as a debt extinguishment and reissuance of a new debt instrument, with the fair value of the warrants of $290,581 recorded as a loss on debt extinguishment. The carrying value of the $550k Note (as well as the $50k Note) did not change as a result of the extinguishment since the discounts recognized at inception of both notes were fully amortized at the time of the warrant issuance.

The discounts resulting from the original issue discount, warrants and embedded conversion feature were amortized over the life of the $550k Note. Amortization expense related to these discounts in the years ended December 31, 2017 and 2016 was $104,137 and $208,626, respectively. As of December 31, 2017, the unamortized discount was $-0-. As of December 31, 2017, the $550k note was convertible into 6,875,000 of the Company’s common shares.

During the years ended December 31, 2017 and 2016, the Company made no repayments on the $550k Note. During the years ended December 31, 2017 and 2016, the Company recorded interest expense on the $550k Note totaling $33,000 and $16,003, respectively.

Convertible Notes Payable ($50,000) – July 2016

On July 7, 2016, the Company entered into a 10% fixed convertible commitment fee promissory note with an investor with a face value of $50,000 maturing on July 11, 2017 (the “$50k Note”). The $50k note was issued as a commitment fee payable to the Investment Agreement investor in exchange for the investor’s commitment to enter into the Investment Agreement, subject to registration of the shares underlying the Investment Agreement. The $50k Note is convertible into shares of the Company’s common stock at the discretion of the note holder at a fixed price of $0.10 per share. The embedded conversion feature did not have any intrinsic value at issuance. Accordingly, the full face value of $50,000 was allocated to the convertible note instrument. As of December 31, 2017, the $50k Note was convertible into 500,000 of the Company’s common shares.

During the years ended December 31, 2017 and 2016, the Company made no repayments on the $50k Note. During the years ended December 31, 2017 and 2016, the Company recorded interest expense on the $50k Note totaling $5,000 and $2,425, respectively.

F-18

HEALTHLYNKED CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2017 AND 2016

NOTE 9 – CONVERTIBLE NOTES PAYABLE (CONTINUED)

Convertible Notes Payable ($111,000) – May 2017

On May 22, 2017, the Company entered into a 10% fixed convertible secured promissory note with an investor with a face value of $111,000 (the “$111k Note”). The $111k Note matures on January 22, 2018. The $111k Note is convertible into shares of the Company’s common stock at the discretion of the note holder at a fixed price of $0.35 per share, and is secured by all of the Company’s assets. The Company received $100,000 net proceeds from the note after an $11,000 original issue discount. At inception, the investors were also granted a five-year warrant to purchase 133,333 shares of the Company’s common stock at an exercise price of $0.75 per share. The fair value of the warrants was calculated using the Black-Scholes pricing model at $42,305, with the following assumptions: risk-free interest rate of 1.80%, expected life of 5 years, volatility of 40%, and expected dividend yield of zero. The net proceeds from the issuance of the $111k Note, being $100,000 after the original issue discount, were then allocated to the warrants and the convertible note instrument based on their relative fair values, of which $27,595 was allocated to the warrants and $72,405 to the convertible note. The intrinsic value of the embedded conversion feature of the $111k note was then calculated as $38,595. The original issue discount, warrants and embedded conversion feature were then allocated and recorded as discounts against the carrying value of the $111k Note. The final allocation of the proceeds at inception was as follows:

Original issue discount	$11,000
Warrants	27,595
Embedded conversion feature	38,595
Convertible note	33,810

Notes payable and bank loans, long-term portion	$111,000

The discounts resulting from the original issue discount, warrants and embedded conversion feature are being amortized over the life of the $111k Note. Amortization expense related to these discounts in the years ended December 31, 2017 and 2016 was $70,259 and $-0-, respectively. As of December 31, 2017, the unamortized discount was $6,931. As of December 31, 2017, the $111k Note was convertible into 317,143 of the Company’s common shares.

During the years ended December 31, 2017 and 2016, the Company made no repayments on the $111k Note. During the years ended December 31, 2017 and 2016, the Company recorded interest expense on the $111k Note totaling $10,103 and $-0-, respectively.

Convertible Notes Payable ($53,000) – July 2017

On July 10, 2017, the Company entered into a securities purchase agreement for the sale of a $53,000 convertible note (the “$53k Note”) to PULG. The $53k Note included a $3,000 original issue discount, for net proceeds of $50,000. The $53k Note has an interest rate of 10% and a default interest rate of 22% and matures on April 15, 2018. The $53k Note may be converted into common stock of the Company by the holder at any time following 180 days after the issuance date, subject to a 4.99% beneficial ownership limitation, at a conversion price per share equal to a 39% discount to the average of the three (3) lowest closing bid prices during the fifteen (15) trading days prior to the conversion date. Upon an event of default caused by the Company’s failure to deliver shares upon a conversion pursuant to the terms of the Note, 300% of the outstanding principal and any interest due amount shall be immediately due. Upon an event of default caused by the Company’s breach of any other events of default specified in the $53k Note, 150% of the outstanding principal and any interest due amount shall be immediately due.

F-19

HEALTHLYNKED CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2017 AND 2016

NOTE 9 – CONVERTIBLE NOTES PAYABLE (CONTINUED)

The fair value of the embedded conversion feature (“ECF”) of the $53k Note was calculated using the Black-Scholes pricing model at $58,154, with the following assumptions: risk-free interest rate of 1.23%, expected life of 0.76 years, volatility of 183.6%, and expected dividend yield of zero. Because the fair value of the ECF exceeded the net proceeds from the $53k Note, a charge was recorded to “Financing cost” for the excess of the fair value of the fair value of the ECF of $58,154 over the net proceeds from the note of $50,000, for a net charge of $8,154. The ECF qualifies for derivative accounting and bifurcation under ASC 815, “Derivatives and Hedging.” The final allocation of the proceeds at inception was as follows:

Embedded conversion feature	$58,154
Original issue discount	3,000
Financing cost	(8,154)
Convertible note	---

Notes payable and bank loans, long-term portion	$53,000

The discounts resulting from the original issue discount, warrants and embedded conversion feature are being amortized over the life of the $53k Note. Amortization expense related to these discounts in the years ended December 31, 2017 and 2016 was $33,054 and $-0-, respectively. As of December 31, 2017, the unamortized discount was $19,946. As of December 31, 2017, the $53k Note was convertible into 1,930,783 of the Company’s common shares.

During the years ended December 31, 2017 and 2016, the Company made no repayments on the $53k Note. During the years ended December 31, 2017 and 2016, the Company recorded interest expense on the $53k Note totaling $2,527 and $-0-, respectively. On January 8, 2018, the Company prepaid the balance on the $53k Note, including accrued interest, for the amount of $74,922.

Convertible Notes Payable ($35,000) – September 2017

On September 7, 2017, the Company entered into a securities purchase agreement for the sale of a $35,000 convertible note (the “$35k Note”) to PULG. The $35k Note included a $3,000 original issue discount, for net proceeds of $32,000. The $35k Note has an interest rate of 10% and a default interest rate of 20% and matures on June 15, 2018. The $35k Note may be converted into common stock of the Company by the holder at any time following 180 days after the issuance date, subject to a 4.99% beneficial ownership limitation, at a conversion price per share equal to a 39% discount to the average of the three (3) lowest closing bid prices during the fifteen (15) trading days prior to the conversion date. Upon an event of default caused by the Company’s failure to deliver shares upon a conversion pursuant to the terms of the $35k Note, 300% of the outstanding principal and any interest due amount shall be immediately due. Upon an event of default caused by the Company’s breach of any other events of default specified in the $35k Note, 150% of the outstanding principal and any interest due amount shall be immediately due.

The fair value of the ECF of the $35k Note was calculated using the Black-Scholes pricing model at $38,338, with the following assumptions: risk-free interest rate of 1.21%, expected life of 0.77 years, volatility of 177.2%, and expected dividend yield of zero. Because the fair value of the ECF exceeded the net proceeds from the $35k Note, a charge was recorded to “Financing cost” for the excess of the fair value of the fair value of the ECF of $38,338 over the net proceeds from the note of $32,000, for a net charge of $6,338. The ECF qualifies for derivative accounting and bifurcation under ASC 815, “Derivatives and Hedging.” The final allocation of the proceeds at inception was as follows:

Embedded conversion feature	$38,338
Original issue discount	3,000
Financing cost	(6,338)
Convertible note	---

Notes payable and bank loans, long-term portion	$35,000

The discounts resulting from the original issue discount, warrants and embedded conversion feature are being amortized over the life of the $35k Note. Amortization expense related to these discounts in the years ended December 31, 2017 and 2016 was $14,324 and $-0-, respectively. As of December 31, 2017, the unamortized discount was $20,676. As of December 31, 2017, the $35k Note was convertible into 1,275,046 of the Company’s common shares.

F-20

HEALTHLYNKED CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2017 AND 2016

NOTE 9 – CONVERTIBLE NOTES PAYABLE (CONTINUED)

During the years ended December 31, 2017 and 2016, the Company made no repayments on the $35k Note. During the years ended December 31, 2017 and 2016, the Company recorded interest expense on the $35k Note totaling $1,103 and $-0-, respectively. On March 5, 2018, the Company prepaid the balance on the $35k Note, including accrued interest, for the amount of $49,502.

Convertible Notes Payable ($55,000) – September 2017

On September 11, 2017, the Company entered into a securities purchase agreement for the sale of a $55,000 convertible note (the “$55k Note”) to Crown Bridge Partners LLC. The $55k Note included a $7,500 original issue discount, for net proceeds of $47,500. The 55k Note has an interest rate of 10% and a default interest rate of 12% and matures on September 11, 2018. The $55k Note may be converted into common stock of the Company by the holder at any time after the issuance date, subject to a 4.99% beneficial ownership limitation, at a conversion price per share equal to 60% multiplied by the lowest one (1) trading price for the Common Stock during the twenty (20) trading day period ending on the last complete trading day prior to the date of conversion. If, at any time while the $55k Note is outstanding, the conversion price pursuant to this formula is equal to or lower than $0.10, then an additional ten percent (10%) discount shall be factored into the conversion price until the $55k Note is no longer outstanding. In the event that shares of the Company’s Common Stock are not deliverable via DWAC following the conversion of any amount hereunder, an additional ten percent (10%) discount shall be factored into the Variable Conversion Price until the Note is no longer outstanding.

The fair value of the ECF of the $55k Note was calculated using the Black-Scholes pricing model at $65,332, with the following assumptions: risk-free interest rate of 1.24%, expected life of 1 year, volatility of 175.1%, and expected dividend yield of zero. Because the fair value of the ECF exceeded the net proceeds from the $55k Note, a charge was recorded to “Financing cost” for the excess of the fair value of the fair value of the ECF of $65,332 over the net proceeds from the note of $47,500, for a net charge of $17,832. The ECF qualifies for derivative accounting and bifurcation under ASC 815, “Derivatives and Hedging.” The final allocation of the proceeds at inception was as follows:

Embedded conversion feature	$65,332
Original issue discount	7,500
Financing cost	(17,832)
Convertible note	---

Notes payable and bank loans, long-term portion	$55,000

The discounts resulting from the original issue discount, warrants and embedded conversion feature are being amortized over the life of the $55k Note. Amortization expense related to these discounts in the years ended December 31, 2017 and 2016 was $16,726 and $-0-, respectively. As of December 31, 2017, the unamortized discount was $38,274. As of December 31, 2017, the $55k Note was convertible into 2,037,037 of the Company’s common shares.

During the years ended December 31, 2017 and 2016, the Company made no repayments on the $55k Note. During the years ended December 31, 2017 and 2016, the Company recorded interest expense on the $55k Note totaling $1,673 and $-0-, respectively. On March 13, 2018, the Company prepaid the balance on the $55k Note, including accrued interest, for the amount of $85,258.

Convertible Notes Payable ($53,000) – October 2017

On October 23, 2017, the Company entered into a securities purchase agreement for the sale of a $53,000 convertible note (the “$53k Note II”) to PULG. The $53k Note II included a $3,000 original issue discount, for net proceeds of $50,000. The $53k Note II has an interest rate of 10% and a default interest rate of 20% and matures on July 30, 2018. The $53k Note II may be converted into common stock of the Company by the holder at any time after the issuance date, subject to a 4.99% beneficial ownership limitation, at a conversion price per share equal to 39% discount to the average of the three (3) lowest closing bid prices during the fifteen (15) trading days prior to the conversion date. Upon an event of default caused by the Company’s failure to deliver shares upon a conversion pursuant to the terms of the Note, 300% of the outstanding principal and any interest due amount shall be immediately due. Upon an event of default caused by the Company’s breach of any other events of default specified in the Note, 150% of the outstanding principal and any interest due amount shall be immediately due.

F-21

HEALTHLYNKED CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2017 AND 2016

NOTE 9 – CONVERTIBLE NOTES PAYABLE (CONTINUED)

The fair value of the ECF of the $53k Note II was calculated using the Black-Scholes pricing model at $57,571, with the following assumptions: risk-free interest rate of 1.42%, expected life of 0.77 years, volatility of 174.46%, and expected dividend yield of zero. Because the fair value of the ECF exceeded the net proceeds from the $53k Note II, a charge was recorded to “Financing cost” for the excess of the fair value of the fair value of the ECF of $57,571 over the net proceeds from the note of $50,000, for a net charge of $7,571. The ECF qualifies for derivative accounting and bifurcation under ASC 815, “Derivatives and Hedging.” The final allocation of the proceeds at inception was as follows:

Embedded conversion feature	$57,571
Original issue discount	3,000
Financing cost	(7,571)
Convertible note	---

Notes payable and bank loans, long-term portion	$53,000

The discounts resulting from the original issue discount, warrants and embedded conversion feature are being amortized over the life of the $53k Note II. Amortization expense related to these discounts in the years ended December 31, 2017 and 2016 was $13,061 and $-0-, respectively. As of December 31, 2017, the unamortized discount was $39,939. As of December 31, 2017, the $53k Note II was convertible into 1,930,783 of the Company’s common shares.

During the years ended December 31, 2017 and 2016, the Company made no repayments on the $53k Note II. During the years ended December 31, 2017 and 2016, the Company recorded interest expense on the $53k Note II totaling $1,002 and $-0-, respectively.

Convertible Notes Payable ($171,500) – October 2017

On October 27, 2017, the Company entered into a securities purchase agreement for the sale of a $171,500 convertible note (the “$171.5k Note”) to an individual lender. The $171.5k Note included a $21,500 original issue discount, for net proceeds of $150,000. The $171.5k Note has an interest rate of 10% and a default interest rate of 22% and matures on October 26, 2018. The $171.5k Note may be converted into common stock of the Company by the holder at any time following 180 days after the issuance date, subject to a 4.99% beneficial ownership limitation, at a conversion price per share equal to a 35% discount to the lowest closing bid price during the twenty (20) trading days prior to the conversion date. Upon an event of default caused by the Company’s failure to deliver shares upon a conversion pursuant to the terms of the $171.5k Note, 300% of the outstanding principal and any interest due amount shall be immediately due. Upon an event of default caused by the Company’s breach of any other events of default specified in the $171.5k Note, 150% of the outstanding principal and any interest due amount shall be immediately due.

The fair value of the ECF of the $171.5k Note was calculated using the Black-Scholes pricing model at $183,061, with the following assumptions: risk-free interest rate of 1.42%, expected life of 1 year, volatility of 172.67%, and expected dividend yield of zero. Because the fair value of the ECF exceeded the net proceeds from the $171.5k Note, a charge was recorded to “Financing cost” for the excess of the fair value of the fair value of the ECF of $183,061 over the net proceeds from the note of $150,000, for a net charge of $33,061. The ECF qualifies for derivative accounting and bifurcation under ASC 815, “Derivatives and Hedging.” The final allocation of the proceeds at inception was as follows:

Embedded conversion feature	$183,061
Original issue discount	21,500
Financing cost	(33,061)
Convertible note	---

Notes payable and bank loans, long-term portion	$171,500

The discounts resulting from the original issue discount, warrants and embedded conversion feature are being amortized over the life of the $171.5k Note. Amortization expense related to these discounts in the years ended December 31, 2017 and 2016 was $30,625 and $-0-, respectively. As of December 31, 2017, the unamortized discount was $140,875. As of December 31, 2017, the $171.5k Note was convertible into 2,037,037 of the Company’s common shares.

F-22

HEALTHLYNKED CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2017 AND 2016

NOTE 9 – CONVERTIBLE NOTES PAYABLE (CONTINUED)

During the years ended December 31, 2017 and 2016, the Company made no repayments on the $171.5k Note. During the years ended December 31, 2017 and 2016, the Company recorded interest expense on the $171.5k Note totaling $3,054 and $-0-, respectively.

NOTE 10 – DERIVATIVE FINANCIAL INSTRUMENTS

Derivative financial instruments are comprised of the fair value of conversion features embedded in convertible promissory issued in 2017 for which the conversion rate is not fixed, but instead is adjusted based on a discount to the market price of the Company’s common stock. The fair market value of the derivative liabilities was calculated at inception of each of the $53k Note, the $35k Note, the $55k Note, the $53k Note II, and the $171.5k Note and allocated to the respective convertible notes, with any excess recorded as a charge to “Financing cost.” The derivative financial instruments are then revalued at the end of each period, with the change in value recorded to “Change in fair value of on derivative financial instruments.”

Derivative financial instruments recorded in years ended December 31, 2017 include the following:

		Change in
		Fair Value of	Fair
	Fair	Derivative	Value at
	Value at	Financial	December 31
	Inception	Instruments	2017

$53k Note - July 2017	$58,154	$(9,278)	$48,876
$35k Note - September 2017	38,338	(2,177)	36,161
$55k Note - September 2017	65,332	(676)	64,656
$53k Note II - October 2017	57,571	645	58,216
$171.5k Note - October 2017	183,061	7,519	190,580

	$402,456	$(3,967)	$398,489

Fair market value of the derivative financial instruments is measured using the Black-Scholes pricing model with the following assumptions: risk-free interest rate of 1.21% to 1.76%, expected life of 0.29 to 1.00 years, volatility of 172.67% to 205.70%, and expected dividend yield of zero. The entire amount of derivative instrument liabilities is classified as current due to the fact that settlement of the derivative instruments could be required within twelve months of the balance sheet date.

NOTE 11 – SHAREHOLDERS’ DEFICIT

Common Stock

The holders of the Company’s common stock are entitled to one vote per share. In addition, the holders of common stock will be entitled to receive ratably dividends, if any, declared by the board of directors out of legally available funds; however, the current policy of the board of directors is to retain earnings, if any, for operations and growth. Upon liquidation, dissolution or winding-up, the holders of common stock will be entitled to share ratably in all assets that are legally available for distribution. The holders of common stock will have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of common stock will be subject to, and may be adversely affected by, the rights of the holders of any series of preferred stock, which may be designated solely by action of the board of directors and issued in the future.

On January 3, 2018, holders of a majority of the voting power of the outstanding capital stock of the Company, acting by written consented, authorized and approved an amendment to the Amended and Restated Articles of Incorporation of the Company increasing the amount of authorized shares of common stock to 500,000,000 shares from 230,000,000 shares. On February 5, 2018, the Company filed the amendment with the Secretary of State of Nevada to effect the increase.

F-23

HEALTHLYNKED CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2017 AND 2016

NOTE 11 – SHAREHOLDERS’ DEFICIT (CONTINUED)

Preferred Stock

The Company’s board of directors will be authorized, subject to any limitations prescribed by law, without further vote or action by our stockholders, to issue from time to time shares of preferred stock in one or more series. Each series of preferred stock will have the number of shares, designations, preferences, voting powers, qualifications and special or relative rights or privileges as shall be determined by our board of directors, which may include, among others, dividend rights, voting rights, liquidation preferences, conversion rights and preemptive rights.

On September 4, 2014, the Company filed with the Nevada Secretary of State a certificate of designation for up to 20,000,000 shares of Series A Convertible Preferred Stock (the “Series A”). Each share of Series A Convertible Preferred Stock (“Series A”) issued in 2014 converts into one share of common, has voting rights on an as converted basis, and receives liquidation preferences. Series A shares are not redeemable and have no dividend rights. No shares of Series A were outstanding as of December 31, 2017 or 2016.

Issuance of Common Stock

During the year ended December 31, 2017, the Company sold 4,412,498 shares of common stock in private placement transactions to 15 investors. The Company received $533,000 in proceeds from the sales. The shares were issued at a share price between $0.10 and $0.30 per share.

During the year ended December 31, 2017, the Company sold 1,461,111 shares of common stock in private placement transactions to 3 investors and received $288,000 in proceeds from the sales. The shares were issued at a share price between $0.18 and $0.20 per share. In connection with the stock sales, the Company also issued 959,998 five-year warrants to purchase shares of common stock at an exercise price of $0.30 per share.

During the years ended December 31, 2017, the Company issued 222,588 common shares pursuant to draws made by the Company under the Investment Agreement. The Company received $27,640 in proceeds from the draws.

During the years ended December 31, 2017, the Company issued 276,850 shares to a consultant and 176,250 to employees that vested pursuant to prior grants made under the Company’s Employee Equity Incentive Plan (the “EIP”).

Common Stock Issuable

As of December 31, 2017 and 2016, the Company was obligated to issue 47,101 and 80,643 shares of common stock, respectively, in exchange for professional services provided by a third party consultant beginning in the fourth quarter of 2016. During the years ended December 31, 2017, the Company recognized expense related to shares earned by the consultant of $58,265 and $6,451, respectively. During August 2017, 276,850 shares were issued to the consultant with a value of $49,996, in satisfaction of shares accrued through August 25, 2017.

As of December 31, 2017 and 2016, the Company was obligated to issue 75,000 shares to an employee pursuant to the EIP. The shares were issued in February 2017.

F-24

HEALTHLYNKED CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2017 AND 2016

NOTE 11 – SHAREHOLDERS’ DEFICIT (CONTINUED)

Stock Warrants

Transactions involving our stock warrants during the years ended December 31, 2017 and 2016 are summarized as follows:

	2017		2016
		Weighted		Weighted
		Average		Average
		Exercise		Exercise
	Number	Price	Number	Price
Outstanding at beginning of the period	10,576,389	$0.08	2,000,000	$0.05
Granted during the period	9,949,998	$0.39	8,576,389	$0.09
Exercised during the period	---	$ ---	---	$ ---
Terminated during the period	---	$ ---	---	$ ---
Outstanding at end of the period	20,526,387	$0.23	10,576,389	$

Exercisable at end of the period	20,526,387	$0.23	10,576,389	$0.08

Weighted average remaining life	4.2 years		5.2 years

The following table summarizes information about the Company’s stock warrants outstanding as of December 31, 2017:

Warrants Outstanding				Warrants Exercisable
		Weighted-
		Average	Weighted-		Weighted-
		Remaining	Average		Average
Exercise	Number	Contractual	Exercise	Number	Exercise
Prices	Outstanding	Life (years)	Price	Exercisable	Price
$0.05 to 0.09	8,388,889	4.3	$0.08	8,388,889	$0.08
$0.10 to 0.15	2,687,500	3.6	$0.11	2,687,500	$0.11
$0.25 to 0.50	8,259,998	0.9	$0.88	8,259,998	$0.88
$0.51 to 1.00	1,190,000	4.3	$0.97	1,190,000	$0.97
$0.05 to 1.00	20,526,387	2.9	$0.46	20,526,387	$0.46

During the year ended December 31, 2017, the Company issued 9,949,998 warrants. The fair value of warrants issued in 2017 was calculated using the Black-Scholes pricing model with the following assumptions: risk-free interest rate of 1.74% to 2.01%, expected life of 5 years, volatility of 40.00% to 190.86%, and expected dividend yield of zero. The aggregate grant date fair value of warrants issued during the years ended December 31, 2017 and 2016 was $629,299 and $135,023, respectively.

Employee Equity Incentive Plan

On January 1, 2016, the Company instituted the EIP for the purpose of having equity awards available to allow for equity participation by its employees. The EIP allows for the issuance of up to 15,503,680 shares of the Company’s common stock to employees, which may be issued in the form of stock options, stock appreciation rights, or restricted shares. The EIP is governed by the Company’s board, or a committee that may be appointed by the board in the future.

During August 2017, the Company issued 207,500 shares of common stock to employees under the EIP as a result of grants made in 2016 that vested during 2017.

F-25

HEALTHLYNKED CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2017 AND 2016

NOTE 11 – SHAREHOLDERS’ DEFICIT (CONTINUED)

The following table summarizes the status of shares issued and outstanding under the EIP outstanding as of and for the years ended December 31, 2017 and 2016:

	2017	2016
Outstanding at beginning of the period	1,552,500	---
Granted during the period	175,000	1,552,500
Terminated during the period	(228,750)	---
Outstanding at end of the period	1,498,750	1,552,500

Shares vested at period-end	870,000	612,500
Weighted average grant date fair value of shares granted during the period	$0.09	$0.04
Aggregate grant date fair value of shares granted during the period	$15,750	$63,000
Shares available for grant pursuant to EIP at period-end	11,654,934	11,601,184

Total stock based compensation recognized for grants under the EIP was $11,153 and $12,360 during the years ended December 31, 2017 and 2016, respectively. Total unrecognized stock compensation related to these grants was $41,558 as of December 31, 2017.

A summary of the status of non-vested shares issued pursuant to the EIP as of December 31, 2017 is presented below:

	2017		2016
		Weighted		Weighted
		Average		Average
		Grant Date		Grant Date
	Shares	Fair Value	Shares	Fair Value
Nonvested at beginning of period	940,000	$0.04	---	$ ---
Granted	100,000	$0.09	1,552,500	$0.04
Vested	(182,500)	$0.04	(612,500)	$0.04
Forfeited	(228,750)	$0.04	---	$ ---
Nonvested at end of period	628,750	$0.05	940,000	$0.04

Employee Stock Options

The following table summarizes the status of options outstanding as of and for the years ended of December 31, 2017 and 2016:

	2017			2016
			Weighted		Weighted
			Average		Average
			Exercise		Exercise
	Number		Price	Number	Price
Outstanding at beginning of the period		2,349,996	$0.12	---	$ ---
Granted during the period		---	$ ---	2,349,996	$0.12
Exercised during the period		---	$ ---	---	$ ---
Terminated during the period		---	$ ---	---	$ ---
Outstanding at end of the period		2,349,996	$0.12	2,349,996	$0.12

Options exercisable at period-end		575,000		100,000
Weighted average remaining life (in years)		8.6		9.6
Weighted average grant date fair value of options granted during the period	$	---		$0.03
Options available for grant at period-end		11,654,934		11,601,184

F-26

HEALTHLYNKED CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2017 AND 2016

NOTE 11 – SHAREHOLDERS’ DEFICIT (CONTINUED)

The following table summarizes information about the Company’s stock options outstanding as of December 31, 2017:

Options Outstanding				Options Exercisable
		Weighted-
		Average	Weighted-		Weighted-
		Remaining	Average		Average
Exercise	Number	Contractual	Exercise	Number	Exercise
Prices	Outstanding	Life (years)	Price	Exercisable	Price
$0.08	1,600,000	8.5	$0.08	525,000	$0.08
$0.20	749,996	8.9	$0.20	50,000	$0.20
$0.08 to 0.20	2,349,996	8.6	$0.12	575,000	$0.09

Total stock based compensation recognized related to option grants was $9,779 and $8,067 during the years ended December 31, 2017 and 2016, respectively.

A summary of the status of non-vested options issued pursuant to the EIP as of December 31, 2017 and 2016 is presented below:

	2017		2016
		Weighted		Weighted
		Average		Average
		Grant Date		Grant Date
	Shares	Fair Value	Shares	Fair Value
Nonvested at beginning of period	2,249,996	$0.03	---	$ ---
Granted	---	$ ---	2,349,996	$0.03
Vested	(475,000)	$0.03	(100,000)	$0.03
Forfeited	---	$ ---	---	$ ---
Nonvested at end of period	1,774,996	$0.03	2,249,996	$0.03

NOTE 12 – COMMITMENTS AND CONTINGENCIES

Service contracts

The Company carries various service contracts on its office buildings & certain copier equipment for repairs, maintenance and inspections. All contracts are short term and can be cancelled.

Litigation

From time to time, we may become involved in various lawsuits and legal proceedings, which arise, in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We are not aware of any such legal proceedings that we believe will have, individually or in the aggregate, a material adverse effect on our business, financial condition or operating results.

Leases

The Company has two real estate leases in Naples, Florida. The Company entered into an operating lease for its main office in Naples, Florida beginning on August 1, 2013 and expiring July 31, 2020. The lease is for a 6901 square-foot space. The base rent for the first full year of the lease term is $251,287 per annum with increases during the period. The Company entered into another operating lease in the same building for an additional 361 square feet space for use of the medical equipment for the same period. The base rent for the first full year of the lease term is $13,140 per annum.

F-27

HEALTHLYNKED CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2017 AND 2016

NOTE 12 – COMMITMENTS AND CONTINGENCIES (CONTINUED)

During the year ended December 31, 2017, the Company entered into an agreement with MOD pursuant to which the Company will pay rent to MOD in the amount of $2,040 per month for office space in MOD’s facility used by the Company and its employees. The agreement is effective from January 1, 2017 through July 31, 2018. During the years ended December 31, 2017 and 2016, the Company recognized rent expense related to the marketing agreement in the amount of $24,480 and $-0-, respectively, pursuant to this agreement and had prepaid an additional $24,459 toward future rent as of December 31, 2017.

Total lease expense for the years ended December 31, 2017 and 2016 was $294,745 and $336,385, respectively.

Future minimum lease payments (excluding real estate taxes and maintenance costs) as of December 31, 2017 are as follows:

2018	$281,460
2019	273,856
2020	162,055
2021	---
2022	---

Total	$717,371

Employment/Consulting Agreements

The Company has employment agreements with each of its four physicians. The agreements generally call for a fixed salary at the beginning of the contract with a transaction to performance based pay later in the contract. The contracts expire at various times through 2019, with early termination available upon a notice period of 30-90 days during which compensation is paid to the physician but NWC has no further severance obligation. During 2016, Dr. Dent retired from practice to focus on his duties as CEO of HLYK.

On July 1, 2016, HLYK entered into an employment agreement with Dr. Michael Dent, Chief Executive Officer and a member of the Board of Directors. Dr. Dent’s employment agreement continues until terminated by Dr. Dent or HLYK. If Dr. Dent’s employment is terminated by HLYK (unless such termination is “For Cause” as defined in his employment agreement), then upon signing a general waiver and release, Dr. Dent will be entitled to severance in an amount equal to 12 months of his then-current annual base salary, as well as the pro-rata portion of any bonus that would be due and payable to him. In the event that Dr. Dent terminates the employment agreement, he shall be entitled to any accrued but unpaid salary and other benefits up to and including the date of termination, and the pro-rata portion of any unvested time-based options up until the date of termination.

On July 1, 2016, HLYK entered into an agreement with Mr. George O’Leary, HLYK’s Chief Financial Officer and a member of the Board of Directors, extending his prior agreement with the Company. Mr. O’Leary’s employment agreement continues until terminated by Mr. O’Leary or HLYK. If Mr. O’Leary employment is terminated by HLYK (unless such termination is “For Cause” as defined in his employment agreement), then upon signing a general waiver and release, Mr. O’Leary will be entitled to receive his base salary and the Company shall maintain his employee benefits for a period of twelve (12) months beginning on the date of termination. In the event that Mr. O’Leary terminates the agreement, he shall be entitled to any accrued by unpaid salary and other benefits up to and including the date of termination.

F-28

HEALTHLYNKED CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2017 AND 2016

NOTE 13 – INCOME TAXES

The tax reform bill that Congress voted to approve Dec. 20, 2017, also known as the “Tax Cuts and Jobs Act”, made sweeping modifications to the Internal Revenue Code, including a much lower corporate tax rate, changes to credits and deductions, and a move to a territorial system for corporations that have overseas earnings. The act replaced the prior-law graduated corporate tax rate, which taxed income over $10 million at 35%, with a flat rate of 21%. The Company has not reviewed the all of the changes the “Tax Cuts and Jobs Act” that will apply to the Company, but is reviewing such changes. Due to the continuing loss position of the Company, such changes should not be material.

The following is a reconciliation of the statutory federal income tax rate applied to pre-tax accounting net loss compared to the income taxes in the consolidated statement of operations:

	2017	2016

Pre-tax loss	$(2,581,011)	$(1,376,406)
Statutory rate - Tax Law Change 2017	21%	21%
Income tax benefit at statutory rate	(542,012)	(289,045)
Permanent and other differences	---	---

Change in valuation allowance	$(542,012)	$(289,045)

As of December 31, 2017 and 2016, the types of temporary differences between the tax basis of assets and liabilities and their financial reporting amounts which gave rise to deferred taxes, and their tax effects were as follows:

	2017		2016

Net operating loss carryforwards		$576,049		$34,037
Stock based compensation expense		---		---
Total deferred tax assets		576,049		34,037
Valuation allowance		(576,049)		(34,037)

Net deferred tax assets	$	---	$	---

Due to the uncertainty of the utilization and recoverability of the loss carry-forwards and other deferred tax assets, Management has determined a full valuation allowance for the deferred tax assets, since it is more likely than not that the deferred tax assets will not be realizable.

Prior to 2014, the Company was an S-Corporation, as defined in the Internal Revenue Code. As an S-Corporation, income/losses were passed through to the stockholders for each year. During 2014, the Company failed to meet the requirements of an S-Corporation when it authorized and issued a second class of stock other than common stock. The S-Corporation requirements allow only one class of stock, among other certain requirements, to maintain S-Corporation status, as defined. The Company upon failing to maintain its S Corporation status became a C-Corporation during 2014. Prior year losses and up to the date that the Company lost its S-Corporation status are not available to the Company, since they were passed through to qualified S-Corporation shareholders. The net operating loss (“NOL”) carryovers presented in this note are estimates based on the losses reported at December 31, 2017, 2016 and 2015. Such NOL carryovers could also be subject to IRC Section 382 change of ownership rules, but management has not reviewed the Company’s ownership changes at the date of this filing. Since the NOLs based upon management’s assessment have a full valuation allowance, no benefit has been taken for the NOL’s, as of the filing date.

F-29

HEALTHLYNKED CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2017 AND 2016

NOTE 13 – INCOME TAXES (CONTINUED)

Prior to September 5, 2014, the date on which NWC and HLYK completed the Restructuring, the Company’s business was comprised of the operations of NWC, which at the time was an LLC comprised of two members. All income taxes resulting from the operation of NWC were passed through to the personal income tax returns of the LLC members. Subsequent to September 5, 2014, HLKD reports the consolidated operations of NWC and HLKD in its tax returns. On a consolidated basis, the Company did not have any tax liability for 2016 or 2017 due to its pre-tax losses. Such return filings are being reviewed by Management, based upon the Company failing to meet the S-Corporation status, as defined. The Company believes there would be no tax liability created for the S corporation failure, since the Company has had losses for the periods presented in this filing.

The Company has not taken any uncertain tax positions on any of its open income tax returns filed through the period ended December 31, 2017. The Company’s methods of accounting are based on established income tax principles in the Internal Revenue Code and are properly calculated and reflected within its income tax returns on the accrual basis. In addition, Management believes it has filed income tax returns in all applicable jurisdictions in which the Company had material nexus warranting an income tax return filing.

The Company re-assesses the validity of its conclusions regarding uncertain tax positions on a quarterly basis to determine if facts or circumstances have arisen that might cause the Company to change its judgment regarding the likelihood of a tax position’s sustainability under audit. The Company has determined that there were no uncertain tax positions for the years ended December 31, 2017 and 2016.

NOTE 14 – SEGMENT REPORTING

The Company has two reportable segments: NWC and HLYK. NWC is a multi-specialty medical group including OB/GYN (both Obstetrics and Gynecology), and General Practice. The practice’s office is located in Naples, Florida. HLYK plans to operate an online personal medical information and record archive system, the “HealthLynked Network”, which will enable patients and doctors to keep track of medical information via the Internet in a cloud based system. Patients will complete a detailed online personal medical history including past surgical history, medications, allergies, and family history. Once this information is entered patients and their treating physicians will be able to update the information as needed to provide a comprehensive medical history.

The Company evaluates performance and allocates resources based on profit or loss from operations before income taxes. The accounting policies of the reportable segments are the same as those described in the summary of significant accounting policies.

F-30

HEALTHLYNKED CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2017 AND 2016

NOTE 14 – SEGMENT REPORTING (CONTINUED)

Segment information for the years ended December 31, 2017 and 2016 was as follows:

	2017						2016
	NWC		HLYK		Total		NWC		HLYK		Total
Revenue
Patient service revenue, net		$2,103,579	$	---		$2,103,579		$1,945,664	$	---		$1,945,664
Medicare incentives		---		---		---		---		---		---
Total revenue		2,103,579		---		2,103,579		1,945,664		---		1,945,664

Operating Expenses
Salaries and benefits		1,395,455		626,990		2,022,445		1,338,572		221,153		1,559,725
General and administrative		854,080		994,786		1,848,866		1,023,691		520,175		1,543,866
Depreciation and amortization		22,387		1,219		23,606		16,461		---		16,461
Total Operating Expenses		2,271,922		1,622,995		3,894,917		2,378,724		741,328		3,120,052

Loss from operations		$(168,343)		$(1,622,995)		$(1,791,338)		$(433,060)		$(741,328)		$(1,174,388)

Other Segment Information
Interest expense		$22,857		$76,811		$99,668		$18,083		$18,545		$36,628
Loss on extinguishment of debt	$	---		$290,581		$290,581	$	---	$	---	$	---
Loss at inception of convertible notes payable	$	---		$72,956		$72,956	$	---	$	---	$	---
Amortization of original issue and debt discounts on convertible notes	$	---		$330,435		$330,435	$	---		$208,626		$208,626
Proceeds from settlement of lawsuit	$	---	$	---	$	---		$(43,236)	$	---		$(43,236)
Change in fair value of derivative financial instruments	$	---		$(3,967)		$(3,967)	$	---	$	---	$	---
Identifiable assets		$269,424		$170,359		$439,783		$240,115		$89,396		$329,511

During the year ended December 31, 2017, HLYK realized revenue of $4,414 to subscription revenue billed to and paid for by NWC physicians for access to the HealthLynked Network, which the Company test-launched during the third quarter of 2017. The revenue for HLYK and related expense for NWC were eliminated on consolidation.

NOTE 15 – SUBSEQUENT EVENTS

On January 2, 2018, the Company entered into a securities purchase agreement for the sale of a $57,750 convertible note (the “$58k Note”). The transaction closed on January 3, 2018. The $58k Note included a $5,250 original issue discount and $2,500 fee for net proceeds of $50,000. The $58k Note has an interest rate of 10% and a default interest rate of 18% and matures on January 2, 2019. The $58k Note may be converted into common stock of the Company by the holder at any time after the issuance date, subject to a 4.99% beneficial ownership limitation, at a conversion price per share equal to 40% discount to the lowest bid or trading price of the Company’s common stock during the twenty (20) trading days prior to the conversion date. Upon an event of default caused by the Company’s failure to deliver shares upon a conversion pursuant to the terms of the Note, 200% of the outstanding principal and any interest due amount shall be immediately due. Upon an event of default caused by the Company’s breach of any other events of default specified in the Note, 150% of the outstanding principal and any interest due amount shall be immediately due.

F-31

HEALTHLYNKED CORPORATION

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2017 AND 2016

NOTE 15 – SUBSEQUENT EVENTS (CONTINUED)

On January 3, 2018, holders of a majority of the voting power of the outstanding capital stock of the Company, acting by written consented, authorized and approved an amendment to the Amended and Restated Articles of Incorporation of the Company increasing the amount of authorized shares of common stock to 500,000,000 shares from 230,000,000 shares. On February 5, 2018, the Company filed the amendment with the Secretary of State of Nevada to effect the increase.

On January 8, 2018, Michael Dent loaned $75,000 to the Company in the form of an unsecured promissory note. The note bears interest at 10% per annum and matures on January 9, 2019.

On January 8, 2018, the Company prepaid the balance on the $53k Note, including accrued interest, for the amount of $74,922.

On January 11, 2018, the Company sold 588,235 shares of common stock in a private placement transaction to an investor and received $50,000 in proceeds from the sale. The shares were issued at a share price of $0.085 per share. In connection with the stock sales, the Company also issued 588,235 five-year warrants to purchase shares of common stock at an exercise price of $0.15 per share.

On February 2, 2018, the Company entered into a securities purchase agreement for the sale of a $112,750 convertible note (the “$113k Note”). The transaction closed on February 8, 2018. The $113k Note included $12,750 fees for net proceeds of $100,000. The $113k Note has an interest rate of 10% and a default interest rate of 24% and matures on February 2, 2019. The $113k Note may be converted into common stock of the Company by the holder at any time after the issuance date, subject to a 4.99% beneficial ownership limitation, at a conversion price per share equal to 40% discount to the lowest bid or trading price of the Company’s common stock during the twenty (20) trading days prior to the conversion date. Upon an event of default caused by the Company’s failure to deliver shares upon a conversion pursuant to the terms of the Note, 200% of the outstanding principal and any interest due amount shall be immediately due. Upon an event of default caused by the Company’s breach of any other events of default specified in the Note, 150% of the outstanding principal and any interest due amount shall be immediately due.

On February 12, 2018, the Company issued a warrant to purchase 6,678,462 shares of common stock to Chief Executive Officer and Chairman Dr. Michael Dent as an inducement to (i) extend the maturity dates of up to $439,450 loaned by Dr. Dent to the Company in 2017 and 2018 in the form of unsecured promissory notes, including $75,000 loaned from Dr. Dent to the Company in January 2018 to allow the Company to retire an existing convertible promissory note payable to Power-up Lending Group Ltd. before such convertible promissory note became eligible for conversion, and (ii) provide continued loans to the Company. The warrant is immediately exercisable at an exercise price of $0.065 per share, subject to adjustment, and expires five years after the date of issuance.

On February 13, 2018, the Company entered into a securities purchase agreement for the sale of a $83,000 convertible note (the “$83k Note”). The transaction closed on February 21, 2018. The $83k Note included $8,000 fees for net proceeds of $75,000. The $83k Note has an interest rate of 10% and a default interest rate of 24% and matures on February 13, 2019. The $113k Note may be converted into common stock of the Company by the holder at any time after the issuance date, subject to a 4.99% beneficial ownership limitation, at a conversion price per share equal to 40% discount to the lowest bid or trading price of the Company’s common stock during the twenty (20) trading days prior to the conversion date. Upon an event of default, 200% of the outstanding principal and any interest due amount shall be immediately due.

On February 28, 2018, the Company sold 2,352,942 shares of common stock in private placement transactions to two investors and received $200,000 in proceeds from the sale. The shares were issued at a share price of $0.085 per share. In connection with the stock sales, the Company also issued 1,764,706 five-year warrants to purchase shares of common stock at an exercise price of $0.15 per share.

On March 5, 2018, the Company entered into a securities purchase agreement for the sale of a $105,000 convertible note (the “$105k Note”). The transaction closed on March 12, 2018. The $105k Note included $5,000 fees for net proceeds of $100,000. The $105k Note has an interest rate of 10% and a default interest rate of 24% and matures on March 5, 2019. The $113k Note may be converted into common stock of the Company by the holder at any time after the issuance date, subject to a 9.9% beneficial ownership limitation, at a conversion price per share equal to 40% discount to the lowest bid or trading price of the Company’s common stock during the twenty (20) trading days prior to the conversion date. Upon an event of default, 110-150% of the outstanding principal and any interest due amount shall be immediately due, depending on the nature of the breach.

On March 5, 2018, the Company prepaid the balance on the $35k Note, including accrued interest, for the amount of $49,502.

On March 13, 2018, the Company prepaid the balance on the $55k Note, including accrued interest, for the amount of $85,258.

F-32

HEALTHLYNKED CORP.

CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
	2018	2017
ASSETS	(unaudited)
Current Assets
Cash	$38,227	$50,006
Accounts receivable, net	141,853	113,349
Prepaid expenses	265,770	81,892
Deferred offering costs	178,421	121,620
Total Current Assets	624,271	366,867

Property, plant and equipment, net of accumulated depreciation of $740,449 and $728,391 as of June 30, 2018 and December 31, 2017, respectively	51,519	63,376
Deposits	9,540	9,540

Total Assets	$685,330	$439,783

LIABILITIES AND SHAREHOLDERS’ DEFICIT

Current Liabilities
Accounts payable and accrued expenses	$289,172	$253,514
Capital lease, current portion	19,877	18,348
Due to related party, current portion	396,453	363,845
Notes payable to related party, current portion	---	553,550
Notes payable, net of original issue discount and debt discount of $23,940 and $26,881 as of June 30, 2018 and December 31, 2017, respectively	61,869	70,186
Convertible notes payable, net of original issue discount and debt discount of $689,883 and $266,642 as of June 30, 2018 and December 31, 2017, respectively	350,867	811,858
Derivative financial instruments	1,389,689	398,489
Total Current Liabilities	2,507,927	2,469,790

Long-Term Liabilities
Capital leases, long-term portion	12,232	21,406
Notes payable to related party, long term portion	665,452	---
Convertible notes payable, long term portion	795,233	---

Total Liabilities	3,980,844	2,491,196

Shareholders’ Deficit
Common stock, par value $0.0001 per share, 500,000,000 shares authorized, 77,949,491 and 72,302,937 shares issued and outstanding as of June 30, 2018 and December 31, 2017, respectively	7,795	7,230
Common stock issuable, $0.0001 par value; 18,021 and 122,101 shares as of June 30, 2018 and December 31, 2017, respectively	3,937	8,276
Additional paid-in capital	3,789,341	2,638,311
Accumulated deficit	(7,096,587)	(4,705,230)
Total Shareholders’ Deficit	(3,295,514)	(2,051,413)

Total Liabilities and Shareholders’ Deficit	$685,330	$439,783

See the accompanying notes to these Unaudited Condensed Consolidated Financial Statements

F-33

HEALTHLYNKED CORP.

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Revenue
Patient service revenue, net	$566,320	$516,798	$1,211,959	$992,916

Operating Expenses
Salaries and benefits	618,143	495,131	1,178,999	963,005
General and administrative	552,583	498,378	1,127,411	888,404
Depreciation and amortization	6,029	5,859	12,058	11,567
Total Operating Expenses	1,176,755	999,368	2,318,468	1,862,976

(Loss) income from operations	(610,435)	(482,570)	(1,106,509)	(870,060)

Other Income (Expenses)
Gain (loss) on extinguishment of debt	16,864	---	(308,359)	---
Change in fair value of debt	(25,452)	---	(83,398)	---
Financing cost	(248,443)	---	(440,505)	---
Amortization of original issue and debt discounts on notes payable and convertible notes	(244,563)	(58,524)	(399,398)	(130,568)
Change in fair value of derivative financial instrument	52,786	---	38,165	---
Interest expense	(51,006)	(20,210)	(91,353)	(37,797)
Total other expenses	(499,814)	(78,734)	(1,284,848)	(168,365)

Net loss before provision for income taxes	(1,110,249)	(561,304)	(2,391,357)	(1,038,425)

Provision for income taxes	---	---	---	---

Net loss	$(1,110,249)	$(561,304)	$(2,391,357)	$(1,038,425)

Net loss per share, basic and diluted:
Basic	$(0.01)	$(0.01)	$(0.03)	$(0.02)
Fully diluted	$(0.01)	$(0.01)	$(0.03)	$(0.02)

Weighted average number of common shares:
Basic	75,871,643	69,411,880	74,397,741	68,028,225
Fully diluted	75,871,643	69,411,880	74,397,741	68,028,225

See the accompanying notes to these Unaudited Condensed Consolidated Financial Statements

F-34

HEALTHLYNKED CORP.

CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS’ DEFICIT

SIX MONTHS ENDED JUNE 30, 2018

(UNAUDITED)

	Number of Shares		Common	Additional		Total
	Common	Common	Stock	Paid-in	Accumulated	Shareholders’
	Stock	Stock	Issuable	Capital	Deficit	Deficit
	(#)	($)	($)	($)	($)	($)
Balance at December 31, 2017	72,302,937	7,230	8,276	2,638,311	(4,705,230)	(2,051,413)

Sale of common stock	631,204	511	---	498,971	---	499,482
Fair value of warrants allocated to proceeds of common stock	---	---	---	146,021	---	146,021
Fair value of warrants issued to extend related party notes payable	---	---	---	337,467	---	337,467
Fair value of warrants issued to extend convertible notes payable	---	---	---	10,199	---	10,199
Fair value of warrants issued for professional services	---	---	---	115,125	---	115,125
Consultant fees payable with common shares and warrants	---	28	(4,331)	31,659	---	27,356
Shares and options issued pursuant to employee equity incentive plan	75,000	26	(8)	11,588	---	11,606
Net loss	---	---	---	---	(2,391,357)	(2,391,357)

Balance at June 30, 2018	73,009,141	7,795	3,937	3,789,341	(7,096,587)	(3,295,514)

See the accompanying notes to these Unaudited Condensed Consolidated Financial Statements

F-35

HEALTHLYNKED CORP.

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(UNAUDITED)

	Six Months Ended June 30,
	2018	2017
Cash Flows from Operating Activities
Net loss	$(2,391,357)	$(1,038,425)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	12,058	11,567
Stock based compensation, including amortization of prepaid fees	97,286	48,650
Amortization of original issue discount and debt discount on convertible notes	399,398	130,568
Financing cost	440,505	---
Change in fair value of derivative financial instrument	(38,165)	---
Loss on extinguishment of debt	308,359	---
Change in fair value of debt	83,398	---
Changes in operating assets and liabilities:
Accounts receivable	(28,504)	2,273
Prepaid expenses and deposits	(183,878)	15,921
Accounts payable and accrued expenses	45,345	3,322
Due to related party, current portion	32,608	16,488
Net cash used in operating activities	(1,222,947)	(809,636)

Cash Flows from Investing Activities
Acquisition of property and equipment	(201)	(7,046)
Net cash used in investing activities	(201)	(7,046)

Cash Flows from Financing Activities
Proceeds from sale of common stock	645,503	520,000
Proceeds from issuance of convertible notes	805,500	100,000
Repayment of convertible notes	(284,682)
Proceeds from related party loans	101,450	177,470
Repayment of related party loans	(9,000)	(11,192)
Proceeds from notes payable and bank loans	73,500	---
Repayment of notes payable and bank loans	(113,257)
Payments on capital leases	(7,645)	(9,174)
Net cash provided by financing activities	1,211,369	777,104

Net decrease in cash	(11,779)	(39,578)
Cash, beginning of period	50,006	58,716

Cash, end of period	$38,227	$19,138

Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$9,978	$699
Cash paid during the period for income tax	---	---
Schedule of non-cash investing and financing activities:
Fair value of warrants issued to extend maturity date of convertible notes payable, recognized as discount against convertible notes payable	10,199	7,506
Fair value of beneficial conversion feature and original issue discount allocated to proceeds of convertible notes payable	1,246,005	66,190
Common stock issuable issued during period	54	---
Derivative liabilities written off with repayment of convertible notes payable	216,640	---
Fair value of warrants issued to extend related party notes payable	337,466	---
Fair of warrants issued for professional service	94,844	---
Fair value of warrants issued pursuant to Amended Investment Agreement	---	153,625

See the accompanying notes to these Unaudited Condensed Consolidated Financial Statements

F-36

HEALTHLYNKED CORP.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2018 AND 2017

(UNAUDITED)

NOTE 1 – BUSINESS AND BUSINESS PRESENTATION

HealthLynked Corp., a Nevada corporation (the “Company” or “HLYK”) filed its Articles of Incorporation on August 4, 2014. On September 3, 2014 HLYK filed Amended Articles of Incorporation clarifying that the total authorized shares of 250,000,000 shares are broken up between 230,000,000 common shares and 20,000,000 preferred shares. On February 5, 2018, the Company filed the amendment with the Secretary of State of Nevada to increase the amount of authorized shares of common stock to 500,000,000 shares.

On September 5, 2014, HLYK entered into a share exchange agreement (the “Share Exchange Agreement”) with Naples Women’s Center LLC (“NWC”), a Florida Limited Liability Company (“LLC”), acquiring 100% of the LLC membership units of NWC through the issuance of 50,000,000 shares of HLYK common stock to the members of NWC (the “Restructuring”).

NWC is a multi-specialty medical group including OB/GYN (both Obstetrics and Gynecology), and General Practice located in Naples, Florida.

HLYK operates an online personal medical information and record archive system, the “HealthLynked Network”, which enables patients and doctors to keep track of medical information via the Internet in a cloud based system. Patients complete a detailed online personal medical history including past surgical history, medications, allergies, and family history. Once this information is entered patients and their treating physicians are able to update the information as needed to provide a comprehensive medical history.

These unaudited condensed consolidated financial statements reflect all adjustments including normal recurring adjustments, which, in the opinion of management, are necessary to present fairly the financial position, results of operations and cash flows for the periods presented in accordance with the GAAP. These unaudited condensed consolidated financial statements should be read in conjunction with the Company’s consolidated financial statements and notes thereto for the years ended December 31, 2017 and 2016, respectively, which are included in the Company’s Form 10-K filed with the United States Securities and Exchange Commission on April 2, 2018. The Company assumes that the users of the interim financial information herein have read, or have access to, the audited consolidated financial statements for the preceding period, and that the adequacy of additional disclosure needed for a fair presentation may be determined in that context. The results of operations for the three and six months ended June 30, 2018 are not necessarily indicative of results for the entire year ending December 31, 2018.

All significant intercompany transactions and balances have been eliminated upon consolidation. In addition, certain amounts in the prior periods’ consolidated financial statements have been reclassified to conform to the current period presentation.

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES

A summary of the significant accounting policies applied in the presentation of the accompanying condensed consolidated financial statements follows:

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“US GAAP”).

All amounts referred to in the notes to the condensed consolidated financial statements are in United States Dollars ($) unless stated otherwise.

Use of Estimates

The preparation of the condensed consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the condensed consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period. Accordingly, actual results could differ from those estimates. Significant estimates include assumptions about collection of accounts receivable, the valuation and recognition of stock-based compensation expense, valuation allowance for deferred tax assets and useful life of fixed assets.

F-37

HEALTHLYNKED CORP.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2018 AND 2017

(UNAUDITED)

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Patient Service Revenue

Patient service revenue is reported at the amount that reflects the consideration to which the Company expects to be entitled in exchange for providing patient care. These amounts are due from patients and third-party payors (including health insurers and government programs) and includes variable consideration for retroactive revenue adjustments due to settlement of audits, reviews, and investigations. Generally, the Company bills patients and third-party payors within days after the services are performed and/or the patient is discharged from the facility. Revenue is recognized as performance obligations are satisfied.

Performance obligations are determined based on the nature of the services provided by the Company. Revenue for performance obligations satisfied over time is recognized based on actual charges incurred in relation to total expected charges. The Company believes that this method provides a faithful depiction of the transfer of services over the term of the performance obligation based on the inputs needed to satisfy the obligation. Revenue for performance obligations satisfied at a point in time is recognized when goods or services are provided and the Company does not believe it is required to provide additional goods or services to the patient.

The Company determines the transaction price based on standard charges for goods and services provided, reduced by contractual adjustments provided to third-party payors, discounts provided to uninsured patients in accordance with the Company’s policy, and/or implicit price concessions provided to uninsured patients. The Company determines its estimates of contractual adjustments and discounts based on contractual agreements, its discount policies, and historical experience. The Company determines its estimate of implicit price concessions based on its historical collection experience with this class of patients.

Agreements with third-party payors typically provide for payments at amounts less than established charges. A summary of the payment arrangements with major third-party payors follows:

●	Medicare: Certain inpatient acute care services are paid at prospectively determined rates per discharge based on clinical, diagnostic and other factors. Certain services are paid based on cost-reimbursement methodologies subject to certain limits. Physician services are paid based upon established fee schedules. Outpatient services are paid using prospectively determined rates.

●	Medicaid: Reimbursements for Medicaid services are generally paid at prospectively determined rates per discharge, per occasion of service, or per covered member.

●	Other: Payment agreements with certain commercial insurance carriers, health maintenance organizations, and preferred provider organizations provide for payment using prospectively determined rates per discharge, discounts from established charges, and prospectively determined daily rates.

Laws and regulations concerning government programs, including Medicare and Medicaid, are complex and subject to varying interpretation. As a result of investigations by governmental agencies, various health care organizations have received requests for information and notices regarding alleged noncompliance with those laws and regulations, which, in some instances, have resulted in organizations entering into significant settlement agreements. Compliance with such laws and regulations may also be subject to future government review and interpretation as well as significant regulatory action, including fines, penalties, and potential exclusion from the related programs. There can be no assurance that regulatory authorities will not challenge the Company’s compliance with these laws and regulations, and it is not possible to determine the impact, if any, such claims or penalties would have upon the Company. In addition, the contracts the Company has with commercial payors also provide for retroactive audit and review of claims.

Settlements with third-party payors for retroactive adjustments due to audits, reviews or investigations are considered variable consideration and are included in the determination of the estimated transaction price for providing patient care. These settlements are estimated based on the terms of the payment agreement with the payor, correspondence from the payor and the Company’s historical settlement activity, including an assessment to ensure that it is probable that a significant reversal in the amount of cumulative revenue recognized will not occur when the uncertainty associated with the retroactive adjustment is subsequently resolved. Estimated settlements are adjusted in future periods as adjustments become known, or as years are settled or are no longer subject to such audits, reviews, and investigations.

F-38

HEALTHLYNKED CORP.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2018 AND 2017

(UNAUDITED)

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

The Company also provides services to uninsured patients, and offers those uninsured patients a discount, either by policy or law, from standard charges. The Company estimates the transaction price for patients with deductibles and coinsurance and from those who are uninsured based on historical experience and current market conditions. The initial estimate of the transaction price is determined by reducing the standard charge by any contractual adjustments, discounts, and implicit price concessions. Subsequent changes to the estimate of the transaction price are generally recorded as adjustments to patient service revenue in the period of the change.

Cash and Cash Equivalents

For financial statement purposes, the Company considers all highly-liquid investments with original maturities of three months or less to be cash and cash equivalents.

Accounts Receivable

Trade receivables are carried at their estimated collectible amounts. Trade credit is generally extended on a short-term basis; thus trade receivables do not bear interest. Trade accounts receivable are periodically evaluated for collectability based on past collectability of the insurance companies, government agencies, and customers’ accounts receivable during the related period which generally approximates 45% of total billings. Trade accounts receivable are recorded at this net amount. As of June 30, 2018 and December 31, 2017, the Company’s gross accounts receivable were $286,728 and $269,501, respectively, and net accounts receivable were $141,853 and $113,349, respectively, based upon net reporting of accounts receivable.

Capital Leases

Costs associated with capitalized leases are capitalized and depreciated ratably over the term of the related useful life of the asset and/or the capital lease term. The related depreciation was $4,587 and $4,587 for the three months ended June 30, 2018 and 2017, respectively, and $9,174 and $9,174 for the six months ended June 30, 2018 and 2017, respectively. Accumulated depreciation of capitalized leases was $312,912 and $303,738 at June 30, 2018 and December 31, 2017, respectively.

Concentrations of Credit Risk

The Company’s financial instruments that are exposed to a concentration of credit risk are cash and accounts receivable. There are no patients/customers that represent 10% or more of the Company’s revenue or accounts receivable. Generally, the Company’s cash and cash equivalents are in checking accounts.

Property and Equipment

Property and equipment are stated at cost. When retired or otherwise disposed, the related carrying value and accumulated depreciation are removed from the respective accounts and the net difference less any amount realized from disposition, is reflected in earnings. For consolidated financial statement purposes, property and equipment are recorded at cost and depreciated using the straight-line method over their estimated useful lives of 5 to 7 years. The cost of repairs and maintenance is expensed as incurred; major replacements and improvements are capitalized.

The Company examines the possibility of decreases in the value of fixed assets when events or changes in circumstances reflect the fact that their recorded value may not be recoverable. The Company recognizes an impairment loss when the sum of expected undiscounted future cash flows is less than the carrying amount of the asset. The amount of impairment is measured as the difference between the asset’s estimated fair value and its book value. There was no impairment as of June 30, 2018 and December 31, 2017.

F-39

HEALTHLYNKED CORP.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2018 AND 2017

(UNAUDITED)

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Convertible Notes

Convertible notes are regarded as compound instruments, consisting of a liability component and an equity component. The component parts of compound instruments are classified separately as financial liabilities and equity in accordance with the substance of the contractual arrangement. At the date of issue, the fair value of the liability component is estimated using the prevailing market interest rate for a similar non-convertible instrument. This amount is recorded as a liability on an amortized cost basis until extinguished upon conversion or at the instrument’s maturity date. The equity component is determined by deducting the amount of the liability component from the fair value of the compound instrument as a whole. This is recognized as additional paid-in capital and included in equity, net of income tax effects, and is not subsequently remeasured. After initial measurement, they are carried at amortized cost using the effective interest method. Convertible notes for which the maturity date has been extended and that qualify for debt extinguishment treatment are recorded at fair value on the extinguishment date and then revalue at the end of each reporting period, with the change recorded to the statement of operations under “Change in Fair Value of Debt.”

Derivative Financial Instruments

The Company reviews the terms of convertible debt, equity instruments and other financing arrangements to determine whether there are embedded derivative instruments, including embedded conversion options that are required to be bifurcated and accounted for separately as a derivative financial instrument. Also, in connection with the issuance of financing instruments, the Company may issue freestanding options or warrants that may, depending on their terms, be accounted for as derivative instrument liabilities, rather than as equity. Derivative financial instruments are initially measured at their fair value. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-valued at each reporting date, with changes in the fair value reported as charges or credits to income. To the extent that the initial fair values of the freestanding and/or bifurcated derivative instrument liabilities exceed the total proceeds received, an immediate charge to income is recognized, in order to initially record the derivative instrument liabilities at their fair value. The discount from the face value of convertible debt instruments resulting from allocating some or all of the proceeds to the derivative instruments is amortized over the life of the instrument through periodic charges to income.

The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is reassessed at the end of each reporting period. If reclassification is required, the fair value of the derivative instrument, as of the determination date, is reclassified. Any previous charges or credits to income for changes in the fair value of the derivative instrument are not reversed. Derivative instrument liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement of the derivative instrument could be required within twelve months of the balance sheet date. The Company does not use derivative instruments to hedge exposures to cash flow, market, or foreign currency risks.

Fair Value of Assets and Liabilities

Fair value is the price that would be received from the sale of an asset or paid to transfer a liability (i.e. an exit price) in the principal or most advantageous market in an orderly transaction between market participants. In determining fair value, the accounting standards have established a three-level hierarchy that distinguishes between (i) market data obtained or developed from independent sources (i.e., observable data inputs) and (ii) a reporting entity’s own data and assumptions that market participants would use in pricing an asset or liability (i.e., unobservable data inputs). Financial assets and financial liabilities measured and reported at fair value are classified in one of the following categories, in order of priority of observability and objectivity of pricing inputs:

●	Level 1 – Fair value based on quoted prices in active markets for identical assets or liabilities

●	Level 2 – Fair value based on significant directly observable data (other than Level 1 quoted prices) or significant indirectly observable data through corroboration with observable market data. Inputs would normally be (i) quoted prices in active markets for similar assets or liabilities, (ii) quoted prices in inactive markets for identical or similar assets or liabilities or (iii) information derived from or corroborated by observable market data.

●	Level 3 – Fair value based on prices or valuation techniques that require significant unobservable data inputs. Inputs would normally be a reporting entity’s own data and judgments about assumptions that market participants would use in pricing the asset or liability

F-40

HEALTHLYNKED CORP.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2018 AND 2017

(UNAUDITED)

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

The fair value measurement level for an asset or liability is based on the lowest level of any input that is significant to the fair value measurement. Valuation techniques should maximize the use of observable inputs and minimize the use of unobservable inputs.

Stock-Based Compensation

The Company accounts for stock based compensation under ASC 718 “Compensation – Stock Compensation” using the fair value based method. Under this method, compensation cost is measured at the grant date based on the value of the award and is recognized over the service period, which is usually the vesting period. This guidance establishes standards for the accounting for transactions in which an entity exchanges it equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity’s equity instruments or that may be settled by the issuance of those equity instruments.

The Company uses the fair value method for equity instruments granted to non-employees and use the Black-Scholes model for measuring the fair value of options. The stock based fair value compensation is determined as of the date of the grant or the date at which the performance of the services is completed (measurement date) and is recognized over the vesting periods.

Income Taxes

The Company follows Accounting Standards Codification subtopic 740-10, Income Taxes (“ASC 740-10") for recording the provision for income taxes. Deferred tax assets and liabilities are computed based upon the difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal tax rate applicable when the related asset or liability is expected to be realized or settled. Deferred income tax expenses or benefits are based on the changes in the asset or liability during each period. If available evidence suggests that it is more likely than not that some portion or all of the deferred tax assets will not be realized, a valuation allowance is required to reduce the deferred tax assets to the amount that is more likely than not to be realized. Future changes in such valuation allowance are included in the provision for deferred income taxes in the period of change. Deferred income taxes may arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods. Deferred taxes are classified as current or non-current, depending on the classification of assets and liabilities to which they relate. Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse and are considered immaterial.

Recurring Fair Value Measurements

The carrying value of the Company’s financial assets and financial liabilities is their cost, which may differ from fair value. The carrying value of cash held as demand deposits, money market and certificates of deposit, marketable investments, accounts receivable, short-term borrowings, accounts payable, accrued liabilities, and derivative financial instruments approximated their fair value.

Net Income (Loss) per Share

Basic net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the period. During the three and six month periods ended June 30, 2018 and 2017, the Company reported a net loss and excluded all outstanding stock options, warrants and other dilutive securities from the calculation of diluted net loss per common share because inclusion of these securities would have been anti-dilutive. As of June 30, 2018 and 2017, potentially dilutive securities were comprised of (i) 30,486,790 and 18,566,389 warrants outstanding, respectively, (ii) 2,507,996 and 2,349,996 stock options outstanding, respectively, (iii) 13,238,582 and 7,692,143 shares issuable upon conversion of convertible notes, respectively, and (iv) 440,000 and 622,500 unissued shares subject to future vesting requirements granted pursuant to the Company’s Employee Incentive Plan.

F-41

HEALTHLYNKED CORP.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2018 AND 2017

(UNAUDITED)

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Common stock awards

The Company grants common stock awards to non-employees in exchange for services provided. The Company measures the fair value of these awards using the fair value of the services provided or the fair value of the awards granted, whichever is more reliably measurable. The fair value measurement date of these awards is generally the date the performance of services is complete. The fair value of the awards is recognized on a straight-line basis as services are rendered. The share-based payments related to common stock awards for the settlement of services provided by non-employees is recorded on the consolidated statement of comprehensive loss in the same manner and charged to the same account as if such settlements had been made in cash.

Warrants

In connection with certain financing, consulting and collaboration arrangements, the Company has issued warrants to purchase shares of its common stock. The outstanding warrants are standalone instruments that are not puttable or mandatorily redeemable by the holder and are classified as equity awards. The Company measures the fair value of the awards using the Black-Scholes option pricing model as of the measurement date. Warrants issued in conjunction with the issuance of common stock are initially recorded at fair value as a reduction in additional paid-in capital of the common stock issued. All other warrants are recorded at fair value as expense over the requisite service period or at the date of issuance, if there is not a service period. Warrants granted in connection with ongoing arrangements are more fully described in Note 11, Shareholders’ Deficit.

Business Segments

The Company uses the “management approach” to identify its reportable segments. The management approach designates the internal organization used by management for making operating decisions and assessing performance as the basis for identifying the Company’s reportable segments. Using the management approach, the Company determined that it has one operating segment due to business similarities and similar economic characteristics.

Recent Accounting Pronouncements

In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers — Topic 606, which supersedes the revenue recognition requirements in FASB ASC 605. The new guidance primarily states that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods and services. In January 2017 and September 2017, the FASB issued several amendments to ASU 2014-09, including updates stemming from SEC Accounting Staff Announcement in July 2017. The amendments and updates included clarification on accounting for principal versus agent considerations (i.e., reporting gross versus net), licenses of intellectual property and identification of performance obligations. These amendments and updates do not change the core principle of the standard, but provide clarity and implementation guidance. The Company adopted this standard on January 1, 2018 and selected the modified retrospective transition method. The Company has modified its accounting policies to reflect the requirements of this standard, however, the planned adoption did not materially impact the Company’s financial statements and related disclosures.

In January 2016, the FASB issued ASU No. 2016-01, Financial Instruments — Overall: Recognition and Measurement of Financial Assets and Financial Liabilities. The guidance affects the accounting for equity investments, financial liabilities under the fair value option and the presentation and disclosure requirements of financial instruments. The guidance is effective in the first quarter of fiscal 2019. Early adoption is permitted for the accounting guidance on financial liabilities under the fair value option. The Company is currently evaluating the impact of the new guidance on its financial statements.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842) and subsequently amended the guidance relating largely to transition considerations under the standard in January 2017. The objective of this update is to increase transparency and comparability among organizations by recognizing lease assets and lease liabilities on the balance sheet and disclosing key information about leasing arrangements. This ASU is effective for fiscal years beginning after December 15, 2018, including interim periods within those annual periods and is to be applied utilizing a modified retrospective approach. The Company is currently evaluating the new guidance to determine the impact it may have on its financial statements.

F-42

HEALTHLYNKED CORP.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2018 AND 2017

(UNAUDITED)

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

In August 2016, the FASB issued ASC Update No. 2016-15, (Topic 230) Classification of Certain Cash Receipts and Cash Payments. This ASC update provides specific guidance on the presentation of certain cash flow items where there is currently diversity in practice, including, but not limited to, debt prepayment or debt extinguishment costs, contingent consideration payments made after a business combination, proceeds from the settlement of insurance claims, and distributions received from equity method investees. The updated guidance is effective for interim and annual periods beginning after December 15, 2017, and should be applied retrospectively unless impracticable. The Company implemented this guidance effective January 1, 2018. The adoption of ASC Update No. 2016-15 did not have a significant impact on the Company’s statement of cash flows.

In November 2016, the FASB issued ASU No. 2016-18, Statement of Cash Flows (Topic 230): Restricted Cash. The objective of this ASU is to eliminate the diversity in practice related to the classification of restricted cash or restricted cash equivalents in the statement of cash flows. For public business entities, this ASU is effective for annual and interim reporting periods beginning after December 15, 2017, with early adoption permitted. The amendments in this update should be applied retrospectively to all periods presented. The Company will adopt this standard on January 1, 2018 and will not have a material impact on the Company’s financial statements.

In January 2017, the FASB issued ASC Update No. 2017-01, (Topic 805) Business Combinations – Clarifying the Definition of a Business. The amendments in this update provide a more robust framework to use in determining when a set of assets and activities constitute a business. This guidance narrows the definition of a business by providing specific requirements that contribute to the creation of outputs that must be present to be considered a business. The guidance further clarifies the appropriate accounting when substantially all of the fair value of the gross assets acquired (or disposed of) is concentrated in a single identifiable asset or a group of similar identifiable assets is that of an acquisition (disposition) of assets, not a business. This framework will reduce the number of transactions that an entity must further evaluate to determine whether transactions are business combinations or asset acquisitions. The updated guidance is effective for interim and annual periods beginning after December 15, 2017, and should be applied on a prospective basis. Early adoption is permitted only for transactions that have not been reported in financial statements that have been issued. The Company implemented this guidance effective January 1, 2018. The implementation of this guidance did not have an effect on the Company’s financial position or results of operations.

In July 2017, the FASB issued ASU No. 2017-11, Earnings Per Share, Distinguishing Liabilities from Equity and Derivatives and Hedging, which changes the accounting and earnings per share for certain instruments with down round features. The amendments in this ASU should be applied using a cumulative-effect adjustment as of the beginning of the fiscal year or retrospective adjustment to each period presented and is effective for annual periods beginning after December 15, 2018, and interim periods within those periods. The Company is currently evaluating the requirements of this new guidance and has not yet determined its impact on the Company’s financial statements.

On December 22, 2017 the SEC staff issued Staff Accounting Bulletin 118 (SAB 118), which provides guidance on accounting for the tax effects of the Tax Cuts and Jobs Act (the TCJA).  SAB 118 provides a measurement period that should not extend beyond one year from the enactment date for companies to complete the accounting under ASC 740. In accordance with SAB 118, a company must reflect the income tax effects of those aspects of the TCJA for which the accounting under ASC 740 is complete. To the extent that a company’s accounting for certain income tax effects of the TCJA is incomplete but for which they are able to determine a reasonable estimate, it must record a provisional amount in the financial statements. Provisional treatment is proper in light of anticipated additional guidance from various taxing authorities, the SEC, the FASB, and even the Joint Committee on Taxation. If a company cannot determine a provisional amount to be included in the financial statements, it should continue to apply ASC 740 on the basis of the provisions of the tax laws that were in effect immediately before the enactment of the TCJA. The Company has applied this guidance to its financial statements.

In February 2018, the Financial Accounting Standards Board (“FASB”) issued ASC Update No 2018-02 (Topic 220) Income Statement – Reporting Comprehensive Income: Reclassification of Certain Tax Effects from Accumulated Other Comprehensive Income.  This ASC update allows for a reclassification into retained earnings of the stranded tax effects in accumulated other comprehensive income (“AOCI”) resulting from the enactment of the Tax Cuts and Jobs Act (“TCJA”). The updated guidance is effective for interim and annual periods beginning after December 15, 2018.  The Company is evaluating the impact ASU 2018-09 may have on its condensed consolidated financial statements.

F-43

HEALTHLYNKED CORP.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2018 AND 2017

(UNAUDITED)

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

In March 2018, the FASB issued ASU 2018-05, Income Taxes (Topic 740) - Amendments to SEC Paragraphs Pursuant to SEC Staff Accounting Bulletin No. 118. This standard amends Accounting Standards Codification 740, Income Taxes (ASC 740) to provide guidance on accounting for the tax effects of the Tax Cuts and Jobs Act (the Tax Reform Act) pursuant to Staff Accounting Bulletin No. 118, which allows companies to complete the accounting under ASC 740 within a one-year measurement period from the Tax Act enactment date. This standard did not materially impact the Company’s financial statements and related disclosures.

In June 2018, the FASB issued ASU 2018-07, Compensation - Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting, to expand the scope of Topic 718 to include share-based payment transactions for acquiring goods and services from nonemployees and supersedes the guidance in Subtopic 505-50, Equity - Equity-Based Payments to Non-Employees. Under ASU 2018-07, equity-classified nonemployee share-based payment awards are measured at the grant date fair value on the grant date The probability of satisfying performance conditions must be considered for equity-classified nonemployee share-based payment awards with such conditions. ASU 2018-07 is effective for fiscal years beginning after December 15, 2018, with early adoption permitted. The Company is currently evaluating the impact of the new standard on the Company’s Condensed Consolidated Financial Statements.

In July 2018, the FASB issued ASU 2018-09 to provide clarification and correction of errors to the Codification. The amendments in this update cover multiple Accounting Standards Updates. Some topics in the update may require transition guidance with effective dates for annual periods beginning after December 15, 2018. The Company is evaluating the impact ASU 2018-09 may have on its condensed consolidated financial statements.

NOTE 3 – GOING CONCERN MATTERS AND LIQUIDITY

As of June 30, 2018, the Company had a working capital deficit of $1,883,656 and accumulated deficit $7,096,587. For the six months ended June 30, 2018, the Company had a net loss of $2,391,357 and net cash used by operating activities of $1,222,947. Net cash used in investing activities was $201. Net cash provided by financing activities was $1,211,369, resulting principally from $805,500 net proceeds from the issuance of convertible notes, $645,503 from the proceeds of the sale of 631,204 shares of common stock and $101,450 proceeds from related party loans. Subsequent to June 30, 2018, the Company completed a $2,000,000 private placement of common stock and warrants with an institutional investor on July 18, 2018. The Company issued 3,900,000 shares of common stock, pre-funded warrants to purchase 4,100,000 shares of common stock, and warrants to purchase 8,000,000 shares of common stock, plus additional warrants to purchase shares of common stock that may become exercisable following the registration of the securities issued in the private placement.

The Company’s cash balance and revenues generated are not currently sufficient and cannot be projected to cover its operating expenses for the next twelve months from the date of this report. These matters raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans include attempting to improve its business profitability and its ability to generate sufficient cash flow from its operations to meet its needs on a timely basis, obtaining additional working capital funds through equity and debt financing arrangements, and restructuring on-going operations to eliminate inefficiencies to raise cash balance in order to meet its anticipated cash requirements for the next twelve months from the date of this report. However, there can be no assurance that these plans and arrangements will be sufficient to fund the Company’s ongoing capital expenditures, working capital, and other requirements. Management intends to make every effort to identify and develop sources of funds. The outcome of these matters cannot be predicted at this time. There can be no assurance that any additional financings will be available to the Company on satisfactory terms and conditions, if at all.

F-44

HEALTHLYNKED CORP.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2018 AND 2017

(UNAUDITED)

NOTE 3 – GOING CONCERN MATTERS AND LIQUIDITY (CONTINUED)

The ability of the Company to continue as a going concern is dependent upon its ability to raise additional capital and achieve profitable operations. The accompanying consolidated financial statements do not include any adjustments related to the recoverability or classification of asset-carrying amounts or the amounts and classification of liabilities that may result should the Company be unable to continue as a going concern.

During July 2016, HLYK entered into an Investment Agreement (the “Investment Agreement”) pursuant to which the investor has agreed to purchase up to $3,000,000 of HLYK common stock over a three-year period starting upon registration of the underlying shares, with such shares put to the investor by the Company pursuant to a specified formula that limits the number of shares able to be put to the investor to the number equal to the average trading volume of the Company’s common shares for the ten consecutive trading days prior to the put notice being issued. During the six months ended June 30, 2018, the Company received $327,818 from the proceeds of the sale of 1,856,480 shares pursuant to the Investment Agreement.

The Company intends that the cost of implementing its development and sales efforts related to the HealthLynked Network, as well as maintaining its existing and expanding overhead and administrative costs, will be funded principally by cash received by the Company from the put rights associated with the Investment Agreement and supplemented by other funding mechanisms, including sales of the Company’s common stock, loans from related parties and convertible notes. The Company expects to repay its outstanding convertible notes, which have an aggregate face value of $1,751,750 as of June 30, 2018, from outside funding sources, including but not limited to new convertible notes payable, amounts available upon the exercise of the put rights granted to the Company under the Investment Agreement, sales of equity, loans from related parties and others or through the conversion of the convertible notes into equity. No assurances can be given that the Company will be able to access sufficient outside capital in a timely fashion in order to repay the convertible notes before they mature. If necessary funds are not available, the Company’s business and operations would be materially adversely affected and in such event, the Company would attempt to reduce costs and adjust its business plan.

NOTE 4 – DEFERRED OFFERING COSTS AND PREPAID EXPENSES

Deferred Offering Costs

On July 7, 2016, the Company entered into the Investment Agreement with an accredited investor, pursuant to which an accredited investor agreed to invest up to $3,000,000 to purchase the Company’s common stock, par value of $.0001 per share. The purchase price for such shares shall be 80% of the lowest volume weighted average price of the Company’s common stock during the five consecutive trading days prior to the date on which written notice is sent by the Company to the investor stating the number of shares that the Company is selling to the investor, subject to certain discounts and adjustments. Further, for each $50,000 that the investor tenders to the Company for the purchase of shares of common stock, the investor was to be granted warrants for the purchase of an equivalent number of shares of common stock. The warrants were to expire five (5) years from their respective grant dates and have an exercise price equal to 130% of the weighted average purchase price for the respective “$50,000 increment.”

On March 22, 2017, the Company and the investor entered into an Amended Investment Agreement (the “Amended Investment Agreement”) whereby the parties agreed to modify the terms of the Investment Agreement by providing that in lieu of granting the investor warrants for each $50,000 that the investor tenders to the Company, the Company granted to the investor warrants to purchase an aggregate of 7,000,000 shares of common stock. The warrants have the following fixed exercise prices: (i) 4,000,000 shares at $0.25 per share; (ii) 2,000,000 shares at $0.50 per share; and (iii) 1,000,000 shares at $1.00 per share. The warrants also contain a “cashless exercise” provision and the shares underlying the warrants will not be registered. The fair value of the warrants was calculated using the Black-Scholes pricing model at $56,635, with the following assumptions: risk-free interest rate of 1.95%, expected life of 5 years, volatility of 40%, and expected dividend yield of zero.

F-45

HEALTHLYNKED CORP.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2018 AND 2017

(UNAUDITED)

NOTE 4 – DEFERRED OFFERING COSTS (CONTINUED)

On June 7, 2017, the Company also granted warrants to purchase 200,000 shares at $0.25 per share, 100,000 shares at $0.50 per share and 50,000 shares at $1.00 per share to an advisor as a fee in connection with the Amended Investment Agreement. The fair value of the warrants was calculated using the Black-Scholes pricing model at $96,990, with the following assumptions: risk-free interest rate of 1.74%, expected life of 5 years, volatility of 40%, and expected dividend yield of zero.

This fair value of the warrants described above was recorded as a deferred offering cost and will be amortized over the period during which the Company can access the financing, which begins the day after a registration statement registering shares underlying the Investment Agreement is declared effective by the United States Securities and Exchange Commission (the “SEC”), and ends 3 years from that date. On May 15, 2017, the SEC declared effective a registration statement registering shares underlying the Investment Agreement. During the three months ended June 30, 2018 and 2017, the Company recognized $12,802 and $6,401, respectively, in general and administrative expense related to the cost of the warrants. During the six months ended June 30, 2018 and 2017, the Company recognized $25,604 and $6,401, respectively, in general and administrative expense related to the cost of the warrants.

Prepaid Expenses

On June 6, 2018, the Company granted three-year warrants to purchase 600,000 shares at an exercise price of $0.15 per share to two advisors for services to be provided over a six-month period. The fair value of the warrants was calculated using the Black-Scholes pricing model at $94,844, with the following assumptions: risk-free interest rate of 2.65%, expected life of 3 years, volatility of 286.98%, and expected dividend yield of zero. During each of the three and six months ended June 30, 2018, the Company recognized $12,439 in general and administrative expense related to the cost of the warrants.

NOTE 5 – PROPERTY, PLANT, AND EQUIPMENT

Property, plant and equipment at June 30, 2018 and December 31, 2017 are as follows:

	June 30,	December 31,
	2018	2017
Capital Lease equipment	$343,492	$343,492
Telephone equipment	12,308	12,308
Furniture, Transport and Office equipment	436,168	435,967

Total Property, plant and equipment	791,968	791,767
Less: accumulated depreciation	(740,449)	(728,391)

Property, plant and equipment, net	$51,519	$63,376

Depreciation expense during the three months ended June 30, 2018 and 2017 was $6,029 and $5,859, respectively. Depreciation expense during the six months ended June 30, 2018 and 2017 was $12,058 and $11,567, respectively.

NOTE 6 – NOTES PAYABLE AND OTHER AMOUNTS DUE TO RELATED PARTY

Amounts due to related parties as of June 30, 2018 and December 31, 2017 were comprised of the following:

	June 30,	December 31,
	2018	2017
Due to related party:
Deferred compensation, Dr. Michael Dent	$300,600	$300,600
Accrued interest payable to Dr. Michael Dent	95,853	63,245
Total due to related party	396,453	363,845

Notes payable to related party:
Notes payable to Dr. Michael Dent, current portion	---	553,550
Notes payable to Dr. Michael Dent, long term portion	665,452	---
Total notes payable to related party	$665,452	$553,550

F-46

HEALTHLYNKED CORP.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2018 AND 2017

(UNAUDITED)

NOTE 6 – NOTES PAYABLE AND OTHER AMOUNTS DUE TO RELATED PARTY (CONTINUED)

Notes Payable to Dr. Michael Dent

Prior to August 2014, NWC was owned and controlled by the Company’s Chief Executive Officer, Dr. Michael Dent (“DMD”). DMD first provided an up to $175,000 unsecured note payable to the Company with a 0% interest rate. During 2013 the limit on the unsecured Note Payable was increased up to $500,000 and during 2014 it was increased to $750,000 with a maturity date of December 31, 2017. During January 2017, the note was again amended to extend the maturity date until December 31, 2018, to accrue interest on outstanding balances after January 1, 2017 at a rate of 10% per annum, and to fix interest accrued on balances between January 1, 2015 and December 31, 2016 at an amount equal to $22,108 (the “$750k DMD Note”). All principal and interest is due at maturity of the $750k DMD Note. Interest accrued on the $750k DMD Note as of June 30, 2018 and December 31, 2017 was $55,665 and $43,963, respectively.

The carrying values of notes payable to Dr. Michael Dent as of June 30, 2018 were as follows:

Inception Date	Maturity Date	Borrower	Interest Rate	Amount
January 12, 2017	January 13, 2019	HLYK	10%	$39,295	*
January 18, 2017	January 19, 2019	HLYK	10%	22,454	*
January 24, 2017	January 15, 2019	HLYK	10%	56,136	*
February 9, 2017	February 10, 2019	HLYK	10%	33,363	*
April 20, 2017	April 21, 2019	HLYK	10%	10,911	*
June 15, 2017	June 16, 2019	HLYK	10%	34,793	*
August 17, 2017	August 18, 2018	HLYK	10%	20,000
August 24, 2017	August 25, 2018	HLYK	10%	37,500
September 7, 2017	September 8, 2018	HLYK	10%	35,000
September 21, 2017	September 22, 2018	HLYK	10%	26,500
September 29, 2017	September 30, 2018	HLYK	10%	12,000
December 21, 2017	December 22, 2018	HLYK	10%	14,000
January 8, 2018	January 9, 2019	HLYK	10%	75,000
January 11, 2018	January 12, 2019	HLYK	10%	9,000
January 26, 2018	January 27, 2019	HLYK	10%	17,450
January 3, 2014	December 31, 2018	NWC	10%	222,050
				$665,452

* - Denotes that note payable is carried at fair value

On July 18, 2018, in connection with a $2,000,000 private placement by a third party investor, Dr. Dent agreed to extend the maturity date on all of the above notes until December 31, 2019. Interest accrued on the above unsecured promissory notes as of June 30, 2018 and December 31, 2017 was $40,218 and $19,350, respectively.

On February 12, 2018, the Company issued a warrant to purchase 6,678,462 shares of common stock to DMD as an inducement to (i) extend the maturity dates of up to $439,450 loaned by Dr. Dent to the Company in 2017 and 2018 in the form of unsecured promissory notes, including $75,000 loaned from Dr. Dent to the Company in January 2018 to allow the Company to retire an existing convertible promissory note payable to Power-up Lending Group Ltd. before such convertible promissory note became eligible for conversion, and (ii) provide continued loans to the Company. The warrant is immediately exercisable at an exercise price of $0.065 per share, subject to adjustment, and expires five years after the date of issuance. The fair value of the warrants was calculated using the Black-Scholes pricing model at $337,466, with the following assumptions: risk-free interest rate of 2.56%, expected life of 5 years, volatility of 268.90%, and expected dividend yield of zero. On March 28, 2012, DMD agreed to extend the maturity dates of promissory notes with an aggregate face value of $177,500, which were originally scheduled to mature before June 30, 2018, by one year from the original maturity date. Because the fair value of the warrants was greater than 10% of the present value of the remaining cash flows under the modified promissory notes, the transaction was treated as a debt extinguishment and reissuance of new debt instruments pursuant to the guidance of ASC 470-50 “Debt – Modifications and Extinguishments” (“ASC 470-50"). A loss on debt extinguishment was recorded in the amount of $348,938, equal to the fair value of the warrants of $337,466, plus the excess of $11,472 of the fair value of the reissued debt instruments over the carrying value of the existing debt instruments. The change in fair value of the reissued debt instruments subsequent to the reissuance date was $4,532 in the three months ended June 30, 2018 and $7,981 in the six months ended June 30, 2018, which is included in “Change in fair value of debt.”

F-47

HEALTHLYNKED CORP.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2018 AND 2017

(UNAUDITED)

NOTE 6 – NOTES PAYABLE AND OTHER AMOUNTS DUE TO RELATED PARTY (CONTINUED)

MedOffice Direct

During 2017, the Company entered into an agreement with MedOffice Direct (“MOD”), a company majority-owned by the Company’s CEO and largest shareholder, Dr. Michael Dent, pursuant to which the Company will pay rent to MOD in the amount of $2,040 per month for office space in MOD’s facility used by the Company and its employees for the period from January 1, 2017 through July 31, 2018. During the three months ended June 30, 2018 and 2017, the Company recognized rent expense to MOD in the amount of $6,120 and $6,120, respectively. During the six months ended June 30, 2018 and 2017, the Company recognized rent expense to MOD in the amount of $12,240 and $12,240, respectively. The Company had prepaid an additional $18,217 toward future rent as of June 30, 2018.

During 2017, the Company entered into a separate Marketing Agreement with MOD pursuant to which MOD agreed to market the HealthLynked Network to its physician practice clients, in exchange for a semi-annual fee of $25,000. This agreement was terminated effective April 1, 2018. During the three months ended June 30, 2018 and 2017, the Company recognized general and administrative expense in the amount of $-0- and $25,000, respectively, pursuant to this agreement. During the six months ended June 30, 2018 and 2017, the Company recognized general and administrative expense in the amount of $12,500 and $25,000, respectively, pursuant to this agreement. On July 1, 2018 HLYK and MOD signed a marketing and service agreement where HLYK will include MOD offering as part of its product offering to Physicians and HLYK will receive 8% of revenue for new sales related to MOD products sold by the HLYK sales team. The revenue percentage will be split between HLYK and the HLYK sales representative.

NOTE 7 – CAPITAL LEASE

Capital lease obligations as of June 30, 2018 and December 31, 2017 are comprised of the following:

	June 30,	December 31,
	2018	2017
Note payable, New Everbank Lease	$32,109	$39,754
Less: note payable, New Everbank Lease (Capital leases), current portion	(19,877)	(18,348)

Notes payable, bank loans and capital leases, long-term portion	$12,232	$21,406

In March 2015, the Company entered into a capital equipment finance lease for Ultra Sound equipment with Everbank. There was no interest on this lease. The monthly payment is $1,529 for 60 months ending in March 2020. As of June 30, 2018, the Company owed Everbank $32,109 pursuant to this capital lease. During the three months ended June 30, 2018 and 2017, the Company made payments on this capital lease of $4,587 and $4,587, respectively. During the six months ended June 30, 2018 and 2017, the Company made payments on this capital lease of $7,645 and $9,174, respectively.

Future minimum payments to which the Company is obligated pursuant to the capital leases as of June, 2018 are as follows:

2018 (July to December)	$10,703
2019	18,348
2020	3,058
2021	---
2022	---

Total	$32,109

F-48

HEALTHLYNKED CORP.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2018 AND 2017

(UNAUDITED)

NOTE 8 – NOTES PAYABLE

On December 20, 2017, the Company entered into a Merchant Cash Advance Factoring Agreement (“MCA”) with Power Up Lending Group, Ltd. (the “PULG”) pursuant to which the Company received an advance of $75,000 before closing fees (the “December MCA”). The Company is required to repay the advance, which acts like an ordinary note payable, at the rate of $4,048 per week until the balance of $102,000 has been repaid in June 2018. At inception, the Company recognized a note payable in the amount of $102,000 and a discount against the note payable of $28,500. The discount was being amortized over the life of the instrument. During the six months ended June 30, 2018, the Company made installment payments of $89,048. The December MCA was repaid on June 1, 2018. During the six months ended June 30, 2018, the Company recognized amortization of the discount in the amount of $26,881, including $2,267 recognized to amortize the remaining discount at retirement.

On June 1, 2018, the Company entered into a new MCA with PULG pursuant to which the Company received an advance of $75,000 before closing fees (the “December MCA”). The Company is required to repay the advance at the rate of $4,048 per week until the balance of $102,000 has been repaid in November 2018. At inception, the Company recognized a note payable in the amount of $102,000 and a discount against the note payable of $28,500. The discount is being amortized over the life of the instrument. During the three and six months ended June 30, 2018, the Company recognized amortization of the discount in the amount of $4,560. As of June 30, 2018, the net carrying value of the instrument was $61,869.

NOTE 9 – CONVERTIBLE NOTES PAYABLE

Convertible notes payable as of June 30, 2018 and December 31, 2017 are comprised of the following:

	June 30,		December 31,
	2018		2017

$550k Note - July 2016	$612,409	*	$550,000
$50k Note - July 2016	59,771	*	50,000
$111k Note - May 2017	123,053	*	111,000
$53k Note - July 2017	---		53,000
$35k Note - September 2017	---		35,000
$55k Note - September 2017	---		55,000
$53k Note II - October 2017	---		53,000
$171.5k Note - October 2017	171,500		171,500
$57.8k Note - January 2018	57,750		---
$112.8k Note - February 2018	112,750		---
$83k Note - February 2018	83,000		---
$105k Note - March 2018	105,000		---
$63k Note - April 2018	63,000		---
$57.8k Note - April 2018	57,750		---
$90k Note - April 2018	90,000		---
$53k Note II - April 2018	53,000		---
$68.3k Note - May 2018	68,250		---
$37k Note May 2018	37,000		---
$63k Note II - May 2018	63,000		---
$78.8k Note - May 2018	78,750		---
	1,835,983		1,078,500
Less: unamortized discount	(689,883)		(266,642)
Convertible notes payable, net of original issue discount and debt discount	1,146,100		811,858
Less: convertible notes payable, long term portion	(795,233)		---
Convertible notes payable, current portion	$350,867		$811,858

* - Denotes that convertible note payable is carried at fair value

F-49

HEALTHLYNKED CORP.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2018 AND 2017

(UNAUDITED)

NOTE 9 – CONVERTIBLE NOTES PAYABLE (CONTINUED)

Convertible Notes Payable ($550,000) – July 2016

On July 7, 2016, the Company entered into a 6% fixed convertible secured promissory note with an investor with a face value of $550,000 (the “$550k Note”). The $550k Note is convertible into shares of the Company’s common stock at the discretion of the note holder at a fixed price of $0.08 per share, and is secured by all of the Company’s assets. The Company received $500,000 net proceeds from the note after a $50,000 original issue discount. The $550k Note was originally scheduled to mature on April 11, 2017, but the maturity date was extended to July 7, 2018 during August 2017 and to December 31, 2019 during July 2018. The discount from the original issue discount, warrants and embedded conversion feature (“ECF”) associated with the $550k Note was amortized over the original life of the note. There was no amortization of such discounts in the three or six months ended June 30, 2018 or 2017. As of June 30, 2018, the unamortized discount was $-0- and the $550k Note was convertible into 6,875,000 of the Company’s common shares.

The $550k Note is carried at fair value due to an extinguishment and reissuance recorded in 2017 and is revalued at each period end, with changes to fair value recorded to the statement of operations under “Change in Fair Value of Debt.” The fair value of this instrument as of June 30, 2018 was $612,408. During the three months ended June 30, 2018 and 2017, a change in fair value of debt related to this instrument was recorded in the amount of $16,110 and $-0-, respectively. During the six months ended June 30, 2018 and 2017, a change in fair value of debt related to this instrument was recorded in the amount of $62,408 and $-0-, respectively.

During the six months ended June 30, 2018 and 2017, the Company made no repayments on this instrument. During the three months ended June 30, 2018 and 2017, the Company recorded interest expense on this instrument totaling $8,227 and $8,227, respectively. During the six months ended June 30, 2018 and 2017, the Company recorded interest expense on this instrument totaling $16,364 and $16,364, respectively.

Convertible Notes Payable ($50,000) – July 2016

On July 7, 2016, the Company entered into a 10% fixed convertible commitment fee promissory note with an investor with a face value of $50,000 (the “$50k Note”). The $50k Note was originally scheduled to mature on April 11, 2017, but the maturity date was extended to July 11, 2018 during August 2017 and to December 31, 2019 during July 2018. The $50k note was issued as a commitment fee payable to the Investment Agreement investor in exchange for the investor’s commitment to enter into the Investment Agreement, subject to registration of the shares underlying the Investment Agreement. The $50k Note is convertible into shares of the Company’s common stock at the discretion of the note holder at a fixed price of $0.10 per share. As of June 30, 2018, the $50k Note was convertible into 500,000 of the Company’s common shares.

The $50k Note is carried at fair value due to an extinguishment and reissuance recorded in 2017 and is revalued at each period end, with changes to fair value recorded to the statement of operations under “Change in Fair Value of Debt.” The fair value of this instrument as of June 30, 2018 was $59,771. During the three months ended June 30, 2018 and 2017, a change in fair value of debt related to this instrument was recorded in the amount of $1,572 and $-0-, respectively. During the six months ended June 30, 2018 and 2017, a change in fair value of debt related to this instrument was recorded in the amount of $9,771 and $-0, respectively.

During the six months ended June 30, 2018 and 2017, the Company made no repayments on this instrument. During the three months ended June 30, 2018 and 2017, the Company recorded interest expense on this instrument totaling $1,247 and $1,247, respectively. During the six months ended June 30, 2018 and 2017, the Company recorded interest expense on this instrument totaling $2,479 and $2,479, respectively.

Convertible Notes Payable ($111,000) – May 2017

On May 22, 2017, the Company entered into a 10% fixed convertible secured promissory note with an investor with a face value of $111,000 (the “$111k Note”). The $111k Note is convertible into shares of the Company’s common stock at the discretion of the note holder at a fixed price of $0.35 per share, and is secured by all of the Company’s assets. The Company received $100,000 net proceeds from the note after an $11,000 original issue discount. At inception, the investors were also granted a five-year warrant to purchase 133,333 shares of the Company’s common stock at an exercise price of $0.75 per share.

F-50

HEALTHLYNKED CORP.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2018 AND 2017

(UNAUDITED)

NOTE 9 – CONVERTIBLE NOTES PAYABLE (CONTINUED)

On March 28, 2018, in exchange for a five-year warrant to purchase 125,000 shares of HLYK common stock at an exercise price of $0.05 per share, the holder of the $111k Note agreed to extend the maturity date from the original date of January 22, 2018 until July 11, 2018. The fair value of the warrants using Black/Scholes was $10,199 with the following assumptions: risk-free interest rate of 2.59%, expected life of 5 years, volatility of 578.45%, and expected dividend yield of zero. The issuance of the warrants in exchange for the maturity extension was treated as an extinguishment and reissuance of existing debt pursuant to the guidance of ASC 470-50. Accordingly, the $111k Note is carried at fair value and is revalued at each period end, with changes to fair value recorded to the statement of operations under “Change in Fair Value of Debt.” The fair value of this instrument as of June 30, 2018 was $123,503. During the three months ended June 30, 2018 and 2017, a change in fair value of debt related to this instrument was recorded in the amount of $3,238 and $-0-, respectively. During the six months ended June 30, 2018 and 2017, a change in fair value of debt related to this instrument was recorded in the amount of $3,238 and $-0, respectively. In July 2018, the maturity was further extended until December 31, 2019.

Amortization expense related to discounts on this instrument in the three months ended June 30, 2018 and 2017 was $-0- and $12,287, respectively. Amortization expense related to discounts in the six months ended June 30, 2018 and 2017 was $6,931and $12,287, respectively. As of June 30, 2018, the unamortized discount was $-0-. As of June 30, 2018, this instrument was convertible into 317,143 of the Company’s common shares.

During the six months ended June 30, 2018 and 2017, the Company made no repayments on this instrument. During the three months ended June 30, 2018 and 2017, the Company recorded interest expense on this instrument totaling $4,078 and $1,767, respectively. During the six months ended June 30, 2018 and 2017, the Company recorded interest expense on this instrument totaling $8,246 and $1,767, respectively.

Convertible Notes Payable ($53,000) – July 2017

On July 10, 2017, the Company entered into a securities purchase agreement for the sale of a $53,000 convertible note (the “$53k Note”) to PULG. The $53k Note included a $3,000 original issue discount, for net proceeds of $50,000. The $53k Note has an interest rate of 10% and a default interest rate of 22%. The $53k Note may be converted into common stock of the Company by the holder at any time following 180 days after the issuance date, subject to a 4.99% beneficial ownership limitation, at a conversion price per share equal to a 39% discount to the average of the three (3) lowest closing bid prices during the fifteen (15) trading days prior to the conversion date. Upon an event of default caused by the Company’s failure to deliver shares upon a conversion pursuant to the terms of the Note, 300% of the outstanding principal and any interest due amount shall be immediately due. Upon an event of default caused by the Company’s breach of any other events of default specified in the $53k Note, 150% of the outstanding principal and any interest due amount shall be immediately due.

The discount resulting from the original issue discount and embedded conversion feature was being amortized over the life of the $53k Note, which was schedule to mature on April 15, 2018. Amortization expense related to the discount in the three months ended June 30, 2018 and 2017 was $1,520 and $-0-, respectively and amortization expense in the six months ended June 30, 2018 and 2017 was $1,520 and $-0-. On January 8, 2018, the Company prepaid the balance on the $53k Note, including accrued interest, for a one-time cash payment of $74,922. The Company recognized a gain on debt extinguishment in the six months ended June 30, 2018 in connection with the repayment, as follows:

Cash repayment	$74,922
Less face value of convertible note payable retired	(53,000)
Less carrying value of derivative financial instruments arising from ECF	(53,893)
Less accrued interest	(2,644)
Plus carrying value of discount at extinguishment	18,427

Gain on extinguishment of debt	$(16,188)

F-51

HEALTHLYNKED CORP.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2018 AND 2017

(UNAUDITED)

NOTE 9 – CONVERTIBLE NOTES PAYABLE (CONTINUED)

Convertible Notes Payable ($35,000) – September 2017

On September 7, 2017, the Company entered into a securities purchase agreement for the sale of a $35,000 convertible note (the “$35k Note”) to PULG. The $35k Note included a $3,000 original issue discount, for net proceeds of $32,000. The $35k Note has an interest rate of 10% and a default interest rate of 20%. The $35k Note may be converted into common stock of the Company by the holder at any time following 180 days after the issuance date, subject to a 4.99% beneficial ownership limitation, at a conversion price per share equal to a 39% discount to the average of the three (3) lowest closing bid prices during the fifteen (15) trading days prior to the conversion date. Upon an event of default caused by the Company’s failure to deliver shares upon a conversion pursuant to the terms of the $35k Note, 300% of the outstanding principal and any interest due amount shall be immediately due. Upon an event of default caused by the Company’s breach of any other events of default specified in the $35k Note, 150% of the outstanding principal and any interest due amount shall be immediately due.

The discount resulting from the original issue discount and embedded conversion feature was being amortized over the life of the $35k Note, which was schedule to mature on June 15, 2018. Amortization expense related to the discount in the three months ended June 30, 2018 and 2017 was $614 and $-0-, respectively, and in the six months ended June 30, 2018 and 2017 was $614 and $-0-, respectively. On March 5, 2018, the Company prepaid the balance on the $35k Note, including accrued interest, for a one-time cash payment of $49,502. The Company recognized a gain on debt extinguishment in the six months ended June 30, 2018 in connection with the repayment, as follows:

Cash repayment	$49,502
Less face value of convertible note payable retired	(35,000)
Less carrying value of derivative financial instruments arising from ECF	(37,269)
Less accrued interest	(1,716)
Plus carrying value of discount at extinguishment	12,705

Gain on extinguishment of debt	$(11,778)

Convertible Notes Payable ($55,000) – September 2017

On September 11, 2017, the Company entered into a securities purchase agreement for the sale of a $55,000 convertible note (the “$55k Note”) to Crown Bridge Partners LLC. The $55k Note included a $7,500 original issue discount, for net proceeds of $47,500. The 55k Note has an interest rate of 10% and a default interest rate of 12%. The $55k Note may be converted into common stock of the Company by the holder at any time after the issuance date, subject to a 4.99% beneficial ownership limitation, at a conversion price per share equal to 60% multiplied by the lowest one (1) trading price for the Common Stock during the twenty (20) trading day period ending on the last complete trading day prior to the date of conversion. If, at any time while the $55k Note is outstanding, the conversion price pursuant to this formula is equal to or lower than $0.10, then an additional ten percent (10%) discount shall be factored into the conversion price until the $55k Note is no longer outstanding. In the event that shares of the Company’s Common Stock are not deliverable via DWAC following the conversion of any amount hereunder, an additional ten percent (10%) discount shall be factored into the Variable Conversion Price until the $55k Note is no longer outstanding.

The discount resulting from the original issue discount and embedded conversion feature was being amortized over the life of the $55k Note, which was schedule to mature on September 11, 2018. Amortization expense related to the discount in the three months ended June 30, 2018 and 2017 was $1,085 and $-0-, respectively, and in the six months ended June 30, 2018 and 2017 was $1,085 and $-0-, respectively. On March 13, 2018, the Company prepaid the balance on the $55k Note, including accrued interest, for a one-time cash payment of $85,258. The Company recognized a gain on debt extinguishment in the six months ended June 30, 2018 in connection with the repayment, as follows:

Cash repayment	$85,258
Less face value of convertible note payable retired	(55,000)
Less carrying value of derivative financial instruments arising from ECF	(69,687)
Less accrued interest	(2,759)
Plus carrying value of discount at extinguishment	27,425

Gain on extinguishment of debt	$(14,763)

F-52

HEALTHLYNKED CORP.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2018 AND 2017

(UNAUDITED)

NOTE 9 – CONVERTIBLE NOTES PAYABLE (CONTINUED)

Convertible Notes Payable ($53,000) – October 2017

On October 23, 2017, the Company entered into a securities purchase agreement for the sale of a $53,000 convertible note (the “$53k Note II”) to PULG. The $53k Note II included a $3,000 original issue discount, for net proceeds of $50,000. The $53k Note II has an interest rate of 10% and a default interest rate of 20%. The $53k Note II may be converted into common stock of the Company by the holder at any time after the issuance date, subject to a 4.99% beneficial ownership limitation, at a conversion price per share equal to 39% discount to the average of the three (3) lowest closing bid prices during the fifteen (15) trading days prior to the conversion date. Upon an event of default caused by the Company’s failure to deliver shares upon a conversion pursuant to the terms of the Note, 300% of the outstanding principal and any interest due amount shall be immediately due. Upon an event of default caused by the Company’s breach of any other events of default specified in the Note, 150% of the outstanding principal and any interest due amount shall be immediately due.

The discount resulting from the original issue discount and embedded conversion feature was being amortized over the life of the $53k Note II, which was schedule to mature on July 30, 2018. Amortization expense related to the discount in the three months ended June 30, 2018 and 2017 was $3,407 and $-0-, respectively, and in the six months ended June 30, 2018 and 2017 was $20,443 and $-0-, respectively. On April 18, 2018, the Company prepaid the balance on the $53k Note II, including accrued interest, for a one-time cash payment of $75,000. The Company recognized a gain on debt extinguishment in the six months ended June 30, 2018 in connection with the repayment, as follows:

Cash repayment	$75,000
Less face value of convertible note payable retired	(53,000)
Less carrying value of derivative financial instruments arising from ECF	(55,790)
Less accrued interest	(2,571)
Plus carrying value of discount at extinguishment	19,496

Gain on extinguishment of debt	$(16,865)

Convertible Notes Payable ($171,500) – October 2017

On October 27, 2017, the Company entered into a securities purchase agreement for the sale of a $171,500 convertible note (the “$171.5k Note”) to an individual lender. The $171.5k Note included a $21,500 original issue discount, for net proceeds of $150,000. The $171.5k Note has an interest rate of 10% and a default interest rate of 22% and matures on October 26, 2018. The $171.5k Note may be converted into common stock of the Company by the holder at any time following 180 days after the issuance date, subject to a 4.99% beneficial ownership limitation, at a conversion price per share equal to a 35% discount to the lowest closing bid price during the twenty (20) trading days prior to the conversion date. Upon an event of default caused by the Company’s failure to deliver shares upon a conversion pursuant to the terms of the $171.5k Note, 300% of the outstanding principal and any interest due amount shall be immediately due. Upon an event of default caused by the Company’s breach of any other events of default specified in the $171.5k Note, 150% of the outstanding principal and any interest due amount shall be immediately due.

Amortization expense related to discounts on this instrument in the three months ended June 30, 2018 and 2017 was $42,875 and $-0-, respectively. Amortization expense related to discounts in the six months ended June 30, 2018 and 2017 was $85,279 and $-0-, respectively. As of June 30, 2018, the unamortized discount was $55,596.

During the six months ended June 30, 2018 and 2017, the Company made no repayments on this instrument. During the three months ended June 30, 2018 and 2017, the Company recorded interest expense on this instrument totaling $4,276 and $-0-, respectively. During the six months ended June 30, 2018 and 2017, the Company recorded interest expense on this instrument totaling $8,504 and $-0-, respectively.

F-53

HEALTHLYNKED CORP.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2018 AND 2017

(UNAUDITED)

NOTE 9 – CONVERTIBLE NOTES PAYABLE (CONTINUED)

Convertible Notes Payable ($57,750) – January 2018

On January 2, 2018, the Company entered into a securities purchase agreement for the sale of a $57,750 convertible note (the “$58k Note”). The transaction closed on January 3, 2018. The $58k Note included a $5,250 original issue discount and $2,500 fee for net proceeds of $50,000. The $58k Note has an interest rate of 10% and a default interest rate of 18% and matures on January 2, 2019. The $58k Note was convertible into common stock of the Company by the holder at any time after the issuance date, subject to a 4.99% beneficial ownership limitation, at a conversion price per share equal to 40% discount to the lowest bid or trading price of the Company’s common stock during the twenty (20) trading days prior to the conversion date. On June 26, 2018, the holder agreed, without consideration, to reduce the discount to 28% of the volume weighted average price of the Company’s common stock for the 10 days prior to the conversion date. Because this the change in terms resulted in a decrease to the value of the ECF, no amounts were recorded to reflect the change in terms. Upon an event of default caused by the Company’s failure to deliver shares upon a conversion pursuant to the terms of the Note, 200% of the outstanding principal and any interest due amount shall be immediately due. Upon an event of default caused by the Company’s breach of any other events of default specified in the Note, 150% of the outstanding principal and any interest due amount shall be immediately due.

The fair value of the ECF of the $58k Note was calculated using the Black-Scholes pricing model at $82,652, with the following assumptions: risk-free interest rate of 1.83%, expected life of 1 year, volatility of 264.29%, and expected dividend yield of zero. Because the fair value of the ECF exceeded the net proceeds from the $58k Note, a charge was recorded to “Financing cost” for the excess of the fair value of the fair value of the ECF of $82,652 over the net proceeds from the note of $50,000, for a net charge of $32,652. The ECF qualifies for derivative accounting and bifurcation under ASC 815, “Derivatives and Hedging.” The final allocation of the proceeds at inception was as follows:

Embedded conversion feature	$82,652
Original issue discount and fees	7,750
Financing cost	(32,652)
Convertible note	---

Notes payable and bank loans, long-term portion	$57,750

Amortization expense related to discounts on this instrument in the three months ended June 30, 2018 and 2017 was $14,398 and $-0-, respectively. Amortization expense related to discounts in the six months ended June 30, 2018 and 2017 was $28,321and $-0-, respectively. As of June 30, 2018, the unamortized discount was $29,429.

During the six months ended June 30, 2018 and 2017, the Company made no repayments on this instrument. During the three months ended June 30, 2018 and 2017, the Company recorded interest expense on this instrument totaling $1,440 and $-0-, respectively. During the six months ended June 30, 2018 and 2017, the Company recorded interest expense on this instrument totaling $2,832 and $-0-, respectively.

Convertible Notes Payable ($112,750) – February 2018

On February 2, 2018, the Company entered into a securities purchase agreement for the sale of a $112,750 convertible note (the “$113k Note”). The transaction closed on February 8, 2018. The $113k Note included $12,750 fees for net proceeds of $100,000. The $113k Note has an interest rate of 10% and a default interest rate of 24% and matures on February 2, 2019. The $113k Note may be converted into common stock of the Company by the holder at any time after the issuance date, subject to a 4.99% beneficial ownership limitation, at a conversion price per share equal to 40% discount to the lowest bid or trading price of the Company’s common stock during the twenty (20) trading days prior to the conversion date. Upon an event of default caused by the Company’s failure to deliver shares upon a conversion pursuant to the terms of the Note, 200% of the outstanding principal and any interest due amount shall be immediately due. Upon an event of default caused by the Company’s breach of any other events of default specified in the Note, 150% of the outstanding principal and any interest due amount shall be immediately due.

F-54

HEALTHLYNKED CORP.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2018 AND 2017

(UNAUDITED)

NOTE 9 – CONVERTIBLE NOTES PAYABLE (CONTINUED)

The fair value of the ECF of the $113k Note was calculated using the Black-Scholes pricing model at $161,527, with the following assumptions: risk-free interest rate of 1.88%, expected life of 1 year, volatility of 264.93%, and expected dividend yield of zero. Because the fair value of the ECF exceeded the net proceeds from the $113k Note, a charge was recorded to “Financing cost” for the excess of the fair value of the fair value of the ECF of $161,527 over the net proceeds from the note of $100,000, for a net charge of $61,527. The ECF qualifies for derivative accounting and bifurcation under ASC 815, “Derivatives and Hedging.” The final allocation of the proceeds at inception was as follows:

Embedded conversion feature	$161,527
Original issue discount and fees	12,750
Financing cost	(61,527)
Convertible note	---

Notes payable and bank loans, long-term portion	$112,750

The discounts resulting from the original issue discount, warrants and embedded conversion feature are being amortized over the life of the $113k Note. Amortization expense related to discounts on this instrument in the three months ended June 30, 2018 and 2017 was $28,110 and $-0-, respectively. Amortization expense related to discounts in the six months ended June 30, 2018 and 2017 was $45,718 and $-0-, respectively. As of June 30, 2018, the unamortized discount was $67,032.

During the six months ended June 30, 2018 and 2017, the Company made no repayments on this instrument. During the three months ended June 30, 2018 and 2017, the Company recorded interest expense on this instrument totaling $2,811 and $-0-, respectively. During the six months ended June 30, 2018 and 2017, the Company recorded interest expense on this instrument totaling $4,572 and $-0-, respectively.

Convertible Notes Payable ($83,000) – February 2018

On February 13, 2018, the Company entered into a securities purchase agreement for the sale of a $83,000 convertible note (the “$83k Note”). The transaction closed on February 21, 2018. The $83k Note included $8,000 fees for net proceeds of $75,000. The $83k Note has an interest rate of 10% and a default interest rate of 24% and matures on February 13, 2019. The $113k Note may be converted into common stock of the Company by the holder at any time after the issuance date, subject to a 4.99% beneficial ownership limitation, at a conversion price per share equal to 40% discount to the lowest bid or trading price of the Company’s common stock during the twenty (20) trading days prior to the conversion date. Upon an event of default, 200% of the outstanding principal and any interest due amount shall be immediately due.

The fair value of the ECF of the $83k Note was calculated using the Black-Scholes pricing model at $119,512, with the following assumptions: risk-free interest rate of 1.95%, expected life of 1 year, volatility of 268.44%, and expected dividend yield of zero. Because the fair value of the ECF exceeded the net proceeds from the $83k Note, a charge was recorded to “Financing cost” for the excess of the fair value of the fair value of the ECF of $119,512 over the net proceeds from the note of $75,000, for a net charge of $44,512. The ECF qualifies for derivative accounting and bifurcation under ASC 815, “Derivatives and Hedging.” The final allocation of the proceeds at inception was as follows:

Embedded conversion feature	$119,512
Original issue discount and fees	8,000
Financing cost	(44,512)
Convertible note	---

Notes payable and bank loans, long-term portion	$83,000

The discounts resulting from the original issue discount, warrants and embedded conversion feature are being amortized over the life of the $83k Note. Amortization expense related to discounts on this instrument in the three months ended June 30, 2018 and 2017 was $20,693 and $-0-, respectively. Amortization expense related to discounts in the six months ended June 30, 2018 and 2017 was $31,153 and $-0-, respectively. As of June 30, 2018, the unamortized discount was $51,847.

F-55

HEALTHLYNKED CORP.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2018 AND 2017

(UNAUDITED)

NOTE 9 – CONVERTIBLE NOTES PAYABLE (CONTINUED)

During the six months ended June 30, 2018 and 2017, the Company made no repayments on this instrument. During the three months ended June 30, 2018 and 2017, the Company recorded interest expense on this instrument totaling $2,069 and $-0-, respectively. During the six months ended June 30, 2018 and 2017, the Company recorded interest expense on this instrument totaling $3,115 and $-0-, respectively.

Convertible Notes Payable ($105,000) – March 2018

On March 5, 2018, the Company entered into a securities purchase agreement for the sale of a $105,000 convertible note (the “$105k Note”). The transaction closed on March 12, 2018. The $105k Note included $5,000 fees for net proceeds of $100,000. The $105k Note has an interest rate of 10% and a default interest rate of 24% and matures on March 5, 2019. The $113k Note may be converted into common stock of the Company by the holder at any time after the 6-month anniversary of the issuance date, subject to a 9.9% beneficial ownership limitation, at a conversion price per share equal to 40% discount to the lowest bid or trading price of the Company’s common stock during the twenty (20) trading days prior to the conversion date. Upon an event of default, 110-150% of the outstanding principal and any interest due amount shall be immediately due, depending on the nature of the breach.

The fair value of the ECF of the $105k Note was calculated using the Black-Scholes pricing model at $153,371, with the following assumptions: risk-free interest rate of 2.06%, expected life of 1 year, volatility of 278.96%, and expected dividend yield of zero. Because the fair value of the ECF exceeded the net proceeds from the $105k Note, a charge was recorded to “Financing cost” for the excess of the fair value of the fair value of the ECF of $153,371 over the net proceeds from the note of $100,000, for a net charge of $53,371. The ECF qualifies for derivative accounting and bifurcation under ASC 815, “Derivatives and Hedging.” The final allocation of the proceeds at inception was as follows:

Embedded conversion feature	$153,371
Original issue discount and fees	5,000
Financing cost	(53,371)
Convertible note	---

Notes payable and bank loans, long-term portion	$105,000

The discounts resulting from the original issue discount, warrants and embedded conversion feature are being amortized over the life of the $105k Note. Amortization expense related to discounts on this instrument in the three months ended June 30, 2018 and 2017 was $26,178 and $-0-, respectively. Amortization expense related to discounts in the six months ended June 30, 2018 and 2017 was $33,658 and $-0-, respectively. As of June 30, 2018, the unamortized discount was $71,342.

During the six months ended June 30, 2018 and 2017, the Company made no repayments on this instrument. During the three months ended June 30, 2018 and 2017, the Company recorded interest expense on this instrument totaling $2,618 and $-0-, respectively. During the six months ended June 30, 2018 and 2017, the Company recorded interest expense on this instrument totaling $3,366 and $-0-, respectively.

Convertible Notes Payable ($63,000) – April 2018

On April 2, 2018, the Company entered into a securities purchase agreement for the sale of a $63,000 convertible note (the “$63k Note”). The transaction closed on April 3, 2018. The $63k Note included $3,000 fees for net proceeds of $60,000. The $63k Note has an interest rate of 10% and a default interest rate of 22% and matures on January 15, 2019. The $63k Note may be converted into common stock of the Company by the holder at any time after the 6-month anniversary of the issuance date, subject to a 4.99% beneficial ownership limitation, at a conversion price per share equal to a 39% discount to the lowest bid or trading price of the Company’s common stock during the fifteen (15) trading days prior to the conversion date. Upon an event of default caused by the Company’s failure to deliver shares upon a conversion pursuant to the terms of the Note, 300% of the outstanding principal and any interest due amount shall be immediately due. Upon an event of default caused by the Company’s breach of any other events of default specified in the Note, 150% of the outstanding principal and any interest due amount shall be immediately due.

F-56

HEALTHLYNKED CORP.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2018 AND 2017

(UNAUDITED)

NOTE 9 – CONVERTIBLE NOTES PAYABLE (CONTINUED)

The fair value of the ECF of the $63k Note was calculated using the Black-Scholes pricing model at $83,806, with the following assumptions: risk-free interest rate of 2.08%, expected life of 0.79 years, volatility of 260.76%, and expected dividend yield of zero. Because the fair value of the ECF exceeded the net proceeds, a charge was recorded to “Financing cost” for the excess of the fair value of the fair value of the ECF of $83,806 over the net proceeds from the note of $60,000, for a net charge of $23,806. The ECF qualifies for derivative accounting and bifurcation under ASC 815, “Derivatives and Hedging.” The final allocation of the proceeds at inception was as follows:

Embedded conversion feature	$83,806
Original issue discount and fees	3,000
Financing cost	(23,806)
Convertible note	---

Notes payable and bank loans, long-term portion	$63,000

The discounts resulting from the original issue discount, warrants and embedded conversion feature are being amortized over the life of the note. Amortization expense related to discounts on this instrument in the three and six months ended June 30, 2018 was $19,469. As of June 30, 2018, the unamortized discount was $43,531.

During the six months ended June 30, 2018 and 2017, the Company made no repayments on this instrument. During the three and six months ended June 30, 2018 and 2017, the Company recorded interest expense on this instrument totaling $1,536 and $-0-, respectively.

Convertible Notes Payable ($57,750) – April 2018

On April 16, 2018, the Company entered into a securities purchase agreement for the sale of a $57,750 convertible note (the “$57.8k Note II”). The transaction closed on April 17, 2018. The $57.8k Note II Note included $7,750 fees for net proceeds of $50,000. The $57.8k Note II Note has an interest rate of 10% and a default interest rate of 18% and matures on April 16, 2019. The $57.8k Note II Note may be converted into common stock of the Company by the holder at any time after the issuance date, subject to a 4.99% beneficial ownership limitation, at a conversion price per share equal to a 40% discount to the lowest bid or trading price of the Company’s common stock during the twenty (20) trading days prior to the conversion date. Upon an event of default caused by the Company’s failure to deliver shares upon a conversion pursuant to the terms of the Note, 200% of the outstanding principal and any interest due amount shall be immediately due. Upon an event of default caused by the Company’s breach of any other events of default specified in the Note, 150% of the outstanding principal and any interest due amount shall be immediately due.

The fair value of the ECF of the $57.8k Note II was calculated using the Black-Scholes pricing model at $83,897, with the following assumptions: risk-free interest rate of 2.12%, expected life of 1 year, volatility of 270.41%, and expected dividend yield of zero. Because the fair value of the ECF exceeded the net proceeds, a charge was recorded to “Financing cost” for the excess of the fair value of the fair value of the ECF of $83,397 over the net proceeds from the note of $50,000, for a net charge of $33,397. The ECF qualifies for derivative accounting and bifurcation under ASC 815, “Derivatives and Hedging.” The final allocation of the proceeds at inception was as follows:

Embedded conversion feature	$83,397
Original issue discount and fees	7,750
Financing cost	(33,397)
Convertible note	---

Notes payable and bank loans, long-term portion	$57,750

The discounts resulting from the original issue discount, warrants and embedded conversion feature are being amortized over the life of the note. Amortization expense related to discounts on this instrument in the three and six months ended June 30, 2018 was $11,866. As of June 30, 2018, the unamortized discount was $45,884.

F-57

HEALTHLYNKED CORP.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2018 AND 2017

(UNAUDITED)

NOTE 9 – CONVERTIBLE NOTES PAYABLE (CONTINUED)

During the six months ended June 30, 2018 and 2017, the Company made no repayments on this instrument. During the three and six months ended June 30, 2018, the Company recorded interest expense on this instrument totaling $1,187, respectively.

Convertible Notes Payable ($90,000) – April 2018

On April 18, 2018, the Company entered into a securities purchase agreement for the sale of a $90,000 convertible note (the “$90k Note”). The transaction closed on April 18, 2018. The $90k Note included $4,500 fees for net proceeds of $85,500. The $90k Note has an interest rate of 10% and a default interest rate of 24% and matures on April 18, 2019. The $90k Note may be converted into common stock of the Company by the holder at any time after the issuance date, subject to a 4.99% beneficial ownership limitation, at a conversion price per share equal to a 40% discount to the lowest bid or trading price of the Company’s common stock during the twenty (20) trading days prior to the conversion date. Upon an event of default caused by the Company’s failure to deliver shares upon a conversion pursuant to the terms of the Note, the Company would incur a penalty of $250 per day beginning on the fourth day after the conversion notice, increasing to $500 per day beginning on the tenth day. Upon an event of default caused by the Company’s breach of any other events of default specified in the Note, 150% of the outstanding principal and any interest due amount shall be immediately.

The fair value of the ECF of the $90k Note was calculated using the Black-Scholes pricing model at $130,136, with the following assumptions: risk-free interest rate of 2.17%, expected life of 1 year, volatility of 271.31%, and expected dividend yield of zero. Because the fair value of the ECF exceeded the net proceeds, a charge was recorded to “Financing cost” for the excess of the fair value of the fair value of the ECF of $130,136 over the net proceeds from the note of $85,500, for a net charge of $44,636. The ECF qualifies for derivative accounting and bifurcation under ASC 815, “Derivatives and Hedging.” The final allocation of the proceeds at inception was as follows:

Embedded conversion feature	$130,136
Original issue discount and fees	4,500
Financing cost	(44,636)
Convertible note	---

Notes payable and bank loans, long-term portion	$90,000

The discounts resulting from the original issue discount, warrants and embedded conversion feature are being amortized over the life of the note. Amortization expense related to discounts on this instrument in the three and six months ended June 30, 2018 was $18,000. As of June 30, 2018, the unamortized discount was $72,000.

During the six months ended June 30, 2018 and 2017, the Company made no repayments on this instrument. During the three and six months ended June 30, 2018, the Company recorded interest expense on this instrument totaling $1,800.

Convertible Notes Payable ($53,000) – April 2018

On April 18, 2018, the Company entered into a securities purchase agreement for the sale of a $53,000 convertible note (the “$53k Note III”). The transaction closed on April 23, 2018. The $53k Note III included $3,000 fees for net proceeds of $50,000. The $53k Note III has an interest rate of 10% and a default interest rate of 22% and matures on January 30, 2019. The $53k Note III may be converted into common stock of the Company by the holder at any time after the 6-month anniversary of the issuance date, subject to a 4.99% beneficial ownership limitation, at a conversion price per share equal to a 39% discount to the lowest bid or trading price of the Company’s common stock during the fifteen (15) trading days prior to the conversion date. Upon an event of default caused by the Company’s failure to deliver shares upon a conversion pursuant to the terms of the Note, 300% of the outstanding principal and any interest due amount shall be immediately due. Upon an event of default caused by the Company’s breach of any other events of default specified in the Note, 150% of the outstanding principal and any interest due amount shall be immediately due.

F-58

HEALTHLYNKED CORP.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2018 AND 2017

(UNAUDITED)

NOTE 9 – CONVERTIBLE NOTES PAYABLE (CONTINUED)

The fair value of the ECF of the $53k Note III was calculated using the Black-Scholes pricing model at $71,679, with the following assumptions: risk-free interest rate of 2.17%, expected life of 0.79 years, volatility of 271.31%, and expected dividend yield of zero. Because the fair value of the ECF exceeded the net proceeds, a charge was recorded to “Financing cost” for the excess of the fair value of the fair value of the ECF of $71,679 over the net proceeds from the note of $50,000, for a net charge of $21,679. The ECF qualifies for derivative accounting and bifurcation under ASC 815, “Derivatives and Hedging.” The final allocation of the proceeds at inception was as follows:

Embedded conversion feature	$71,679
Original issue discount and fees	3,000
Financing cost	(21,679)
Convertible note	---

Notes payable and bank loans, long-term portion	$53,000

The discounts resulting from the original issue discount, warrants and embedded conversion feature are being amortized over the life of the note. Amortization expense related to discounts on this instrument in the three and six months ended June 30, 2018 was $13,481. As of June 30, 2018, the unamortized discount was $39,519.

During the six months ended June 30, 2018 and 2017, the Company made no repayments on this instrument. During the three and six months ended June 30, 2018, the Company recorded interest expense on this instrument totaling $1,060.

Convertible Notes Payable ($68,250) – May 2018

On May 3, 2018, the Company entered into a securities purchase agreement for the sale of a $68,250 convertible note (the “$68.3k Note”). The transaction closed on May 4, 2018. The $68.3k Note included $3,250 fees for net proceeds of $60,000. The $68.3k Note has an interest rate of 10% and a default interest rate of 24% and matures on May 3, 2019. The $68.3k Note may be converted into common stock of the Company by the holder at any time after the 6-month anniversary of the issuance date, subject to a 4.99% beneficial ownership limitation, at a conversion price per share equal to a 40% discount to the lowest bid or trading price of the Company’s common stock during the twenty (20) trading days prior to the conversion date. Upon an event of default caused by the Company’s failure to deliver shares upon a conversion pursuant to the terms of the Note, the Company would incur a penalty of $250 per day beginning on the fourth day after the conversion notice, increasing to $500 per day beginning on the tenth day. Upon an event of default caused by the Company’s failure to maintain a listing for its common stock, the outstanding principal shall increase by 50%. Upon an event of default caused by the Company’s failure to maintain a bid price for its common stock, the outstanding principal shall increase by 20%.

The fair value of the ECF of the $68.3k Note was calculated using the Black-Scholes pricing model at $99,422, with the following assumptions: risk-free interest rate of 2.24%, expected life of 1 year, volatility of 276.40%, and expected dividend yield of zero. Because the fair value of the ECF exceeded the net proceeds, a charge was recorded to “Financing cost” for the excess of the fair value of the fair value of the ECF of $99,422 over the net proceeds from the note of $65,000, for a net charge of $34,422. The ECF qualifies for derivative accounting and bifurcation under ASC 815, “Derivatives and Hedging.” The final allocation of the proceeds at inception was as follows:

Embedded conversion feature	$99,422
Original issue discount and fees	3,250
Financing cost	(34,422)
Convertible note	---

Notes payable and bank loans, long-term portion	$68,250

F-59

HEALTHLYNKED CORP.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2018 AND 2017

(UNAUDITED)

NOTE 9 – CONVERTIBLE NOTES PAYABLE (CONTINUED)

The discounts resulting from the original issue discount, warrants and embedded conversion feature are being amortized over the life of the note. Amortization expense related to discounts on this instrument in the three and six months ended June 30, 2018 was $10,816. As of June 30, 2018, the unamortized discount was $57,434.

During the six months ended June 30, 2018 and 2017, the Company made no repayments on this instrument. During the three and six months ended June 30, 2018, the Company recorded interest expense on this instrument totaling $1,085.

Convertible Notes Payable ($37,000) – May 2018

On May 7, 2018, the Company entered into a securities purchase agreement for the sale of a $37,000 convertible note (the “$37k Note”). The transaction closed on May 9, 2018. The $37k Note included $2,000 fees for net proceeds of $35,000. The $37k Note has an interest rate of 10% and a default interest rate of 24% and matures on May 7, 2019. The $37k Note may be converted into common stock of the Company by the holder at any time after the 6-month anniversary of the issuance date, subject to a 4.99% beneficial ownership limitation, at a conversion price per share equal to a 40% discount to the lowest bid or trading price of the Company’s common stock during the twenty (20) trading days prior to the conversion date. Upon an event of default caused by the Company’s failure to deliver shares upon a conversion pursuant to the terms of the Note, the Company would incur a penalty of $250 per day beginning on the fourth day after the conversion notice, increasing to $500 per day beginning on the tenth day. Upon an event of default caused by the Company’s failure to maintain a listing for its common stock, the outstanding principal shall increase by 50%. Upon an event of default caused by the Company’s failure to maintain a bid price for its common stock, the outstanding principal shall increase by 20%.

The fair value of the ECF of the $37k Note was calculated using the Black-Scholes pricing model at $54,086, with the following assumptions: risk-free interest rate of 2.25%, expected life of 1 year, volatility of 279.44%, and expected dividend yield of zero. Because the fair value of the ECF exceeded the net proceeds, a charge was recorded to “Financing cost” for the excess of the fair value of the fair value of the ECF of $54,086 over the net proceeds from the note of $35,000, for a net charge of $19,086. The ECF qualifies for derivative accounting and bifurcation under ASC 815, “Derivatives and Hedging.” The final allocation of the proceeds at inception was as follows:

Embedded conversion feature	$54,086
Original issue discount and fees	2,000
Financing cost	(19,086)
Convertible note	---

Notes payable and bank loans, long-term portion	$37,000

The discounts resulting from the original issue discount, warrants and embedded conversion feature are being amortized over the life of the note. Amortization expense related to discounts on this instrument in the three and six months ended June 30, 2018 was $5,474. As of June 30, 2018, the unamortized discount was $31,526.

During the six months ended June 30, 2018 and 2017, the Company made no repayments on this instrument. During the three and six months ended June 30, 2018, the Company recorded interest expense on this instrument totaling $547.

Convertible Notes Payable ($63,000) – May 2018

On May 9, 2018, the Company entered into a securities purchase agreement for the sale of a $63,000 convertible note (the “$63k Note II”). The transaction closed on May 12, 2018. The $63k Note II included $3,000 fees for net proceeds of $60,000. The $63k Note II has an interest rate of 10% and a default interest rate of 22% and matures on May 7, 2019. The $63k Note II may be converted into common stock of the Company by the holder at any time after the 6-month anniversary of the issuance date, subject to a 4.99% beneficial ownership limitation, at a conversion price per share equal to a 39% discount to the lowest bid or trading price of the Company’s common stock during the fifteen (15) trading days prior to the conversion date. Upon an event of default caused by the Company’s failure to deliver shares upon a conversion pursuant to the terms of the Note, 300% of the outstanding principal and any interest due amount shall be immediately due. Upon an event of default caused by the Company’s breach of any other events of default specified in the Note, 150% of the outstanding principal and any interest due amount shall be immediately due.

F-60

HEALTHLYNKED CORP.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2018 AND 2017

(UNAUDITED)

NOTE 9 – CONVERTIBLE NOTES PAYABLE (CONTINUED)

The fair value of the ECF of the $63k Note II was calculated using the Black-Scholes pricing model at $90,390, with the following assumptions: risk-free interest rate of 2.27%, expected life of 0.99 years, volatility of 279.53%, and expected dividend yield of zero. Because the fair value of the ECF exceeded the net proceeds, a charge was recorded to “Financing cost” for the excess of the fair value of the fair value of the ECF of $90,390 over the net proceeds from the note of $60,000, for a net charge of $30,390. The ECF qualifies for derivative accounting and bifurcation under ASC 815, “Derivatives and Hedging.” The final allocation of the proceeds at inception was as follows:

Embedded conversion feature	$90,390
Original issue discount and fees	3,000
Financing cost	(30,390)
Convertible note	---

Notes payable and bank loans, long-term portion	$63,000

The discounts resulting from the original issue discount, warrants and embedded conversion feature are being amortized over the life of the note. Amortization expense related to discounts on this instrument in the three and six months ended June 30, 2018 was $9,025. As of June 30, 2018, the unamortized discount was $53,975.

During the six months ended June 30, 2018 and 2017, the Company made no repayments on this instrument. During the three and six months ended June 30, 2018, the Company recorded interest expense on this instrument totaling $898.

Convertible Notes Payable ($78,750) – May 2018

On May 24, 2018, the Company entered into a securities purchase agreement for the sale of a $78,750 convertible note (the “$78.8k Note”). The $78.8k Note included $3,750 fees for net proceeds of $75,000. The $78.8k Note has an interest rate of 10% and a default interest rate of 24% and matures on May 24, 2019. The $78.8k Note may be converted into common stock of the Company by the holder at any time after the 6-month anniversary of the issuance date, subject to a 4.99% beneficial ownership limitation, at a conversion price per share equal to a 40% discount to the lowest bid or trading price of the Company’s common stock during the twenty (20) trading days prior to the conversion date. Upon an event of default caused by the Company’s failure to deliver shares upon a conversion pursuant to the terms of the Note, the Company would incur a penalty of $250 per day beginning on the fourth day after the conversion notice, increasing to $500 per day beginning on the tenth day. Upon an event of default caused by the Company’s failure to maintain a listing for its common stock, the outstanding principal shall increase by 50%. Upon an event of default caused by the Company’s failure to maintain a bid price for its common stock, the outstanding principal shall increase by 20%. If nto paid at maturity, the amount due under the note increases by 10%.

The fair value of the ECF of the $63k Note II was calculated using the Black-Scholes pricing model at $116,027, with the following assumptions: risk-free interest rate of 2.28%, expected life of 1 year, volatility of 285.70%, and expected dividend yield of zero. Because the fair value of the ECF exceeded the net proceeds from the $63k Note II, a charge was recorded to “Financing cost” for the excess of the fair value of the fair value of the ECF of $116,027 over the net proceeds from the note of $75,000, for a net charge of $41,027. The ECF qualifies for derivative accounting and bifurcation under ASC 815, “Derivatives and Hedging.” The final allocation of the proceeds at inception was as follows:

Embedded conversion feature	$116,027
Original issue discount and fees	3,750
Financing cost	(41,027)
Convertible note	---

Notes payable and bank loans, long-term portion	$78,750

The discounts resulting from the original issue discount, warrants and embedded conversion feature are being amortized over the life of the note. Amortization expense related to discounts on this instrument in the three and six months ended June 30, 2018 was $7,983. As of June 30, 2018, the unamortized discount was $70,767.

F-61

HEALTHLYNKED CORP.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2018 AND 2017

(UNAUDITED)

NOTE 9 – CONVERTIBLE NOTES PAYABLE (CONTINUED)

During the six months ended June 30, 2018 and 2017, the Company made no repayments on this instrument. During the three and six months ended June 30, 2018, the Company recorded interest expense on this instrument totaling $798.

NOTE 10 – DERIVATIVE FINANCIAL INSTRUMENTS

Derivative financial instruments are comprised of the fair value of conversion features embedded in convertible promissory notes for which the conversion rate is not fixed, but instead is adjusted based on a discount to the market price of the Company’s common stock. The fair market value of the derivative liabilities was calculated at inception of each convertible promissory notes for which the conversion rate is not fixed and allocated to the respective convertible notes, with any excess recorded as a charge to “Financing cost.” The derivative financial instruments are then revalued at the end of each period, with the change in value recorded to “Change in fair value of on derivative financial instruments.”

Derivative financial instruments and changes thereto recorded in the six months ended June 30, 2018 include the following:

			Change in
	Fair Value	Inception of	Fair Value	Write off	Fair Value
	as of	Derivative	of Derivative	Derivative	as of
	December 31,	Financial	Financial	Financial	June 30,
	2017	Instruments	Instruments	Instruments	2018
$53k Note - July 2017	$48,876	$ ---	$5,017	$(53,893)	$ ---
$35k Note - September 2017	36,161	---	1,108	(37,269)	---
$55k Note - September 2017	64,656	---	5,032	(69,688)	---
$53k Note #2 - October 2017	58,216	---	(2,426)	(55,790)	---
$171.5k Note - October 2017	190,580	---	(7,953)	---	182,627
$57.8k Note - January 2018	---	82,652	(21,229)	---	61,423
$112.8k Note - February 2018	---	161,527	(8,207)	---	153,320
$83k Note - February 2018	---	119,512	(5,433)	---	114,079
$105k Note - March 2018	---	153,371	(6,482)	---	146,889
$63k Note - April 2018	---	83,806	234	---	84,040
$57.8k Note - April 2018	---	83,397	(51)	---	83,346
$90k Note - April 2018	---	130,136	(78)	---	130,058
$53k Note II - April 2018	---	71,679	172	---	71,851
$68.3k Note - May 2018	---	99,422	189	---	99,611
$37k Note May 2018	---	54,086	11	---	54,097
$63k Note II - May 2018	---	90,390	1,721	---	92,111
$78.8k Note - May 2018	---	116,027	210	---	116,237

	$398,489	$1,246,005	$(38,165)	$(216,640)	$1,389,689

During the six months ended June 30, 2018, the $53k Note, the $35k Note, the $55k Note, and the $53k Note II were each repaid in full. Accordingly, the derivative financial instruments associated with the ECFs of these convertible notes were written off in connection with the extinguishment of each convertible note.

Fair market value of the derivative financial instruments is measured using the Black-Scholes pricing model with the following assumptions: risk-free interest rate of 1.21% to 2.33%, expected life of 0.27-1.00 years, volatility of 172.67% to 303.06%, and expected dividend yield of zero. The entire amount of derivative instrument liabilities is classified as current due to the fact that settlement of the derivative instruments could be required within twelve months of the balance sheet date. The Company had no derivative financial instruments in the six months ended June 30, 2017.

F-62

HEALTHLYNKED CORP.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2018 AND 2017

(UNAUDITED)

NOTE 11 – SHAREHOLDERS’ DEFICIT

Issuance of Common Stock

On January 3, 2018, holders of a majority of the voting power of the outstanding capital stock of the Company, acting by written consented, authorized and approved an amendment to the Amended and Restated Articles of Incorporation of the Company increasing the amount of authorized shares of common stock to 500,000,000 shares from 230,000,000 shares. On February 5, 2018, the Company filed the amendment with the Secretary of State of Nevada to effect the increase.

On January 11, 2018, the Company sold 588,235 shares of common stock in a private placement transaction to an investor and received $50,000 in proceeds from the sale. The shares were issued at a share price of $0.085 per share. In connection with the stock sales, the Company also issued 588,235 five-year warrants to purchase shares of common stock at an exercise price of $0.15 per share.

On February 28, 2018, the Company sold 2,352,942 shares of common stock in private placement transactions to two investors and received $200,000 in proceeds from the sale. The shares were issued at a share price of $0.085 per share. In connection with the stock sales, the Company also issued 1,764,706 five-year warrants to purchase shares of common stock at an exercise price of $0.15 per share.

On May 10, 2018, the Company sold 100,000 shares of common stock in private placement transactions to an investor and received $15,500 in proceeds from the sale. The shares were issued at a share price of $0.155 per share. In connection with the stock sale, the Company also issued 50,000 five-year warrants to purchase shares of common stock at an exercise price of $0.25 per share.

On June 14, 2018, the Company sold 208,000 shares of common stock in private placement transactions to an investor and received $52,000 in proceeds from the sale. The shares were issued at a share price of $0.25 per share. In connection with the stock sale, the Company also issued 104,000 five-year warrants to purchase shares of common stock at an exercise price of $0.35 per share.

During the six months ended June 30, 2018, the Company issued 1,856,480 common shares pursuant to draws made by the Company under the Investment Agreement. The Company received an aggregate of $328,003 in net proceeds from the draws.

Common Stock Issuable

As of June 30, 2018 and December 31, 2017, the Company was obligated to issue 18,021 and 47,101 shares of common stock, respectively, in exchange for professional services provided by a third party consultant. During the six months ended June 30, 2018 and 2017, the Company recognized expense related to shares earned by the consultant of $27,354 and $28,964, respectively.

As of June 30, 2018 and December 31, 2017, the Company was obligated to issue -0- and 75,000 shares, respectively, to an employee pursuant to the EIP.

F-63

HEALTHLYNKED CORP.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2018 AND 2017

(UNAUDITED)

NOTE 11 – SHAREHOLDERS’ DEFICIT (CONTINUED)

Stock Warrants

Transactions involving our stock warrants during the six months ended June 30, 2018 and 2017 are summarized as follows:

	2018		2017
		Weighted		Weighted
		Average		Average
		Exercise		Exercise
	Number	Price	Number	Price
Outstanding at beginning of the period	20,526,387	$0.23	10,576,389	$0.08
Granted during the period	9,960,403	$0.10	7,990,000	$0.42
Exercised during the period	---	$ ---	---	$ ---
Terminated during the period	---	$ ---	---	$ ---
Outstanding at end of the period	30,486,790	$0.19	18,566,389	$0.23

Exercisable at end of the period	30,486,790	$0.19	18,566,389	$0.23

Weighted average remaining life	4.0 years		4.7 years

The following table summarizes information about the Company’s stock warrants outstanding as of June 30, 2018:

Warrants Outstanding				Warrants Exercisable
		Weighted-
		Average	Weighted-		Weighted-
		Remaining	Average		Average
Exercise	Number	Contractual	Exercise	Number	Exercise
Prices	Outstanding	Life (years)	Price	Exercisable	Price
$0.05 to 0.09	15,192,351	4.2	$0.07	15,192,351	$0.07
$0.10 to 0.15	5,640,441	3.7	$0.13	5,640,441	$0.13
$0.25 to 0.50	8,463,998	3.9	$0.33	8,463,998	$0.33
$0.51 to 1.00	1,190,000	3.8	$0.97	1,190,000	$0.97
$0.05 to 1.00	30,486,790	4.0	$0.19	30,486,790	$0.19

During the six months ended June 30, 2018, the Company issued 9,960,403 warrants. The fair value of the warrants was calculated using the Black-Scholes pricing model with the following assumptions: risk-free interest rate of 2.32% to 2.83%, expected life of 3-5 years, volatility of 261.18% to 301.64%, and expected dividend yield of zero. The aggregate grant date fair value of warrants issued during the six months ended June 30, 2018 was $705,221.

In June 2018, the Company issued 600,000 five-year warrants with an exercise price of $0.15 to two individuals for consulting services to be performed between June 6 and December 6, 2018. The fair value of the warrants was $94,844, which is being recognized on a straight-line basis over the six-month service period. During the six months ended June 30, 2018, the Company recognized general and administrative expense of $12,439 related to these warrants.

Employee Equity Incentive Plan

On January 1, 2016, the Company instituted the Employee Equity Incentive Plan (the “EIP”) for the purpose of having equity awards available to allow for equity participation by its employees. The EIP allows for the issuance of up to 15,503,680 shares of the Company’s common stock to employees, which may be issued in the form of stock options, stock appreciation rights, or restricted shares. The EIP is governed by the Company’s board, or a committee that may be appointed by the board in the future.

F-64

HEALTHLYNKED CORP.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2018 AND 2017

(UNAUDITED)

NOTE 11 – SHAREHOLDERS’ DEFICIT (CONTINUED)

The following table summarizes the status of shares issued and outstanding under the EIP outstanding as of and for the six months ended June 30, 2018 and 2017:

	2018		2017
Outstanding at beginning of the period		1,498,750		1,552,500
Granted during the period		---		---
Terminated during the period		---		(110,000)
Outstanding at end of the period		1,498,750		1,442,500

Shares vested at period-end		1,058,750		813,750
Weighted average grant date fair value of shares granted during the period	$	---	$	---
Aggregate grant date fair value of shares granted during the period	$	---	$	---
Shares available for grant pursuant to EIP at period-end		11,496,934		11,711,184

Total stock based compensation recognized for grants under the EIP was $6,445 and $6,020 during the six months ended June 30, 2018 and 2017, respectively. Total unrecognized stock compensation related to these grants was $38,335 as of June 30, 2018.

A summary of the status of non-vested shares issued pursuant to the EIP as of and for the six months ended June 30, 2018 and 2017 is presented below:

	2018		2017
		Weighted		Weighted
		Average		Average
		Grant Date		Grant Date
	Shares	Fair Value	Shares	Fair Value
Nonvested at beginning of period	628,750	$0.05	940,000	$0.04
Granted	---	$ ---	---	$ ---
Vested	(188,750)	$0.04	(207,500)	$0.04
Forfeited	---	$ ---	(110,000)	$0.05
Nonvested at end of period	440,000	$0.05	622,500	$0.04

Employee Stock Options

The following table summarizes the status of options outstanding as of and for the six months ended June 30, 2018 and 2017:

	2018		2017
		Weighted			Weighted
		Average			Average
		Exercise			Exercise
	Number	Price	Number		Price
Outstanding at beginning of the period	2,349,996	$0.12		2,349,996	$0.12
Granted during the period	158,000	$0.11		---	$ ---
Exercised during the period	---	$ ---		---	$ ---
Forfeited during the period	---	$ ---		---	$ ---
Outstanding at end of the period	2,507,996	$0.12		2,349,996	$0.12

Options exercisable at period-end	836,000			100,000
Weighted average remaining life (in years)	7.9			9.1
Weighted average grant date fair value of options granted during the period	$0.09		$	---
Options available for grant at period-end	11,496,934			11,711,184

F-65

HEALTHLYNKED CORP.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2018 AND 2017

(UNAUDITED)

NOTE 11 – SHAREHOLDERS’ DEFICIT (CONTINUED)

The following table summarizes information about the Company’s stock options outstanding as of June 30, 2018:

Options Outstanding				Options Exercisable
		Weighted-
		Average	Weighted-		Weighted-
		Remaining	Average		Average
Exercise	Number	Contractual	Exercise	Number	Exercise
Prices	Outstanding	Life (years)	Price	Exercisable	Price
$ --- to 0.10	1,733,000	7.6	$0.08	783,000	0.08
$0.11 to 0.20	774,996	8.5	$0.20	53,000	0.19
$0.08 to 0.20	2,507,996	7.9	$0.12	836,000	$0.09

Total stock based compensation recognized related to option grants was $3,223 and $2,750 during the three months ended June 30, 2018 and 2017, respectively, and $6,445 and $5,900 during the six months ended June 30, 2018 and 2017.

A summary of the status of non-vested options issued pursuant to the EIP as of and for the six months ended June 30, 2018 and 2017 is presented below:

	2018		2017
		Weighted		Weighted
		Average		Average
		Grant Date		Grant Date
	Shares	Fair Value	Shares	Fair Value
Nonvested at beginning of period	1,774,996	$0.03	2,249,996	$0.03
Granted	158,000	$0.09	---	$ ---
Vested	(261,000)	$0.02	---	$ ---
Forfeited	---	$ ---	---	$ ---
Nonvested at end of period	1,671,996	$0.03	2,249,996	$0.03

NOTE 12 – COMMITMENTS AND CONTINGENCIES

Service contracts

The Company carries various service contracts on its office buildings & certain copier equipment for repairs, maintenance and inspections. All contracts are short term and can be cancelled.

Litigation

From time to time, we may become involved in various lawsuits and legal proceedings, which arise, in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We are not aware of any such legal proceedings that we believe will have, individually or in the aggregate, a material adverse effect on our business, financial condition or operating results.

Leases

The Company has two real estate leases in Naples, Florida. The Company entered into an operating lease for its main office in Naples, Florida beginning on August 1, 2013 and expiring July 31, 2020. The lease is for a 6901 square-foot space. The base rent for the first full year of the lease term is $251,287 per annum with increases during the period. The Company entered into another operating lease in the same building for an additional 361 square feet space for use of the medical equipment for the same period. The base rent for the first full year of the lease term is $13,140 per annum.

F-66

HEALTHLYNKED CORP.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2018 AND 2017

(UNAUDITED)

NOTE 12 – COMMITMENTS AND CONTINGENCIES (CONTINUED)

During 2017, the Company entered into an agreement with MOD pursuant to which the Company will pay rent to MOD in the amount of $2,040 per month for office space in MOD’s facility used by the Company and its employees. The agreement is effective from January 1, 2017 through July 31, 2018. During the six months ended June 30, 2018 and 2017, the Company recognized rent expense related to the marketing agreement in the amount of $12,240 and $12,240, respectively, pursuant to this agreement and had prepaid an additional $18,217 toward future rent as of June 30, 2018.

Total lease expense for the three months ended June, 2018 and 2017 was $68,610 and $78,530, respectively. Total lease expense for the six months ended June, 2018 and 2017 was $146,621 and $140,290, respectively.

Future minimum lease payments (excluding real estate taxes and maintenance costs) as of June 30, 2018 are as follows:

2018 (July to December)	$137,006
2019	273,856
2020	162,055
2021	---
2022	---

Total	$572,917

Employment/Consulting Agreements

The Company has employment agreements with each of its four physicians. The agreements generally call for a fixed salary at the beginning of the contract with a transaction to performance based pay later in the contract. The contracts expire at various times through 2019, with early termination available upon a notice period of 30-90 days during which compensation is paid to the physician but NWC has no further severance obligation.

On July 1, 2016, HLYK entered into an employment agreement with Dr. Michael Dent, Chief Executive Officer and a member of the Board of Directors. Dr. Dent’s employment agreement continues until terminated by Dr. Dent or HLYK. If Dr. Dent’s employment is terminated by HLYK (unless such termination is “For Cause” as defined in his employment agreement), then upon signing a general waiver and release, Dr. Dent will be entitled to severance in an amount equal to 12 months of his then-current annual base salary, as well as the pro-rata portion of any bonus that would be due and payable to him. In the event that Dr. Dent terminates the employment agreement, he shall be entitled to any accrued but unpaid salary and other benefits up to and including the date of termination, and the pro-rata portion of any unvested time-based options up until the date of termination.

On July 1, 2016, HLYK entered into an agreement with Mr. George O’Leary, the Company’s Chief Financial Officer and a member of the Board of Directors, extending his prior agreement with the Company. Mr. O’Leary’s employment agreement continues until terminated by Mr. O’Leary or HLYK. If Mr. O’Leary employment is terminated by HLYK (unless such termination is “For Cause” as defined in his employment agreement), then upon signing a general waiver and release, Mr. O’Leary will be entitled to receive his base salary and the Company shall maintain his employee benefits for a period of twelve (12) months beginning on the date of termination. In the event that Mr. O’Leary terminates the agreement, he shall be entitled to any accrued by unpaid salary and other benefits up to and including the date of termination. On July 1, 2018, HLYK and Mr. O’Leary entered into an Extension Letter Agreement pursuant to which Mr. O’Leary was increased to full time employment (previously half-time) and agreed to extend the term of his employment to June 30, 2022. In addition to a base salary, the extension provides Mr. O’Leary with certain performance-based cash bonuses, stock grants, and stock option grants.

NOTE 13 – SEGMENT REPORTING

The Company has two reportable segments: NWC and HLYK. NWC is a multi-specialty medical group including OB/GYN (both Obstetrics and Gynecology), and General Practice. The practice’s office is located in Naples, Florida. HLYK plans to operate an online personal medical information and record archive system, the “HealthLynked Network”, which will enable patients and doctors to keep track of medical information via the Internet in a cloud based system. Patients will complete a detailed online personal medical history including past surgical history, medications, allergies, and family history. Once this information is entered patients and their treating physicians will be able to update the information as needed to provide a comprehensive medical history.

F-67

HEALTHLYNKED CORP.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2018 AND 2017

(UNAUDITED)

NOTE 13 – SEGMENT REPORTING (CONTINUED)

The Company evaluates performance and allocates resources based on profit or loss from operations before income taxes. The accounting policies of the reportable segments are the same as those described in the summary of significant accounting policies.

Segment information for the three months ended June 30, 2018 and 2017 was as follows:

	Three Months Ended June 30, 2018					Three Months Ended June 30, 2017
	NWC		HLYK		Total	NWC		HLYK		Total
Revenue
Patient service revenue, net		$566,320	$	---	$566,320		$516,798	$	---		$516,798
Medicare incentives		---		---	---		---		---		---
Total revenue		566,320		---	566,320		516,798		---		516,798

Operating Expenses
Salaries and benefits		348,955		269,188	618,143		334,484		160,647		495,131
General and administrative		190,808		361,775	552,583		213,501		284,877		498,378
Depreciation and amortization		5,575		454	6,029		5,602		257		5,859
Total Operating Expenses		545,338		631,417	1,176,755		553,587		445,781		999,368

Loss from operations		$20,982		$(631,417)	$(610,435)		$(36,789)		$(445,781)		$(482,570)

Other Segment Information
Interest expense		$6,005		$45,001	$51,006		$5,603		$14,607		$20,210
Loss on extinguishment of debt	$	---		$(16,864)	$(16,864)	$	---	$	---	$	---
Loss at inception of convertible notes payable	$	---		$248,443	$248,443	$	---	$	---	$	---
Amortization of original issue and debt discounts on convertible notes	$	---		$244,563	$244,563	$	---		$58,524		$58,524
Change in fair value of derivative financial instruments	$	---		$52,786	$52,786	$	---	$	---	$	---

F-68

HEALTHLYNKED CORP.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2018 AND 2017

(UNAUDITED)

NOTE 13 – SEGMENT REPORTING (CONTINUED)

Segment information for the six months ended June 30, 2018 and 2017 was as follows:

	Six Months Ended June 30, 2018				Six Months Ended June 30, 2017
	NWC		HLYK	Total	NWC		HLYK		Total
Revenue
Patient service revenue, net		$1,211,959	$---	$1,211,959		$992,916	$	---		$992,916
Medicare incentives		---	---	---		---		---		---
Total revenue		1,211,959	---	1,211,959		992,916		---		992,916

Operating Expenses
Salaries and benefits		752,010	426,989	1,178,999		679,438		283,567		963,005
General and administrative		416,460	710,951	1,127,411		390,834		497,570		888,404
Depreciation and amortization		11,149	909	12,058		11,257		310		11,567
Total Operating Expenses		1,179,619	1,138,849	2,318,468		1,081,529		781,447		1,862,976

Loss from operations		$32,340	$(1,138,849)	$(1,106,509)		$(88,613)		$(781,447)		$(870,060)

Other Segment Information
Interest expense		$11,702	$79,651	$91,353		$11,363		$26,434		$37,797
Loss on extinguishment of debt	$	---	$308,359	$308,359	$	---	$	---	$	---
Loss at inception of convertible notes payable	$	---	$440,505	$440,505	$	---	$	---	$	---
Amortization of original issue and debt discounts on convertible notes	$	---	$399,398	$399,398	$	---		$130,568		$130,568
Change in fair value of derivative financial instruments	$	---	$38,165	$38,165	$	---	$	---	$	---

		As of June 30, 2018				As of December 31, 2017
Identifiable assets		$238,025	$447,305	$685,330		$248,255		$108,267		$356,522

During the three and six months ended June 30, 2018, HLYK recognized revenue of $6,888 related to subscription revenue billed to and paid for by NWC physicians for access to the HealthLynked Network, which the Company test-launched starting in the third quarter of 2017. The revenue for HLYK and related expense for NWC were eliminated on consolidation.

NOTE 14 – FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying amounts of certain financial instruments, including cash and cash equivalents, accounts receivable and accounts payable, approximate their respective fair values due to the short-term nature of such instruments.

F-69

HEALTHLYNKED CORP.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2018 AND 2017

(UNAUDITED)

NOTE 14 – FAIR VALUE OF FINANCIAL INSTRUMENTS (CONTINUED)

The Company measures certain financial instruments at fair value on a recurring basis, including certain convertible notes payable and related party loans which were extinguished and reissued and are therefore subject to fair value measurement, as well as derivative financial instruments arising from conversion features embedded in convertible promissory notes for which the conversion rate is not fixed. All financial instruments carried at fair value fall within Level 3 of the fair value hierarchy as their value is based on unobservable inputs. The Company evaluates its financial assets and liabilities subject to fair value measurements on a recurring basis to determine the appropriate level in which to classify them for each reporting period. This determination requires significant judgments to be made.

The following table summarizes the conclusions reached regarding fair value measurements as of June 30, 2018 and December 31, 2017:

	As of June 30, 2018
						Total
	Level 1		Level 2		Level 3	Fair Value
Convertible notes payable	$	---	$	---	$795,233	$795,233
Notes payable to related party		---		---	196,952	196,952
Derivative financial instruments		---		---	1,389,689	1,389,689

Total	$	---	$	---	$2,381,874	$2,381,874

	As of December 31, 2017
							Total
	Level 1		Level 2		Level 3		Fair Value
Convertible notes payable	$	---	$	---	$	---	$ ---
Notes payable to related party		---		---		---	---
Derivative financial instruments		---		---		398,489	398,489

Total	$	---	$	---		$398,489	$398,489

The changes in Level 3 financial instruments that are measured at fair value on a recurring basis during the three and six months ended June 30, 2018 and 2017 were as follows:

	Three Months Ended June 30,			Six Months Ended June 30,
	2018	2017		2018	2017

Convertible notes payable	$(20,921)	$	---	$(75,418)	$	---
Notes payable to related party	(4,531)		---	(7,980)		---
Derivative financial instruments	52,786		---	38,165		---

Total	$27,334	$	---	$(45,233)	$	---

NOTE 15 – SUBSEQUENT EVENTS

On July 11, 2018, the Company issued 200,000 three-year warrants with an exercise price of $0.25 and 300,000 three-year warrants with an exercise price of $0.50 to Iconic in exchange for extending the maturity date of the $550k Note, the $50k Note and the $111k Note until July 31, 2019.

On July 13, 2018, the Company issued 175,000 three-year warrants with an exercise price of $0.25 and 75,000 three-year warrants with an exercise price of $0.50 to Iconic in exchange for further extending the maturity date of the $550k Note, the $50k Note and the $111k Note until December 31, 2019.

On July 18, 2018, the Company completed a $2,000,000 private placement of common stock and warrants with an accredited investor. The Company issued 3,900,000 shares of common stock, pre-funded warrants to purchase 4,100,000 shares of common stock, and warrants to purchase 8,000,000 shares of common stock, plus additional warrants to purchase shares of common stock that may become exercisable following the registration of the securities issued in the private placement.

On August 7, 2018, the Company repaid the $113k Note in full for a total payment of $151,536.

F-70

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuances and Distribution.

The following table sets forth the costs and expenses paid by us in connection with the issuance and distribution of the securities being registered. None of the following expenses are payable by the selling security holders. All of the amounts shown are estimates, except for the SEC registration fee.

SEC registration fee	$1,686
Legal fees and expenses	$50,000
Accounting fees and expenses	$5,000
Miscellaneous	$1,000
TOTAL	$57,686

Item 14. Indemnification of Directors and Officers.

Nevada Revised Statutes (“NRS”) Sections 78.7502 and 78.751 provide us with the power to indemnify any of our directors and officers. The director or officer must have conducted himself/herself in good faith and reasonably believe that his/her conduct was in, or not opposed to, our best interests. In a criminal action, the director, officer, employee or agent must not have had reasonable cause to believe his/her conduct was unlawful.

Under NRS Section 78.751, advances for expenses may be made by agreement if the director or officer affirms in writing that he/she believes he/she has met the standards and will personally repay the expenses if it is determined such officer or director did not meet the standards.

We are also permitted to apply for insurance on behalf of any director, officer, employee or other agent for liability arising out of his actions, whether or not the NRS would permit indemnification.

INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT MAY BE PERMITTED FOR OUR DIRECTORS, OFFICERS AND CONTROLLING PERSONS PURSUANT TO THE FOREGOING PROVISIONS, OR OTHERWISE, WE HAVE BEEN ADVISED THAT IN THE OPINION OF THE SEC SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE SECURITIES ACT AND IS, THEREFORE, UNENFORCEABLE.

Item 15. Recent Sales of Unregistered Securities.

In January 2015, we issued 1,200,000 shares of common stock to George O’Leary as compensation for his services.

In January 2015, we issued to Dr. Dent 2,000,000 10 year warrants to purchase common shares at an exercise price of $0.05 per share as compensation for interest accrued on loans made by Dr. Dent to NWC. The warrants had a fair value of $52,847.

In November 2015, we issued 1,000,000 restricted common shares to Delaney based upon our contractual agreement to do so.

In January 2016, we issued 612,500 shares of common stock as stock grants to our employees.

In June 2016 we sold 3,980,000 shares of our common stock to certain accredited investors at a purchase price of $0.05 per share.

In June 2016 we issued an additional 900,000 shares of common stock to SKS.

In July 2016, we sold 2,187,500 shares of our common stock to certain accredited investors at a purchase price of $0.08 per share and issued 5-year warrants at $0.10 per share.

II-1

In July 2016 we issued an additional 1,000,000 to Delaney as per our contractual agreement to do so. We also issued Delaney warrants to purchase 277,778 shares of commons stock at an exercise price of $0.09 and a five-year term, in exchange for services provided.

In July 2016 we raised $550,000 of convertible debt, convertible into common shares at $0.08 per share and issued 5-year warrants with an exercise price of $0.09 per share. The investors were also granted a five-year warrant to purchase 6,111,111 shares of the Company’s common stock at an exercise price of $0.09 per share.

In July 2016, we entered into an Investment Agreement with Iconic Holdings, LLC pursuant to which it agreed to invest up to $3,000,000 to purchase the Company’s common stock, par value of $.0001 per share. The purchase price for such shares shall be 80% of the lowest volume weighted average price of our common stock during the five consecutive trading days prior to the date on which written notice is sent by us to the investor stating the number of shares that the Company is selling to the investor (the “Put Right”), subject to certain discounts and adjustments. We also issued to the investor a warrant to purchase up to 6,111,111 shares of our common stock, at an exercise price of $0.09 per share.

In July 2016, we granted a total of 1,600,000 employee stock options our Chief Executive Officer and Chief Financial Officer with an exercise price of $0.08 per share and a legal life of 10 years. Of the total grant, 700,000 options vest over time for a period up to four years, and 900,000 vest based on Company performance measures. The aggregate grant date fair value of options granted in the nine months ended September 30, 2016 was $51,120 (net of expected forfeitures).

In November 2016, we granted a total of 749,996 employee stock options to an employee with an exercise price of $0.20 per share and a legal life of 10 years. Of the total grant, 299,996 options vest over time for a period up to three years, and 450,000 vest based on future Company and individual performance measures. The aggregate grant date fair value of the options was $14,301 (net of expected forfeitures).

In February 2017, we sold 2,100,000 shares of common stock to three investors. We received $210,000 in proceeds from the sale. The shares were issued at a share price of $0.10 per share.

In February 2017, we issued a warrant to purchase up to 500,000 shares of common stock at an exercise price of $0.15 per share. The warrant shall expire on February 10, 2020 and may be exercised on a cashless basis. The warrant has a 9.99% beneficial ownership limitation.

On March 22, 2017, we entered into the Amended Investment Agreement whereby the parties have agreed to modify the terms of Investment Agreement by providing that in lieu of granting the investor warrants for each $50,000 that the investor tenders to the Company, we will grant, and have granted, to the investor warrants to purchase an aggregate of seven (7) million shares of our common stock. The warrants have the following fixed exercise prices: (i) four million shares at $0.25 per share; (ii) two million shares at $0.50 per share; and (iii) one million shares at $1.00 per share. The warrants also contain a “cashless exercise” provision and the shares underlying the warrants will not be registered.

Pursuant to the Investment Agreement, we also entered into a Registration Rights Agreement with the investor whereby it agreed to register for resale 21,000,000 shares of the Company’s common stock issuable pursuant to the terms of the Investment Agreement.

In April 2017, we sold 1,850,000 shares of common stock to five investors. We received $185,000 in proceeds from the sale. The shares were issued at a share price of $0.10 per share.

During July 2017, we sold 45,833 shares of common stock to three investors. We received $13,000 in proceeds from the sale. The shares were issued at a share price of $0.20 per share with respect to 27,500 shares and at $0.30 per share with respect to 38,333 shares.

II-2

In August 2017, we issued a warrant to purchase up to 1,000,000 shares of common stock at an exercise price of $0.30 per share. The warrant shall expire on August 8, 2022 and may be exercised on a cashless basis. The warrant has a 9.99% beneficial ownership limitation.

During October and November 2017, we sold 1,461,111 shares of common stock to three investors. We received $288,000 in proceeds from the sale. The shares were issued at a share price of $0.18 per share with respect to 211,111 shares and at $0.20 per share with respect to 1,250,000 shares. In connection with the stock sales, we also issued 959,998 five-year warrants to purchase shares of common stock at an exercise price of $0.30 per share.

During the first quarter of 2018, we sold 2,941,177 shares of common stock in private placement transactions to three investors and received $250,000 in proceeds. The shares were issued at a share price of $0.085 per share. We also issued 2,352,941 five-year warrants with an exercise price of $0.15 per share in connection with the stock sales.

On July 16, 2018, we entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with certain accredited investors (the “Investors”), who are the selling security holders identified in this prospectus, pursuant to which we sold the following securities for aggregate gross proceeds of approximately $2,000,000 (the “July Private Placement”): (i) an aggregate of 3,900,000 shares of the Corporation’s common stock, par value $0.0001 per share (the “Common Stock”), (ii) warrants to purchase up to an aggregate of 8,000,000 shares of Common Stock with an exercise price of $0.25 per share, subject to anti-dilution adjustments, and a term of five years (the “Series A Warrants”), (iii) warrants to purchase up to a maximum of 17,000,000 shares of Common Stock (of which, none are initially exercisable) for a nominal exercise price based on the difference between the 8,000,000 shares of Common Stock and Pre-Funded Warrants issued pursuant to the Securities Purchase Agreement based on a purchase price per share of $0.25, and the number of shares of Common Stock and Pre-Funded Warrants that would have been issued pursuant to the Securities Purchase Agreement based on a reset purchase price equal to the greater of (i) $0.08 per share and (ii) a 10% discount to the market price of the Common Stock at and around the time when the Registration Statement (as defined below) is declared effective by the SEC (and, if certain conditions are not satisfied, at other specified times) (the “Series B Warrants”), and (iv) pre-funded warrants to purchase an aggregate of 4,100,000 shares of Common Stock (the “Pre-Funded Warrants” and, together with the Series A Warrants and Series B Warrants, the “Warrants”). On July 17, 2018 (the “Closing Date”), we and the Investors consummated the transactions contemplated by the Securities Purchase Agreement.

The sales of the above securities were exempt from registration under the Securities Act in reliance upon Section 4(a)(2) of the Securities Act, and/or Regulation D as promulgated thereunder, as transactions by an issuer not involving any public offering. The recipients of the securities in each of these transactions represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were placed upon the stock certificates issued in these transactions

Item 16. Exhibits and Financial Statement Schedules.

(a)	Exhibits.

EXHIBIT INDEX

Exhibit No.	Exhibit Description
2.1	Share Exchange Agreement (Filed as Exhibit 2.1 to the Company’s Draft Registration Statement on Form S-1 filed with the Commission on January 9, 2017)
3.1	Articles of Incorporation (Filed as Exhibit 3.1 to the Company’s Draft Registration Statement on Form S-1 filed with the Commission on January 9, 2017)
3.2	Amended and Restated Articles of Incorporation (Filed as Exhibit 3.2 to the Company’s Draft Registration Statement on Form S-1 filed with the Commission on January 9, 2017)
3.3	By-Laws (Filed as Exhibit 3.3 to the Company’s Draft Registration Statement on Form S-1 filed with the Commission on January 9, 2017)
3.4	Certificate of Designation of Series A Convertible Preferred Stock (Filed as Exhibit 3.4 to the Company’s Draft Registration Statement on Form S-1 filed with the Commission on January 9, 2017)
3.5	Certificate of Amendment to Articles of Incorporation (Filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Commission on February 6, 2018)

II-3

5.1*	Opinion of Sheppard, Mullin, Richter Hampton LLP
10.1	Form of Private Placement Subscription Agreements (Filed as Exhibit 10.1 to the Company’s Draft Registration Statement on Form S-1 filed with the Commission on January 9, 2017)
10.2	Series A Conversion Notice (Filed as Exhibit 10.2 to the Company’s Draft Registration Statement on Form S-1 filed with the Commission on January 9, 2017)
10.3	Form of Notes Issued to Dr. Michael Dent (Filed as Exhibit 10.3 to the Company’s Draft Registration Statement on Form S-1 filed with the Commission on January 9, 2017)
10.4	Form of Warrants Issued to Dr. Michael Dent (Filed as Exhibit 10.4 to the Company’s Draft Registration Statement on Form S-1 filed with the Commission on January 9, 2017)
10.5	Advisor Consulting Banking Agreement with Delaney Equity Group LLC (Filed as Exhibit 10.5 to the Company’s Draft Registration Statement on Form S-1 filed with the Commission on January 9, 2017)
10.6	Warrant Agreement with Delaney Equity Group LLC (Filed as Exhibit 10.6 to the Company’s Draft Registration Statement on Form S-1 filed with the Commission on January 9, 2017)
10.7	Investment Agreement with Iconic Holdings LLC (Filed as Exhibit 10.7 to the Company’s Draft Registration Statement on Form S-1 filed with the Commission on January 9, 2017)
10.8	Registration Rights Agreement with Iconic Holdings LLC (Filed as Exhibit 10.8 to the Company’s Draft Registration Statement on Form S-1 filed with the Commission on January 9, 2017)
10.9	Security Agreement with Iconic Holdings LLC (Filed as Exhibit 10.9 to the Company’s Draft Registration Statement on Form S-1 filed with the Commission on January 9, 2017)
10.10	Form of Intellectual Property Security Agreement with Iconic Holdings LLC (Filed as Exhibit 10.10 to the Company’s Draft Registration Statement on Form S-1 filed with the Commission on January 9, 2017)
10.11	Secured Note Issued to Iconic Holdings LLC (Filed as Exhibit 10.11 to the Company’s Draft Registration Statement on Form S-1 filed with the Commission on January 9, 2017)
10.12	Fee Note Issued to Iconic Holdings LLC (Filed as Exhibit 10.12 to the Company’s Draft Registration Statement on Form S-1 filed with the Commission on January 9, 2017)
10.13	Warrant Issued to Iconic Holdings LLC in July 2016 (Filed as Exhibit 10.13 to the Company’s Draft Registration Statement on Form S-1 filed with the Commission on January 9, 2017)
10.14+	Form of Employment Agreement with Dr. Michael Dent (Filed as Exhibit 10.14 to the Company’s Draft Registration Statement on Form S-1 filed with the Commission on January 9, 2017)
10.15+	Form of Employment Agreement with George O’Leary (Filed as Exhibit 10.15 to the Company’s Draft Registration Statement on Form S-1 filed with the Commission on January 9, 2017)
10.16+	Employment Agreement with Robert Horel (Filed as Exhibit 10.16 to the Company’s Registration Statement on Form S-1 filed with the Commission on March 13, 2017)
10.17	Loan Agreement with Florida Community Bank (Filed as Exhibit 10.16 to the Company’s Registration Statement on Form S-1 filed with the Commission on February 8, 2017)
10.18+	2016 Equity Incentive Plan (Filed as Exhibit 10.17 to the Company’s Draft Registration Statement on Form S-1 filed with the Commission on January 9, 2017)
10.19	Form of Warrant Agreement with Investors in July 2016 Private Placement (Filed as Exhibit 10.13 to the Company’s Draft Registration Statement on Form S-1 filed with the Commission on January 9, 2017)
10.20	Amendment #1 to Secured Note Issued to Iconic Holdings LLC (Filed as Exhibit 10.20 to the Company’s Registration Statement on Form S-1 filed with the Commission on March 13, 2017)
10.21	Warrant Issued to Iconic Holdings LLC in February 2017 (Filed as Exhibit 10.21 to the Company’s Registration Statement on Form S-1 filed with the Commission on March 13, 2017)
10.22	Amendment to Investment Agreement with Iconic Holdings LLC (Filed as Exhibit 10.22 to the Company’s Registration Statement on Form S-1 filed with the Commission on March 23, 2017)
10.23	Warrant for Four Million Shares of Common Stock Issued to Iconic Holdings LLC in March 2017 (Filed as Exhibit 10.23 to the Company’s Registration Statement on Form S-1 filed with the Commission on March 23, 2017)
10.24	Warrant for Two Million Shares of Common Stock Issued to Iconic Holdings LLC in March 2017 (Filed as Exhibit 10.24 to the Company’s Registration Statement on Form S-1 filed with the Commission on March 23, 2017)

II-4

10.25	Warrant for One Million Shares of Common Stock Issued to Iconic Holdings LLC in March 2017 (Filed as Exhibit 10.22 to the Company’s Registration Statement on Form S-1 filed with the Commission on March 23, 2017)
10.26	Fixed Convertible Promissory Note with Iconic Holdings LLC (Filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on May 25, 2017)
10.27	Form of Warrant Issued to Iconic Holdings LLC (Filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the Commission on May 25, 2017)
10.28	Amendment No. 1 to Security Agreement with Iconic Holdings LLC (Filed as Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the Commission on May 25, 2017)
10.29	Amendment No. 1 to Subsidiary Guarantee with Iconic Holdings LLC (Filed as Exhibit 10.4 to the Company’s Current Report on Form 8-K filed with the Commission on May 25, 2017)
10.30	Amendment No. 1 to Intellectual Property Security Agreement with Iconic Holdings LLC (Filed as Exhibit 10.5 to the Company’s Current Report on Form 8-K filed with the Commission on May 25, 2017)
10.31	Unsecured Promissory Note with Dr. Michael Dent (Filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on June 21, 2017)
10.32	Securities Purchase Agreement with Power Up Lending Group, Ltd. (Filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on July 17, 2017)
10.33	Convertible Promissory Note with Power Up Lending Group, Ltd. (Filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the Commission on July 17, 2017)
10.34	Form of Amendment #2, dated August 8, 2017, by and between HealthLynked and Iconic Holdings, LLC (Filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on August 14, 2017)
10.35	Form of Common Stock Purchase Warrant, dated August 8, 2017, by and between HealthLynked Corp., and Iconic Holdings, LLC (Filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the Commission on August 14, 2017)
10.36	Securities Purchase Agreement with Power Up Lending Group, Ltd. (Filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on September 15, 2017)
10.37	Convertible Promissory Note with Power Up Lending Group, Ltd. (Filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the Commission on September 15, 2017)
10.38	Securities Purchase Agreement with Crown Bridge Partners LLC (Filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on September 21, 2017)
10.39	Convertible Promissory Note with Crown Bridge Partners LLC (Filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the Commission on September 21, 2017)
10.40	Securities Purchase Agreement with PULG (Filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on October 27, 2017)
10.41	Convertible Promissory Note with PULG (Filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the Commission on October 27, 2017)
10.42	Securities Purchase Agreement (Filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on November 3, 2017)
10.43	Convertible Promissory Note (Filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the Commission on November 3, 2017)
10.44	Form of Subscription Agreement (Filed as Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the Commission on November 3, 2017)
10.45	Form of Warrant Agreement (Filed as Exhibit 10.4 to the Company’s Current Report on Form 8-K filed with the Commission on November 3, 2017)
10.46	Securities Purchase Agreement with Morningview Financial LLC dated January 2, 2018 (Filed as Exhibit 10.1 to the Company’s Form 10-Q filed with the Commission on May 15, 2018)
10.47	Convertible Promissory Note with Morningview Financial LLC dated January 2, 2018 (Filed as Exhibit 10.2 to the Company’s Form 10-Q filed with the Commission on May 15, 2018)
10.48	Securities Purchase Agreement with Auctus Fund LLC dated February 2, 2018 (Filed as Exhibit 10.3 to the Company’s Form 10-Q filed with the Commission on May 15, 2018)
10.49	Convertible Promissory Note with Auctus Fund LLC dated February 2, 2018 (Filed as Exhibit 10.4 to the Company’s Form 10-Q filed with the Commission on May 15, 2018)
10.50	Securities Purchase Agreement with EMA Financial LLC dated February 13, 2018 (Filed as Exhibit 10.6 to the Company’s Form 10-Q filed with the Commission on May 15, 2018)

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10.51	Convertible Promissory Note with EMA Financial LLC dated February 13, 2018 (Filed as Exhibit 10.7 to the Company’s Form 10-Q filed with the Commission on May 15, 2018)
10.52	Form of Warrant Agreement issued to Dr. Michael Dent (Filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Commission on February 15, 2018)
10.53	Securities Purchase Agreement with LG Capital Funding LLC dated March 5, 2018 (Filed as Exhibit 10.9 to the Company’s Form 10-Q filed with the Commission on May 15, 2018)
10.54	Convertible Promissory Note with LG Capital Funding LLC dated March 5, 2018 (Filed as Exhibit 10.10 to the Company’s Form 10-Q filed with the Commission on May 15, 2018)
10.55	Form of Securities Purchase Agreement with Power Up Lending Group Ltd. dated April 2, 2018 (Filed as Exhibit 10.11 to the Company’s Form 10-Q filed with the Commission on May 15, 2018)
10.56	Form of Convertible Promissory Note with Power Up Lending Group Ltd. dated April 2, 2018 (Filed as Exhibit 10.12 to the Company’s Form 10-Q filed with the Commission on May 15, 2018)
10.57	Form of Securities Purchase Agreement with Morningview Financial LLC dated April 16, 2018 (Filed as Exhibit 10.13 to the Company’s Form 10-Q filed with the Commission on May 15, 2018)
10.58	Form of Convertible Promissory Note with Morningview Financial LLC dated April 16, 2018 (Filed as Exhibit 10.14 to the Company’s Form 10-Q filed with the Commission on May 15, 2018)
10.59	Form of Securities Purchase Agreement with One44 Capital LLC dated April 18, 2018 (Filed as Exhibit 10.15 to the Company’s Form 10-Q filed with the Commission on May 15, 2018)
10.60	Form of Convertible Promissory Note with One44 Capital LLC dated April 18, 2018 (Filed as Exhibit 10.16 to the Company’s Form 10-Q filed with the Commission on May 15, 2018)
10.61	Form of Securities Purchase Agreement with Power Up Lending Group Ltd. dated April 18, 2018 (Filed as Exhibit 10.17 to the Company’s Form 10-Q filed with the Commission on May 15, 2018)
10.62	Form of Convertible Promissory Note with Power Up Lending Group Ltd. dated April 18, 2018 (Filed as Exhibit 10.18 to the Company’s Form 10-Q filed with the Commission on May 15, 2018)
10.63	Form of Securities Purchase Agreement with LG Capital Funding LLC dated May 3, 2018 (Filed as Exhibit 10.19 to the Company’s Form 10-Q filed with the Commission on May 15, 2018)
10.64	Form of Convertible Promissory Note with LG Capital Funding LLC dated May 3, 2018 (Filed as Exhibit 10.20 to the Company’s Form 10-Q filed with the Commission on May 15, 2018)
10.65	Form of Securities Purchase Agreement with Cerberus Finance Group Ltd. dated May 7, 2018 (Filed as Exhibit 10.21 to the Company’s Form 10-Q filed with the Commission on May 15, 2018)
10.66	Form of Convertible Promissory Note with Cerberus Finance Group Ltd. dated May 7, 2018 (Filed as Exhibit 10.22 to the Company’s Form 10-Q filed with the Commission on May 15, 2018)
10.67	Form of Securities Purchase Agreement with Power Up Lending Group Ltd. dated May 9, 2018 (Filed as Exhibit 10.23 to the Company’s Form 10-Q filed with the Commission on May 15, 2018)
10.68	Form of Convertible Promissory Note with Power Up Lending Group Ltd. dated May 9, 2018 (Filed as Exhibit 10.24 to the Company’s Form 10-Q filed with the Commission on May 15, 2018)
10.69	Form of Securities Purchase Agreement with Adar Bays LLC dated May 24, 2018 (Filed as Exhibit 10.25 to the Company’s Form 10-Q filed with the Commission on August 14, 2018)
10.70	Form of Convertible Promissory Note with Adar Bays LLC dated May 24, 2018 (Filed as Exhibit 10.26 to the Company’s Form 10-Q filed with the Commission on August 14, 2018)
10.71	Securities Purchase Agreement, dated July 16, 2018, by and among HealthLynked Corp. and the Buyers listed therein (Filed with the Commission as Exhibit 10.1 to the Company’s Current Report on Form 8-K on July 19, 2018)
10.72	Registration Rights Agreement, dated July 16, 2018, by and among HealthLynked Corp. and the Buyers listed therein (Filed with the Commission as Exhibit 10.1 to the Company’s Current Report on Form 8-K on July 19, 2018)
10.73	Form of Series A Warrant (Filed with the Commission as Exhibit 10.1 to the Company’s Current Report on Form 8-K on July 19, 2018)
10.74	Form of Series B Warrant (Filed with the Commission as Exhibit 10.1 to the Company’s Current Report on Form 8-K on July 19, 2018)
10.75	Form of Pre-Funded Warrant (Filed with the Commission as Exhibit 10.1 to the Company’s Current Report on Form 8-K on July 19, 2018)
10.76	Amendment to Notes, issued to Dr. Michael Dent by the Company (Filed with the Commission as Exhibit 10.1 to the Company’s Current Report on Form 8-K on July 19, 2018)
10.77	Amendment to Notes, issued to Dr. Michael Dent by Naples Women’s Center, LLC (Filed with the Commission as Exhibit 10.1 to the Company’s Current Report on Form 8-K on July 19, 2018)
10.78	Form of Lock-Up Agreement (Filed with the Commission as Exhibit 1.2 to the Company’s Current Report on Form 8-K on August 16, 2018)
21.1*	List of Subsidiaries
23.1*	Consent of RBSM LLP
23.2*	Consent of Sheppard, Mullin, Richter & Hampton LLP (Included in Exhibit 5.1)

*	Filed herewith
+	Management contract or compensatory plan or arrangement.

(b)	Financial Statement Schedules.

All financial statement schedules have been omitted, since the required information is not applicable or is not present in amounts sufficient to require submission of the schedule, or because the information required is included in the financial statements and notes thereto.

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Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Naples, State of Florida on the 16th day of August, 2018.

HEALTHLYNKED CORP.
(Registrant)

By:	/s/ Michael Dent
	Name:	Michael Dent
	Title:	Chief Executive Officer and Chairman
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Michael Dent	Chief Executive Officer and Chairman (Principal Executive Officer)	August 16, 2018
Michael Dent

/s/ George O’Leary	Chief Financial Officer, (Principal Accounting Officer), and Director	August 16, 2018
George O’Leary

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